As filed with the Securities and Exchange Commission on September 24 , 2018

Registration No. 333-224954

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SHAREDLABS, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	7371	81-4628339
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6 E Bay St., 4th Fl.

Jacksonville, FL 32202

Tel: (800) 960-0149

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jason M. Cory

Chief Executive Officer

6 E Bay St., 4th Fl.

Jacksonville, FL 32202

Tel: (800) 960-0149

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Darrin M. Ocasio, Esq. Sichenzia Ross Ference LLP 1185 Avenue of the Americas, 37 Fl. New York, NY 10036 Telephone: (212) 930-9700 Facsimile: (212) 930-9725	Anthony J. Marsico, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. 666 Third Avenue New York, NY 10017 Telephone: (212) 935-3000 Facsimile: (212) 983-3115

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check One):

Large Accelerated Filer [ ]	Accelerated Filer [ ]
Non-Accelerated Filer [ ] (Do not check if a smaller reporting company)	Smaller Reporting Company [X]
Emerging Growth Company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee (3)(9)
Common Stock, par value $0.0001 per share (1)(2)	2,875,000	$7.00	$20,125,000	(3)	$2,505.56
Common Stock, par value $0.0001 per share, underlying warrants (4)	462,250	$5.00	$2,311,250		$287.75
Common Stock, par value $0.0001 per share, underlying warrants (5)	300,000	$2.50	$750,000		$93.38
Common Stock, par value $0.0001 per share, underlying warrants (6)	375,000	$2.00	$750,000		$93.38
Representative’s warrant (7)(8)	125,000	-	-		-
Common Stock, par value $0.0001 per share, underlying Representative’s warrant (1)	125,000	$8.75	$1,093,750	(8)	$136.17
Total			$25,030,000		$3,116.24

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder shall be deemed to cover additional securities to be offered to prevent dilution and thus includes such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or other similar transactions.

(2)	Includes 375,000 shares subject to underwriter’s over-allotment option.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act based on an estimate of the proposed maximum offering price.

(4)	Represents shares of common stock issuable upon the exercise of warrants at an exercise price of $5.00 per share, offered by the selling stockholders.

(5)	Represents shares of common stock issuable upon the exercise of warrants at an exercise price of $2.50 per share, offered by the selling stockholders.

(6)	Represents shares of common stock issuable upon the exercise of warrants at an exercise price of $2.00 per share, offered by the selling stockholders.

(7)	No separate registration fee is required pursuant to Rule 457(g) under the Securities Act.

(8)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The representative’s warrants are exercisable at a per share price equal to 125% of the public offering price per share of common stock. The proposed maximum aggregate offering price of the representative’s warrant is $1,093,750, which is equal to 125% of $875,000 (5% of $17,500,000).

(9)	Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

This Registration Statement (the “Registration Statement”) contains one prospectus (the “Prospectus”) in connection with a public offering of up to 2,500,000 shares of our common stock at an assumed initial public offering price between $5.00 and $7.00 per share and one prospectus to be used in connection with the potential resale by certain selling stockholders (the “Selling Stockholders”) of an aggregate of 1,137,250 shares of common stock underlying warrants held by the Selling Stockholders (the “Selling Stockholder Prospectus”). The Prospectus and the Selling Stockholder Prospectus are identical in all respects except for the alternative pages for the Selling Stockholder Prospectus included herein which are labeled “Alternate Page for Selling Stockholder Prospectus”.

The Selling Stockholder prospectus is substantially identical to the Prospectus, except for the following principal points:

●	they contain different outside and inside front covers;
●	they contain different Offering sections in the Prospectus Summary section;
●	they contain different Use of Proceeds sections;
●	the Capitalization and Dilution sections are deleted from the Selling Stockholder Prospectus;
●	a Selling Stockholder section is included in the Selling Stockholder Prospectus; and
●	the Plan of Distribution Sections are different.

The Company has included in this Registration Statement, after the financial statements, a set of alternate pages to reflect the foregoing differences of the Selling Stockholder Prospectus as compared to the Prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED SEPTEMBER 24 , 2018

2,500,000 Shares

Common Stock

SharedLABS, Inc.

This is a firm commitment initial public offering of 2,500,000 shares of common stock of SharedLABS, Inc. No public market currently exists for our shares. We anticipate that the initial public offering price of our shares will be between $5.00 and $7.00 per share.

Prior to this offering, there has been no public market for our common stock. We have applied to list our shares of common stock for trading on The Nasdaq Capital Market under the symbol “SHLB.” We will not conduct this offering unless our shares are quoted on a national exchange or marketplace. No assurance can be given that our application will be approved.

We are an “emerging growth company” under the Jumpstart our Business Startups Act of 2012, or JOBS Act, and, as such, may elect to comply with certain reduced public company reporting requirements for future filings. Investing in our common stock involves a high degree of risk.

This Prospectus covers our initial public offering of 2,500,000 shares of our common stock. We are concurrently conducting a resale offering pursuant to which certain selling stockholders are offering an aggregate of 1,137,250 shares of our common stock underlying warrants held by such selling stockholders, and the price per share of each could differ. If our shares are not listed on The Nasdaq Capital Market, we will not proceed with this secondary offering.

Investing in our common stock is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page 11 of this prospectus for a discussion of information that you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

		Per Share		Total(2)
Public offering price	$		$
Underwriting discounts and commissions(1)	$		$
Proceeds to us (before expenses)	$		$

(1)	Does not include a non-accountable expense allowance equal to 1.0% of the gross proceeds (excluding any proceeds from the exercise of the over-allotment option) of this offering payable to ThinkEquity, a division of Fordham Financial Management, Inc. (“ThinkEquity”). See “Underwriting” on page 82 for a description of compensation payable to the underwriters.

(2)	Assumes no exercise of the over-allotment option to purchase shares we have granted to the underwriters as described below.

We have granted the representative of the underwriters an option to purchase up to 375,000 additional shares of common stock from us at the public offering price, less the underwriting discounts and commissions, within 45 days within the date of this prospectus to cover over-allotments, if any. If the representative of the underwriters exercises the option in full, the total underwriting discounts and commissions payable will be $             , and the total proceeds to us, before expenses, will be $               .

The underwriters expect to deliver our shares to purchasers in the offering on or about               , 2018.

ThinkEquity

a division of Fordham Financial Management, Inc.

The date of this prospectus is         , 2018

You should rely only on the information contained in this prospectus or contained in any free writing prospectus we may authorize to be delivered or made available to you. Neither we nor any of the underwriters have authorized anyone to provide any information or make any representations other than those contained in this prospectus or in any free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock. Our business, financial condition, results of operations, and prospects may have changed since such date.

Through and including            , 2018 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

For investors outside of the United States: Neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about, and to observe any restrictions relating to, this offering and the distribution of this prospectus outside of the United States. See “Underwriting” on page 82.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus carefully, especially the “Risk Factors” section of this prospectus and our financial statements and the related notes appearing at the end of this prospectus, before making an investment decision.

Formed in 2016, SharedLABS, Inc., a Delaware corporation, is a parent company that operates within the information technology industry together with its subsidiaries. Except as otherwise indicated, references to “SharedLABS,” “we”, “us,” “our,” and the “Company” refer to SharedLABS, Inc. and its direct and indirect subsidiaries, collectively: iTech US, Inc., a Virginia corporation; iTech IT Solutions Private Ltd., a company organized under the laws of India; SmartWorks, LLC, a New Jersey limited liability company; and ExoiS, Inc., a California corporation.

SHAREDLABS, INC.

Company Overview

SharedLABS is an information technology (“IT”) services company. We enable businesses and organizations to radically adapt as they harness our extensive experience with next-generation technologies like cloud hosting, big data analytics, artificial intelligence (“AI”), and the Internet of Things (“IoT”). Rather than offer a “one size fits all” approach, through strategy, consulting, design and implementation, we tailor our professional services to each client’s needs to provide customized IT solutions, allowing them to make the absolute most of our services. We complement our professional services with project management, managed services, maintenance and support; in other words, we shepherd each and every product through its entire lifecycle. Even with this care, we remain a flexible organization that is able to predict and capitalize upon new technologies. We believe that our ability to straddle the present and the future sets us apart from our competitors.

Market Overview

The IT services market grew rapidly and continues to expand. According to International Data Corporation (“IDC”), the market grew from $805 billion to $953 billion between 2012 and 2016 in the U.S. and in 2016 it surpassed $3.4 trillion globally. If current growth forecasts prove accurate, the industry will pass the $3.5 trillion mark in the coming year. The U.S. market represents 28% of the worldwide total, or slightly over $1 trillion. The next largest market is the Asia-Pacific region, which encompasses Japan, China, Australia, India, and surrounding countries. The share of the Asia-Pacific region has increasingly accounted for a larger share of the global IT pie. This has mostly come at the expense of a Western Europe market growing at a slower rate and thereby reducing its proportional share over time.

Once valued primarily for its operational support, IT is now a source of competitive advantage. Leading enterprises use IT to accelerate time-to-market while increasing productivity and improving customer service. As these services have become more essential, they have also become more costly, causing many companies to outsource. Engaging service providers to improve business performance, beyond reducing costs, can be challenging. The rate of technological change, the impact of mergers and acquisitions and a historical approach to building and managing stand-alone, legacy IT systems and applications have led to fragmented IT environments, which are complex, inefficient and costly to maintain and operate. Further, the breakneck speed of market shifts strains the abilities of most companies to keep pace. Organizations are actively seeking IT service providers that offer cost-effective, customized solutions and a delivery model that is both tailored to their specific needs and is also based on industry standards, which allows them to address these complex challenges.

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Market Opportunity

According to a March 2017 report published by The Business Research Company titled “U.S. IT Services Market 2017” (the “Report”), the IT services industry in the U.S. is expected to grow from $953 billion in 2016 to $1.2 trillion in 2020 at a compound annual growth rate (CAGR) of 5.1%. According to the Report, much of this growth will be spurred by advances in technology, internet and media penetration, specialized research and development and digitalization. For example, advances in AI, IoT and wearable technologies are driving the demand for cloud services, software services and hardware support services. As a result, the proliferation of these technologies in a wide range of industries, running the gamut from manufacturing to healthcare, electronics to retail, is further driving the demand for IT services. E-Commerce companies use AI and cloud computing to minimize their operational costs. As these technologies become ever-more pervasive, so do the security risks associated with them. There is increasing demand for more robust cyber security services.

Market and Offering Segments

Centered on performance, reliability, security, flexibility and cost efficiency, we offer a client-centric portfolio of services which we believe enables clients to attain their data, network, applications and workforce objectives in both managed and outsourced environments.

We focus on four solution areas: (i) software & applications; (ii) data & analytics; (iii) cloud; and (iv) web & digital. We offer our solutions in a service delivery framework, which includes consulting, managed services and outsourcing, focusing our strengths in such areas as business process improvement, project management and business strategy.

We offer our solutions through a framework of broad and evolving sets of building block capabilities built upon our service platforms, automation systems, and tools. These building blocks can be transformed into comprehensive solutions that our clients can easily consume. We design and develop our building block capabilities, whenever possible, so as to afford our clients the ability to customize and employ our solutions in as many ways as possible while also maintaining high standards of quality in our service delivery.

Software & Applications. This offering includes writing and maintaining the source code, but in a broader sense, it includes all that is involved between the conception of the desired software through to the final manifestation of the software; and may include research, prototyping, modification, reuse, re-engineering, maintenance, or any other activities that result in software products. We offer custom software development, maintenance and management, and consulting services which enable our clients to pull value from the technologies in their business, at every stage of their product development lifecycle, from concept, discovery, and requirements definition, to ongoing post-launch enhancement. We strive to design our organization for flexibility and align with our clients’ needs. With a refined expertise across multiple verticals and solutions, we believe we will be able to drive success and minimize risk regardless of size or scope.

Our business and technology engineers help businesses define and validate a concept, set clear expectations, and identify potential bottlenecks. Our unique approach involves a number of factors, such as: (i) market and competitive analysis; (ii) feasibility study and proof of concept; (iii) discovering new business and monetization models; (iv) business and technology innovation; (v) multi-platform strategy development; (vi) creating security and scalability roadmaps; and (vii) selecting a suitable technology stack, which is a set of components or layers in software that provides users broad functionality.

We believe usability is a paramount. From the outset, we drive user adoption and satisfaction for our clients’ products with an eye for future growth. We perform user-centric analysis to align the overall experience with each of our clients’ business goals and user needs, and help our clients make well-informed product decisions. Our user interface approach, which we believe to be deeply intuitive, involves the following: (i) user journey mapping; (ii) identifying technical, business, or usage constraints; (iii) wireframing, mocking up, and prototyping; and (iv) setting usability metrics. Through our design and development, we aim to provide our clients a lightning-fast, pixel-perfect user interface approach that delivers consistency in user experience across all platforms.

Through the combination of engineering and quality assurance (“QA”), we believe we can further reduce costs and time-to-market while also building a product that is functional, scalable and secure. We believe our QA and testing capabilities are underpinned by a robust and flexible back-end, enterprise-grade information security, DevOps-powered continuous delivery process, a fully-fledged automation framework for web, mobile, and application programming interface testing, and end-to-end manual testing, including functional, integration, regression, and user interface.

Cloud. Our cloud services include access to servers, storage, databases and a broad set of application support services. These services are managed by our teams of highly competent engineers both onsite and offsite with our clients. Our offering set also includes data processing and hosting services, data management and disaster recovery. Coupled with what we believe to be best-in-class tools, we enable cloud software solutions to move manage and recover data. Using virtualization technologies, we offer (i) Infrastructure–as–a–Service (“Iaas”) which includes include hosted hardware, software, servers, storage and other infrastructure components for their users. These components include networking features, computer hardware, space for data storage, system maintenance, backup and resiliency planning. IaaS offers the highest level of flexibility and management control to the user; (ii) Platform–as–a–Service (“PaaS”), which refers to a cloud-based solutions set which delivers hardware and software tools for compute and storage needs, wherein we support the complete lifecycle of application or software development without the need for clients to manage the underlying infrastructure;, and (iii) Software as a Service (“SaaS”) which provides our clients access to their business applications, managing access to the application, its security, availability, and performance in a fully managed consumption based model.

Web & Digital. Our web & digital services offerings include enterprise-level website design and development to various clients, including companies ranging from small to global enterprise, at affordable rates. By leveraging our best developers, search engine optimization (“SEO”) specialists, social media managers, and engagement experts to deliver what we believe to be premium products and the most advanced digital marketing services in the industry, we believe we serve an increasingly important function in our clients’ lifecycle. We offer a full suite of web products, including e-commerce, digital strategy consulting, security, integration storage management and Customer Relationship Management (“CRM”). Our digital services offerings include web design, SEO, conversation rate optimization, social media and reputation management, as well as email, pay-per-click, and content marketing.

Data & Analytics. Using a variety of service engagements options, from exploratory assessments to analytics infrastructure deployment, our data sciences offerings are built to help our clients (i) develop data science capabilities, (ii) survey and assess their enterprise data landscape, or (iii) help our clients’ organizations harness the power of advanced analytics, based on thorough data mining and analysis. By leveraging our capabilities in business intelligence, data analytics, data warehousing, and big data and also employing our data analytics tools, we believe we are well positioned to offer our clients the ability to use analytics to identify and prioritize issues in an easy-to-use, contextually relevant and massively scalable manner.

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Through our increasing focus on emerging technologies in cloud and data sciences, we believe we are well positioned to benefit from the rapid growth in demand for these technologies and capabilities across the industry and expect our business mix to continue to include more in these areas. Within our four solutions areas, we offer customers enterprise-class solutions that are critical to driving digital transformation and improving their business capabilities. Examples of our offerings include proprietary solutions designed to offer highly scalable storage for both structured and unstructured data while maintaining chain of custody across multiple clouds, IoT, data analytics and reporting, hybrid and multi-cloud, and enterprise digital. These solutions are enabled by our expertise in foundational technologies, built upon our investments in data, networks, and applications capabilities.

We develop and maintain long-term client relationships through our localized sales and delivery resources of approximately 500 team members based in over 40 states across the United States as of July 2018. As a strategic partner and trusted advisor to our clients, we provide the expertise to create new or modernize legacy software and applications, implement new solutions, as well as optimize and better leverage existing IT resources. We provide customized strategy, consulting, design, development, integration, and lifecycle management through our team members in the US, Canada, and India, enabling us to deliver superior results at market leading prices for our clients.

Our client base is diversified across individual customers and industry verticals. For the six-month period and year ended June 30, 2018 and December 31, 2017, our top 15 clients accounted for 37.4% and 38.2% of our total revenue, respectively, with revenues in multiple verticals including healthcare, technology, government, financial services, education, and professional services as our largest categories. We believe that our diversified client profile is a key driver of our ability to generate growth across different economic and technology cycles.

The SharedLABS, Inc. Method

Our Embedded Service Partner, or ESP, methodology allows clients to see around the corner. Through the integration of capabilities and strategy, ESP helps managers and employees lower costs and expedite change. We provide actionable intelligence, based not on corporate historical experiences but rather on shifts in the intelligent quotient. Market drivers are difficult to read at times, as is the influence of personality and interest trends that are not yet forged. ESP provides the extrasensory pathway of knowledge that guides our clients to achieve their goals.

Our Solutions

Our ESP method, broad range of IT services, global delivery model and innovative framework approach enable us to deliver IT solutions to clients that enhance business performance, accelerate time-to-market, increase productivity and improve customer service. Our wide sales, operations and delivery networks, spanning the United States, Canada and India, afford us powerful resource capabilities that uniquely position us to provide solutions in every time zone.

We reduce the effort and costs required to maintain and develop IT applications on an ongoing basis by streamlining and consolidating our clients’ applications. We believe that our solution provides our clients with the consultative and high-value services associated with large consulting and systems integration firms and the cost-effectiveness associated with offshore IT outsourcing firms. It is the best of both worlds.

Our consulting services help accelerate business outcomes, drive innovation, navigate change and enable transformation, while delivering superior results to companies ranging in size from medium to large enterprise in more than 15 industry verticals across all business functions.

Our digital transformation and innovation solutions empower companies to accelerate business growth by reimagining the consumer experience, and creating lasting value while our differentiated solutions in software, infrastructure, mobile, analytics, and security enable improvement through operating efficiencies and automation.

Growth Strategies

Organic Growth

We believe the diverse and fragmented nature of the global IT Services market provides us with a significant opportunity to further grow our client base. We built and will continue to build a dedicated business development team focused on generating engagements with new clients. At the same time, we will continue to manage our current client relationships. We can offer prospective clients our experience handling complex technologies and vertical-specific challenges, making us a compelling choice for those seeking an IT solutions partner.

Our industry solutions team works closely with our marketing group, industry and technology practice groups and research and development teams to develop new, highly-differentiated services. Through our international team of engineers, we maintain institutional knowledge and service capabilities that are adaptable, scalable and transferrable. We are constantly improving our offerings and developing new services and solutions for our clients, which we expect to drive incremental growth from existing and new clients. We plan to enhance assessment and consultative services with more “lean” engagements which we believe will drive annuity revenues as well as short-term high-margin engagements. We will also up-sell higher value services (driving stronger margins and reuse by developing open standard or easy integration into current modules) to existing customers. We will sell higher-value, greater volume (applications) services to new customers based on re-use and app store concept. We will also offer services from our new hype digital product line to broaden our reach outside of IT.

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Our efforts to develop new client relationships are supported by our existing referenceable client base. We will endeavor to increase the number of deals with more than one offering, while further developing our existing industry expertise. At the same time, we will also familiarize ourselves with the developments in adjacent industries. Maintaining a firm grasp on the state of our industry and those related to it further cements our position as a thought leader, whose authority attracts both new clients and talent. At the same time, we will forge new alliances even as we further develop our current pacts. These relationships will prove especially important as we further expand into new geographic areas.

Strategic Acquisitions

Planned acquisition targets include sector-specific technology companies with the objective of augmenting our current capabilities with feature-rich, third-party solutions. The decision-making process includes, but is not limited to, weighing time, effort and approximate cost to develop certain technologies in-house, versus acquiring or merging with one or more entities that we believe have a proven record of successfully developing a technology sub-component. Additional criteria include evaluating the potential acquisition target’s customer base, stage of technology, merger or acquisition cost as compared to market conditions.

We expect to continue to consider strategic acquisitions that can increase our technology expertise and geographic presence. We believe that our mergers and acquisition (“M&A”) strategy enhances and augments all of our growth avenues, including gaining capabilities, cross-selling our existing clients and entering new markets and verticals. Since our inception in 2016, we completed two acquisitions and successfully integrated three companies, capitalizing on our scale, client relationships and vendor partnerships to drive margin expansion post-acquisition. We have been successful at integrating our acquisitions and at retaining key management talent. These acquisitions are complementary with new office openings and the organic expansion of our presence in existing geographic markets. We expect to continue to selectively pursue acquisition opportunities within the highly fragmented IT solutions market, with a focus on enhancing our solutions offerings and geographic presence.

We plan to align our approach to creating software and applications, fielding and developing talented engineers, and solving technical problems to meet their client’s business needs; and to create and field a suite of digital, security, managed, and cloud IT services offerings which increase monthly recurring revenue streams while expanding wallet share in existing clients and bringing on new clients. With this execution plan, management believes that they can win more work, at a lower cost, and drive scale that allows them to offer the best service, at the lowest price, with the highest quality in the industry.

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Risks Affecting Our Business

Our business is subject to a number of risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this prospectus summary. Some of these risks are:

●	Our business is affected by general economic, political and financial conditions, which could adversely affect our results of operations;

●	We may not be able to manage our growth effectively and our growth may slow down in the future;

●	We operate in a highly competitive environment and may not be able to effectively compete or retain our current customers or attract new customers due to competition;

●	We may be unable to attract; develop and retain the high performing individuals we need to effectively operate our business;

●	We rely heavily and must compete based upon the flexibility and sophistication of the technologies utilized in performing our core businesses;

●	Business interruptions, such as power outages, could adversely affect future operations, revenues, and financial conditions, and may increase our costs and expenses;

●	Our inability to raise capital on acceptable terms in the future may cause us to delay, diminish, or curtail certain operational activities, including the expansion of our business operations, research and development activities, sales and marketing, and other operations, in order to reduce costs and sustain the business, and such inability would have a material adverse effect on our business and financial condition;

●	Raising additional capital may cause dilution to our existing stockholders, including purchasers of common stock in this offering or restrict our operations;

●	If we fail to maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired; and

●	Our management team has limited experience managing a public company.

For a more detailed discussion of these risks, see “Risk Factors” on page 11.

Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenue during our last completed fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting requirements that are otherwise applicable generally to public companies. These reduced reporting requirements include:

●	an exemption from compliance with the auditor attestation requirement on the effectiveness of our internal control over financial reporting;

●	an exemption from compliance with any requirement that the Public Company Accounting Oversight Board may adopt regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	an exemption from the requirements to obtain a non-binding advisory vote on executive compensation or a stockholder approval of any golden parachute arrangements;

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●	extended transition periods for complying with new or revised accounting standards;

●	being permitted to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, in addition to any required unaudited interim financial statements in this prospectus; and

●	reduced disclosures regarding executive compensation in our periodic reports, proxy statements and registration statements, including in this prospectus;

We will remain an emerging growth company until the earliest to occur of: (i) the end of the first fiscal year in which our annual gross revenue is $1.07 billion or more; (ii) the end of the first fiscal year in which we are deemed to be a “large accelerated filer,” as defined in the Securities Exchange Act of 1934, as amended, or the Exchange Act; (iii) the date on which we have, during the previous three-year period, issued more than $1.00 billion in non-convertible debt securities; and (iv) the end of the fiscal year during which the fifth anniversary of this offering occurs. We may choose to take advantage of some, but not all, of the available benefits under the JOBS Act. We currently intend to take advantage of the exemptions discussed above. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

We are also a “smaller reporting company,” as defined under SEC Regulation S-K. As such, we also are exempt from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and also are subject to less extensive disclosure requirements regarding executive compensation in our periodic reports and proxy statements. We will continue to be deemed a smaller reporting company until our public float exceeds $75 million on the last day of our second fiscal quarter in the preceding fiscal year.

Corporate Information

We were incorporated in the State of Delaware in 2016 initially to acquire and integrate other technology and IT services companies. We now operate as an information technology company focused on professional services and strategic acquisitions to increase stockholder value. Our principal executive offices are located at 6 E Bay St., 4th Fl., Jacksonville, FL 32202. Our telephone number is (800) 960-0149. Our website address is http://www.sharedlabs.com/. The references to our website in this prospectus are inactive textual references only. The information on our website is neither incorporated by reference into this prospectus nor intended to be used in connection with this offering.

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THE OFFERING

The following summary of the offering contains basic information about the offering and the common stock and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the common stock, please refer to the section of this prospectus entitled “Description of Capital Stock” on page 75.

Common Stock offered by us:	2,500,000 shares

Common Stock outstanding before this offering:	7,996,636 shares (1)

Common Stock to be outstanding immediately after this offering:	10,496,636 shares (1)

Offering Price:	$ per share

Option to purchase additional shares:	We have granted the underwriters a 45-day option to purchase up to 375,000 additional shares of our common stock to cover over-allotments, if any.

Use of Proceeds:

We expect to receive approximately $13,600,000 in net proceeds from the sale of our shares offered by us in this offering (approximately $15,670,000 if the underwriters exercise their over-allotment option in full), after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, assuming an initial public offering price of $6.00 per share. We intend to use the net proceeds from this offering for general working capital purposes, to finance the expansion of our business, a portion of which may be used to acquire a specific target, to hire additional personnel as we re-focus our business plan, to reduce or repay a portion of our debt, and to reduce or satisfy our obligations under certain advance agreements.

See “Use of Proceeds” on page 31 for a more complete description of the intended use of proceeds from this offering.

Dividend Policy:	We currently expect to retain all available funds and any future earnings for use in the operation and expansion of our business. We do not currently anticipate paying dividends on our common stock following this offering. Any declaration and payment of future dividends to holders of our common stock may be limited by restrictive covenants in our debt agreements and will be at the sole discretion of our Board of Directors and will depend on many factors, including our financial condition, earnings, capital requirements, level of indebtedness, statutory and contractual restrictions applying to the payment of dividends and other considerations that our Board of Directors deems relevant. See “Dividend Policy” on page 32.

Risk Factors:

An investment in our common stock involves a high degree of risk. You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 11 of this prospectus before deciding whether or not to invest in our common stock.

Proposed Nasdaq Capital Market Symbol:	We have applied to list our common stock on The Nasdaq Capital Market under the symbol “SHLB.” However, no assurance can be given that our application will be approved.

Lock-ups:

We and our directors, officers and any other holder of our common stock have agreed with the underwriters to enter into lock-up agreements pursuant to which we will agree not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock for a period of twelve (12) months from the date of this offering, in the case of our officers and directors, and six (6) months from the date of this offering, in the case of our existing stockholders, except as with respect to certain stockholders that hold an aggregate of $975,000 worth of common (the “Leak-Out Stockholders”), which are permitted to sell or otherwise transfer a portion of their shares. See “Underwriting” on page 82.

(1)	Based on 7,996,636 shares of common stock issued and outstanding as of September 24 , 2018, and excludes:

●

1,829,080 shares of common stock issuable upon exercise of warrants , which includes 22,750 shares of common stock issuable upon exercise of warrants to be issued to ThinkEquity, a division of Fordham Financial Management, Inc., in connection with the C6 Capital, LLC financing transactions (See “Description of Capital Stock”); and

●	2,250,000 shares of common stock held into escrow as collateral in connection with the January 2018 Financing (as more fully described elsewhere in this prospectus).

Unless otherwise indicated, the information in this prospectus assumes:

●	a public offering price of $6.00 per share of common stock, the midpoint of the estimated price range set forth on the cover page of this prospectus;
●	no exercise by the underwriter of its option to purchase up to 375,000 additional shares of common stock to cover over-allotments, if any; and
●	no exercise of the underwriter’s warrants.

Business Address and Telephone Number

Our address is 6 E Bay St., 4th Fl., Jacksonville, FL 32202, and our telephone number at such address is (800) 960-0149.

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SUMMARY SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

The following tables set forth our summary selected consolidated financial data for SharedLABS and its predecessor, iTech, for the periods indicated. The selected condensed consolidated statements of operations data for the years ended December 31, 2017 (As Restated), 2016 and 2015 and as of June 30, 2017 have been derived from our audited consolidated financial statements and related notes included elsewhere in this prospectus. The interim audited consolidated financial data for the period ended June 30, 2017 is presented below to avoid any lapse in the audited financial statements between the predecessor and successor financial statements. Additionally, we have derived the selected condensed consolidated statements of operations data for the six months ended June 30, 2018 and 2017 and the selected condensed consolidated balance sheet data as of June 30, 2018 from our unaudited condensed consolidated financial statements included elsewhere in this prospectus. We have prepared our unaudited condensed consolidated financial statements on the same basis as our audited consolidated financial statements and, in the opinion of management have included all adjustments, which include only normal recurring adjustments, necessary to present fairly in all material respects our financial position and results of operations. The results of any interim period are not necessarily indicative of the results that may be expected for the full year.

The pro forma condensed consolidated statement of operations for the years ended December 31, 2017 and 2016 and for the six months ended June 30, 2017 summarizes the consolidated results of operations of the Company and acquired entities as if such acquisitions occurred on January 1, 2016.

The historical results and pro forma data set forth below are not necessarily indicative of what the actual results of operations would have been had the acquisitions occurred at the dates referred to above, nor do they purport to be indicative of the results of future operations. The historical information should be read in conjunction with “Risk Factors,” “Management Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and related notes thereto included elsewhere in this prospectus. The pro forma information should be read in conjunction with the sections entitled “Pro Forma Results of Operations for the Six Months Ended June 30, 2018 and 2017” and “Pro Forma Results of Operations for the Years Ended December 31, 2017 and 2016” in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” Note 4-Pro Forma Financial Information (Unaudited) in the notes to the unaudited condensed consolidated financial statements for the six months ended June 30, 2018 and 2017, Note 5-Acquisitions in the notes to the consolidated financial statements for the years ended December 31, 2017 and 2016, and the unaudited pro forma consolidated financial statements for SharedLABS, Inc. and Subsidiaries beginning on page F-85.

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Condensed Consolidated Statement of Operations Data	SharedLABS, Inc.			SharedLABS, Inc.				iTech US, Inc. (Predecessor)
	For the Six Months Ended June 30,			For the Years Ended December 31,				For the Six Months Ended June 30,	For the Years Ended December 31,
	2018	2017	2017 (Pro Forma)	2017 (As Restated)	2017 (Pro Forma)	2016	2016 (Pro Forma)	2017	2016	2015
Net revenue	$36,010,787	$-	$35,956,285	$36,226,660	$73,397,942	$-	$74,280,696	$35,281,396	$74,280,696	$69,561,422
Cost of revenue	31,277,710	-	30,901,342	31,064,482	63,232,731	-	65,135,402	30,834,788	65,135,402	60,460,449
Gross profit	4,733,077	-	5,054,943	5,162,178	10,165,211	-	9,145,294	4,446,608	9,145,294	9,100,973
Total operating expenses	5,409,914	1,327,507	4,899,510	7,944,609	10,400,383	445	6,953,915	2,917,923	5,826,878	5,847,213
Income (loss) from operations	(676,837)	(1,327,507)	155,433	(2,782,431)	(235,172)	(445)	2,191,379	1,528,685	3,318,416	3,253,760
Total other income (expenses), net	(3,030,564)	-	(1,213,650)	(1,200,452)	(2,691,294)	-	(2,610,203)	(14,891)	(25,900)	(8,842)
Income (loss) before income taxes and noncontrolling interest	(3,707,401)	(1,327,507)	(1,058,217)	(3,982,883)	(2,926,466)	(445)	(418,824)	1,513,794	3,292,516	3,244,918
Provision for (benefit from) income taxes	(642,280)	-	(326,783)	(1,855,529)	(1,128,307)	-	(116,446)	48,777	69,654	61,891
Net income (loss)	(3,065,121)	(1,327,507)	(731,434)	(2,127,354)	(1,798,159)	(445)	(302,378)	1,465,017	3,222,862	3,183,027
Net income (loss) attributable to noncontrolling interest	119	-	(3,689)	245	512	-	7,003	3,689	7,003	4,996
Net income (loss) attributable to SharedLABS, Inc.	(3,065,240)	(1,327,507)	(735,123)	(2,127,599)	(1,798,671)	(445)	(309,381)	1,461,328	3,215,859	3,178,031
Deemed dividends on redeemable common stock	-	-	805,260	805,260	805,260	-	805,260	-	-	-
Net income (loss) applicable to SharedLABS, Inc. common stockholders	$(3,065,240)	$(1,327,507)	$(1,540,383)	$(2,932,859)	$(2,603,931)	$(445)	$(1,114,641)	$1,461,328	$3,215,859	$3,178,031

Comprehensive income (loss):
Net income (loss) attributable to SharedLABS, Inc.	$(3,065,240)	$(1,327,507)	$(735,123)	$(2,127,599)	$(1,798,671)	$(445)	$(309,381)
Other comprehensive income (loss) - net of tax	(5,189)	-	-	451	6,886	-	-
Total comprehensive income (loss)	$(3,070,429)	$(1,327,507)	$(735,123)	$(2,127,148)	$(1,791,785)	$(445)	$(309,381)

Net income (loss) per share attributable to SharedLABS, Inc. stockholders - basic and diluted	$(0.38)	$(0.31)	$(0.28)	$(0.55)	$(0.43)	$-	$(0.21)
Weighted average number of shares outstanding during the period - basic and diluted	8,071,086	4,245,524	5,416,514	5,375,340	6,117,801	4,137,824	5,308,216

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Condensed and Consolidated Balance Sheet Data	SharedLABS, Inc.
	As of December 31,		As of June 30,
	2017	2016	2018
Current Assets:
Cash	$748,987	$-	$864,130
Accounts receivable, net	11,986,252	-	13,868,289
Other current assets	234,651	15,000	201,041
Total current assets	12,969,890	15,000	14,933,460
Property and equipment, net	55,530	-	119,413
Total other assets	20,700,718	-	20,242,848
TOTAL ASSETS	$33,726,138	$15,000	$35,295,721

Total current liabilities	$24,133,253	$-	$27,782,767
Total long-term liabilities	3,483,192	-	1,534,281
Total other liabilities	422,329	-	1,615,572
Total liabilities	28,038,774	-	30,932,620
Redeemable common stock	2,056,637	-	2,056,637
Total SharedLABS stockholders’ equity	3,630,482	15,000	2,306,100
Noncontrolling interests	245	-	364
Total stockholders’ equity	3,630,727	15,000	2,306,464
Total liabilities and stockholders’ equity	$33,726,138	$15,000	$35,295,721

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RISK FACTORS

You should carefully consider the risks described below and all other information contained in this prospectus before making an investment decision. If any of the following risks, as well as other risks and uncertainties that are not yet identified or that we currently think are immaterial, actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that event, the trading price of our shares could decline, and you may lose part or all of your investment.

General Business and Industry Risks

The accompanying financial statements have been prepared assuming that we will continue as a going concern.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. For the six-month period and year ended June 30, 2018 and December 31, 2017, respectively, we had incurred an operating loss and continue to generate losses from operations. These matters raise substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset amounts or the classification of liabilities that might be necessary should we be unable to continue as a going concern. As a result, our independent registered public accounting firm included an explanatory paragraph in its report on our financial statements as of December 31, 2017 with respect to this uncertainty.

Our ability to continue as a going concern is dependent upon our ability to generate profitable business operations in the future and/or obtaining the necessary financing to meet our obligations and repay our liabilities. To date, we have operated at a loss and remained in business through the issuance of shares of our common stock and warrants, stockholder capital contributions and entering into a short-term loan facility. Management’s plan to continue as a going concern is based on us obtaining additional capital resources through the sale of our securities and/or loans on an as needed basis. The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described above and eventually attaining profitable operations.

In addition to the normal risks associated with a new business venture, there can be no assurance that our business plan will be successfully executed. Our ability to execute our business plan will depend on our ability to obtain additional financing and achieve a profitable level of operations. There can be no assurance that sufficient financing will be available, or, if available, that it will be on terms that are satisfactory to us. Even if we are able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing, or cause substantial dilution for our stockholders, in the case of equity financing. Further, we cannot give any assurance that we will generate substantial revenues or that our business operations will prove to be profitable. To the extent that we are unsuccessful, we may need to curtail or cease our operations and implement a plan to extend payables or reduce overhead until sufficient additional capital is raised to support further operations. Our ability to continue as a going concern is dependent on management’s plans, which include further implementation of its business plan and continuing to raise funds through debt and/or equity raises

We may need to secure additional financing.

We anticipate that we may require additional funds for our operations in the future. If we are not successful in securing additional financing when needed, we may be unable to execute our business strategy, which could result in curtailment of our operations.

Our ability to raise additional capital is uncertain and dependent on numerous factors beyond our control including, but not limited to, economic conditions and lack of availability of credit. We currently do not have any committed external source of funds.

If we need additional capital and cannot raise it on acceptable terms, we may not be able to, among other things:

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●	continue to expand our development, sales and marketing teams;
●	acquire complementary technologies, products or businesses;
●	if determined to be appropriate, expand our global operations;
●	hire, train and retain employees; and
●	respond to competitive pressures or unanticipated working capital requirements.

To the extent that we raise additional capital through the sale of equity or convertible debt securities, then-existing stockholders’ interests may be materially diluted, and the terms of such securities could include liquidation or other preferences that adversely affect their rights as common stockholders. Debt financing and preferred equity financing, if available, may involve agreements that include restrictive covenants that limit our ability to take specified actions, such as incurring additional debt, making capital expenditures or declaring dividends.

The IT services market is highly competitive and our competitors may have advantages that may allow them to compete more effectively than we do to secure client contracts and attract skilled IT professionals.

The IT services market in which we operate includes a large number of participants and is highly competitive. Our primary competitors include:

●	on and off-shore outsourcing firms;
●	system integrators;
●	consulting firms

We also occasionally compete with in-house IT departments, smaller vertically-focused IT service providers and local IT service providers based in the geographic areas where we compete. We expect additional competition from offshore IT outsourcing firms in emerging locations such as Eastern Europe, Latin America and China, as well as offshore IT service providers with facilities in less expensive geographies within India.

The IT services industry in which we compete is experiencing rapid changes in its competitive landscape. Some of the large consulting firms and offshore IT service providers that we compete with have significant resources and financial capabilities combined with a greater number of IT professionals. Many of our competitors are significantly larger and some have gained access to public and private capital or have merged or consolidated with better capitalized partners, which has created and may in the future create, larger and better capitalized competitors. These competitors may have superior abilities to compete for market share and for our existing and prospective clients. Our competitors may be better able to use significant economic incentives, such as lower billing rates, to secure contracts with our existing and prospective clients. These competitors may also be better able to compete for and retain skilled professionals by offering them more attractive compensation or other incentives. These factors may allow these competitors to have advantages over us to meet client demands in an engagement for large numbers and varied types of resources with specific experience or skill-sets that we may not have readily available in the short- or long-term. We cannot assure you that we can maintain or enhance our competitive position against current and future competitors. Our failure to compete effectively could have a material adverse effect on our business, financial condition or results of operations.

If we cannot attract and retain highly-skilled IT professionals, our ability to obtain, manage and staff new projects and continue to expand existing projects may result in loss of revenue and an inability to expand our business.

Our ability to execute and expand existing projects and obtain new clients depends largely on our ability to hire, train and retain highly-skilled IT professionals, particularly project managers, IT engineers and other senior technical personnel. If we cannot hire and retain such additional qualified personnel, our ability to obtain, manage and staff new projects and to expand, manage and staff existing projects, may be impaired. We may then lose revenue and our ability to expand our business may be harmed. There is intense worldwide competition for IT professionals with the skills necessary to perform the services we offer. We and the industry in which we operate generally experience high employee attrition. Given our recent significant growth and strong demand for IT professionals from our competitors, we cannot assure you that we will be able to hire or retain the number of technical personnel necessary to satisfy our current and future client needs. We also may not be able to hire and retain enough skilled and experienced IT professionals to replace those who leave. Additionally, if we have to replace personnel who have left our company, we will incur increased costs not only in hiring replacements but also in training such replacements until they can become productive and billable to our clients. In addition, we may not be able to redeploy and retrain our IT professionals in anticipation of continuing changes in technology, evolving standards and changing client preferences. Our inability to attract and retain IT professionals could have a material adverse effect on our business, operating results and financial condition.

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We are dependent on engineering, support and IT personnel, a number of which are foreign nationals who rely heavily on visas and entry permits in order to legally work in the United States; changes in immigration legislation and enforcement may adversely affect our business and results of operations.

Our future success depends upon our ability to recruit and retain the services of executive, engineering, sales and marketing, and support personnel. The supply of highly qualified individuals, in particular engineers in very specialized technical areas, or sales people with specialized industry expertise, is limited and competition for such individuals is intense. The loss of the services of any of our key employees, the inability to attract or retain personnel in the future or delays in hiring required personnel, engineers and sales people, and the complexity and time involved in replacing or training new employees, could delay the development and introduction of new products, and negatively impact our ability to market, sell, or support our products.

A number of our team members are foreign nationals who rely on visas and entry permits in order to legally work in the United States and other countries. In recent years, the United States has increased the level of scrutiny in granting H-1(B), L-1 and other business visas. In addition, the current U.S. administration has indicated that immigration reform is a priority. Compliance with United States immigration and labor laws could require us to incur additional unexpected labor costs and expenses or could restrain our ability to retain skilled professionals. Any of these restrictions could have a material adverse effect on our business, results of operations and financial conditions.

As we continue to grow, we may find our recruiting and retention efforts more challenging. We are seeking to continue to hire a significant number of personnel, including certain key management personnel. We may be limited in our ability to recruit global talent by U.S. immigration laws, including those related to H1-(B) visas. The demand for H1-(B) visas to fill highly-skilled IT and computer science jobs is greater than the number of H-1(B) visas available each year; for the U.S. government’s 2018 fiscal year, the U.S. issued 85,000 H-1(B) visas out of 199,000 requests. In addition, the regulatory environment related to immigration under the current presidential administration may increase the likelihood that immigration laws may be modified to further limit the availability of H1-B visas. If a new or revised visa program is implemented, it may impact our ability to recruit, hire and retain qualified skilled personnel, which could adversely impact our business, operating results and financial condition. If we do not succeed in attracting, hiring and integrating qualified personnel, or retaining and motivating existing personnel, we may be unable to grow effectively.

Immigration reform continues to attract significant attention in the public arena and the United States Congress. If new immigration legislation is enacted at the federal level or in states in which we do business, such legislation may contain provisions that could make it more difficult or costly for us to hire United States citizens and/or legal immigrant workers. In such case, we may incur additional costs to run our business or may have to change the way we conduct our operations, either of which could have a material adverse effect on our business, operating results and financial condition.

Conditions in the economy, the markets we serve, and the financial markets generally may adversely affect our business and results of operations.

Our business is sensitive to general economic conditions. Slower economic growth, volatility in the credit markets, high levels of unemployment, and other challenges that affect the economy adversely could affect us and our customers and suppliers. If growth in the economy or in any of the markets we serve slows for a significant period, if there is a significant deterioration in the economy or such markets or if improvements in the economy do not benefit the markets we serve, our business and results of operations could be adversely affected.

Our reputation and ability to do business may be negatively impacted by the improper conduct by our business partners, employees or agents.

We cannot provide assurance that our internal controls and compliance systems will always protects us from acts committed by our employees, agents or business partners in violation of U.S. federal or state laws. Any improper acts or allegations could damage our reputation and subject us to civil or criminal investigations and related stockholder lawsuits, could lead to substantial civil and criminal monetary and non-monetary penalties, and could cause us to incur significant legal and investigatory fees.

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If we do not effectively manage changes in our business, these changes could place a significant strain on our management and operations.

Our ability to grow successfully requires that we have an effective planning and management process. The expansion and growth of our business could place a significant strain on our management systems, infrastructure and other resources. To manage our growth successfully, we must continue to improve and expand our systems and infrastructure in a timely and efficient manner. Our controls, systems, procedures and resources may not be adequate to support a changing and growing company. If our management fails to respond effectively to changes and growth in our business, including acquisitions, this could have a material adverse effect on the Company’s business, financial condition, results of operations and future prospects.

We may not be able to recognize revenue in the period in which our services are performed, which may cause our margins to fluctuate.

Our services are performed under both time-and-material and fixed-price arrangements. All revenue is recognized pursuant to applicable accounting standards. These standards require us to recognize revenue once evidence of an arrangement has been obtained, services are delivered, fees are fixed or determinable and collectability is reasonably assured. If we perform our services prior to the time when we are able to recognize the associated revenue, our margins may fluctuate significantly from quarter to quarter. Our revenue recognition standards will likely change in 2018 as a result of management applying new revenue recognition standards, and any change in future policies may result in significantly different margins as compared to prior periods as a result. Management is still evaluating the effect the new standards will have on our results of operations.

Additionally, payment of our fees on fixed-price contracts are based on our ability to provide deliverables on certain dates or meet certain defined milestones. Our failure to produce the deliverables or meet the project milestones in accordance with agreed upon specifications or timelines, or otherwise meet a client’s expectations, may result in our having to record the cost related to the performance of services in the period that services were rendered, but delay the timing of revenue recognition to a future period in which the milestone is met

We may be required to spend substantial time and expense before we can recognize revenue, if any, from a client contract.

The period between our initial contact with a potential client and the execution of a client contract for our services is lengthy, and can extend over one or more fiscal quarters. To sell our services successfully and obtain an executed client contract, we generally have to educate our potential clients about the use and benefits of our services, which can require significant time, expense and capital without the ability to realize revenue, if any. If our sales cycle unexpectedly lengthens for one or more large projects, it would negatively affect the timing of our revenue, and hinder our revenue growth. Furthermore, a delay in our ability to obtain a signed agreement or other persuasive evidence of an arrangement or to complete certain contract requirements in a particular quarter, could reduce our revenue in that quarter. These delays or failures can cause our gross margin and profitability to fluctuate significantly from quarter to quarter. Overall, any significant failure to generate revenue or delays in recognizing revenue after incurring costs related to our sales or services process could have a material adverse effect on our business, financial condition and results of operations.

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Our operations and properties may be uninsured or underinsured and failure to maintain adequate insurance may result in a default under our debt instruments.

We carry various insurance policies to cover our properties and operational hazards, including industrial, road traffic or transportation accidents that could potentially result in injury or fatality to employees, contractors or the public with policy specifications and insured limits that we believe are customarily carried for similar properties and operating activities. However, potential losses of a catastrophic nature such as those arising from floods, earthquakes, terrorism or other similar catastrophic events, as well as certain operating liabilities, particularly with respect to our data security, may be either uninsurable, or, in our judgment, not insurable on a financially reasonable basis or may be subject to larger excesses. If an uninsured loss occurs, we could be subject to material liability or lose both our invested capital in and anticipated profits from the affected property or assets.

Unexpected events could disrupt our operations and adversely affect the results of our operations.

Unexpected events, including fires or explosions at our facilities, natural disasters such as hurricanes and tornados, war or terrorist activities, unplanned power outages, supply disruptions and failure of equipment or systems, could adversely affect our results of operations. In particular, fire, flood, seismic activity or other disruptive event in our offices could have a number of potential consequences in terms of employee safety, reputation, financial impairment and litigation. These events could result in customer disruption, physical damage to one or more key operating facilities, the temporary closure of one or more of our facilities or the temporary disruption of information systems.

Our quarterly financial position, revenue, operating results and profitability are difficult to predict and may vary from quarter to quarter, which could cause our share price to decline significantly.

Our quarterly revenue, operating results and profitability, while currently consistent, have varied in the past and are likely to vary significantly from quarter to quarter in the future. The factors that are likely to cause these variations include:

●	the number, timing, scope and contractual terms of IT projects in which we are engaged;
●	delays in project commencement or staffing delays due to immigration issues or assignment of appropriately skilled or experienced personnel;
●	the accuracy of estimates of resources, time and fees required to complete fixed-price projects and costs incurred in the performance of each project;
●	changes in pricing in response to client demand and competitive pressures;
●	respond to competitive pressures or unanticipated working capital requirements;
●	the mix of onsite and offshore staffing;
●	the ratio of leadership and senior technical resources to junior engineering resources staffed on each project;
●	seasonal trends, primarily our hiring cycle and the budget and work cycles of our clients;
●	the continuing financial stability of our clients;
●	general economic conditions;
●	the timing of collection of accounts receivable;
●	unanticipated contract or project terminates;
●	unexpected changes in the utilization rate of our IT professionals;
●	employee wage levels and increases in compensation costs, including timing of promotions and annual pay increases; and
●	the ratio of fixed-price contracts to time-and-materials contracts in process.

As a result, our revenue and our operating results for a particular period are difficult to predict and may decline in comparison to corresponding prior periods regardless of the strength of our business. Our future revenue is also difficult to predict because we derive a substantial portion of our revenue from fees for services generated from short-term contracts that may be terminated or delayed by our clients without penalty. In addition, a high percentage of our operating expenses, particularly related to personnel and facilities, are relatively fixed in advance of any particular quarter and are based, in part, on our expectations as to future revenue. If we are unable to predict the timing or amounts of future revenue accurately, we may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall and fail to meet our forecasts. Unexpected revenue shortfalls may also decrease our gross margins and could cause significant changes in our operating results from quarter to quarter. As a result, and in addition to the factors listed above, any of the following factors could have a significant and adverse impact on our operating results, could result in a shortfall of revenue and could result in losses to us:

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●	a client’s decision not to pursue a new project or proceed to succeeding stages of a current project;
●	the completion during a quarter of several major client projects could require us to pay underutilized employees in subsequent periods;
●	adverse business decisions of our clients regarding the use of our services;
●	our inability to transition employees quickly from completed projects to new engagements;
●	our inability to manage costs, including personnel, infrastructure, facility and support services costs; and
●	exchange rate fluctuations

Due to the foregoing factors, it is possible that in some future periods our revenue and operating results may not meet the expectations of securities analysts or investors. If this occurs, the trading price of our common stock could fall substantially either suddenly or over time and our business, financial condition and results of operations would be adversely affected.

The loss of key members of our senior management team may prevent us from executing our business strategy.

Our future success depends to a significant extent on the continued service and performance of key members of our senior management team. Our growth and success depend, to a significant extent, on our ability to retain Jason Cory, our chief executive officer, who is the founder of our company and has led the growth, operation, culture and strategic direction of our business since its inception. The loss of his services or the services of other key members of our senior management could seriously harm our ability to execute our business strategy. We also may have to incur significant costs in identifying, hiring, training and retaining replacements for key employees. The loss of any member of our senior management team might significantly delay or prevent the achievement of our business or development objectives and could materially harm our business.

We may lose revenue if our clients terminate or delay their contracts with us.

Our clients typically retain us on a non-exclusive, engagement-by-engagement basis, rather than under exclusive long-term contracts. Many of our contracts for services have terms of less than 12 months and permit our clients to terminate our engagement on prior written notice of 90 days or less for convenience, and without termination-related penalties. Further, many large client projects typically involve multiple independently defined stages, and clients may choose not to retain us for additional stages of a project or cancel or delay their start dates. These terminations, cancellations or delays could result from factors unrelated to our work product or the progress of the project, including:

-	client financial difficulties
-	a change in a client’s strategic priorities, resulting in a reduced level of IT spending
-	a client’s demand for price reductions
-	a change in a client’s outsourcing strategy that shifts work to in-house IT departments or to our competitors
-	replacement by our client of existing software to packaged software supported by licensors

If our contracts were terminated early or materially delayed, our business and operating results could be materially harmed and the value of our common stock could be impaired. Unexpected terminations, cancellation or delays in our client engagements could also result in increased operating expenses as we transition our employees to other engagements.

We are dependent on a limited number of major customers for a significant portion of our net sales, and the loss of one or more of our major customers could adversely impact our revenue.

A significant portion of our revenue is concentrated in one major customer. Our top customer, based on net sales, accounted for approximately 15%, 17% and 15% for the years ended December 31, 2017, 2016 and 2015, respectively, and approximately 14% for the six months ended June 30, 2018. Our top 15 customers accounted for 37.4% and 38.2% of our revenues for the six months ended June 30, 2018 and year ended December 31, 2017, respectively. The loss of our top customer, or a material decrease in services purchased by such customer could adversely impact our revenues.

We may face damage to our professional reputation if our services do not meet our clients’ expectations.

Many of our projects involve technology applications or systems that are critical to the operations of our clients’ businesses and handle very large volumes of transactions. If we fail to perform our services correctly, we may be unable to deliver applications or systems to our clients with the promised functionality or within the promised time frame, or to satisfy the required service levels for support and maintenance. If a client is not satisfied with our services or products, including those of subcontractors we employ, our business may suffer. Moreover, if we fail to meet our contractual obligations, our clients may terminate their contracts and we could face legal liabilities and increased costs, including warranty claims against us. Any failure in a client’s project could result in a claim for substantial damages, non-payment of outstanding invoices, loss of future business with such client and increased costs due to non-billable time of our resources dedicated to address any performance or client satisfaction issues, regardless of our responsibility for such failure.

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Our inability to manage to a desired onsite-to-offshore service delivery mix may negatively affect our gross margins and costs and our ability to offer competitive pricing.

We may not succeed in maintaining or increasing our profitability and could incur losses in future periods if we are not able to manage to a desired onsite-to-offshore service delivery mix. To the extent that our engagements involve an increasing number of consulting, production support, software package implementation or other services typically requiring a higher percentage of onsite resources, we may not be able to manage to our desired service delivery mix. Additionally, other factors like client constraint or preferences or our inability to manage engagements effectively with limited resources onsite may result in a higher percentage of onsite resources than our desired service delivery mix. Accordingly, we cannot assure you that we will be able to manage to our desired onsite-to-offshore service delivery mix. If we are unable to manage to our targeted service delivery mix, our gross margins may decline and our profitability may be reduced. Additionally, our costs will increase and we may not be able to offer competitive pricing to our clients.

The international nature of our business exposes us to several risks, such as significant currency fluctuations and unexpected changes in the regulatory requirements of multiple jurisdictions.

We have operations in India, Canada and the United States of America and we serve clients across Europe, North America and Asia. For the six months ended June 30, 2018 and the year ended December 31, 2017, revenue generated outside of the United States was immaterial. Our corporate structure also spans multiple jurisdictions, with our parent company incorporated in Delaware and operating subsidiaries organized in India, Canada and the United States. As a result, any international revenue and operations may be exposed to risks typically associated with conducting business internationally, many of which are beyond our control. These risks include:

●	significant currency fluctuations between the U.S. dollar and the Canadian Dollar (in which our revenue is principally denominated) and the Indian rupees (in which a significant portion of our costs are denominated);
●	legal uncertainty owing to the overlap of different legal regimes and problems in asserting contractual or other rights across international borders;
●	potentially adverse tax consequences, such as scrutiny of transfer pricing arrangements by authorities in the countries in which we operate, potential tariffs and other trade barriers;
●	difficulties in staffing, managing and supporting operations in multiple countries;
●	potential fluctuations in foreign economies;
●	unexpected changes in regulatory requirements;
●	unexpected changes in regulatory requirements;
●	government currency control and restrictions on repatriation of earnings;
●	the burden and expense of complying with the laws and regulations of various jurisdictions;
●	domestic and international economic or political changes, hostilities, terrorist attacks and other acts of violence or war; and
●	earthquakes, tsunamis and other natural disasters in regions where we currently operate or may operate in the future.

Negative developments in any of these areas in one or more countries could result in a reduction in demand for our services, the cancellation or delay of client contracts, threats to our intellectual property, difficulty in collecting receivables and a higher cost of doing business, any of which could negatively affect our business, financial condition or results of operations

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We may not be able to continue to maintain or increase our profitability and our recent growth rates may not be indicative of our future growth.

We expect to incur additional operating expenses associated with being a public company and we intend to continue to increase our operating expenses, including stock-based compensation, in all areas as we grow our business. If we experience declines in demand or declines in pricing for our services, or if wages in India or Canada increase at a faster rate than in the United States, we will be faced with continued growing costs for our IT professionals, including wage increases. We also expect to continue to make investments in infrastructure, facilities, sales and marketing and other resources as we expand our operations, thus incurring additional costs. If our revenue does not increase to offset these increases in costs or operating expenses, our operating results would be negatively affected. In fact, in future quarters we may not have any revenue growth and our revenue and net income could decline. You should not consider our historic revenue and net income growth rates as indicative of future growth rates. Accordingly, we cannot assure you that we will be able to maintain or increase our profitability in the future.

If we fail to manage our rapid growth effectively, we may not be able to obtain, develop or implement new systems, infrastructure, procedures and controls that are required to support our operations, maintain cost controls, market our services and manage our relationships with our clients.

We have experienced rapid growth since inception. Since December 2016, we have grown internationally through our acquisitions. We expect that we will continue to grow, and our anticipated growth could place a significant strain on our ability to:

●	recruit, hire, train, motivate and retain highly-skilled IT services and management personnel;
●	adequately and timely staff personnel at client locations in the United States and Europe due to increasing immigration and related visa restrictions and intense competition to hire and retain these skilled IT professionals;
●	adhere to our global delivery process and execution standards;
●	maintain and manage costs to correspond with timeliness of revenue recognition;
●	develop and improve our internal administrative infrastructure, including our financial, operational and communication systems, processes and controls;
●	provide sufficient operational facilities and offshore global delivery centers to accommodate and satisfy the capacity needs of our growing workforce on reasonable commercial terms, or at all, whether by leasing, buying or building suitable real estate;
●	preserve our corporate culture, values and entrepreneurial environment; and
●	maintain high levels of client satisfaction.

To manage this anticipated future growth effectively, we must continue to maintain and may need to enhance, our IT infrastructure, financial and accounting systems and controls and manage expanded operations in several locations. We also must attract, integrate, train and retain qualified personnel, especially in the areas of accounting, internal audit and financial disclosure. Further, we will need to manage our relationships with various clients, vendors and other third parties. We may not be able to develop and implement, on a timely basis, if at all, the systems, infrastructure procedures and controls required to support our operations. Additionally, some factors, like changes in immigration laws or visa processing restrictions that limit our ability to engage offshore resources at client locations in the United States or the United Kingdom, are outside of our control. Our future operating results will also depend on our ability to develop and maintain a successful sales organization despite our rapid growth. If we are unable to manage our growth, our operating results could fluctuate from quarter to quarter and our financial condition could be materially adversely affected.

Unexpected costs or delays could make our contracts unprofitable.

When making proposals for engagements, we estimate the costs and timing for completion of the projects. These estimates reflect our best judgment regarding the efficiencies of our methodologies, staffing of resources, complexities of the engagement and costs. The profitability of our engagements, and in particular our fixed-price contracts, are adversely affected by increased or unexpected costs or unanticipated delays in connection with the performance of these engagements, including delays caused by factors outside our control, which could make these contracts less profitable or unprofitable. The occurrence of any of these costs or delays could result in an unprofitable engagement or litigation.

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A significant or prolonged economic downturn in the IT services industry may result in our clients reducing or postponing spending on the services we offer.

Our revenue is dependent on entering into large contracts for our services with a limited number of clients each year. Because we are not the exclusive IT service provider for our clients, the volume of work that we perform for any specific client is likely to vary from year to year. There are a number of factors, other than our performance, that could affect the size, frequency and renewal rates of our client contracts. For instance, if economic conditions weaken in the IT services industry, our clients may reduce or postpone their IT spending significantly which may, in turn, lower the demand for our services and negatively affect our revenue and profitability. As a way of dealing with a challenging economic environment, clients may change their outsourcing strategy by performing more work in-house or replacing their existing software with packaged software supported by the licensor. The loss of, or any significant decline in business from, one or more of our major clients likely would lead to a significant decline in our revenue and operating margins, particularly if we are unable to make corresponding reductions in our expenses in the event of any such loss or decline. Moreover, a significant change in the liquidity or financial position of any of these clients could have a material adverse effect on the collectability of our accounts receivable, liquidity and future operating results.

Restrictions on immigration may affect our ability to compete for and provide services to clients in the United States or Canada, which could result in lost revenue and delays in client engagements and otherwise adversely affect our ability to meet our growth and revenue projections.

A large number of our employees are foreign nationals. The ability of our IT professionals to work in the United States, Canada, and other countries depends on the ability to obtain the necessary visas and entry permits. In recent years, the United States has increased the level of scrutiny in granting H-1(B), L-1 and ordinary business visas. In response to terrorist attacks and global unrest, U.S. and Canadian immigration authorities, as well as other countries, have not only increased the level of scrutiny in granting visas, but have also introduced new security procedures, which include extensive background checks, personal interviews and the use of biometrics, as conditions to granting visas and work permits. The inability of key project personnel to obtain necessary visas or work permits could delay or prevent our fulfillment of client projects, which could hamper our growth and cause our revenue to decline. These restrictions and additional procedures may delay, or even prevent, the issuance of a visa or work permit to our IT professionals and affect our ability to staff projects in a timely manner. Any delays in staffing a project can result in project postponement, delays or cancellation, which could result in lost revenue and decreased profitability and have a material adverse effect on our business, revenue, profitability and utilization rates.

Immigration laws in countries in which we seek to obtain visas or work permits may require us to meet certain other legal requirements as conditions to obtaining or maintaining entry visas. These immigration laws are subject to legislative change and varying standards of application and enforcement due to political forces, economic conditions or other events, including terrorist attacks. We cannot predict the political or economic events that could affect immigration laws, or any restrictive impact those events could have on obtaining or monitoring entry visas for our personnel. Our reliance on work visas and work permits for a significant number of our IT professionals makes us particularly vulnerable to such changes and variations, particularly in the United States and Canada, because these immigration and legislative changes affect our ability to staff projects with IT professionals who are not citizens of the country where the onsite work is to be performed. We may not be able to obtain a sufficient number of visas for our IT professionals or may encounter delays or additional costs in obtaining or maintaining such visas. To the extent we experience delays due to such immigration restrictions, we may encounter client dissatisfaction, project and staffing delays in new and existing engagements, project cancellations, higher project costs and loss of revenue, resulting in decreases in profits and a material adverse effect on our business, results of operations, financial condition and cash flows.

Currency exchange rate fluctuations may negatively affect our operating results.

The exchange rates among the Indian rupees and the U.S. dollar and the Canadian Dollar have changed substantially in recent years and may fluctuate substantially in the future. We expect that a majority of our revenue will continue to be generated in the U.S. dollar and Canadian Dollar for the foreseeable future and that a significant portion of our expenses, including personnel costs, as well as capital and operating expenditures, will continue to be denominated in Indian rupees. Accordingly, any material appreciation of the Indian rupee or the Canadian Dollar against the U.S. dollar or Canadian Dollar could have a material adverse effect on our cost of services, gross margin and net income, which may in turn have a negative impact on our business, operating results and financial condition.

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We may face liability if we inappropriately disclose confidential client information.

In the course of providing services to our clients, we may have access to confidential client information. We are bound by certain agreements to use and disclose this information in a manner consistent with the privacy standards under regulations applicable to our clients. Although these privacy standards may not apply directly to us, if any person, including an employee of ours, misappropriates client confidential information, or if client confidential information is inappropriately disclosed due to a breach of our computer systems, system failures or otherwise, we may have substantial liabilities to our clients or our clients’ customers. In addition, in the event of any breach or alleged breach of our confidentiality agreements with our clients, these clients may terminate their engagements with us or sue us for breach of contract, resulting in the associated loss of revenue and increased costs. We may also be subject to civil or criminal liability if we are deemed to have violated applicable regulations. We cannot assure you that we will adequately address the risks created by the regulations to which we may be contractually obligated to abide.

Our failure to anticipate rapid changes in technology may negatively affect demand for our services in the marketplace.

Our success will depend, in part, on our ability to develop and implement business and technology solutions that anticipate rapid and continuing changes in technology, industry standards and client preferences. We may not be successful in anticipating or responding to these developments on a timely basis, which may negatively affect demand for our solutions in the marketplace. Also, if our competitors respond faster than we do to changes in technology, industry standards and client preferences, we may lose business and our services may become less competitive or obsolete. Any one or a combination of these circumstances could have a material adverse effect on our ability to obtain and successfully complete client engagements.

Interruptions or delays in service from our third-party providers could impair our global delivery model, which could result in client dissatisfaction and a reduction of our revenue.

We depend upon third parties to provide a high-speed network of active voice and data communications 24 hours per day and various satellite and optical links between our global delivery centers and our clients. Consequently, the occurrence of a natural disaster or other unanticipated problems with the equipment or at the facilities of these third-party providers could result in unanticipated interruptions in the delivery of our services. For example, we may not be able to maintain active voice and data communications between our global delivery centers and our clients’ sites at all times due to disruptions in these networks, system failures or virus attacks. Any significant loss in our ability to communicate or any impediments to any IT professional’s ability to provide services to our clients could result in a disruption to our business, which could hinder our performance or our ability to complete client projects in a timely manner. This, in turn, could lead to substantial liability to our clients, client dissatisfaction, loss of revenue and a material adverse effect on our business, our operating results and financial condition. We cannot assure you that our business interruption insurance will adequately compensate our clients or us for losses that may occur. Even if covered by insurance, any failure or breach of security of our systems could damage our reputation and cause us to lose clients.

Our services may infringe on the intellectual property rights of others, which may subject us to legal liability, harm our reputation, prevent us from offering some services to our clients or distract management.

We cannot be sure that our services or the deliverables that we develop and create for our clients do not infringe the intellectual property rights of third parties and infringement claims may be asserted against us or our clients. These claims may harm our reputation, distract management, cost us money and prevent us from offering some services to our clients. Historically, we have generally agreed to indemnify our clients for all expenses and liabilities resulting from infringement of intellectual property rights of third parties based on the services and deliverables that we have performed and provided to our clients. In some instances, the amount of these indemnities may be greater than the revenue we receive from the client. In addition, as a result of intellectual property litigation, we may be required to stop selling, incorporating or using products that use or incorporate the infringed intellectual property. We may be required to obtain a license or pay a royalty to make, sell or use the relevant technology from the owner of the infringed intellectual property. Such licenses or royalties may not be available on commercially reasonable terms, or at all. We may also be required to redesign our services or change our methodologies so as not to use the infringed intellectual property, which may not be technically or commercially feasible and may cause us to expend significant resources. Subject to certain limitations, under our indemnification obligations to our clients, we may also have to provide refunds to our clients to the extent that we must require them to cease using an infringing deliverable if we are unable to provide a work around or acquire a license to permit use of the infringing deliverable that we had provided to them as part of a service engagement. If we are obligated to make any such refunds or dedicate time to provide alternatives or acquire a license to the infringing intellectual property, our business and financial condition could be materially adversely affected.

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Any claims or litigation involving intellectual property, whether we ultimately win or lose, could be extremely time-consuming, costly and injure our reputation.

As the number of patents, copyrights and other intellectual property rights in our industry increases, we believe that companies in our industry will face more frequent infringement claims. Defending against these claims, even if the claims have no merit, may not be covered by or could exceed the protection offered by our insurance and could divert management’s attention and resources from operating our company.

Our ability to raise capital in the future may be limited and our failure to raise capital when needed could prevent us from growing.

We anticipate that our current cash and cash equivalents, together with the net proceeds of this offering, will be sufficient to meet our current needs for general corporate purposes for the foreseeable future. We may also need additional financing to execute our current or future business strategies, including to:

-	add additional global delivery centers
-	procure additional capacity and facilities
-	hire additional personnel
-	enhance our operating infrastructure
-	acquire businesses or technologies
-	otherwise respond to competitive pressures

If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders could be significantly diluted and these newly issued securities may have rights, preferences or privileges senior to those of existing stockholders. If we incur additional debt financing, a substantial portion of our operating cash flow may be dedicated to the payment of principal and interest on such indebtedness, thus limiting funds available for our business activities. Any such debt financing could require us to comply with restrictive financial and operating covenants, which could have a material adverse impact on our business, results of operations or financial condition. We cannot assure you that additional financing will be available on terms favorable to us, or at all. If adequate funds are not available or are not available on acceptable terms, when we desire them, our ability to fund our operations and growth, take advantage of unanticipated opportunities or otherwise respond to competitive pressures may be significantly limited.

Potential future acquisitions, strategic investments, partnerships or alliances could be difficult to identify and integrate, divert the attention of key management personnel, disrupt our business, dilute stockholder value and adversely affect our financial results.

We may acquire or make strategic investments in complementary businesses, technologies or services or enter into strategic partnerships or alliances with third parties to enhance our business. If we do identify suitable candidates, we may not be able to complete transactions on terms commercially acceptable to us, if at all. These types of transactions involve numerous risks, including:

-	difficulties in integrating operations, technologies, accounting and personnel
-	difficulties in supporting and transitioning clients of our acquired companies or strategic partners
-	diversion of financial and management resources from existing operations
-	risks of entering new markets
-	potential loss of key employees
-	inability to generate sufficient revenue to offset transaction costs

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We may finance future transactions through debt financing or the issuance of our equity securities or a combination of the foregoing. Acquisitions financed with the issuance of our equity securities could be dilutive, which could affect the market price of our stock. Acquisitions financed with debt could require us to dedicate a substantial portion of our cash flow to principal and interest payments and could subject us to restrictive covenants. Acquisitions also frequently result in the recording of goodwill and other intangible assets that are subject to potential impairments in the future that could harm our financial results. It is possible that we may not identify suitable acquisition, strategic investment or partnership or alliance candidates. Our inability to identify suitable acquisition targets, strategic investments, partners or alliances, or our inability to complete such transactions, may negatively affect our competitiveness and growth prospects. Moreover, if we fail to properly evaluate acquisitions, alliances or investments, we may not achieve the anticipated benefits of any such transaction and we may incur costs in excess of what we anticipate.

Our profitability is dependent on our billing and utilization rates, which may be negatively affected by various factors.

Our profit margin is largely a function of the rates we are able to charge for our services and the utilization rate of our IT professionals. The rates we are able to charge for our services are affected by a number of factors, including:

-	our clients’ perception of our ability to add value through our services
-	the introduction of new services or products by us or our competitors
-	the pricing policies of our competitors
-	general economic conditions

A number of factors affect our utilization rate, including:

-	our ability to transition employees quickly from completed or terminated projects to new engagements
-	our ability to maintain continuity of existing resources on existing projects
-	our ability to obtain visas for offshore personnel to commence projects at a client site for new or existing engagements
-	the amount of time spent by our employees on non-billable training activities
-	the number of campus hires
-	seasonal trends, primarily our hiring cycle, holidays and vacations
-	our ability to forecast demand for our services and thereby maintain an appropriate number of employees
-	the amount of time spent by our employees on non-billable training activities

If we are not able to maintain the rates we charge for our services or maintain an appropriate utilization rate for our IT professionals, our revenue will decline, our costs will increase and we will not be able to sustain our profit margin, any of which will have a material adverse effect on our profitability.

We depend on clients primarily located in the United States, as well as clients concentrated in specific industries, and are therefore subject to risks relating to developments affecting these clients that may cause them to reduce or postpone their IT spending.

For the fiscal years ended December 31, 2017 and 2016, we derived substantially all of our revenue from clients located in the United States. Reductions in IT budgets, increased consolidation or decreased competition in these geographic locations or industries could result in an erosion of our client base and a reduction in our target market, and may reduce the demand for our services and negatively affect our revenue and profitability.

Some of our client contracts contain restrictions or penalty provisions that, if triggered, could result in lower future revenue and decrease our profitability.

We have entered in the past, and may in the future enter, into contracts that contain restrictions or penalty provisions that, if triggered, may adversely affect our operating results. For instance, some of our client contracts provide that, during the term of the contract and for a certain period thereafter ranging from six to 12 months, we may not use the same personnel to provide similar services to any of the client’s competitors. This restriction may hamper our ability to compete for and provide services to clients in the same industry. In addition, some contracts contain provisions that would require us to pay penalties to our clients if we do not meet pre-agreed service level requirements. If any of the foregoing were to occur, our future revenue and profitability under these contracts could be materially harmed.

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Negative public perception in the United States regarding IT service providers and proposed legislation may adversely affect demand for our services.

We have based our growth strategy on certain assumptions regarding our industry, services and future demand in the market for such services. However, the trend to outsource IT services may not continue and could reverse. Outsourcing is a politically sensitive topic in the United States. For example, many organizations and public figures in the United States have publicly expressed concern about a perceived association between outsourcing providers and the loss of jobs in their home countries. Current or prospective clients may elect to perform such services themselves or may be discouraged from transferring these services from onshore to offshore providers to avoid negative perceptions that may be associated with using an offshore provider. Any slowdown or reversal of existing industry trends towards offshore outsourcing would seriously harm our ability to compete effectively with competitors that operate out of facilities located in the United States.

Legislation in the United States may be enacted that is intended to discourage or restrict outsourcing. In the United States, a variety of federal and state legislation has been proposed that, if enacted, could restrict or discourage U.S. companies from outsourcing their services to companies outside the United States. However, there can be no assurance that these restrictions will not extend to or be adopted by private companies, including our clients.

Risks Related to our Indian and Canadian Operations

Political instability or changes in the government in India could result in the change of several policies relating to foreign direct investment and repatriation of capital and dividends. Further, changes in the economic policies could adversely affect economic conditions in India generally and our business in particular.

We have a subsidiary in India and a portion of our business, fixed assets and human resources are located in India. As a result, our business is affected by foreign exchange rates and controls, interest rates, changes in government policy, taxation, social and civil unrest and other political, economic or other developments in or affecting India.

Since 1991, successive Indian governments have pursued policies of economic liberalization, including significantly relaxing restrictions on foreign direct investment into India with repatriation benefits. Nevertheless, the roles of the Indian central and state governments in the Indian economy as producers, consumers and regulators have remained significant. The rate of economic liberalization could change and specific laws and policies affecting software companies, foreign investment, currency exchange and other matters affecting investment in our securities could change as well. A significant change in India’s economic liberalization and deregulation policies could adversely affect business and economic conditions in India generally and our business in particular, if new restrictions on the private sector are introduced or if existing restrictions are increased.

Regional conflicts or terrorist attacks and other acts of violence or war in India, the United States or other regions could adversely affect financial markets, resulting in loss of client confidence and our ability to serve our clients which, in turn, could adversely affect our business, results of operations and financial condition.

The Asian region has from time to time experienced instances of civil unrest and hostilities among neighboring countries, including between India and Pakistan. Since May 1999, military confrontations between India and Pakistan have occurred in Kashmir. Also, there have been military hostilities and civil unrest in Iraq. Terrorist attacks, such as the ones that occurred in New York and Washington, D.C., on September 11, 2001, New Delhi on December 13, 2001, Bali on October 12, 2002, civil or political unrest in Canada and other acts of violence or war, including those involving India, the United States, the Canada or other countries, may adversely affect U.S., Canada, and worldwide financial markets. Prospective clients may wish to visit several of our facilities, including our global delivery centers in India, prior to reaching a decision on vendor selection. Terrorist threats, attacks and international conflicts could make travel more difficult and cause potential clients to delay, postpone or cancel decisions to use our services. In addition, such attacks may have an adverse impact on our ability to operate effectively and interrupt lines of communication and restrict our offshore resources from traveling onsite to client locations, effectively curtailing our ability to deliver our services to our clients. These obstacles may increase our expenses and negatively affect our operating results. In addition, military activity, terrorist attacks, political tensions between India and Pakistan and conflicts within Canada could create a greater perception that the acquisition of services from companies with significant Indian or n operations involves a higher degree of risk that could adversely affect client confidence in India or Canada as a software development center, each of which would have a material adverse effect on our business.

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Our net income may decrease if the governments of the United States, India or Canada adjust the amount of our taxable income by challenging our transfer pricing policies.

Our subsidiaries conduct intercompany transactions among themselves and with the U.S. parent company on an arm’s-length basis in accordance with U.S. and local country transfer pricing regulations. The jurisdictions in which we pay income taxes could challenge our determination of arm’s-length profit and issue tax assessments. Although the United States has income tax treaties with all countries in which we have operations, which mitigates the risk of double taxation, the costs to appeal any such tax assessment and potential interest and penalties could decrease our earnings and cash flows.

Wage pressures and increases in government mandated benefits in India and Canada may reduce our profit margins.

Wage costs in India and Canada have historically been significantly lower than wage costs in the United States and Europe for comparably-skilled professionals. However, wages in India and Canada are increasing, which will result in increased costs for IT professionals, particularly project managers and other mid-level professionals. We may need to increase the levels of our employee compensation more rapidly than in the past to remain competitive without the ability to make corresponding increases to our billing rates. Compensation increases may reduce our profit margins, make us less competitive in pricing potential projects against those companies with lower cost resources and otherwise harm our business, operating results and financial condition.

In addition, we contribute to benefit funds covering our employees in India and Canada as mandated by the Indian governments. Benefits are based on the employee’s years of service and compensation. If the governments of India and/or Canada were to legislate increases to the benefits required under these plans or mandate additional benefits, our profitability and cash flows would be reduced.

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Our facilities are at risk of damage by earthquakes, tsunamis and other natural disasters.

In December 2004, India was struck by multiple tsunamis that devastated certain areas of both countries. Our Indian facilities are located in regions that are susceptible to tsunamis and other natural disasters, which may increase the risk of disruption of information systems and telephone service for sustained periods. Damage or destruction that interrupts our ability to deliver our services could damage our relationships with our clients and may cause us to incur substantial additional expense to repair or replace damaged equipment or facilities. Our insurance coverage may not be sufficient to cover all such expenses. Furthermore, we may be unable to secure such insurance coverage or to secure such insurance coverage at premiums acceptable to us in the future. Prolonged disruption of our services as a result of natural disasters may cause our clients to terminate their contracts with us and may result in project delays, project cancellations and loss of substantial revenue to us. Prolonged disruptions may also harm our team members or cause them to relocate, which could have a material adverse effect on our business.

The laws of India and Canada do not protect intellectual property rights to the same extent as those of the United States and we may be unsuccessful in protecting our intellectual property rights. Unauthorized use of our intellectual property rights may result in loss of clients and increased competition.

Our success depends, in part, upon our ability to protect our proprietary methodologies, trade secrets and other intellectual property. We rely upon a combination of trade secrets, confidentiality policies, non-disclosure agreements, other contractual arrangements and copyright and trademark laws to protect our intellectual property rights. However, existing laws of India and Canada do not provide protection of intellectual property rights to the same extent as provided in the United States. The steps we take to protect our intellectual property may not be adequate to prevent or deter infringement or other unauthorized use of our intellectual property. Thus, we may not be able to detect unauthorized use or take appropriate and timely steps to enforce our intellectual property rights. Our competitors may be able to imitate or duplicate our services or methodologies. The unauthorized use or duplication of our intellectual property could disrupt our ongoing business, distract our management and employees, reduce our revenue and increase our costs and expenses. We may need to litigate to enforce our intellectual property rights or to determine the validity and scope of the proprietary rights of others. Any such litigation could be extremely time-consuming and costly and could materially adversely impact our business.

Risks Related to this Offering and Our Common Stock

The initial public offering price of our common stock may not be indicative of the market price of our common stock after this offering. In addition, an active, liquid and orderly trading market for our common stock may not develop or be maintained and our stock price may be volatile.

Prior to this offering, our common stock was not traded on any market. An active, liquid and orderly trading market for our common stock may not develop or be maintained after this offering. Active, liquid and orderly trading markets usually result in less price volatility and more efficiency in carrying out investors’ purchase and sale orders. The market price of our common stock could vary significantly as a result of a number of factors, some of which are beyond our control. In the event of a drop in the market price of our common stock, you could lose a substantial part or all of your investment in our common stock. The initial public offering price will be negotiated between us and the underwriters, based on numerous factors which we discuss in “Underwriting,” and may not be indicative of the market price of our common stock after this offering. Consequently, you may not be able to sell shares of our common stock at prices equal to or greater than the price paid by you in this offering.

The following factors could affect our stock price:

●	our operating and financial performance;

●	quarterly variations in the rate of growth of our financial indicators, such as net income per share, net income and revenues;

●	the public reaction to our press releases, our other public announcements and our filings with the SEC;

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●	strategic actions by our competitors;

●	changes in revenue or earnings estimates, or changes in recommendations or withdrawal of research coverage, by equity research analysts;

●	speculation in the press or investment community;

●	the failure of research analysts to cover our common stock;

●	sales of our common stock by us or other stockholders, or the perception that such sales may occur;

●	changes in accounting principles, policies, guidance, interpretations or standards;

●	additions or departures of key management personnel;

●	actions by our stockholders;

●	domestic and international economic, legal and regulatory factors unrelated to our performance; and

●	the realization of any risks describes under this “Risk Factors” section.

The stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock. Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. Such litigation, if instituted against us, could result in very substantial costs, divert our management’s attention and resources and harm our business, operating results and financial condition.

The requirements of being a public company, including compliance with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the requirements of the Sarbanes-Oxley Act, may strain our resources, increase our costs and distract management, and we may be unable to comply with these requirements in a timely or cost-effective manner.

As a public company, we will need to comply with new laws, regulations and requirements, certain corporate governance provisions of the Sarbanes-Oxley Act of 2002, related regulations of the SEC and the requirements of Nasdaq, with which we are not required to comply as a private company. Complying with these statutes, regulations and requirements will occupy a significant amount of time of our board of directors and management and will significantly increase our costs and expenses. We will need to:

●	institute a more comprehensive compliance function;

●	comply with rules promulgated by Nasdaq;

●	continue to prepare and distribute periodic public reports in compliance with our obligations under the federal securities laws;

●	design and implement additional internal controls over financial reporting;

●	establish new internal policies, such as those relating to insider trading; and

●	involve and retain to a greater degree outside counsel and accountants in the above activities.

Furthermore, while we generally must comply with Section 404 of the Sarbanes Oxley Act of 2002 for our fiscal year ending December 31, 2018, we are not required to have our independent registered public accounting firm attest to the effectiveness of our internal controls until our first annual report subsequent to our ceasing to be an “emerging growth company” within the meaning of Section 2(a)(19) of the Securities Act. Accordingly, we may not be required to have our independent registered public accounting firm attest to the effectiveness of our internal controls until as late as our annual report for the fiscal year ending December 31, 2022. Once it is required to do so, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied that the internal controls over financial reporting was maintained in all material respects. Compliance with these requirements may strain our resources, increase our costs and distract management, and we may be unable to comply with these requirements in a timely or cost-effective manner.

In addition, we expect that being a public company subject to these rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

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If we fail to maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired.

As a public company, we will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, and the rules and regulations of the applicable listing standards of The Nasdaq Stock Market. We expect that the requirements of these rules and regulations will continue to increase our legal, accounting, and financial compliance costs, make some activities more difficult, time-consuming, and costly, and place significant strain on our personnel, systems, and resources.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. We are continuing to develop and refine our disclosure controls and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we will file with the Securities and Exchange Commission, or SEC, is recorded, processed, summarized, and reported within the time periods specified in SEC rules and forms and that information required to be disclosed in reports under the Exchange Act is accumulated and communicated to our principal executive and financial officers. We are also continuing to improve our internal control over financial reporting. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, we have expended, and anticipate that we will continue to expend, significant resources, including accounting-related costs and significant management oversight.

Our current controls and any new controls that we develop may become inadequate because of changes in conditions in our business. Further, weaknesses in our disclosure controls and internal control over financial reporting may be discovered in the future. Any failure to develop or maintain effective controls or any difficulties encountered in their implementation or improvement could harm our operating results or cause us to fail to meet our reporting obligations and may result in a restatement of our financial statements for prior periods. Any failure to implement and maintain effective internal control over financial reporting also could adversely affect the results of periodic management evaluations and annual independent registered public accounting firm attestation reports regarding the effectiveness of our internal control over financial reporting that we will eventually be required to include in our periodic reports that will be filed with the SEC. Ineffective disclosure controls and procedures and internal control over financial reporting could also cause investors to lose confidence in our reported financial and other information, which would likely have a negative effect on the trading price of our common stock. In addition, if we are unable to continue to meet these requirements, we may not be able to remain listed on The Nasdaq Stock Market. We are not currently required to comply with the SEC rules that implement Section 404 of the Sarbanes-Oxley Act and are therefore not required to make a formal assessment of the effectiveness of our internal control over financial reporting for that purpose. As a public company, we will be required to provide an annual management report on the effectiveness of our internal control over financial reporting commencing with our second annual report on Form 10-K.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until after we are no longer an “emerging growth company” as defined in the JOBS Act. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our internal control over financial reporting is designed, or operating. Any failure to maintain effective disclosure controls and internal control over financial reporting could have a material and adverse effect on our business and operating results and could cause a decline in the price of our common stock.

Our management team has limited experience managing a public company.

Most members of our management team have limited experience managing a publicly-traded company, interacting with public company investors, and complying with the complex and ever-changing laws, rules, regulations and pronouncements pertaining to public companies. Our management team may not successfully or efficiently manage our transition to being a public company subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition, and operating results.

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We will incur increased costs as a result of operating a public company, and our management will be required to devote substantial time to compliance with our public company responsibilities and corporate governance practices.

As a public company, and particularly after we are no longer an “emerging growth company,” we will incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of Nasdaq and other applicable securities rules and regulations impose various requirements on public companies. Our management and other personnel will need to devote a substantial amount of time to compliance with these requirements. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect that these rules and regulations may make it more difficult and more expensive for us to obtain directors’ and officers’ liability insurance, which could make it more difficult for us to attract and retain qualified members of our board of directors. We cannot predict or estimate the amount of additional costs we will incur as a public company or the timing of such costs.

For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

In April 2012, the JOBS Act was signed into law. We are classified as an “emerging growth company” under the JOBS Act. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we will not be required to, among other things, (i) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act, (ii) comply with any new requirements adopted by the PCAOB requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (iii) provide certain disclosure regarding executive compensation required of larger public companies or (iv) hold nonbinding advisory votes on executive compensation. We will remain an emerging growth company for up to five years, although we will lose that status sooner if we have more than $1.07 billion of revenues in a fiscal year, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period.

We have elected to take advantage of the reduced disclosure requirements set forth above and may elect to take advantage of these exemptions for so long as we remain an emerging growth company. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to use the extended transition period for complying with new or revised accounting standards; and as a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates. If some investors find our common stock to be less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

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In making your investment decision, you should understand that we and the underwriters have not authorized any other party to provide you with information concerning us or this offering.

You should carefully evaluate all of the information in this prospectus before investing in our company. We may receive media coverage regarding our company, including coverage that is not directly attributable to statements made by our officers, directors or employees, that incorrectly reports on statements made by such persons, or that is misleading as a result of omitting information provided by such persons. We and the underwriters have not authorized any other party to provide you with information concerning us or this offering other than as set forth in this prospectus, and you should not rely on this information in making an investment decision.

If securities or industry analysts do not publish research or reports about our business, or publish negative reports about our business, our share price and trading volume could decline.

The trading market for our common stock will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. If our financial performance fails to meet analyst estimates or one or more of the analysts who cover us downgrade our common shares or change their opinion of our common shares, our share price would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

You will suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase.

You will incur immediate and substantial dilution as a result of this offering. Prior investors have paid substantially less per share than the price per share in this offering. The initial offering price is substantially higher than the net tangible book value per share of the outstanding common stock immediately after this offering. Accordingly, based on our net tangible book value as of June 30, 2018, assuming an initial public offering price of $6.00 per share, we expect that purchasers of common stock in this offering will experience immediate and substantial dilution of approximately $6.22 per share. Furthermore, if the underwriters exercise their over-allotment option in full, outstanding options or warrants are exercised, we issue awards to our employees from our management incentive option pool or we otherwise issue additional shares of our common stock, you could experience further dilution. See “Dilution” on page 34.

We are conducting a primary and secondary offering concurrently and the offering price of each offering could differ.

We are conducting a primary and secondary offering concurrently. The offering price of the shares of common stock has been arbitrarily determined without independent valuation of the shares by our management based on estimates of the price that purchasers of speculative securities, such as our common stock, will be willing to pay considering our nature and capital structure, the experience of the officers and directors and the market conditions for the sale of equity securities in similar companies. The offering price of the shares bears no relationship to our assets, earnings or book value, or any other objective standard of value and thus the offering price of each offering could differ. Purchasers in the resale offering could pay more or less than the offering price in the best efforts offering, and, as a result, the secondary offering could hinder our ability to raise funds in our primary offering.

We may invest or spend the net proceeds of this offering in ways in which you may not agree or in ways which may not yield a return.

We intend to use the net proceeds for working capital purposes, to finance the expansion of our business, which may include the acquisition of complementary businesses, to hire additional personnel to support such expansion, as well as the re-focus of our business plan, to reduce or repay the seller note issued in connection with our acquisition of iTech US, Inc., and to reduce or satisfy our obligations under our advance agreements with C6 Capital, LLC. See “Use of Proceeds” on page 31.

Our management will have considerable discretion in the application of the net proceeds. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used effectively. The net proceeds may be invested with a view towards long-term benefits for our stockholders and this may not increase our operating results or market value. The failure by our management to apply these funds effectively may adversely affect the return on your investment.

We have no plans to pay regular dividends on our common stock for the foreseeable future.

We have paid no dividends on our common stock to date and we do not anticipate paying any dividends to holders of our common stock in the foreseeable future. Any declaration and payment of future dividends to holders of our common stock may be limited by our credit facilities, will be at the sole discretion of our board of directors and will depend on many factors, including our financial condition, earnings, capital requirements, level of indebtedness, statutory and contractual restrictions applying to the payment of dividends and other considerations that our board of directors deems relevant. See “Dividend Policy.”

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such statements include statements regarding our expectations, hopes, beliefs or intentions regarding the future, including but not limited to statements regarding our market, strategy, competition, development plans (including acquisitions and expansion), financing, revenues, operations, and compliance with applicable laws. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Factors that could cause actual results to differ materially from such forward-looking statements include the risks described in greater detail in the following paragraphs. All forward-looking statements in this document are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statement except where applicable law requires us to update these statements. Market data used throughout this prospectus is based on published third party reports or the good faith estimates of management, which estimates are based upon their review of internal surveys, independent industry publications and other publicly available information.

STATEMENT REGARDING INDUSTRY AND MARKET DATA

Any market or industry data contained in this prospectus is based on a variety of sources, including internal data and estimates, independent industry publications, government publications, reports by market research firms or other published independent sources. Industry publications and other published sources generally state that the information contained therein has been obtained from third-party sources believed to be reliable. Our internal data and estimates are based upon information obtained from trade and business organizations and other contacts in the markets in which we operate and our management’s understanding of industry conditions, and such information has not been verified by any independent sources. Accordingly, investors should not place undue reliance on such data and information.

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USE OF PROCEEDS

We expect the net proceeds from this offering to be approximately $13.6 million, assuming an initial public offering price of $6.00 per share (the midpoint of the price range set forth on the cover page of this prospectus) and after deducting estimated underwriting discounts and commissions and estimated offering expenses of approximately $1.4 million, in the aggregate. If the underwriters’ over-allotment option is exercised in full, assuming an initial public offering price of $6.00 per share and after deducting estimated underwriting discounts and commissions and estimated offering expenses, we estimate that our net proceeds will be approximately $15.7 million.

We intend to allocate net proceeds from this offering for working capital purposes, to finance the expansion of our business, which may include the acquisition of complementary businesses, and to hire additional personnel to support such expansion, as well as the re-focus of our business plan. We do not have an agreement in place with any acquisition candidates as of the date of this prospectus. We intend to allocate up to approximately $1,425,000 of net proceeds to reduce or repay the seller note, which was issued to Kishore Khandavalli in the iTech US, Inc. acquisition, who is a current board member of SharedLABS. We also intend to allocate up to approximately $3,250,000 of the net proceeds to reduce or satisfy our obligations under our advance agreements with C6 Capital, LLC.

A $1.00 increase or decrease in the assumed initial public offering price of $6.00 per share would cause the net proceeds from this offering, after deducting the underwriting discounts and commissions and estimated offering expenses, received by us to increase or decrease, respectively, by approximately $2.3 million, assuming the number of shares offered by us, as set forth on the cover page of this prospectus remains the same. If the proceeds increase due to a higher initial public offering price or due to the issuance of additional shares, we would use the additional net proceeds for general corporate purposes. If the proceeds decrease due to a lower initial public offering price or a decrease in the number of shares issued, then we would reduce by a corresponding amount the net proceeds directed to capital expenditures.

We will pay all of our own expenses and certain expenses of the underwriters related to this offering. See “Underwriting” on page 82.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is no market for our common stock. We have applied to list our common stock on The Nasdaq Capital Market; however, there can be no assurance that our application will be approved.

As of September 24 , 2018, there were 7,996,636 shares of common stock issued and outstanding. As of September 24 , 2018, there were approximately 44 holders of record of our common stock.

DIVIDEND POLICY

After this offering, we intend to retain all available funds and any future earnings to reduce debt and fund the development and growth of our business, and we do not anticipate paying any dividends on our common stock. However, in the future, subject to the factors described below and our future liquidity and capitalization, we may change this policy and choose to pay dividends. The amounts available to us to pay cash dividends are restricted by our credit facilities and may be further restricted by any future indebtedness we incur. The declaration and payment of dividends also is subject to the discretion of our board of directors and depends on various factors, including our net income, financial condition, cash requirements, future prospects and other factors deemed relevant by our board of directors.

In addition, under Delaware law, our board of directors may declare dividends only to the extent of our surplus (which is defined as total assets at fair market value minus total liabilities, minus statutory capital) or, if there is no surplus, out of our net profits for the then current and/or immediately preceding fiscal year.

Any future determination to pay dividends will be at the discretion of our board of directors and will take into account:

●	restrictions in our credit facilities;

●	general economic and business conditions;

●	our financial condition and results of operations;

●	our capital requirements;

●	the ability of our operating subsidiaries to pay dividends and make distributions to us; and

●	such other factors as our board of directors may deem relevant.

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CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of June 30, 2018, on:

●	an actual basis;

●	a pro forma basis to give effect to a net increase of approximately $2.1 million in debt from the $3.3 million C6 Capital financing transactions during July and August of 2018, offset by the $1.2 million repayment of the Super G loan balance; and

●	a pro forma as-adjusted basis after giving effect to the sale of 2,500,000 shares of our common stock in this offering at an assumed initial offering price of $6.00 per share (which is the midpoint of the range set forth on the cover of this prospectus) , resulting in a net increase in cash and cash equivalents of approximately $8.9 million after deducting estimated underwriting discounts and commissions and estimated offering expenses of approximately $1.4 million, in the aggregate, and after deducting the planned repayment of debt to Kishore Khandavalli and C6 Capital of approximately $1.4 million and $3.3 million, respectively. See “Use of Proceeds” on page 31.

You should read the following table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes appearing elsewhere in this prospectus.

	As of June 30, 2018
		Pro	Pro Forma
	Actual	Forma (1)	As Adjusted (2) (3)
Cash and cash equivalents	$864,130	$2,914,130	$11,839,130
Debt	$13,839,501	$15,889,501	$11,214,501
Redeemable common stock, $0.0001 par value, 549,067 shares issued and outstanding	2,056,637	2,056,637	2,056,637
Members’/stockholders’ equity:
Preferred stock, $0.0001 par value, 10,000,000 shares authorized, none issued and outstanding	-	-	-
Common stock, $0.0001 par value per share, 100,000,000 shares authorized, 7,447,569 shares outstanding on an actual basis, 7,447,569 shares outstanding on a pro forma basis, 9,947,569 shares outstanding on a pro forma as adjusted basis	745	745	995
Additional paid-in capital	7,588,023	7,588,023	21,187,773
Accumulated deficit	(5,277,930)	(5,277,930)	(5,277,930)
Accumulated other comprehensive income	(4,738)	(4,738)	(4,738)
Total SharedLABS stockholders’ equity	2,306,100	2,306,100	15,906,100
Total capitalization	$18,202,238	$20,252,238	$29,177,238

The information presented above is based on the number of shares of our common stock outstanding as of June 30, 2018.

(1) The pro forma information presented is reflective of the financing transaction s with C6 Capital and the repayment of the Super G loan balance , which is discussed elsewhere in this prospectus.

(2) The pro forma as adjusted information presented is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. A $1.00 increase (decrease) in the assumed initial public offering price of $6.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, would increase (decrease) our pro forma as adjusted cash and cash equivalents, additional paid-in capital, total stockholders’ equity, and total capitalization by approximately $2.3 million, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated underwriting discounts and commissions. Similarly, each increase (decrease) of one million shares in the number of shares offered by us would increase (decrease) our pro forma as adjusted cash and cash equivalents, additional paid-in capital, total stockholders’ equity, and total capitalization by approximately $5.5 million, assuming that the assumed initial public offering price, which is the midpoint of the price range set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions. If the underwriters’ option to purchase additional shares is exercised in full, the pro forma as adjusted amount of each of cash and cash equivalents, additional paid-in capital, total stockholders’ equity, and total capitalization would increase by approximately $2.07 million, after deducting the estimated underwriting discounts and commissions, and we would have 10,871,636 shares of our common stock and no shares of our preferred stock issued and outstanding, pro forma as adjusted.

(3) The pro forma as adjusted information presented is reflective of the planned repayment of debt to Kishore Khandavalli and C6 Capital of approximately $1.4 million and $3.3 million, respectively. See “Use of Proceeds” on page 31.

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DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the initial public offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock immediately after this offering. The net tangible book value of our common stock as of June 30, 2018 was $(15,879,747), or $(1.99) per share. Net tangible book value per share represents our total tangible assets (which excludes deferred offering costs), less our total liabilities, divided by the number of shares of outstanding common stock.

After giving effect to the receipt of the net proceeds from our sale of 2,500,000 shares of common stock in this offering at an assumed initial public offering price of $6.00 per share, the midpoint of the range set forth on the cover of this prospectus, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2018 would have been $(2,279,747), or $(0.22) per share. This represents an immediate increase in net tangible book value of $1.77 per share to existing stockholders and an immediate dilution of $6.22 per share to new investors purchasing common stock in this offering.

We are conducting this offering concurrently with a secondary offering pursuant to which Selling Stockholders are offering an aggregate of 1,137,250 shares of our common stock, and the offering price of each offering could differ.

The following table illustrates this dilution on a per share basis to new investors:

Assumed initial public offering price per share		$6.00
Net tangible book value per share as of June 30, 2018	$(1.99)
Increase per share attributable to investors in this offering	$1.77

Net tangible book value per share, as adjusted to give effect to this offering		$(0.22)

Dilution in net tangible book value per share to new investors in this offering		$6.22

A $1.00 increase (decrease) in the assumed initial public offering price of $6.00 per share would increase (decrease) the net tangible book value, as adjusted to give effect to this offering, by $0.22 per share and the dilution to new investors by $0.78 per share, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts and commissions and estimated expenses payable by us. Similarly, each increase of one million shares in the number of shares of common stock offered by us would increase the net tangible book value, as adjusted to give effect to this offering, by $0.50 per share and reduce the dilution to new investors by $0.50 per share, assuming the assumed initial public offering price remains the same and after deducting underwriting discounts and commissions and estimated expenses payable by us. Similarly, each decrease of one million shares in the number of shares of common stock offered by us would decrease the net tangible book value, as adjusted to give effect to this offering, by $0.60 per share and increase the dilution to new investors by $0.60 per share, assuming the assumed initial public offering price remains the same and after deducting underwriting discounts and commissions and estimated expenses payable by us. If the underwriters exercise their over-allotment option in full, the net tangible book value per share of our common stock, as adjusted to give effect to this offering, would be $(0.02) per share, and the dilution in net tangible book value per share to investors in this offering would be $6.02 per share of common stock.

The table below summarizes as of June 30, 2018, on an as adjusted basis described above, the number of shares of our common stock, the total consideration and the average price per share (i) paid to us by existing stockholders and (ii) to be paid by new investors purchasing our common stock in this offering at an assumed initial public offering price of $6.00 per share, before deducting underwriting discounts and commissions and estimated offering expenses.

	Shares Purchased		Total Consideration
	Number	Percent	Amount (in thousands)	Percent	Average Price Per Share
Existing stockholders	7,996,636	76%	4,765	24%	0.60
New investors	2,500,000	24%	15,000	76%	6.00
Total	10,496,636	100%	19,765	100%	1.88

To the extent that any outstanding options are exercised, new options are issued under our stock-based compensation plans or we issue additional shares of common stock in the future, there will be further dilution to investors participating in this offering. If all outstanding warrants as of June 30, 2018 were exercised, then our existing stockholders, including the holders of these warrants, would own 80% and our new investors would own 20% of the total number of shares of our common stock outstanding upon the completion of this offering. In such event, the total consideration paid by our existing stockholders, including the holders of these warrants, would be approximately $10.2 million, or 41%, the total consideration paid by our new investors would be $15 million, or 59%, of the total consideration for our common stock outstanding upon the completion of this offering, and, the average price per share paid by our existing stockholders would be $1.04 and the average price per share paid by our new investors would be $6.00.

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DETERMINATION OF OFFERING PRICE

Since our shares of common stock are not listed or quoted on any exchange or quotation system, the initial public offering price was determined through negotiations between us and the representative of the underwriters. In addition to prevailing market conditions, the factors considered in determining the initial public offering price included the following:

●	the information included in this prospectus and otherwise available to the representative;
●	the valuation multiples of publicly traded companies that the representative believes to be comparable to us;
●	our financial information;
●	our prospects and our history, and the prospects of the industry in which we compete;
●	an assessment of our management, its past and present operations, and the prospects for, and timing of, our future revenues; and
●	the above factors in relation to market values and various evolution measures of other companies engaged in activities similar to ours.

An active trading market for our common shares may not develop. It is also possible that, after the offering, the shares will not trade in the public market at or above the initial public offering price. The initial public offering price does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we have applied to have our common stock listed on The Nasdaq Capital Market. No assurance can be given that our application will be approved.

There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions and many of these factors are not within our control.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION S (CERTAIN SECTIONS RESTATED)

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the section titled “ Summary Selected Consolidated Financial and Other Data” and the consolidated financial statements and related notes thereto included elsewhere in this prospectus. The historical results and pro forma data set forth below are not necessarily indicative of what the actual results of operations would have been had the acquisitions occurred on the first day of each period presented, nor do they purport to be indicative of the results of future operations. The pro forma information should be read in conjunction with Note 4-Pro Forma Financial Information (Unaudited) in the notes to the unaudited condensed consolidated financial statements for the six months ended June 30, 2018 and 2017, Note 5-Acquisitions in the notes to the consolidated financial statements for the years ended December 31, 2017 and 2016, and the unaudited pro forma consolidated financial statements for SharedLABS, Inc. and Subsidiaries beginning on page F-85. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed below. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in the section titled “Risk Factors” included elsewhere in this prospectus.

Restatement

As discussed in Note 2 — Restatement of Previously Issued Financial Statements to the consolidated financial statements, we are restating our consolidated financial statements and related financial information for the year ended December 31, 2017.

Company Overview

We are an information technology (“IT”) services company. We enable businesses and organizations to radically adapt as they harness our extensive experience with next-generation technologies like cloud hosting, big data analytics, artificial intelligence (“AI”), and the Internet of Things (“IoT”). Rather than offer a “one size fits all” approach, through strategy, consulting, design and implementation, we tailor our professional services to each client’s needs to provide customized IT solutions, allowing them to make the absolute most of our services. We complement our professional services with project management, managed services, maintenance and support; in other words, we shepherd each and every product through its entire lifecycle. Even with this care, we remain a flexible organization that is able to predict and capitalize upon new technologies. We believe that our ability to straddle the present and the future sets us apart from our competitors.

We enable business transformation through our expertise in IT solutions and offer a broad range of software, digital, cloud, and security services and solutions to both commercial and government clients across various sectors including technology, digital media and entertainment, banking and insurance, payments, transportation, retail and e-commerce. Our industry and technological expertise and our investments in network, data center, security, collaboration and mobility allow us to customize our integration services specifically for each client. We differentiate ourselves in the market through our bias for action, our unwavering commitment to client satisfaction, our market-driven services, and our exceptional knowledge and insight into the industries and vertical markets we serve.

We are investing in key focus areas to build and deliver our next-generation infrastructure and software capabilities in order to bring customers greater value and innovation. We leverage our deep experiential knowledge, technological competencies, and innovative solutions to provide market-leading platforms powered by our exceptional global delivery service. Our solutions are delivered through a broad suite of professional services, including software development, digital marketing, strategy, consulting, design and implementation. We customize our service offerings to the client’s needs to enable them to attain their data, network applications, and workforce objectives. We complement our professional services with project management, technology acquisition, managed services, maintenance and support to offer a full lifecycle model. Our services-led, lifecycle model leads to ongoing client engagement.

Using our methodology, global delivery model, innovative solutions, and industry expertise, we provide cost-effective services that enable our clients to use IT to enhance business performance, accelerate time-to-market, increase productivity and improve customer service. Given our broad technology enablement, approach to service delivery, flexible services model, and robust partner community, we believe that we are well positioned to be a leading technology services company by providing end-to-end technology and business solutions to the newly defined enterprise.

Factors Affecting Our Operating Performance

We believe that the financial performance of our business and our future success are dependent upon many factors, including those highlighted in this section. Our operating performance will depend upon many variables, including the success of our growth strategies and the timing and size of investments and expenditures that we choose to undertake, as well as market growth and other factors that are not within our control.

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Macroeconomic environment: Weak economic conditions generally, U.S. federal or other government spending cuts, a rising interest rate environment, uncertain tax and regulatory policies, weakening business confidence or a tightening of credit markets could cause our clients and potential clients to postpone or reduce spending on technology solutions, products or services. Our clients are diverse, including both public and private sector parties, but any long-term, severe or sustained economic downturn may adversely affect all of our clients.

Competitive markets: We believe that we are uniquely positioned to take advantage of the markets in which we operate because of our expertise and specialization. We focus on the middle-market segment of the IT Services market. Since most large-scale IT Service providers focus on larger enterprises and because smaller regional competitors are typically unable to provide end-to-end solutions, we believe the middle market is underpenetrated and underserved. Strategic and investment decisions by our competitors may affect our operating performance.

Delivery of complex technology solutions: Our vendor agnostic approach to the market allows us to develop optimal IT solutions for our clients based on what we view as the best mix of technologies. We deliver our end-to-end solutions through a full lifecycle model, which combines consulting, engineering, managed services, and technology to give us a significant competitive advantage compared to other IT providers. Our ability to effectively manage project engagements, including logistics, product availability, client requirements, engineering resources, and service levels, will affect our financial performance.

Vendor relationships: We are focused on developing and strengthening our relationships with OEMs. We partner with OEMs to deploy product offerings. Pricing and incentive programs are subject to change, and the loss of, change in business relationship with or change in the behavior, including the timing of fulfillment, of any key vendor partners, or the diminished availability of their products, may impact the timing of our sales or could reduce the supply and increase the cost of the products we sell. While we maintain existing relationships with large vendors, there is no guarantee that our vendor partners will continue to develop or produce information technology products that are popular with our clients. We maintain the ability to evolve our vendor relationships as necessary to respond to market trends.

Seasonality: Our results may be affected by slight variances as a result of seasonality we may experience across our business. This seasonality is typically driven by budget cycles and spending patterns across our diverse client base. For example, our local, state and federal government clients operate on an annual budget cycle, most often on the basis of a fiscal year that begins October 1. Our private sector clients operate on an annual budget cycle, most often on the basis of a fiscal year that begins January 1. It is not uncommon to experience a higher level of contract awards, funding actions and overall government and private demand for services in the final months and weeks of the government and private fiscal years, respectively. Consequently, our revenue in the first and second quarters of our fiscal year may be greater than revenue recognized in the third and fourth quarters of our fiscal year.

Recent Developments

iTech US, Inc. and SmartWorks, LLC Acquisition

We acquired all of the outstanding stock of iTech effective after the close of business on June 30, 2017. Accordingly, the consolidated financial statements include the results of operations of the iTech and its subsidiaries, SmartWorks and iTech IT, from that date forward. The aggregate purchase price was approximately $16.9 million, which was comprised of $11,000,000 in cash, consisting of $2,000,000 in long-term debt, and an assignment agreement of $7,275,000 and cash. Along with cash, the purchase includes approximately $3,081,000 in seller notes payable, 885,436 shares of common stock, contingent consideration of $606,795 and warrants to purchase up to 16,000 shares of common stock of the Company issued as part of the purchase. The fair value of the common stock and warrants issued was $2,195,881 and $1,890, respectively.

A total of 485,436 (the “Rollover Shares”) of the 885,436 common shares issued to the seller is subject to a Value Assurances Agreement (the “Contingent Consideration”), which assures that the value of the shares subject to the agreement will maintain a fair value of not less than $2,000,000 as of the second anniversary of the effective date of the acquisition. If the fair value is less than $2,000,000, the Company will issue such number of additional shares of common stock as is necessary to ensure the fair value of the total shares subject to this agreement is equal to $2,000,000, capped at 242,718 additional shares. These shares are also subject to a call option prior to the second anniversary of the effective date, under which we may purchase the shares subject to this agreement in total for $2,000,000, or in part by dividing $2,000,000 by the total shares subject to this agreement to establish a per share price for the purchase. The call option is subject to certain conditions, as defined in the agreement. On the date of the acquisition the Company recorded a liability at fair value of $606,795 related to the contingent stock liability. The fair value of the Contingent Consideration is based on the Company’s most recent sales of equity securities (See Note 12). As of December 31, 2017, $422,329 was the fair value of the Contingent Consideration obligation in connection with this acquisition.

The remaining 400,000 of the 885,436 shares of the common stock issued to the seller is subject to a Put and Call Option Agreement, under which the seller has the option, exercisable any time after 90 days from the effective date of the acquisition, to sell to the Company all or any portion of the common shares owned for a price of $2.60 per share. The Company has the right to purchase from the seller any or all of the common shares owned for a price of $2.60 per share. The securities must be classified outside of permanent equity because certain redemption features of the common stock are outside of the Company’s control. The initial carrying value of the redeemable common stock is its issuance date fair value of $992,000. Subsequently, the Company concluded the security was currently redeemable and recorded in temporary equity at December 31, 2017 the maximum redemption amount of $1,040,000. Increases in the carrying amount of the redeemable common stock are affected by charges against retained earnings (or in the absence of retained earnings, additional paid-in capital). The Company recorded a deemed dividend of $48,000 related to the increase in the redemption value.

In addition to the purchase price the Company agreed to pay the seller a management fee of $10,000 per day for each calendar day beginning July 1, 2017 until the closing occurred on August 11, 2017 which totaled $410,000. These fees were recorded as transaction costs.

ExoiS Inc. Acquisition

Effective December 1, 2017, we acquired all of the outstanding stock of ExoiS, Inc. in exchange for 149,067 shares of the Company’s common stock. The fair value of the common stock issued was $259,377.

The common stock issued to the seller is subject to a Put Option Agreement, under which the seller has the option to sell to the Company all the common shares owned for a price equal to the greater of i) $1,016,637 or ii) the fair market value of the shares as of the date of the exercise notice. The securities must be classified outside of permanent equity because certain redemption features of the common stock are outside of the Company’s control. The initial carrying value of the redeemable common stock is its issuance date fair value of $259,377. Subsequently, the Company concluded the security was currently redeemable and recorded in temporary equity at December 31, 2017 the maximum redemption amount of $1,016,637. Increases in the carrying amount of the redeemable common stock are affected by charges against retained earnings (or in the absence of retained earnings, additional paid-in capital). The Company recorded a deemed dividend of $757,260 related to the increase in the redemption value.

C6 Capital, LLC Advance Agreements

The Company completed a transaction on July 5, 2018 with C6 Capital, LLC (“C6”) to raise $1,750,000, less applicable fees, which is an advance on future revenues. As a result of this transaction, the Company has agreed to sell, assign and transfer, without recourse, certain proceeds of each future sale made by the Company, until C6 has received their purchased amount of future revenues. The purchased amount is determined based on the number of calendar days between funding by C6 and delivery of purchased amount to C6, as follows: (a) $2,030,000 within 30 days; (b) $2,080,500 within 60 days; (c) $2,212,000 within 90 days; (d) $2,215,500 within 120 days; or (e) $2,397,500 after 120 days.

To satisfy the Super G Business Loan, as more fully described below (See “Liquidity and Capital Resources”), on August 30, 2018, the Company completed a second transaction with C6 to raise $1,500,000, less applicable fees, which is an advance on future revenues. As a result of this transaction, the Company has agreed to sell, assign and transfer, without recourse, certain proceeds of each future sale made by the Company, until C6 has received their purchased amount of future revenues. The purchased amount is determined based on the number of calendar days between funding by C6 and delivery of purchased amount to C6, as follows: (a) $1,800,000 within 90 days; or (b) $2,055,000 after 90 days.

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Results of Operations for the Three Months Ended June 30, 2018 and 2017.

The condensed consolidated financial information below includes the results of operations of iTech and ExoiS from the date of each acquisition forward.

The following table sets forth the summary income statement for the three months ended June 30, 2018 and 2017:

	For the Three Months Ended	For the Three Months Ended
	June 30, 2018	June 30, 2017
Net revenue	$18,227,869	$-
Cost of revenue	$(15,956,209)	$-
Operating expenses	$(2,650,690)	$(1,203,576)
Other income (expenses), net	$(1,112,925)	$-
Benefit from income taxes	$344,630	$-
Net loss	$(1,147,325)	$(1,203,576)

Revenues: Revenues consist primarily of IT consulting, application development, and project development services. Revenues generated during the six months ended June 30, 2018 from our four solution areas were as follows: (i) approximately 64.5% from software & applications; (ii) approximately 26.8% from data & analytics; (iii) approximately 5.6% from cloud; and (iv) approximately 3.1% from web & digital.

Revenue was $18,227,869 for the three months ended June 30, 2018, as compared to $0 for the three months ended June 30, 2017. The substantial increase in revenue was due to the iTech and ExoiS acquisitions which took place during the second half of 2017. The Company recognized revenue from iTech of approximately $17.9 million and ExoiS of approximately $208,000 during the six months ended June 30, 2018.

Cost of Revenues: Cost of revenues consist primarily of compensation and related costs for personnel along with costs related to outside programmers.

Cost of revenues was $15,956,209 for the three months ended June 30, 2018, as compared to $0 for the three months ended June 30, 2017. The substantial increase in cost of revenues was due to the iTech acquisition which took place during the second half of 2017. The Company recognized cost of revenues from iTech of approximately $15.9 million during the three months ended June 30, 2018.

Operating Expenses: Operating expenses consist primarily of compensation and related costs for personnel and include costs related to facilities, finance, human resources, information technology and fees for professional services. Professional services are principally comprised of outside legal, audit and outsourcing services.

Operating expenses increased by $1,447,114 during the three months ended June 30, 2018, as compared to the three months ended June 30, 2017. The overall increase in operating expenses is primarily attributable to the following net increases (decreases) in operating expenses:

●

A decrease in stock-based compensation expense of $942,400. During the three months ended June 30, 2018, no stock-based awards were granted. During the three months ended June 30, 2017, the Company recognized $198,400 and $744,000 of stock-based compensation as a result of stock-based awards granted to employees and consultants, respectively;

●	An increase of payroll and related expenses of $1,709,164 (excluding stock-based compensation - see above). The substantial increase in payroll and related expenses was due to the iTech and ExoiS acquisitions during 2017. The Company recorded payroll and related expenses from iTech of approximately $1.01 million and ExoiS of approximately $67,000 during the three months ended June 30, 2018. In addition, subsequent to the second quarter of 2017, the Company hired two finance and accounting employees, one sales and marketing employee, and three administrative employees (collectively, the “New Employees”). The Company recorded payroll and related expenses of approximately $598,000 during the three months ended June 30, 2018 related to the New Employees. During the three months ended June 30, 2017, the Company did not have payroll expenses;

●

An increase in professional fees of $3,234 (excluding stock-based compensation - see above). In the current period the Company incurred an increase in consulting fees of approximately $240,000 related to business development, financial advisory services, auditing fees and legal fees related to public filing requirements. $17,500 of the $240,000 increase in consulting fees was due to the iTech and ExoiS acquisitions which took place during the second half of 2017. During the three months ended June 30, 2017, the Company incurred professional fees related to acquisition costs of approximately $242,000;

●

An increase in computer, internet expenses and supplies of $74,000. $40,500 of the $74,000 increase in computer, internet expenses and supplies was due to the iTech and ExoiS acquisitions which took place during the second half of 2017;

●

An increase in rent and facility related expense of $188,000. $166,000 of the $188,000 increase in rent and facility related expense was due to the iTech and ExoiS acquisitions which took place during the second half of 2017;

●	An increase in amortization expense of $226,263 as a result of the intangible assets acquired in the iTech and ExoiS acquisitions which took place during the second half of 2017; and

●

An increase in travel, marketing and marketing related expenses of $71,800. $14,000 of the $71,800 increase in travel, marketing and marketing related expenses was due to the iTech and ExoiS acquisitions which took place during the second half of 2017.

Other expenses: Other expenses consist primarily of interest expense primarily related to the Company’s factoring agreement, promissory notes and warrant issuances, changes in fair value of contingent consideration related to the iTech acquisition and changes in fair value of the guarantee liability.

Other expenses were $1,112,925 during the three months ended June 30, 2018, as compared to $0 during the three months ended June 30, 2017. The increase was primarily due to the interest expense on notes issued in conjunction with the acquisition of iTech which took place during the second half of 2017, interest expense on LSQ agreement entered into during the second quarter of 2018 and the change in fair value of the guarantee liability.

For the three months ended June 30, 2018, other expenses consisted of $836,262 in interest expense, a change in fair value of guarantee liability of $276,036 and miscellaneous expenses of $627.

Benefit from income taxes: For the three months ended June 30, 2018, benefit from income taxes was $344,630. This increase was primarily due to the increase in net operating loss carryforward generated during the three months ended June 30, 2018. As of June 30, 2017, management believed that it was more likely than not that the future benefits of its deferred tax assets would not be realized and established a full valuation allowance at that time.

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Results of Operations for the Six Months Ended June 30, 2018 and 2017.

The condensed consolidated financial information below includes the results of operations of iTech and ExoiS from the date of each acquisition forward.

The following table sets forth the summary income statement for the six months ended June 30, 2018 and 2017:

	For the Six Months Ended	For the Six Months Ended
	June 30, 2018	June 30, 2017
Net revenue	$36,010,787	$-
Cost of revenue	$(31,277,710)	$-
Operating expenses	$(5,409,914)	$(1,327,507)
Other income (expenses), net	$(3,030,564)	$-
Benefit from income taxes	$642,280	$-
Net loss	$(3,065,121)	$(1,327,507)

Revenues: Revenues consist primarily of IT consulting, application development, and project development services. Revenues generated during the six months ended June 30, 2018 from our four solution areas were as follows: (i) approximately 63.3% from software & applications; (ii) approximately 27.5% from data & analytics; (iii) approximately 6.4% from cloud; and (iv) approximately 2.8% from web & digital.

Revenue was $36,010,787 for the six months ended June 30, 2018, as compared to $0 for the six months ended June 30, 2017. The substantial increase in revenue was due to the iTech and ExoiS acquisitions which took place during the second half of 2017. The Company recognized revenue from iTech of approximately $35.4 million and ExoiS of approximately $400,000 during the six months ended June 30, 2018.

Cost of Revenues: Cost of revenues consist primarily of compensation and related costs for personnel along with costs related to outside programmers.

Cost of revenues was $31,277,710 for the six months ended June 30, 2018, as compared to $0 for the six months ended June 30, 2017. The substantial increase in cost of revenues was due to the iTech acquisition which took place during the second half of 2017. The Company recognized cost of revenues from iTech of approximately $31.2 million during the six months ended June 30, 2018.

Operating Expenses: Operating expenses consist primarily of compensation and related costs for personnel and include costs related to facilities, finance, human resources, information technology and fees for professional services. Professional services are principally comprised of outside legal, audit and outsourcing services.

Operating expenses increased by $4,082,407 during the six months ended June 30, 2018, as compared to the six months ended June 30, 2017. The overall increase in operating expenses is primarily attributable to the following net increases (decreases) in operating expenses:

●	A decrease in stock-based compensation expense of $798,850. During the six months ended June 30, 2018, the Company recognized $143,550 of stock-based compensation as a result of stock-based awards granted to employees. During the six months ended June 30, 2017, the Company recognized $198,400 and $744,000 of stock-based compensation as a result of stock-based awards granted to employees and consultants, respectively;

●	An increase of payroll and related expenses of $3,223,728 (excluding stock-based compensation - see above). The substantial increase in payroll and related expenses was due to the iTech and ExoiS acquisitions during 2017. The Company recorded payroll and related expenses from iTech of approximately $2.1 million and ExoiS of approximately $139,000 during the six months ended June 30, 2018. In addition, subsequent to the second quarter of 2017, the Company hired two finance and accounting employees, one sales and marketing employee, and three administrative employees (collectively, the “New Employees”). The Company recorded payroll and related expenses of approximately $950,000 during the six months ended June 30, 2018 related to the New Employees. The increase in payroll and related expenses was partially offset by a reduction in severance compensation of $83,000 recorded during the six months ended June 30, 2018. During the six months ended June 30, 2017, the Company did not have payroll expenses;

●	An increase in professional fees of $239,350 (excluding stock-based compensation - see above). In the current period the Company incurred an increase in consulting fees of approximately $595,000 related to business development, financial advisory services, auditing fees and legal fees related to public filing requirements. $46,500 of the $595,000 increase in consulting fees was due to the iTech and ExoiS acquisitions which took place during the second half of 2017. During the six months ended June 30, 2017, the Company incurred professional fees related to acquisition costs of approximately $361,000;

●	An increase in computer, internet expenses and supplies of $153,000. $93,500 of the $153,000 increase in computer, internet expenses and supplies was due to the iTech and ExoiS acquisitions which took place during the second half of 2017;

●	An increase in rent and facility related expense of $373,000. $303,000 of the $373,000 increase in rent and facility related expense was due to the iTech and ExoiS acquisitions which took place during the second half of 2017;

●	An increase in amortization expense of $456,850 as a result of the intangible assets acquired in the iTech and ExoiS acquisitions which took place during the second half of 2017; and

●	An increase in travel, marketing and marketing related expenses of $140,800. $22,000 of the $140,800 increase in travel, marketing and marketing related expenses was due to the iTech and ExoiS acquisitions which took place during the second half of 2017.

Other expenses: Other expenses consist primarily of interest expense primarily related to the Company’s factoring agreement, promissory notes and warrant issuances, changes in fair value of contingent consideration related to the iTech acquisition and changes in fair value of the guarantee liability.

Other expenses were $3,030,564 during the six months ended June 30, 2018, as compared to $0 during the six months ended June 30, 2017. The increase was primarily due to the interest expense on notes issued in conjunction with the acquisition of iTech which took place during the second half of 2017, interest expense on LSQ agreement entered into during the second quarter of 2018 and the change in fair value of the guarantee liability.

For the six months ended June 30, 2018, other expenses consisted of $1,835,945 in interest expense, a change in fair value of guarantee liability of $1,193,243 and miscellaneous expenses of $1,376.

Benefit from income taxes: For the six months ended June 30, 2018, benefit from income taxes was $642,280. This increase was primarily due to the increase in net operating loss carryforward generated during the six months ended June 30, 2018. As of June 30, 2017, management believed that it was more likely than not that the future benefits of its deferred tax assets would not be realized and established a full valuation allowance at that time.

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Results of Operations for the Year Ended December 31, 2017 (As Restated) and For the Period from December 7, 2016 (Inception) to December 31, 2016.

The consolidated financial information below includes the results of operations of iTech and ExoiS from the date of each acquisition forward.

The following table sets forth the summary income statement for the years ended December 31, 2017 and 2016:

	For the Year Ended	For the Period from December 7, 2016 (Inception) to
	December 31, 2017	December 31, 2016
	(As Restated)
Net revenue	$36,226,660	$-
Cost of revenue	$(31,064,482)	$-
Operating expenses	$(7,944,609)	$(445)
Other income (expenses), net	$(1,200,452)	$-
Benefit from income taxes	$1,855,529	$-
Net loss	$(2,127,354)	$(445)

Revenues: Revenues consist primarily of IT consulting, application development, and project development services. Revenues generated during the year ended December 31, 2017 from our four solution areas were as follows: (i) approximately 51.6% from software & applications; (ii) approximately 38.9% from data & analytics; (iii) approximately 7.3% from cloud; and (iv) approximately 2.2% from web & digital.

Revenue was $36,226,660 for the year ended December 31, 2017, as compared to $0 for the period from December 7, 2016 (Inception) to December 31, 2016. The substantial increase in revenue was due to the iTech and ExoiS acquisitions during 2017. The Company recognized revenue from iTech of approximately $35.5 million and ExoiS of approximately $65,000 during the year ended December 31, 2017.

Cost of Revenues: Cost of revenues consist primarily of compensation and related costs for personnel along with costs related to outside programmers.

Cost of revenues was $31,064,482 for the year ended December 31, 2017, as compared to $0 for the period from December 7, 2016 (Inception) to December 31, 2016. The substantial increase in cost of revenues was due to the iTech acquisition during 2017. The Company recognized cost of revenues from iTech of approximately $31.0 million during the year ended December 31, 2017.

Operating Expenses: Operating expenses consist primarily of compensation and related costs for personnel and include costs related to facilities, finance, human resources, information technology and fees for professional services. Professional services are principally comprised of outside legal, audit, and outsourcing services.

Operating expenses increased by $7,944,164 during the year ended December 31, 2017, as compared to the period from December 7, 2016 (Inception) to December 31, 2016. The overall increase in operating expenses is primarily attributable to the following net increases in operating expenses:

●	An increase in stock-based compensation expense of $2,019,619. During the year ended December 31, 2017, the Company recognized $1,806,366 of stock-based compensation as a result of stock-based awards granted to consultants, $213,062 of stock-based compensation as a result of stock-based awards granted to employees and $191 of stock-based compensation as a result of a stock-based award granted to board member. During the period from December 7, 2016 (Inception) to December 31, 2016, the Company recognized $0 of stock-based compensation as the fair value of stock-based awards granted was deemed de minimus on the dates of issuance;

●

An increase of payroll and related expenses of $2,540,586 (excluding stock-based compensation - see above). The substantial increase in payroll and related expenses was due to the iTech and ExoiS acquisitions and hiring new employees during 2017. The Company recorded payroll and related expenses from iTech of approximately $2.0 million and ExoiS of approximately $22,000 during the year ended December 31, 2017. On December 29, 2017, a former employee resigned from their position. The Company accrued $183,000 in severance compensation as of December 31, 2017 per the terms of a separation agreement entered into with the former employee in January 2018. During the period from December 7, 2016 (Inception) to December 31, 2016, the Company did not have payroll expenses;

●	An increase in professional fees of $1,962,553 (excluding stock-based compensation - see above). In the current period the Company incurred an increase in acquisition related professional fees of approximately $1.5 million and an increase in consulting fees of approximately $410,000 related to business development, financial advisory services, auditing fees and legal fees related to public filing requirements. $120,000 of the $410,000 increase in consulting fees was due to the iTech and ExoiS acquisitions during 2017. During the period from December 7, 2016 (Inception) to December 31, 2016, the Company did not incur professional fees;

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●	An increase in computer, internet expenses and supplies of $131,000. $76,000 of the $131,000 increase in computer, internet expenses and supplies was due to the iTech and ExoiS acquisitions during 2017;

●	An increase in rent and facility related expense of $340,000. $295,000 of the $340,000 increase in rent and facility related expense was due to the iTech and ExoiS acquisitions during 2017;

●	An increase in amortization expense of $306,667 as a result of the intangible assets acquired in the iTech and ExoiS acquisitions during 2017;

●	An increase in bad debt expense of $100,000;

●	An increase in amortization of debt issuance costs of approximately $75,000 primarily related to the notes issued in conjunction with the iTech acquisition.; and

●	An increase in travel, marketing and marketing related expenses of $165,000. $58,000 of the $165,000 increase in travel, marketing and marketing related expenses was due to the iTech and ExoiS acquisitions during 2017.

Other income (expenses): Other income (expenses) consist primarily of interest expense primarily related to the Company’s factoring agreement, promissory notes and warrant issuances and changes in fair value of contingent consideration related to the iTech acquisition.

Other income (expenses), net was $(1,200,452) for the year ended December 31, 2017, as compared to $0 for the period from December 7, 2016 (Inception) to December 31, 2016. The increase was primarily due to the issuance of notes in conjunction with the acquisition of iTech partially offset by a decrease in the fair value of contingent liability.

For year ended December 31, 2017 other income (expenses) consisted of $(1,382,826) in interest expense, a change in fair value of contingent liability of $184,466 and miscellaneous expenses of $(2,092).

Benefit from income taxes: For the year ended December 31, 2017, benefit from income taxes was $1,855,529. This increase was primarily due to the net operating loss carryforward generated during the year ended December 31, 2017, intangible assets recorded as part of the iTech and ExoiS acquisitions, and the impact of the Tax Cuts and Jobs Act.

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Pro Forma Results of Operations for the Three Months Ended June 30, 2018 and 2017.

The pro forma condensed consolidated financial information below summarizes the consolidated results of operations of the Company and acquired entities for the three months ended June 30, 2018 and 2017 as if the acquisition of the acquired entities had occurred on January 1, 2017.

The following table sets forth the pro forma summary income statements for the three months ended June 30, 2018 and 2017:

	For the Three Months Ended	For the Three Months Ended
	June 30, 2018(1)	June 30, 2017
Net revenue	$18,227,869	$17,579,819
Cost of revenue	$(15,956,209)	$(15,051,828)
Operating expenses	$(2,650,690)	$(2,890,042)
Other expenses	$(1,112,925)	$(705,356)
Income tax benefit (expense)	$344,630	$356,337
Net loss	$(1,147,325)	$(711,070)

(1)   Reflects actual results as there were no pro forma adjustments for the three months ended June 30, 2018.

Revenues: Revenues consist primarily of IT consulting, application development, and project development services. Revenues generated during the three months ended June 30, 2018 from our four solution areas were as follows: (i) approximately 64.5% from software & application services; (ii) approximately 26.8% from data & analytics; (iii) approximately 5.6% from cloud services; (iv) approximately 3.1% from web & digital.

Pro forma revenue was $18,227,869 for the three months ended June 30, 2018, as compared to $17,579,819 for the three months ended June 30, 2017. The increase in revenue is mainly due to an increase in cloud services revenue from ExoiS, as well as the positive impact of new business at SharedLABS. The Company recognized revenue from iTech of approximately $17.9 million for the three months ended June 30, 2018 compared to $17.3 million for the three months ended June 30, 2017.

Cost of Revenues: Cost of revenues consist primarily of compensation and related costs for personnel along with costs related to outside programmers.

Pro forma cost of revenues was $15,956,209 for the three months ended June 30, 2018, as compared to $15,051,828 for the three months ended June 30, 2017. The increase in cost of revenues was partially due to higher sales, as well as a strategic move from the use of outside contractors to full-time employees. The Company recognized cost of revenues from iTech of approximately $15.9 million, for the three months ended June 30, 2018 compared to $15.0 million for the three months ended June 30, 2017.

Operating Expenses: Operating expenses consist primarily of compensation and related costs for personnel and include costs related to facilities, finance, human resources, information technology and fees for professional services. Professional services are principally comprised of outside legal, audit and outsourcing services.

Pro forma operating expenses were $2,650,690 for the three months ended June 30, 2018 as compared to $2,890,042 for the three months ended June 30, 2017. The overall increase in operating expenses is primarily attributable to the following approximate net increases in operating expenses:

●	A decrease in stock-based compensation expense of approximately $942,400. During the three months ended June 30, 2018, no stock-based awards were granted. During the three months ended June 30, 2017, the Company recognized $198,400 and $744,000 of stock-based compensation as a result of stock-based awards granted to employees and consultants, respectively;

●	An increase of payroll and related expenses of approximately $837,420 (excluding stock-based compensation - see above). During the fiscal year ended 2017, the Company hired two finance and accounting employees, one sales and marketing employee, and three administrative employees;

●	An increase in professional fees of approximately $151,200 (excluding stock-based compensation - see above) related to business development, financial advisory services, auditing fees and legal fees related to public filing requirements;

Other expenses: Other expenses consist primarily of interest expense primarily related to the Company’s factoring agreement, promissory notes and warrant issuances, changes in fair value of contingent consideration related to the iTech acquisition and changes in fair value of the guarantee liability.

Pro forma other expenses were $1,112,925 for the three months ended June 30, 2018, as compared to $705,356 for the three months ended June 30, 2017. The increase was primarily due to the interest expense on the LSQ agreement entered into during the first quarter of 2018 and the change in fair value of the guarantee liability.

Pro forma income tax benefit (expense): For the three months ended June 30, 2018, benefit from income taxes was $344,630 compared to $356,337 for the three months ended June 30, 2017.

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Pro Forma Results of Operations for the Six Months Ended June 30, 2018 and 2017.

The pro forma condensed consolidated financial information below summarizes the consolidated results of operations of the Company and acquired entities for the six months ended June 30, 2018 and 2017 as if the acquisition of the acquired entities had occurred on January 1, 2017.

The following table sets forth the pro forma summary income statements for the six months ended June 30, 2018 and 2017:

	For the Six Months Ended	For the Six Months Ended
	June 30, 2018(1)	June 30, 2017
Net revenue	$36,010,787	$35,956,285
Cost of revenue	$(31,277,710)	$(30,901,342)
Operating expenses	$(5,409,914)	$(4,899,510)
Other expenses	$(3,030,564)	$(1,213,650)
Income tax benefit (expense)	$642,280	$326,783
Net loss	$(3,065,121)	$(731,434)

(1)   Reflects actual results as there were no pro forma adjustments for the six months ended June 30, 2018.

Revenues: Revenues consist primarily of IT consulting, application development, and project development services. Revenues generated during the six months ended June 30, 2018 from our four solution areas were as follows: (i) approximately 63.2% from software & application services; (ii) approximately 27.5% from data & analytics; (iii) approximately 6.4% from cloud services; and (iv) approximately 2.8% from web & digital.

Pro forma revenue was $36,010,787 for the six months ended June 30, 2018, as compared to $35,956,285 for the six months ended June 30, 2017. The increase in revenue is mainly due to an increase in cloud services revenue from ExoiS, as well as the positive impact of new business brought in by SharedLABS. The Company recognized revenue from iTech of approximately $35.4 million for the six months ended June 30, 2018 compared to $35.3 million for the six months ended June 30, 2017.

Cost of Revenues: Cost of revenues consist primarily of compensation and related costs for personnel along with costs related to outside programmers.

Pro forma cost of revenues was $31,277,710 for the six months ended June 30, 2018, as compared to $30,901,342 for the six months ended June 30, 2017. The increase in cost of revenues was partially due to higher sales, as well as a strategic move from the use of outside contractors to full-time employees. The Company recognized cost of revenues from iTech of approximately $31.2 million, for the six months ended June 30, 2018 compared to $30.8 million for the six months ended June 30, 2017.

Operating Expenses: Operating expenses consist primarily of compensation and related costs for personnel and include costs related to facilities, finance, human resources, information technology and fees for professional services. Professional services are principally comprised of outside legal, audit and outsourcing services.

Pro forma operating expenses were $5,409,914 for the six months ended June 30, 2018 as compared to $4,899,510 for the six months ended June 30, 2017. The overall increase in operating expenses is primarily attributable to the following net increases in operating expenses:

●	A decrease in stock-based compensation expense of $798,850. During the six months ended June 30, 2018, the Company recognized $143,550 of stock-based compensation as a result of stock-based awards granted to employees. During the six months ended June 30, 2017, the Company recognized $198,400 and $744,000 of stock-based compensation as a result of stock-based awards granted to employees and consultants, respectively;

●	An increase of payroll and related expenses of approximately $1,407,000 (excluding stock-based compensation - see above). During the fiscal year ended 2017, the Company hired two finance and accounting employees, one sales and marketing employee, and three administrative employees;

●	An increase in professional fees of approximately $411,000 (excluding stock-based compensation - see above) related to business development, financial advisory services, auditing fees and legal fees related to public filing requirements;

Other expenses: Other expenses consist primarily of interest expense primarily related to the Company’s factoring agreement, promissory notes and warrant issuances, changes in fair value of contingent consideration related to the iTech acquisition, changes in fair value of contingent liability and changes in fair value of the guarantee liability.

Pro forma other expenses were $3,030,564 for the six months ended June 30, 2018, as compared to $1,213,650 for the six months ended June 30, 2017. The increase was primarily due to the interest expense on the LSQ agreement entered into during the first quarter of 2018 and the change in fair value of the guarantee liability.

Pro forma income tax benefit (expense): For the six months ended June 30, 2018, benefit from income taxes was $642,280 compared to $326,783 for the six months ended June 30, 2017. This increase in benefit was primarily due to the net operating loss generated for six months ended June 30, 2018.

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Pro Forma Results of Operations for the Years Ended December 31, 2017 and 2016.

The pro forma consolidated financial information below summarizes the consolidated results of operations of the Company and acquired entities for the years ended December 31, 2017 and 2016 as if the acquisition of the acquired entities had occurred on January 1, 2016. The operations of ExoiS were deemed immaterial during the year ended December 31, 2016 and are not presented in the December 31, 2016 pro forma financial information below.

The following table sets forth the pro forma summary income statements for the years ended December 31, 2017 and 2016:

	For the Year Ended	For the Year Ended
	December 31, 2017	December 31, 2016
Net revenue	$73,397,942	$74,280,696
Cost of revenue	$(63,232,731)	$(65,135,402)
Operating expenses	$(10,400,383)	$(6,953,915)
Other income (expenses), net	$(2,691,294)	$(2,610,203)
Benefit from income taxes	$1,128,307	$116,446
Net loss	$(1,798,159)	$(302,378)

Revenues: Revenues consist primarily of IT consulting, application development, and project development services. Revenues generated during the year ended December 31, 2017 from our four solution areas were as follows: (i) approximately 59.0% from software & applications; (ii) approximately 31.2% from data & analytics; (iii) approximately 7.8% from cloud; and (iv) approximately 2.0% from web & digital.

Revenue was $73,397,942 for the year ended December 31, 2017, as compared to $74,280,696 for the year ended December 31, 2016. The decreases in revenue was due to iTech having a slight move to lower revenue projects that carry a higher margin.

Cost of Revenues: Cost of revenues consist primarily of compensation and related costs for personnel along with costs related to outside programmers.

Cost of revenues was $63,232,731 for the year ended December 31, 2017, as compared to $65,135,402 for the year ended December 31, 2016. The decrease in cost of revenues was due to a slight redirection to higher margin projects along with the reduction of revenue.

Operating Expenses: Operating expenses consist primarily of compensation and related costs for personnel and include costs related to facilities, finance, human resources, information technology and fees for professional services. Professional services are principally comprised of outside legal, audit, and outsourcing services.

Operating expenses increased by $3,446,468 during the year ended December 31, 2017, as compared to the year ended December 31, 2016. The overall increase in operating expenses is primarily attributable to the following approximate net increases (decreases) in operating expenses:

●	An increase in stock-based compensation expense of $2,019,619. During the year ended December 31, 2017, the Company recognized $1,806,366 of stock-based compensation as a result of stock-based awards granted to consultants, $213,062 of stock-based compensation as a result of stock-based awards granted to employees and $191 of stock-based compensation as a result of a stock-based award granted to board member. During the year ended December 31, 2016, the Company recognized $0 of stock-based compensation as the fair value of stock-based awards granted was deemed de minimus on the dates of issuance.

●	An increase in professional fees of $646,501 (excluding stock-based compensation - see above). In the current period the Company incurred an increase in professional fees, advisory services and audit fees related to public filing requirements.

Other expenses: Other expenses consist primarily of interest expense primarily related to the Company’s factoring agreement, promissory notes and warrant issuances.

Other expenses were $2,691,294 for the year ended December 31, 2017, as compared to $2,610,203 for the year ended December 31, 2016. The decrease was primarily due to pay down of notes in conjunction with the acquisition of iTech.

Benefit from income taxes: For the year ended December 31, 2017, benefit from income taxes was $1,128,307 as compared to $ 116,446 for the year end December 31, 2016. This increase in benefit was primarily due to the net operating loss generated by the acquisition of iTech and ExoiS.

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Liquidity and Capital Resources

The following table summarizes total current assets, liabilities and working capital at June 30, 2018 compared to December 31, 2017:

	June 30, 2018	December 31, 2017	Increase/ (Decrease)
Current Assets	$14,933,460	$12,969,890	$1,963,570
Current Liabilities	$27,782,767	$24,133,253	$3,649,514
Working Capital (Deficit)	$(12,849,307)	$(11,163,363)	$1,685,944

As of June 30, 2018, we had a working capital deficit of $12,849,307 as compared to working capital deficit of $11,163,363 as of December 31, 2017, an increase in working capital deficit of $1,685,944. During the six months ended June 30, 2018 we received proceeds of approximately $1.6 million from the issuance of common stock and warrants and net proceeds from our factor of approximately $2.8 million. The Company used the proceeds to fund operations during the current period, pay down accrued liabilities and pay down certain debt.

The following table summarizes total current assets, liabilities and working capital at December 31, 2017 compared to December 31, 2016:

	December 31, 2017 (As Restated)	December 31, 2016	Increase/ (Decrease)
Current Assets	$12,969,890	$15,000	$12,954,890
Current Liabilities	$24,133,253	$-	$24,133,253
Working Capital (Deficit)	$(11,163,363)	$15,000	$(11,178,363)

As of December 31, 2017, we had a working capital deficit of $11,163,363 as compared to working capital of $15,000 as of December 31, 2016, a decrease of $11,178,363. During the year ended December 31, 2017 we received proceeds of approximately $3.16 million from the issuance of common stock and warrants and $160,000 from stockholder capital contributions. We used the proceeds to fund operations during the current period, pay business acquisition costs and pay down certain debt. In addition, in conjunction with the acquisitions of iTech and ExoiS, we entered into promissory note agreements in the aggregate amount of approximately $12.3 million, acquired assets (excluding goodwill) in the aggregate amount of approximately $21.8 million and assumed liabilities in the aggregate amount of approximately $16.3 million.

We have applied to list our shares on The Nasdaq Capital Market. If our application is approved, we will be obligated to file annual, quarterly and current reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and the rules subsequently implemented by the SEC and the Public Company Accounting Oversight Board have imposed various requirements on public companies, including requiring changes in corporate governance practices. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities of ours more time-consuming and costly. We expect to spend between $200,000 and $250,000 in legal and accounting expenses annually to comply with our reporting obligations and Sarbanes-Oxley. These costs could affect profitability and our results of operations. No assurance can be given that our application to list on The Nasdaq Capital Market will be approved.

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Management has determined that additional capital will be required in the form of equity or debt securities. In addition, if we cannot raise additional short-term capital we will be forced to continue to further accrue liabilities due to our limited cash reserves. There are no assurances that management will be able to raise capital on terms acceptable to the Company. If we are unable to obtain sufficient amounts of additional capital, we may be required to reduce the scope of our planned development, which could harm our business, financial condition and operating results. If we obtain additional funds by selling any of our equity securities or by issuing common stock to pay current or future obligations, the percentage ownership of our stockholders will be reduced, stockholders may experience additional dilution, or the equity securities may have rights preferences or privileges senior to the common stock. If adequate funds are not available to us when needed on satisfactory terms, we may be required to cease operating or otherwise modify our business strategy.

Going Concern and Management Liquidity Plans

The accompanying condensed consolidated financial statements have been prepared on a going concern basis as of and for the six-month period ended June 30, 2018 and as of and for the year ended December 31, 2017, respectively, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred significant operating losses since inception and continues to generate losses from operations. Additionally, the Company had an accumulated deficit of $5,277,930 and $2,128,044 as of June 30, 2018 and December 31, 2017, respectively. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset amounts or the classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management’s Plan to Continue as a Going Concern

Our ability to continue as a going concern is dependent upon our ability to generate profitable business operations in the future and/or obtaining the necessary financing to meet our obligations and repay our liabilities. To date, we have operated at a loss and remained in business through the issuance of shares of our common stock and warrants, stockholder capital contributions and entering into a short-term loan facility. Management’s plan to continue as a going concern is based on us obtaining additional capital resources through the sale of our securities and/or loans on an as needed basis. The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described above and eventually attaining profitable operations.

In addition to the normal risks associated with a new business venture, there can be no assurance that the Company’s business plan will be successfully executed. Our ability to execute our business plan will depend on our ability to obtain additional financing and achieve a profitable level of operations. There can be no assurance that sufficient financing will be obtained. Further, we cannot give any assurance that we will generate substantial revenues or that our business operations will prove to be profitable. To the extent that the Company is unsuccessful, the Company may need to curtail or cease its operations and implement a plan to extend payables or reduce overhead until sufficient additional capital is raised to support further operations.

Financing Transactions

Prestige Capital Corporation

In connection with the business acquisition of iTech (See Note 5 to the consolidated financial statements contained elsewhere in this document), on August 11, 2017, iTech and SmartWorks each entered into purchase and sale agreements with Prestige Capital Corporation (“Prestige”), pursuant to which Prestige purchased certain accounts receivable totaling $7,275,000. Each agreement is for a one-year term and automatically renews unless terminated at least sixty days prior to expiration of the initial term or the renewal term. Pursuant to these agreements, iTech and SmartWorks each assigned to Prestige certain accounts receivable and contract rights. Upon assignment, Prestige agreed to pay 80% of the face value of billed accounts receivable and 70% of the face value of unbilled accounts receivable (collectively, the “Down Payment”), up to $6,500,000 for iTech and up to $3,500,000 for SmartWorks. Upon collection of the accounts receivable, Prestige agreed to pay the balance of the receivables sold, less a discount fee of 1.65% if paid within 30 days, increasing 0.55% for each additional 10 days outstanding, up to 4.95% if paid within 90 days, and increasing an additional 1.5% for each 10-day period thereafter until the account is paid in full. The outstanding balance due to Prestige under the agreements was paid off in February 2018 (See “LSQ Funding Group, L.C.” below).

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Super G Capital, LLC

In connection with the business acquisition of iTech (See Note 5 to the consolidated financial statements contained elsewhere in this document), on August 11, 2017 the Company entered into a Business Loan and Security Agreement (the “Business Loan”) with Super G Capital, LLC (“Super G”). The Business Loan was for total principal of $2,000,000 plus interest at an annual rate of 20.0% for total interest of $800,000. The Business Loan is payable in semi-monthly installments of $58,333, including interest, fully maturing after 48 equal payments and is secured by substantially all assets of the Company. The loan has a discount provision subject to a reduction of interest by $300,000 if loan is paid in full by February 11, 2018 or a reduction of interest by $200,000 if loan is paid in full by August 11, 2018. In addition, the Company has granted warrants to purchase 120,000 shares of common stock for an exercise price of $0.0001 per share in connection with the issuance of the note. These warrants were fully vested on the date of grant and expire in 2020. On or before August 11, 2020, at the option of Super G, which it may exercise in its sole and absolute discretion, Super G may, in lieu of exercising the warrants, require the Company to pay Super G an exit fee of $300,000 (the “Put Feature”). The Put Feature causes the warrants to be classified as a liability under ASC 480 because that feature embodies an obligation that may require the Company to ultimately transfer assets (e.g., cash). The Company recorded a $300,000 debt discount measured at the amount of cash that would be paid under the warrant agreement if settlement occurred on the date of issuance. The warrant is subsequently measured at the amount of cash that would be paid under the warrant agreement if settlement occurred as of the reporting date which is $300,000. In addition the Company incurred debt issuance costs of $100,000. The debt discount and debt issuance costs are being accreted over the life of the loan to interest expense.

The Business Loan contains certain covenants, including the following financial covenants:

i)

Maintain minimum unrestricted cash of no less than $1,000,000. Minimum unrestricted cash is defined as cash on hand plus the remaining borrowing availability under the LSQ (formerly Prestige) senior loan agreement;

ii)	Maintain revenue and adjusted earnings before interest taxes depreciation and amortization (“EBITDA”) of no less than $800,000 for each three-month period ending on the last date of each fiscal quarter, commencing September 30, 2017; and
iii)	Maintain a Fixed Charge Coverage Ratio that limits our projected fixed charges (consisting of the ratio of EDITDA to projected fixed charges, each as defined in the Business Loan) of no less than 1.10:1.0, commencing September 30, 2017.

We have obtained waivers for any covenants we may have failed to meet under our Business Loan.

On August 30, 2018, the Company paid off the Super G term loan facility, fully satisfying the Company’s indebtedness and obligations, other than the Put Feature, under the Business Loan. The buy-out totaled approximately $1,200,000, which included applicable fees, less a pre-payment discount of $200,000 as set forth in the Business Loan.

Seller Notes

In connection with the business acquisition of iTech (See Note 5 to the consolidated financial statements contained elsewhere in this document), the Company entered into a promissory agreement of $2,850,000 with the seller. The note provides for interest payable quarterly at an annual rate of 6%, beginning in October 2017. The principal is payable in bi-annual installments of $712,500, beginning January 2018 through July 2019. This note is subordinated to Super G and Prestige debt, guaranteed by iTech and a limited guarantee by a stockholder.

In connection with the business acquisition of iTech (See Note 5 to the consolidated financial statements contained elsewhere in this document), the Company entered into a promissory agreement with the seller in the amount of $231,289, plus interest at 6%. The note is secured by accounts receivable and is payable as and when payments of amounts due are collected. The outstanding principal balance as of December 31, 2017 was $76,498. The remaining principal and interest was paid in full in January 2018.

On July 27, 2018, the Company entered into a forbearance agreement with the seller pursuant to which the seller agreed to extend the due date of the January 2018 and July 2018 principal payments until the earlier of (i) the date on which additional equity or debt capital can be secured to make payments or (ii) September 30, 2018, at which time all payments and interest currently due under the terms of the agreement will be due. The agreement further provides that the forbearance period may be extended up to an additional 30 days if payment is not made on or before September 30, 2018, subject to the terms and conditions of the agreement.

During January 2018, the Company sold 20,500 shares of common stock and 4,100 common stock purchase warrants to five investors for proceeds of $102,500.

On January 10, 2018, the Company sold 750,000 Units at a price of $2.00 per Unit (the “January 2018 Financing”) to an accredited investor (the “Investor”) for total cash consideration of $1,500,000. Each Unit consists of one share of common stock, 750,000 shares in aggregate (the “2018 Shares”), and a warrant to purchase 1/2 of a share of common stock, 375,000 shares in aggregate (the “Jan 2018 Warrants”). The Jan 2018 Warrants are exercisable for a period of three years at a purchase price of $2.00 per share of common stock.

The Investor is guaranteed a 35% annual return on his investment on the one-year anniversary of the initial public offering of the Company’s securities. The guaranteed return shall increase by one percent for each month after August 1, 2018 if the Company does not complete an initial public offering of its common stock by such date. The Company placed into escrow 2,250,000 shares (the “Pledged Shares”) of the Company’s common stock as collateral for the guaranteed return. The Company’s obligation under the guaranteed return is limited to the Pledged Shares.

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Simultaneously, upon entering into the January 2018 Financing, a previous financing agreement entered into during 2017 with the same Investor was amended as follows:

i)	The Investor is guaranteed a 35% annual return on his 2017 investment in the amount of $1,500,000 on the one-year anniversary of the initial public offering of the Company’s securities;
ii)	The guaranteed return shall increase by one percent for each month after August 1, 2018 if the Company does not complete an initial public offering of its common stock by such date;
iii)

The Investor must attempt to first collect the guaranteed return from the Company through the receipt of a sufficient amount of Pledged Shares. The Company’s obligation under the guaranteed return is limited to the Pledged Shares; and

iv)	The warrants issued to the Investor in 2017 were increased from 120,000 to 300,000 common stock warrants, the exercise price was adjusted from $5.00 to $2.50 and the issuance date was amended to January 10, 2018.

LSQ Funding Group, L.C.

On January 30, 2018, the Company entered into an Invoice Purchase agreement with LSQ Funding Group, L.C. (“LSQ”). The agreement is for a one-year term and automatically renews annually unless terminated at least thirty days prior to each anniversary date. In February 2018, LSQ paid the outstanding balance due to Prestige in the amount of $8,076,898. iTech and SmartWorks have an arrangement with LSQ, under which they may assign certain accounts receivable. Upon assignment, LSQ will pay 90% of the face value of billed accounts receivable and 75% of the face value of unbilled accounts receivable, up to $15,000,000 (the “Maximum Amount”). Upon collection of the accounts receivable, LSQ will pay the balance of the accounts receivable sold, less a discount fee. The discount fee is based on a daily rate of 0.0367% of the face amount of each purchased account outstanding. The Company will pay an origination fee of 0.40% of the Maximum Amount, paid at the initial purchase of accounts and paid Joseph Gunnar an advisory fee of $225,000 upon the Company entering into the agreement with LSQ. The Company will incur a late fee of 18% per annum on any obligation not paid when due and will incur an early termination fee if upon termination proper notice of termination, as further detailed in the agreement, is not given to LSQ. The maximum termination fee the Company could incur is $112,500. The agreement is secured by all assets of the Company.

C6 Capital, LLC

The Company completed a transaction on July 5, 2018 with C6 Capital, LLC (“C6”) to raise $1,750,000, less applicable fees, which is an advance on future revenues. As a result of this transaction, the Company has agreed to sell, assign and transfer, without recourse, certain proceeds of each future sale made by the Company, until C6 has received their purchased amount of future revenues. The purchased amount is determined based on the number of calendar days between funding by C6 and delivery of purchased amount to C6, as follows: (a) $2,030,000 within 30 days; (b) $2,080,500 within 60 days; (c) $2,212,000 within 90 days; (d) $2,215,500 within 120 days; or (e) $2,397,500 after 120 days.

To satisfy the Super G Business Loan, as discussed above, on August 30, 2018, the Company completed a second transaction with C6 to raise $1,500,000, less applicable fees, which is an advance on future revenues. As a result of this transaction, the Company has agreed to sell, assign and transfer, without recourse, certain proceeds of each future sale made by the Company, until C6 has received their purchased amount of future revenues. The purchased amount is determined based on the number of calendar days between funding by C6 and delivery of purchased amount to C6, as follows: (a) $1,800,000 within 90 days; or (b) $2,055,000 after 90 days.

Placement Agent and Finders Agreements

The Company had an advisory engagement with Joseph Gunnar & Co LLC (“Joseph Gunnar”) for advisory services to procure acquisition funding. Upon successful closing of a credit facility as defined by the agreement, the Company will be required to pay 3.5% cash fee (the “Cash Fee”) along with a 3.5% warrant (the “Joseph Gunnar Warrants”) for the successful closing of the total credit facility.

Joseph Gunnar shall be entitled to the Cash Fee and the Joseph Gunnar Warrants, calculated in the manner provided above, with respect to any financing or capital-raising transaction of any kind, including situations in which an existing loan is increased in size or renewed for a new term.

During the year ended December 31, 2017, the Company paid Joseph Gunnar a Cash Fee of $330,525 and issued 140,000 common stock warrants with a fair value of approximately $100,000. As of December 31, 2017, no fees were owed to Joseph Gunnar.

During the six months ended June 30, 2018, the Company paid Joseph Gunnar a cash fee of $225,000 relating to the LSQ financing (See Note 8). No warrants were required to be issued as part of the LSQ financing. As of June 30, 2018, no fees were owed to Joseph Gunnar.

On April 24, 2018, all agreements with Joseph Gunnar were cancelled.

Summary Cash F lows F or the S ix Months Ended June 30, 2018 and 2017:

	For the Six Months Ended	For the Six Months Ended
	June 30, 2018	June 30, 2017
Net cash used in operating activities	$(3,683,141)	$(385,107)
Net cash used in investing activities	$(81,079)	$-
Net cash provided by financing activities	$3,885,864	$670,000

Cash Used in Operating Activities

Our primary uses of cash from operating activities include payments to employees and consultants for compensation and related costs, legal and professional fees, computer and other general corporate expenditures.

Cash used in operating activities consist of net loss adjusted for certain non-cash items, primarily equity-based compensation expense, amortization of intangible assets, deferred income taxes, amortization of debt discount, amortization of debt issuance costs and changes in the fair value of guarantee liability during the six months ended June 30, 2018, as well as the effect of changes in working capital and other activities.

The adjustments for the non-cash items increased from the six months ended June 30, 2018 to the six months ended June 30, 2017 due primarily to an increase in stock-based compensation, amortization of intangible assets, benefit from income taxes, amortization of debt issuance costs and changes in the fair value of guarantee liability. In addition, the net decrease in cash from changes in working capital activities for the six months ended June 30, 2017 to the six months ended June 30, 2018 primarily consisted of an increase in accounts receivable, an increase in prepaid expenses, an increase in accounts payable and a decrease in accrued liabilities primarily due to a decrease in accrued payroll and payroll related expenses, accrued interest, and accrued consulting fees.

Cash Used in Investing Activities

Cash used in investing activities consists primarily of payments for property and equipment.

Cash used in investing activities increased from the six months ended June 30, 2017 to the six months ended June 30, 2018, driven by payments for property and equipment.

Cash Provided by Financing Activities

Cash provided by financing activities consists primarily of proceeds from the issuance of common stock and warrants of the Company and net proceeds from our factor partially offset by repayments of notes payable and related party loans.

Cash provided by financing activities increased from the six months ended June 30, 2017 to the six months ended June 30, 2018, primarily driven by net proceeds from our factor and proceeds from the issuance of common stock and warrants.

Summary Cash flows for the year ended December 31, 2017 and the period from December 7, 2016 (Inception) to December 31, 2016:

	For the Year Ended	For the Period from December 7, 2016 (Inception) to
	December 31, 2017	December 31, 2016
	(As Restated)
Net cash used in operating activities	$(190,080)	$(15,445)
Net cash used in investing activities	$(1,727,141)	$-
Net cash provided by financing activities	$2,660,202	$15,445

Cash Used in Operating Activities

Our primary uses of cash from operating activities include payments to employees and consultants for compensation and related costs, legal and professional fees, computer and other general corporate expenditures.

Cash used in operating activities consist of net loss adjusted for certain non-cash items, primarily stock-based compensation expense, amortization of intangible assets, deferred income taxes, amortization of debt discount, amortization of debt issuance costs and changes in the fair value of contingent consideration during the year ended December 31, 2017, as well as the effect of changes in working capital and other activities.

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The adjustments for the non-cash items increased from the year ended December 31, 2017 to the period from December 7, 2016 (Inception) to December 31, 2016 due primarily to an increase in stock-based compensation, amortization of intangible assets, benefit from income taxes and changes in the fair value of contingent consideration. In addition, the net increase in cash from changes in working capital activities for the period from December 7, 2016 (Inception) to December 31, 2016 to the year ended December 31, 2017 primarily consisted of an increase in accounts receivable and an increase in accounts payable and accrued liabilities primarily due to an increase in accrued payroll and payroll related expenses, accrued accounting fees, and accrued consulting fees, business development and financial advisory services.

Cash Used in Investing Activities

Cash used in investing activities consists primarily of net payments for business acquisitions and payments for property and equipment.

Cash used in investing activities increased from the period from December 7, 2016 (Inception) to December 31, 2016 to the year ended December 31, 2017, primarily driven by payments for the acquisition of iTech.

Cash Provided by Financing Activities

Cash provided by financing activities consists primarily of proceeds from the issuance of common stock and warrants of the Company and stockholder capital contributions partially offset by repayments of notes payable, related party loans and repayments to factor.

Cash provided by financing activities increased from the period from December 7, 2016 (Inception) to December 31, 2016 to the year ended December 31, 2017, primarily driven by proceeds from the issuance of common stock and warrants.

Off Balance Sheet Arrangements:

We do not have any off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons, also known as “special purpose entities” (“SPEs”).

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Contractual Obligations

Long Term Debt

Super G Capital, LLC – Term Loan Facility

In connection with the business acquisition of iTech, on August 11, 2017 the Company entered into a Business Loan and Security Agreement (the “Business Loan”) with Super G. The Business Loan was for total principal of $2,000,000 plus interest at an annual rate of 20.0% for total interest of $800,000. The Business Loan is payable in semi-monthly installments of $58,333, including interest, fully maturing after 48 equal payments. The loan has a discount provision subject to a reduction of interest by $300,000 if paid in full by February 11, 2018 or a reduction of interest by $200,000 if paid in full by August 11, 2018. In addition, the Company has granted warrants to purchase 120,000 shares of common stock for an exercise price of $0.0001 per share in connection with the issuance of the note. These warrants were fully vested on the date of grant and expire in 2020. On or before August 11, 2020, at the option of Super G, which it may exercise in its sole and absolute discretion, Super G may, in lieu of exercising the warrants, require the Company to pay Super G an exit fee of $300,000 (the “Put Feature”). The Put Feature causes the warrants to be classified as a liability under ASC 480 because that feature embodies an obligation that may require the Company to ultimately transfer assets (e.g., cash). The Company recorded a $300,000 debt discount measured at the amount of cash that would be paid under the warrant agreement if settlement occurred on the date of issuance. The warrant is subsequently measured at the amount of cash that would be paid under the warrant agreement if settlement occurred as of the reporting date which is $300,000. In addition the Company incurred debt issuance costs of $100,000. The debt discount and debt issuance costs are being accreted over the life of the loan to interest expense.

On August 30, 2018, the Company paid off the Super G term loan facility, fully satisfying the Company’s indebtedness and obligations, other than the Put Feature, under the Business Loan. The buy-out totaled approximately $1,200,000, which included applicable fees, less a pre-payment discount of $200,000 as set forth in the Business Loan.

Advance Agreements

C6 Capital, LLC Transactions

The Company completed a transaction on July 5, 2018 with C6 Capital, LLC (“C6”) to raise $1,750,000, less applicable fees, which is an advance on future revenues. As a result of this transaction, the Company has agreed to sell, assign and transfer, without recourse, certain proceeds of each future sale made by the Company, until C6 has received their purchased amount of future revenues. The purchased amount is determined based on the number of calendar days between funding by C6 and delivery of purchased amount to C6, as follows: (a) $2,030,000 within 30 days; (b) $2,080,500 within 60 days; (c) $2,212,000 within 90 days; (d) $2,215,500 within 120 days; or (e) $2,397,500 after 120 days.

To satisfy the Super G Business Loan, as discussed above, on August 30, 2018, the Company completed a second transaction with C6 to raise $1,500,000, less applicable fees, which is an advance on future revenues. As a result of this transaction, the Company has agreed to sell, assign and transfer, without recourse, certain proceeds of each future sale made by the Company, until C6 has received their purchased amount of future revenues. The purchased amount is determined based on the number of calendar days between funding by C6 and delivery of purchased amount to C6, as follows: (a) $1,800,000 within 90 days; or (b) $2,055,000 after 90 days.

Commitments and Contingencies

In the normal course of business, we are subject to certain claims and assessments that arise in the ordinary course of business. We record a liability when we believe that it is both probable that a loss has been incurred and the amount can be reasonably estimated. Significant judgment is required to determine the outcome and the estimated amount of a loss related to such matters. Management believes that there are no claims or assessments outstanding which would materially affect our consolidated results of operations or our financial position.

Impact of Inflation

In general, we believe that inflation could have a negative impact on our operating expenses. We believe that inflation has not had a significant impact on our results of operations nor do we expect inflation to have a significant impact on our operations.

Quantitative and Qualitative Disclosure About Market Risk

Interest Rate Risk

Our market risks relate primarily to changes in interest rates. The interest rates on borrowings under our term loans are floating and, therefore, are subject to fluctuations. Currently the applicable interest rate is based on a floor, however if interest rates rise in the future with the base rate increasing above the floor, our interest expense will increase. To manage this risk, we may enter into interest rate swaps to add stability to interest expense and to manage our exposure to interest rate fluctuations.

Adequacy of Facilities

We believe our present corporate facilities are adequate for our immediate needs, and we have no commitment for expansion in the absence of a successful consummation of this offering.

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Critical Accounting Policies

Our financial statements and related public financial information are based on the application of accounting principles generally accepted in the United States (“U.S. GAAP”). U.S. GAAP requires the use of estimates; assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenues and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to U.S. GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

While all these significant accounting policies impact our financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our financial statements and require management to use a greater degree of judgment and estimates. Our management believes that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause effect on our consolidated results of operations, financial position or liquidity for the periods presented in this report.

We believe the following critical accounting policies and procedures, among others, affect our more significant judgments and estimates used in the preparation of our consolidated financial statements:

Principles of Consolidation

The condensed consolidated financial statements include the accounts of SharedLabs, Inc. and its subsidiaries. All intercompany accounts, transactions and profits have been eliminated.

The Company’s consolidated subsidiaries are as follows:

Name of consolidated subsidiary or entity	State or other jurisdiction of incorporation or organization	Date of incorporation or formation (date of acquisition, if applicable)	Attributable interest

iTech US, Inc.	Virginia	August 9, 2001 (July 1, 2017)	100%
SmartWorks, LLC	New Jersey	May 30, 2003 (July 1, 2017)	99.9%
iTech IT Solutions Private Ltd.	India	January 1, 2017 (July 1, 2017)	100%
ExoiS, Inc.	California	November 8, 2004 (December 1, 2017)	100%

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the period. Actual results could differ from these estimates. The Company’s significant estimates and assumptions include the fair value of the Company’s equity instruments, stock-based compensation, goodwill, intangible assets and other long-lived assets and the valuation allowance relating to the Company’s deferred tax assets.

Revenue Recognition

We provide our services primarily under time-and-materials contracts. Revenues earned under time-and-material arrangements are recognized as services are provided. We recognize revenue from the provision of professional services when it is realized or realizable and earned. We consider revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the services have been rendered to the customer, (iii) the sales price is fixed or determinable and (iv) collectability is reasonably assured. Appropriate allowances for returns and discounts are recorded concurrent with revenue recognition.

In accordance with U.S. GAAP guidance, Income Statement Characterization of Reimbursement Received for Out-of-Pocket Expenses, we classify reimbursed expenses as revenue and the related expense within cost of revenue in the accompanying consolidated statements of operations.

For fixed price service arrangements, we apply the proportional performance model or a ratable model to recognize revenue. When customer acceptance provisions exist, we are generally able to reliably demonstrate that the service meets, or will meet upon completion, the customer acceptance criteria. If circumstances exist which prevent us from verifying compliance with the acceptance provisions until the service has been completed, revenue is not recognized until compliance can be verified.

Revenues recognized in excess of the amounts invoiced to clients are classified as unbilled revenues in our consolidated balance sheets.

We may record deferred revenue in circumstances where the customer’s contract calls for pre-billing of services. Amounts in deferred revenue are realized when the services are performed and the criteria noted above are met.

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Compensation expense / accrued compensation

Compensation for certain employees that provide revenue-generating services is paid under various arrangements. Certain employees are compensated under profit-sharing arrangements under which the Company pays compensation upon collection of related billings from customers; any write-offs of uncollectible accounts result in a commensurate reduction of the Company’s liability for payment of compensation to such employees. The Company provides an estimated allowance against accrued payroll through a credit to cost of revenue.

Property and Equipment

Property and equipment is stated at cost. Depreciation is calculated over the estimated useful lives of 1-3 years using the straight-line method.

Business Combinations

The assets acquired and liabilities assumed in a business combination, including identifiable intangible assets, are recorded at their estimated fair values as of the acquisition date. The excess of the purchase price over the estimated fair value of the identifiable net assets acquired is recorded as goodwill. We base the fair values of identifiable intangible assets on detailed valuations that require management to make significant judgments, estimates and assumptions. Critical estimates and assumptions include: expected future cash flows for customer relationships, trade names and other identifiable intangible assets; discount rates that reflect the risk factors associated with future cash flows; and estimates of useful lives. When an acquisition involves contingent consideration, we recognize a liability equal to the fair value of the contingent consideration obligation at the acquisition date. The estimate of fair value of a contingent consideration obligation requires subjective assumptions to be made regarding future business results, discount rates, discount periods and probabilities assigned to various potential business result scenarios. The consolidated financial statements include the results of operations from these business combinations from the date of acquisition.

In order to assess performance, the Company classifies costs incurred in connection with acquisitions as acquisition-related costs. These costs consist primarily of transaction costs, integration costs and changes in the fair value of contingent payments (earn-outs) and are recorded within selling, general and administrative costs. Acquisition transaction costs are incurred during the initial evaluation of a potential targeted acquisition and primarily relate to costs to analyze, negotiate and consummate the transaction as well as financial and legal due diligence activities. Post-acquisition integration activities are costs incurred to combine the operations of an acquired enterprise into the Company’s operations.

Goodwill

Goodwill represents the excess of the cost of acquired businesses over the fair value of identifiable tangible net assets and identifiable intangible assets purchased. Goodwill is tested at least annually for impairment and more frequently if events or changes in circumstances indicate that the asset might be impaired. We review goodwill for impairment by first assessing qualitative factors to determine whether it is more likely than not that the fair value of the reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test. If it is determined that it is not more likely than not that the fair value of the reporting unit is less than its carrying amount, we conclude that goodwill is not impaired. If the carrying value of the reporting unit exceeds the fair value of the reporting unit, then the Company must perform the second step in order to determine the implied fair value of the reporting unit’s goodwill and compare it to the carrying value of the reporting unit’s goodwill. No goodwill impairments have been recognized as of June 30, 2018 and December 31, 2017.

Intangible Assets

Intangible assets include customer relationships and trade names. Our intangible assets have definite lives of 10 years. The straight-line method of amortization generally reflects an appropriate allocation of the cost of the intangible assets to earnings in proportion to the amount of economic benefits obtained by the Company in each reporting period.

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Amortizable intangibles are measured for impairment consistent with the process utilized for long-lived assets as described below under the heading ‘Long-lived Assets’. There was no impairment recorded to intangible assets as of June 30, 2018 and December 31, 2017.

Long-lived Assets

The Company reviews its long-lived assets for events or changes in circumstances that may indicate that the carrying amount of a long-lived asset may not be recoverable or exceeds its fair value. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. An impairment loss shall be measured as the amount by which the carrying amount of a long-lived asset exceeds its fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Company’s long-lived assets include property, equipment, and definite-lived intangibles. There was no impairment recorded to long-lived assets as of June 30, 2018 and December 31, 2017.

Fair Value of Financial Instruments

The carrying amounts of cash, accounts receivable, accounts payable, due to factor and accrued liabilities approximate fair value due to the short-term nature of these instruments. The fair value of long–term debt is estimated to approximate carrying value given the debt’s interest rates.

The Company measures the fair value of financial assets and liabilities based on the guidance of ASC 820 “Fair Value Measurements and Disclosures” which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally unobservable inputs and not corroborated by market data.

Level 3 liabilities are valued using unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the warrant liabilities. For fair value measurements categorized within Level 3 of the fair value hierarchy, the Company’s Chief Financial Officer determines its valuation policies and procedures.

The development and determination of the unobservable inputs for Level 3 fair value measurements and fair value calculations are the responsibility of the Company’s Chief Financial Officer.

Changes in fair value measurements categorized within Level 3 of the fair value hierarchy are analyzed each period based on changes in estimates or assumptions and recorded as appropriate.

Accounting for Warrants

The Company classifies as equity contracts that (i) require physical settlement or net-share settlement or (ii) gives the Company a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement). The Company classifies as assets or liabilities any contracts that (i) require net-cash settlement (including a requirement to net-cash settle the contract if an event occurs and if that event is outside the control of the Company) or (ii) gives the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement).

The Company assessed the classification of its common stock purchase warrants as of the date of each equity offering and determined that certain instruments met the criteria for equity classification, as the settlement terms indicate that the instruments are indexed to the entity’s underlying stock.

Certain warrants issued contain a put feature that causes the warrants to be classified as a liability under ASC 480-10 because that feature embodies an obligation that may require the Company to ultimately transfer assets (e.g., cash).

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Stock-Based Compensation

The Company measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees, the fair value of the award is measured on the grant date and for non-employees, the fair value of the award is generally re-measured on vesting dates and interim financial reporting dates until the service period is complete. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period. Awards granted to directors are treated on the same basis as awards granted to employees.

Stock Issued for Services

The Company measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award on the grant date. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period.

Deferred Financing Costs and Commitment Fees

Costs incurred in connection with debt financing are deferred and amortized over the term of the debt using the effective interest method or, in certain instances where the differences are not material, using the straight-line method. Costs incurred in connection with the Company’s factor are deferred and amortized using the straight-line method.

Income Taxes

The Company accounts for income taxes pursuant to the provision of ASC 740-10, “Accounting for Income Taxes” (“ASC 740-10”), which requires, among other things, an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred asset will not be realized.

The Company follows the provision of ASC 740-10 related to Accounting for Uncertain Income Tax Positions. When tax returns are filed, there may be uncertainty about the merits of positions taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions.

Tax positions that meet the more likely than not recognition threshold are measured at the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefit associated with tax positions taken that exceed the amount measured as described above should be reflected as a liability for uncertain tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination. The Company believes its tax positions are all more likely than not to be upheld upon examination. As such, the Company has not recorded a liability for uncertain tax benefits.

The Company has adopted ASC 740-10-25, “Definition of Settlement”, which provides guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits and provides that a tax position can be effectively settled upon the completion and examination by a taxing authority without being legally extinguished. For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open. The federal and state income tax returns of the Company are subject to examination by the IRS and state taxing authorities, generally for three years after they are filed.

In December 2017, the Tax Cuts and Jobs Act (the “Tax Act”) was signed into law. The Tax Act makes changes to U.S. tax law, including a reduction in the corporate tax rate from 35% to 21%. As a result of the enacted law, the Company was required to revalue deferred tax assets and liabilities at the enacted rate. The revaluation resulted in a $514,100 reduction in the Company’s net deferred tax liability. Due to the timing of the enactment and the complexity involved in applying the provisions of the Tax Act, the Company has made reasonable estimates of the effects in its consolidated financial statements as of December 31, 2017. As the Company collects and prepares necessary data and interprets the Tax Act and any additional guidance issued by the U.S. Treasury Department, the IRS, the SEC, and other standard-setting bodies, it may make adjustments to the provisional amounts. The accounting for the tax effects of the Tax Act will be completed in 2018.

Recent Accounting Pronouncements

See Note 3 to our consolidated financial statements for the period ended June 30, 2018 included elsewhere in this prospectus for information about recent accounting pronouncements.

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BUSINESS

Company Overview

SharedLABS is an information technology (“IT”) services company. We enable businesses and organizations to radically adapt as they harness our extensive experience with next-generation technologies like cloud hosting, big data analytics, artificial intelligence (“AI”), and the Internet of Things (“IoT”). Rather than offer a “one size fits all” approach, through strategy, consulting, design and implementation, we tailor our professional services to each client’s needs to provide customized IT solutions, allowing them to make the absolute most of our services. We complement our professional services with project management, managed services, maintenance and support; in other words, we shepherd each and every product through its entire lifecycle. Even with this care, we remain a flexible organization that is able to predict and capitalize upon new technologies. We believe that our ability to straddle the present and the future sets us apart from our competitors.

We enable business transformation through our expertise in IT solutions and offer a broad range of software, digital, cloud, and security services and solutions to both commercial and government clients across various sectors including technology, digital media and entertainment, banking and insurance, payments, transportation, retail and e-commerce. Our industry and technological expertise and our investments in network, data center, security, collaboration and mobility allow us to customize our integration services specifically for each client. We differentiate ourselves in the market through our bias for action, our unwavering commitment to client satisfaction, our market-driven services, and our exceptional knowledge and insight into the industries and vertical markets we serve.

We are investing in key focus areas to build and deliver our next-generation infrastructure and software capabilities in order to bring customers greater value and innovation. We leverage our deep experiential knowledge, technological competencies, and innovative solutions to provide market-leading platforms powered by our exceptional global delivery service. Our solutions are delivered through a broad suite of professional services, including software development, digital marketing, strategy, consulting, design and implementation. We customize our service offerings to the client’s needs to enable them to attain their data, network applications, and workforce objectives. We complement our professional services with project management, technology acquisition, managed services, maintenance and support to offer a full lifecycle model. Our services-led, lifecycle model leads to ongoing client engagement.

Using our methodology, global delivery model, innovative solutions, and industry expertise, we provide cost-effective services that enable our clients to use IT to enhance business performance, accelerate time-to-market, increase productivity and improve customer service. Given our broad technology enablement, approach to service delivery, flexible services model, and robust partner community, we believe that we are well positioned to be a leading technology services company by providing end-to-end technology and business solutions to the newly defined enterprise.

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Corporate Structure

The following chart reflects our corporate structure:

Market Overview

The global IT services market grew rapidly and continues to expand. According to International Data Corporation (“IDC”), the market grew from $805 billion to $953 billion between 2012 and 2016 in the US and in 2016, it surpassed $3.4 trillion globally. If current growth forecasts prove accurate, the industry will pass the $3.5 trillion mark in the coming year. The U.S. market represents 28% of the worldwide total, or slightly over $1 trillion. The next largest market is the Asia-Pacific region, which encompasses Japan, China, Australia, India, and surrounding countries. The share of the Asia-Pacific region has increasingly accounted for a larger share of the global IT pie. This has mostly come at the expense of a Western Europe market growing at a slower rate and thereby reducing its proportional share over time.

Once valued primarily for its operational support, IT is now a source of competitive advantage. Leading enterprises use IT to accelerate time-to-market while increasing productivity and improving customer service. As these services have become more essential, they have also become more costly, causing many companies to outsource. Engaging service providers to improve business performance, beyond reducing costs, can be challenging. The rate of technological change, the impact of mergers and acquisitions and a historical approach to building and managing stand-alone, legacy IT systems and applications have led to fragmented IT environments, which are complex, inefficient and costly to maintain and operate. Further, the breakneck speed of market shifts strains the abilities of most companies to keep pace. Organizations are actively seeking IT service providers that offer cost-effective, customized solutions and a delivery model that is both tailored to their specific needs and is also based on industry standards, which allows them to address these complex challenges.

Market Opportunity

According to a March 2017 report published by The Business Research Company titled “U.S. IT Services Market 2017” (the “Report”), the IT services industry in the US is expected to grow from $953 billion in 2016 to $1163 billion in 2020 at a compound annual growth rate (CAGR) of 5.1%. Much of this growth will be spurred by advances in technology, internet and media penetration, specialized research and development and digitalization. For example. advances in AI, IoT and wearable technologies are driving the demand for cloud services, software services and hardware support services. The proliferation of these technologies in a wide range of industries, running the gamut from manufacturing to healthcare, electronics to retail, is further driving the demand for IT services. E-Commerce companies use AI and cloud computing to minimize their operational costs. As these technologies become ever-more pervasive, so do the security risks associated with them. There is increasing demand for more robust cyber security services.

Market and Offering Segments

Centered on performance, reliability, security, flexibility and cost efficiency, we offer a client-centric portfolio of services which we believe enables clients to attain their data, network, applications and workforce objectives in both managed and outsourced environments.

We focus on four solution areas: (i) software & applications; (ii) data & analytics; (iii) cloud; and (iv) web & digital. We offer our solutions in a service delivery framework, which includes consulting, managed services and outsourcing, focusing our strengths in such areas as business process improvement, project management and business strategy.

We offer our solutions through a framework of broad and evolving sets of building block capabilities built upon our service platforms, automation systems, and tools. These building blocks can be transformed into comprehensive solutions that our clients can easily consume. We design and develop our building block capabilities, whenever possible, so as to afford our clients the ability to customize and employ our solutions in as many ways as possible while also maintaining high standards of quality in our service delivery.

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Software & Applications. This offering includes writing and maintaining the source code, but in a broader sense, it includes all that is involved between the conception of the desired software through to the final manifestation of the software; and may include research, prototyping, modification, reuse, re-engineering, maintenance, or any other activities that result in software products. We offer custom software development, maintenance and management, and consulting services which enable our clients to pull value from the technologies in their business, at every stage of their product development lifecycle, from concept, discovery, and requirements definition, to ongoing post-launch enhancement. We strive to design our organization for flexibility and align with our clients’ needs. With a refined expertise across multiple verticals and solutions, we believe we will be able to drive success and minimize risk regardless of size or scope.

Our business and technology engineers help businesses define and validate a concept, set clear expectations, and identify potential bottlenecks. Our unique approach involves a number of factors, such as: (i) market and competitive analysis; (ii) feasibility study and proof of concept; (iii) discovering new business and monetization models; (iv) business and technology innovation; (v) multi-platform strategy development; (vi) creating security and scalability roadmaps; and (vii) selecting a suitable technology stack, which is a set of components or layers in software that provides users broad functionality.

We believe usability is a paramount. From the outset, we drive user adoption and satisfaction for our clients’ products with an eye for future growth. We perform user-centric analysis to align the overall experience with each of our clients’ business goals and user needs, and help our clients make well-informed product decisions. Our user interface approach, which we believe to be deeply intuitive, involves the following: (i) user journey mapping; (ii) identifying technical, business, or usage constraints; (iii) wireframing, mocking up, and prototyping; and (iv) setting usability metrics. Through our design and development, we aim to provide our clients a lightning-fast, pixel-perfect user interface approach that delivers consistency in user experience across all platforms.

Through the combination of engineering and quality assurance (“QA”), we believe we can further reduce costs and time-to-market while also building a product that is functional, scalable and secure. We believe our QA and testing capabilities are underpinned by a robust and flexible back-end, enterprise-grade information security, DevOps-powered continuous delivery process, a fully-fledged automation framework for web, mobile, and application programming interface testing, and end-to-end manual testing, including functional, integration, regression, and user interface.

Cloud. Our cloud services include access to servers, storage, databases and a broad set of application support services. These services are managed by our teams of highly competent engineers both onsite and offsite with our clients. Our offering set also includes data processing and hosting services, data management and disaster recovery. Coupled with what we believe to be best-in-class tools, we enable cloud software solutions to move manage and recover data. Using virtualization technologies, we offer (i) Infrastructure–as–a–Service (“Iaas”) which includes include hosted hardware, software, servers, storage and other infrastructure components for their users. These components include networking features, computer hardware, space for data storage, system maintenance, backup and resiliency planning. IaaS offers the highest level of flexibility and management control to the user; (ii) Platform–as–a–Service (“PaaS”), which refers to a cloud-based solutions set which delivers hardware and software tools for compute and storage needs, wherein we support the complete lifecycle of application or software development without the need for clients to manage the underlying infrastructure;, and (iii) Software as a Service (“SaaS”) which provides our clients access to their business applications, managing access to the application, its security, availability, and performance in a fully managed consumption based model.

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Web & Digital Services. Our web & digital services offerings include enterprise-level website design and development to various clients, including companies ranging from small to global enterprise, at affordable rates. By leveraging our best developers, search engine optimization (“SEO”) specialists, social media managers, and engagement experts to deliver what we believe to be premium products and the most advanced digital marketing services in the industry, we believe we serve an increasingly important function in our clients’ lifecycle. We offer a full suite of web products, including e-commerce, digital strategy consulting, security, integration storage management and Customer Relationship Management (“CRM”). Our digital services offerings include web design, SEO, conversation rate optimization, social media and reputation management, as well as email, pay-per-click, and content marketing.

Data & Analytics. Using a variety of service engagements options, from exploratory assessments to analytics infrastructure deployment, our data sciences offerings are built to help our clients (i) develop data science capabilities, (ii) survey and assess their enterprise data landscape, or (iii) help our clients’ organizations harness the power of advanced analytics, based on thorough data mining and analysis. By leveraging our capabilities in business intelligence, data analytics, data warehousing, and big data and also employing our data analytics tools, we believe we are well positioned to offer our clients the ability to use analytics to identify and prioritize issues in an easy-to-use, contextually relevant and massively scalable manner.

Through our increasing focus on emerging technologies in cloud and data sciences, we believe we are well positioned to benefit from the rapid growth in demand for these technologies and capabilities across the industry and expect our business mix to continue to include more in these areas. Within our four solutions areas, we offer customers enterprise-class solutions that are critical to driving digital transformation and improving their business capabilities. Examples of our offerings include proprietary solutions designed to offer highly scalable storage for both structured and unstructured data while maintaining chain of custody across multiple clouds, IoT, data analytics and reporting, hybrid and multi-cloud, and enterprise digital. These solutions are enabled by our expertise in foundational technologies, built upon our investments in data, networks, and applications capabilities.

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We develop and maintain long-term client relationships through our localized sales and delivery resources of approximately 500 team members based in over 40 states across the United States as of July 2018. As a strategic partner and trusted advisor to our clients, we provide the expertise to create new or modernize legacy software and applications, implement new solutions, as well as optimize and better leverage existing IT resources. We provide customized strategy, consulting, design, development, integration, and lifecycle management through our team members in the US, Canada, and India, enabling us to deliver superior results at market leading prices for our clients.

Our client base is diversified across individual customers and industry verticals. For the six months ended June 30, 2018 and year ended December 31, 2017, our top 15 clients accounted for 37.4% and 38.2% of our total revenue, respectively, with revenues in multiple verticals including healthcare, technology, government, financial services, education, and professional services as our largest categories. We believe that our diversified client profile is a key driver of our ability to generate growth across different economic and technology cycles.

The SharedLABS, Inc. Method

Our Embedded Service Partner, or ESP, methodology allows clients to see around the corner. Through the integration of capabilities and strategy, ESP helps managers and employees lower costs and expedite change. We provide actionable intelligence, based not on corporate historical experiences but rather on shifts in the intelligent quotient. Market drivers are difficult to read at times, as is the influence of personality and interest trends that are not yet forged. ESP provides the extrasensory pathway of knowledge that guides our clients to achieve their goals.

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Our Solutions

Our ESP method, broad range of IT services, global delivery model and innovative framework approach enable us to deliver IT solutions to clients that enhance business performance, accelerate time-to-market, increase productivity and improve customer service. Our wide sales, operations and delivery networks, spanning the United States, Canada and India, afford us powerful resource capabilities that uniquely position us to provide solutions in every time zone.

We reduce the effort and costs required to maintain and develop IT applications on an ongoing basis by streamlining and consolidating our clients’ applications. We believe that our solution provides our clients with the consultative and high-value services associated with large consulting and systems integration firms and the cost-effectiveness associated with offshore IT outsourcing firms. It is the best of both worlds.

Our consulting services help accelerate business outcomes, drive innovation, navigate change and enable transformation, while delivering superior results to companies ranging in size from medium to large enterprise in more than 15 industry verticals across all business functions.

Our digital transformation and innovation solutions empower companies to accelerate business growth by reimagining the consumer experience, and creating lasting value while our differentiated solutions in software, infrastructure, mobile, analytics, and security enable improvement through operating efficiencies and automation.

Our Global Delivery Model

We have developed a global delivery model that allows us to provide innovative IT services to our clients in a flexible, cost-effective and timely manner. We are focused on the overall structure and strategy for delivering successful IT services from our global locations and offer solutions using geographically spread teams while ensuring high-quality project delivery, security and IP protections, and round-the-clock resource availability. Our model leverages an efficient onsite-to-offshore service delivery mix to manage and accelerate delivery, foster innovation and promote continual improvement. Since developing our global delivery model, we are continuously seeking ways to improve the delivery of our IT services.

Our global delivery model uses resources from each of our locations to deliver our IT services. This may involve gathering/analyzing customer requirements at the client site while also executing the project using technical teams located at a remote site, whether onshore or offshore. Tasks can be divided among various operational teams and controlled by distributed project management. This model can also be used to deliver a customized project based on the client’s requirements. By incorporating on site off site nearshore and offshore models our global delivery model is highly extensible and scalable at below market pricing providing us an advantage in the markets we serve.

Our Onsite Delivery Model is where consultants are deployed at the client site, working from the initial consultation until the project’s completion. Representatives will have face-to-face client interaction and a clear understanding of the client’s requirements and policies. There are no communication gaps, which enables better project control and management. In our Offsite/Nearshore Delivery Model, a consultant may work remotely, but resides in the same city or country as that of the client. We have consultants in 43 states and three countries performing onshore work. It is possible that some consultants will work at the client site while others work from a remote location within the same territory. This model could be a combination of onsite and offsite (onshore).

Our Offshore Delivery Model takes all the project tasks from the start until completion to one or more offshore sites using an outsourcing team, however we maintain project managers, client executives, or delivery managers at the client as well as the offshore site to have better project governance, control, communication, and manageability.

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Our Hybrid Delivery Model (Onsite/Offsite + Offshore) features the combination of onsite, offsite, and onshore models. The Hybrid model provides the cost-effectiveness of the offshore model as well as the face-to-face contact that is crucial to preventing communication gaps and ensuring the success of our clients’ projects. The ultimate solution is usually the integrated Onsite-Nearshore model, as it is usually as effective as the Onsite model, yet offers the cost-efficiency of offshore development.

Using our global delivery model, our onsite teams will have direct client interaction and may serve as solution architects, project managers, or even consultants, depending upon client requirements and needs. Usually, they will gather client requirements and generate project specifications by working together with our offsite teams, while the offshore outsourcing team will communicate with the onshore team to get these project requirements and execute the project based on the information provided.

Benefits of the SharedLABS Global Delivery Model

Our Global Delivery and Development centers and teams are being built and grown in order to drive the following benefits:

●	Minimize investment cost
●	Speed of execution
●	Quality of work
●	Access to hard to find and keep resources
●	Experience from other projects (industry expertise)
●	24x7 resource availability
●	Access to expertise and knowledge
●	Intelligent workload distribution and integration
●	Faster response to changing client requirements
●	Mix and match onsite and offshore resources
●	Extended workday—faster project completion
●	Lower risk
●	Back-up facilities in global locations in case of emergency or natural disaster
●	Highly scalable and flexible resourcing
●	Increased transparency and visibility
●	Overcome communication challenges
●	Multicultural work environment

Our governance structure is designed to support projects in our global delivery model by ensuring the following:

●	Coordination between global teams
●	Clearly understood processes and workflows
●	Proper inventory and information management
●	No communication gaps
●	Flexible and adaptable infrastructure
●	Strong project control

Our Competitive Strengths

Our strengths include technological expertise, a global delivery model, a utility services model, and a robust partner community; all of which we believe help enable organizations to adapt quickly to shifts in the market.

We offer a client-centric portfolio of services that enable our clients to attain their data, network, applications, and workforce objectives. This is very different then provider-centric portfolios that most customers have experienced. We value propositions are centered on performance, reliability, security flexibility, and cost efficiency. These are critical elements in all of our services.

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We deliver our end-to-end solutions through a full lifecycle model, which combines consulting, engineering, managed services and technology to give us a significant competitive advantage compared to other IT providers. We believe that businesses increasingly seek a single provider of integrated multi-vendor, multi-technology solutions for their complex and mission-critical IT needs. Our ability to take a client’s high-level vision and distill it into a tangible IT roadmap is a key differentiator for our company; it requires a high degree of investment and technical know-how across technologies that would be difficult and costly to replicate. Our solutions enhance the technology capabilities that our clients believe are most important to their businesses by empowering enhanced productivity and expanded offerings to their clients. With our clients, our lifecycle approach allows for ongoing engagement across new projects and upgrades, as well as ongoing managed services and support. For the six months ended and year ended June 30, 2018 and December 31, 2017, this service-led model resulted in a small percentage of our revenues coming from clients that purchased our services.

We provide broad and evolving sets of the building block capabilities. These capabilities are built upon our service platforms, automation systems, and tools. These building blocks can be transformed into comprehensive solutions that our clients can easily consume. We recognize that client support needs will vary. As such, we offer a flexible services model that can adapt to the client’s needs.

Our analysts and engineers develop custom solutions for clients within specific technologies and verticals and drive them across our global network. We have expertise in digital infrastructure, cloud and security solutions, and we have a deep understanding of the emerging trends, technologies and best practices. Our extensive experience with a broad set of technologies allows us to create differentiated and best-in-class solutions, which we expect to be increasingly important as IT solutions become more multi-vendor and tailored for clients. Across our global platform, we develop insights into the specific IT challenges facing our clients, which provide us with a significant advantage in developing superior solutions and winning new clients. We are able to leverage this domain expertise within and across verticals and technologies. Our ability to replicate and scale our knowledge and practices greatly enhances our efficiency and the quality of our solutions. Through our proprietary ESP methodology and patented software, our teams are able to access prior work product including successful proposals, scopes of work, design and as-built drawings, configurations and technical training. By leveraging this knowledge base, our professionals are able to quickly and efficiently respond to new opportunities with validated technical details based on previous work for that client or another of a similar size or in a similar vertical.

We recognize the challenges our customers face while operating and managing complex technologies and systems. With SharedLABS, our clients gain access to our highly experienced and certified engineering and operational resources to build, deploy, monitor, and acutely manage their environment.

We use process-driven controls in accordance with several industry standards and frameworks. We do this to attain service excellence and to enable the access and control our client desires.

Our Growth Strategies

We believe we are well-positioned for continued growth worldwide and have a multi-faceted strategy that builds upon our brand, strong client relationships and integral role in information technology and analysis. Our strategy is to grow our business through a combination of organic growth of our applications and technology solutions, both within our existing geographic reach and through geographic expansion, as well as expansion through strategic acquisitions.

Organic Growth

We believe the diverse and fragmented nature of the global IT Services market provides us with a significant opportunity to further grow our client base. We built and will continue to build a dedicated business development team focused on generating engagements with new clients. At the same time, we will continue to manage our current client relationships. We can offer prospective clients our experience handling complex technologies and vertical-specific challenges, making us a compelling choice for those seeking an IT solutions partner.

Our industry solutions team works closely with our marketing group, industry and technology practice groups and research and development teams to develop new, highly-differentiated services. Through our international team of engineers, we maintain institutional knowledge and service capabilities that are adaptable, scalable and transferrable. We are constantly improving our offerings and developing new services and solutions for our clients, which we expect to drive incremental growth from existing and new clients. We plan to enhance assessment and consultative services with more “lean” engagements which we believe will drive annuity revenues as well as short-term high-margin engagements. We will also up-sell higher value services (driving stronger margins and reuse by developing open standard or easy integration into current modules) to existing customers. We will sell higher-value, greater volume (applications) services to new customers based on re-use and app store concept. We will also offer services from our new hype digital product line to broaden our reach outside of IT.

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Our efforts to develop new client relationships are supported by our existing referenceable client base. We will endeavor to increase the number of deals with more than one offering, while further developing our existing industry expertise. At the same time, we will also familiarize ourselves with the developments in adjacent industries. Maintaining a firm grasp on the state of our industry and those related to it further cements our position as a thought leader, whose authority attracts both new clients and talent. At the same time, we will forge new alliances even as we further develop our current pacts. These relationships will prove especially important as we further expand into new geographic areas.

Strategic Acquisitions

Planned acquisition targets include sector-specific technology companies with the objective of augmenting our current capabilities with feature-rich, third-party solutions. The decision-making process includes, but is not limited to, weighing time, effort and approximate cost to develop certain technologies in-house, versus acquiring or merging with one or more entities that we believe have a proven record of successfully developing a technology sub-component. Additional criteria include evaluating the potential acquisition target’s customer base, stage of technology, merger or acquisition cost as compared to market conditions.

We expect to continue to consider strategic acquisitions that can increase our technology expertise and geographic presence. We believe that our Mergers and Acquisition (M&A) strategy enhances and augments all of our growth avenues, including gaining capabilities, cross-selling our existing clients and entering new markets and verticals. Since our inception in 2016, we have completed two acquisitions and successfully integrated three companies, capitalizing on our scale, client relationships and vendor partnerships to drive margin expansion post-acquisition. We have been successful at integrating our acquisitions and at retaining key management talent. These acquisitions are complementary with new office openings and the organic expansion of our presence in existing geographic markets. We expect to continue to selectively pursue acquisition opportunities within the highly fragmented IT solutions market, with a focus on enhancing our solutions offerings and geographic presence.

We plan to align our approach to creating software and applications, fielding and developing talented engineers, and solving technical problems to meet their client’s business needs; and to create and field a suite of digital, security, managed, and cloud IT services offerings which increase monthly recurring revenue streams while expanding wallet share in existing clients and bringing on new clients. With this execution plan, management believes that they can win more work, at a lower cost, and drive scale that allows them to offer the best service, at the lowest price, with the highest quality in the industry.

Sales & Marketing

Our global sales, marketing and business development teams seek to develop strong relationships with managers and executives at prospective and existing clients to establish long-term business relationships that continue to grow in size and strategic value. As of August 31, 2018, we had 80 sales, marketing and business development professionals, including sales managers, sales representatives, account managers, telemarketers, sales support personnel and marketing professionals.

The sales cycle for our services often includes initiating contact with a prospective client, understanding the prospective client’s business challenges and opportunities, performing discovery or assessment activities, submitting proposals, providing client case studies and references and developing proofs-of-concept or solution prototypes. We organize our sales teams by business unit with professionals who have specialized industry knowledge. This industry focus enables our sales teams to better understand the prospective client’s business and technology needs and to offer appropriate industry-focused solutions.

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Sales and sales support. Our sales and sales support teams focus primarily on identifying, targeting and building relationships with prospective clients. These teams are supported in their efforts by industry specialists, technology consultants and solution architects, who work together to design client-specific solution proposals. Our sales and sales support teams are based in offices throughout India, Canada, and the United States.

Our team in Montreal, Canada consists of four (4) full-time employees of iTech. We consider these employees to be critical to our organizational effectiveness and revenue flow. Specifically, these employees are compliance and legal staff responsible for the oversight of establishment of procedures relating to I-9 compliance, Labor Condition Application filings, H-1-B visa filings, green card sponsorship filings through PERM/I-140/I-485 and Immigrant Visa Consular Processing. They also assist with consular issues in both visa and non-visa contexts. Our other two employees

We have approximately 72 full-time employees in our office in Hyderabad, India who support the U.S.-based operations of iTech and SmartWorks. We have 13 administrative employees that support human resources, payroll, benefits and IT as well as seven (7) marketing staff who support iTech and 11 marketing staff who support SmartWorks. The remaining employees support recruitment efforts for both subsidiaries. Our independent contractors provide client support, as well as more critical functions such as software development and support, design and deployment of technology related solutions for our clients as well as the support and maintenance of our own internal networks and systems. Each of these employees and independent contractors operate under our subsidiary, iTech IT Solutions Private Limited.

Account management. We assign experienced account managers who build and regularly update detailed account development plans for each of our clients. These managers are responsible for developing strong working relationships across the client organization, working day-to-day with the client and our service delivery teams to understand and address the client’s needs. Our account managers work closely with our clients to develop a detailed understanding of their business objectives and technology environments. We use this knowledge to identify and target additional consulting engagements and other outsourcing opportunities.

Marketing. We maintain a marketing presence in India, Canada and the United States. Our marketing team seeks to build our brand awareness and generate target lists and sales leads through industry events, press releases, thought leadership publications, direct marketing campaigns and referrals from clients, strategic alliances and industry analysts. The marketing team maintains frequent contact with industry analysts and experts to understand market trends and dynamics.

Strategic alliances. We have strategic alliances with software companies, some of which are also our clients, to provide services to their customers. We believe these alliances differentiate us from our competition. Our extensive engineering, quality assurance and technology implementation and support services to software companies enable us to compete more effectively for the technology implementation and support services required by their customers. In addition, our strategic alliances with software companies allow us to share sales leads, develop joint account plans and engage in joint marketing activities.

Client and Industry Expertise

We market and provide our services globally to a vast domain of market verticals. Our vertical expertise encompasses the following industries:

●	Retail/E-commerce

Revenue by Industry

Industry	% of Revenue
Banking/Finance	18.2
Government and Agencies	14.4
Health/Medical	14.0
Insurance	8.1
IT/Electronics	6.9
Management/Consulting	6.8
Telecom	6.0
Utilities/Electric	4.9
Others	20.7
Total	**100.0**

2016 Revenue by Industry

18%
14%
14%
8%
7%
7%
6%
5%
21%
Banking/Finance
Government & Agencies
Healthcare
Insurance
IT/Electronics
Management Consulting
Telecom
Utilities
Others

●	Manufacturing
●	Media & Entertainment
●	Social Media
●	Financial Services (BFSI & FINTech)
●	Healthcare
●	Oil & Gas
●	Online Training/E-learning
●	Telecommunications
●	Travel & Hospitality
●	Sports & Lifestyle

Customers

Customers are considered major customers when sales exceed 10% of total net sales for the period or outstanding receivable balances exceed 10% of total receivables. A significant portion of our revenue is concentrated in one major customer. Net sales from this customer accounted for approximately 15%, 17% and 15% for the years ended December 31, 2017, 2016 and 2015, respectively, and approximately 14% for the six months ended June 30, 2018. Our top 15 customers accounted for 37.4% and 38.2% of our revenues for the six months ended June 30, 2018 and year ended December 31, 2017, respectively.

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Competition

The IT services market in which we operate is highly competitive, rapidly evolving and subject to shifting client needs and expectations. This market includes a large number of participants from a variety of marketing segments, including:

●	offshore IT outsourcing firms, such as Cognizant Technology Solutions Corporation, HCL Technologies Ltd., Infosys Technologies Limited, Patni Computer Systems Limited, Satyam Computer Services Limited, Tata Consultancy Services Limited, Tech Mahindra Limited and Wipro Limited; and
●	consulting and systems integration firms, such as Accenture Ltd., Cap Gemini S.A., Computer Sciences Corporation (now d/b/a DXC Technology Co.), Deloitte Consulting LLP, Hewlett Packard Enterprise Company, IBM Global Services Consulting and Sapient Corporation.

We also occasionally compete with in-house IT departments, smaller vertically-focused IT service providers and local IT service providers based in the geographic areas where we compete. We expect additional competition from offshore IT outsourcing firms in emerging locations such as Eastern Europe, Latin America and China, as well as offshore IT service providers with facilities in less expensive geographies within India.

We believe that the principal competitive factors in our business include technical expertise and industry knowledge, a breadth of service offerings to provide one-stop solutions to clients, a well-developed recruiting, training and retention model, a responsiveness to clients’ business needs and quality of services. We believe that we compete favorably with respect to these factors. Many of our competitors, however, have significantly greater financial, technical and marketing resources and a greater number of IT professionals than we do. As a result, many of these companies may respond more quickly to changes in client requirements. We cannot assure you that we will continue to compete favorably or that we will be successful in the face of increasing competition.

Properties

Our corporate headquarters are located in Jacksonville, FL. We also have offices in California, Texas, New Jersey, Virginia, Vermont and Montreal. At the present time, we believe our facilities are suitable and adequate for our current needs. However, as part of our expansion plan, we intend to identify and lease additional office space to support the expansion of our service offerings and business divisions.

The table below summarizes information concerning the leases of our office locations, but does not include local sales tax, VAT tax or common area maintenance charges where applicable:

	Aggregate Square Footage	Approximate Monthly Rent		Lease term
SharedLABS, Inc. – Jacksonville, FL Headquarters	6,800	$4,500		Through May 31, 2019
SharedLABS, Inc. – Jacksonville, FL Office	1,300	$2,635		Month-to-Month
SharedLABS, Inc. – San Jose, CA Office	1,296	$1,606		Through March 31, 2019
iTech US, Inc. – Burlington, VT Office	5,500	$5,005		Month-to-Month
iTech US, Inc. – Montreal, Canada Office	950	$2,350		March 2016 – May 2021
iTech US Inc./SmartWorks, LLC – Herndon, VA Office	1,250	$1,854		February 2018 – February 2019
iTech US Inc. – Addison, TX Office	250	$2,000		Month-to-Month
SmartWorks, LLC – Edison, NJ Office	3,029	$4,589		Through December 31, 2018
SmartWorks, LLC – NJ Guest House Lease	1,000	$1,760		Month-to-Month
SmartWorks, LLC – NJ Guest House Lease	1,000	$1,795		Month-to-Month
SmartWorks, LLC – NJ Guest House Lease	1,000	$1,920		Through January 1, 2019
iTech IT Solutions Private Ltd. – Hyderabad, India Office	5,450	$1,151	*	Month-to-Month

*Assumes 71 rupee/$1.00

Legal Proceedings

We may be involved from time to time in ordinary litigation, negotiation and settlement matters that will not have a material effect on our operations or finances.

Employees

As of August 31, 2018, we have approximately 567 full-time employees. The Company’s employees are not employed under any collectively bargained labor contracts and are not represented by any collective bargaining groups. We consider our relations with our employees to be good.

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MARKET AND INDUSTRY DATA

The data included in this prospectus regarding market share, market position and industry data pertaining to our business are based on reports of published industry sources and estimates based on our management’s knowledge and experience in the markets in which we operate. These estimates have been based on information obtained from our trade and business organizations and other contacts in the markets in which we operate. We believe these estimates to be accurate as of the date of this prospectus.

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MANAGEMENT

Executive Officers and Directors

Set forth below is certain information with respect to the individuals who are our directors and executive officers as of the date of this prospectus:

Name	Age	Position(s)
Jason M. Cory	45	President, Chief Executive Officer and Director
Timothy Rahman	52	Chief Financial Officer
John F. Andrews	64	Chief Operating Officer
Mark T. Dinkel	64	General Counsel and Corporate Secretary
Richard Keith Sauls	50	Independent Director
William Weingart	59	Independent Director
Susan Quackenbush	53	Independent Director
Victor R. Eilau	59	Independent Director
Kishore Khandavalli	50	Director

Jason M. Cory. Mr. Cory has served as Chairman, President and CEO of SharedLABS, Inc. since May 2016. From February 2017 to May 2017, Mr. Cory was Senior Vice President, Tech Operations of Prometric, Inc., where he led its global technology operations to improve companies’ delivery ability and reduce costs. From February 2015 to April 2016, Mr. Cory was Senior Vice President of Managed Services at Presidio, Inc. (Nasdaq: PSDO), a public company that provides IT solutions. From 2010 to 2014, Mr. Cory served on the board as Chairman of Atherio, Inc., a private company that provides clients a variety of IT services. In 2012, he was named Atherio’s President and Chief Executive Officer, positions he held until 2015. From 2010 to 2012, Mr. Cory was Senior Vice President of Global Services of Fidelity National Information Services (NYSE: FIS), a public company that provides financial services technology and outsourcing services. From 2007 to 2010, he served as Executive Vice President and Global Portfolio Executive at Computer Sciences Corporation, a public company that provided IT and professional services before being acquired by DXC Technology Co. (NYSE: DXC). From 2005 to 2007, Mr. Cory was Executive Director of Global Outsourcing & Infrastructure Services at UNISYS (NYSE: UIS), a public company that provides IT services, software and technology. From 2000 to 2005, he was Executive Director of Hosting, Cloud, Security and Network Services at SAVVIS, Inc. (now CenturyLink), a private company that provides voice and data telecommunications services. From 1997 to 2000, he was Chief Technical Architect at Anheuser-Busch Companies, Inc. (NYSE: BUD), the world’s largest brewing company. From 1995 to 1997, he was Information Systems and Telecommunications Manager at Thompson Coburn, LLP, a law firm with a special focus on issues relating to computer technology.

Timothy Rahman. Mr. Rahman has served as the Chief Financial Officer of SharedLABS, Inc. since September 2017. Prior to joining us, from June 2007 to September 2017, he served as Chief Financial Officer of Mission Critical Electronic, a private company that manufactures battery chargers, converters and other electronic parts. Mr. Rahman earned a B.S. in Finance from California State University, Dominguez Hills and his Master of Business Administration from Pepperdine University.

John F. Andrews. Mr. Andrews has served as the Chief Operating Officer of SharedLABS, Inc. since August 2017. From March 2017 to August 2017, Mr. Andrews served as President of Duos Technologies, Inc. and Chief Operating Officer of Duos Technologies Group, Inc. (OTC: DUOT), a public company that provides intelligent technology solutions and systems for inspection, automation, safety and security for critical infrastructure. From 2011 to 2016, Mr. Andrews served as Executive Vice President of Business Development for ShipXpress, which provides cloud-based software solutions which enable transportation, industrial, and commodities businesses to efficiently operate and collaborate with their supply chain partners. Mr. Andrews also served on the ShipXpress Board of Directors from 2004 to 2016 when the private company was acquired by GE. From October 2014 to March 2017, Mr. Andrews served a Chief Operating Officer of the Girl Scouts of Gateway Council, the girl centric nonprofit serving North Florida. From 2009 to 2011, Mr. Andrews was Chief Executive Officer and a Director of Varsity Media Group, a private company responsible to complete and assimilate the acquisition of Wireless Grids Corp. and commercialize the software based intellectual property developed by the National Science Foundation, Massachusetts Institute of Technology and Syracuse University. From 2005 to 2009, Mr. Andrews was Chief Executive Officer and a Director of Evans Data Corporation, a private information technology research and advisory firm which provides these services to the top 50 global IT organizations. From 2003 to 2004, Mr. Andrews was Chief Executive Officer and a Director of Resolution, EBC, Inc, a private company that developed decision making logic systems for health, manufacturing, and property and casualty insurance industries. From 2002 to 2003, Mr. Andrews was the Chief Executive Officer and a Director of Giga Information Group, a global market research and consulting technology company.

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Mark T. Dinkel. Mr. Dinkel has served as Corporate Secretary of SharedLABS, Inc. since December 2016. From May 2017 to present, Mr. Dinkel has served as Chief Executive Officer of Payne|Bouchier, Inc., a private company that provides construction and project management, millwork, cabinetry and fine word working for residential and commercial customers. During 2017, Mr. Dinkel provided consulting services to Bain & Company, KPMG, LLP and other similar firms and assisted them in advising their clients on strategies involving go-to-market, investment and acquisitions relating to technology and managed services providers. From 2015 to 2016, Mr. Dinkel served as Vice President of Managed Services of Presidio, Inc. (Nasdaq: PSDO), a public company that provides IT solutions. From 2003 to 2015, Mr. Dinkel served as Vice President & General Manager, Alliances Director, Global Commercial Management of DXC Technology Co. (f/k/a Computer Sciences Corporation) (NYSE: DXC), a global IT services company providing managed information technology services, including systems integration, business process, infrastructure and applications outsourcing. Mr. Dinkel holds an MA in International Relations from the University of California, Los Angeles, a JD from Boston College Law School, an MLT from Georgetown University Law Center, and an MBA from The Wharton School of the University of Pennsylvania.

Richard Keith Sauls. Mr. Sauls has serves as director of SharedLABS, Inc. since January 2018. Mr. Sauls has been a Managing General Partner at Exeter Venture Group, a privately-owned venture capital and private equity firm, since January 2000. Over the course of the same period, he has been a Managing Partner at AppleGold Investment Company, a private investment company. From February 2014 to March 2015, Mr. Sauls was a Portfolio Manager at J.P. Morgan. He served as Investment Chair on the College of Charleston’s Foundation Board from 2012 to 2015. From 2004 to 2014, Mr. Sauls was Senior Vice President at GenSpring Family Offices (formerly AMA Global), a privately-owned multi-family office. 2008 to 2010 saw him working as Managing Director of the Diversified Portfolio Group at Crawford Investment Counsel, an investment firm that manages significant assets for private and institutional investors. From 2002 to 2004, Mr. Sauls was Senior Vice President of Client Account Management for Bessemer Trust, a private multi-family office. From 1994 to 1998, he was Associate Vice President of SunTrust Bank.

William Weingart. Mr. Weingart has served as Director of SharedLABS, Inc. since January 2018. Since 2010, Mr. Weingart has held various positions at Vantiv Corporation (AMEX: VNTV), a public company that provides Electronic Transaction Processing services to Financial Institutions and Merchants. He has held such roles as Senior Vice President of Product and Strategy, President of E-commerce Business, Chief Investment Officer, and most recently, as Senior Vice President of Business Integration. Mr. Weingart received a Master of Business Administration in Corporation Finance from Dowling College.

Susan Quackenbush. Ms. Quackenbush has served as director of SharedLABS, Inc. since January 2018. From November 2015 to present, Ms. Quackenbush has served as Chief Human Resources Officer of Vonage Holdings Corp. (NYSE: VG), a public company that provides business cloud communications services. Vonage transforms the way people work and businesses operate through a portfolio of cloud-based communications solutions that enable internal collaboration among employees, while also keeping companies closely connected with their customers, across any mode of communication, on any device. Prior to joining Vonage, she was Chief Human Resources Officer of Presidio, Inc. (Nasdaq: PSDO) from September 2012 to November 2015, a public company that is a leading North American IT solutions provider delivering digital transformation solutions through a full lifecycle of professional, managed and support services. Ms. Quackenbush has served as Vice President of Human Resources of DMG Information & Events from November 2010 to August 2012, a public company that provides high-value data to the insurance, property, energy, education and finance sectors and operates highly successful large-scale events. She holds a M.B.A. in finance from Drexel University and a Bachelor’s degree in environmental and business economics from Rutgers University, Cook College.

Victor R. Eilau. Mr. Eilau has served as director of SharedLABS, Inc. since January 2018. From January 2013 to present, Mr. Eilau has served as Vice President of Technology Financing of Summit Funding Group, Inc., an international equipment leasing and financing company where he provides business development to the information technology sector. From June 2008 to present, Mr. Eilau has served as director of Essential LifeCycle Services, a private company that provides business processing outsourcing for the IT hardware repair and services supply chain. From 2010 to 2013, he served as Senior Vice President of Technology Value Financial LLC, an IT financing company. Mr. Eilau holds a Master of Management in finance from the Kellogg School of Management, Northwestern University and a Bachelor’s degree in marketing and computer science from Southern Illinois University.

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Kishore Khandavalli. Mr. Khandavalli has served as director of SharedLABS, Inc. since August 2017. He is the founder of iTech US, Inc., a wholly-owned subsidiary of SharedLABS, Inc. From January 2003 to August 2017, he served as Chief Executive Officer of iTech US, Inc., a private company that provides software consulting and staffing services. Mr. Khandavalli currently serves as Chief Executive Officer of Seven Tablets, Inc., a private company that provides mobile software development services, a position he has held since March 2012. He also serves as Chief Executive Officer of iTech Data Services, Inc., a private company that provides business processing outsourcing and data management services. Mr. Khandavalli earned a B.S. in Chemical Engineering from Andhra University and holds a MS in Chemical Engineering from The University of Akron.

Family Relationships

No family relationships exist between any of our current or former directors or executive officers.

Board Leadership Structure and Role in Risk Oversight

Our Board of Directors is primarily responsible for overseeing our risk management processes on behalf of the Company. The Board of Directors receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our company’s assessment of risks. The Board of Directors focuses on the most significant risks facing our company and our company’s general risk management strategy, and also ensures that risks undertaken by our Company are consistent with the board’s appetite for risk. While the board oversees our company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our board leadership structure supports this approach.

Involvement in Certain Legal Proceedings

To our knowledge, our directors and executive officers have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4.	being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.	being subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.	being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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Board Committees

We expect that, immediately following this offering, the standing committees of our board of directors will consist of an audit committee, a compensation committee and a nominating and corporate governance committee. Our board of directors may establish other committees to facilitate the management of our business. The expected composition and functions of the audit committee, compensation committee and nominating and corporate governance committee are described below. Members will serve on committees until their resignation or until otherwise determined by our board of directors.

Audit Committee

Upon completion of this offering, our audit committee will consist of Messrs. Sauls, Eilau and Weingart, with Mr. Keith Sauls serving as the chairman. Our board of directors has determined that Mr. Keith Sauls is an “audit committee financial expert” within the meaning of the SEC regulations. Our board of directors has also determined that each member of our audit committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the board of directors has examined each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector. The functions of this committee include:

●	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
●	helping to ensure the independence and performance of the independent registered public accounting firm;
●	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;
●	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
●	reviewing our policies on risk assessment and risk management;
●	reviewing related party transactions;
●	obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and
●	approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

Compensation Committee

Upon the pricing of this offering, our compensation committee will consist of Ms. Susan Quackenbush and Mr. Keith Sauls, with Ms. Susan Quackenbush serving as the chairman. The functions of the compensation committee will include:

●	reviewing and approving, or recommending that our board of directors approve, the compensation of our executive officers;
●	reviewing and recommending that our board of directors approve the compensation of our directors;
●	reviewing and approving, or recommending that our board of directors approve, the terms of compensatory arrangements with our executive officers;
●	administering our stock and equity incentive plans;
●	selecting independent compensation consultants and assessing conflict of interest compensation advisers;
●	reviewing and approving, or recommending that our board of directors approve, incentive compensation and equity plans; and
●	reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.

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Nominating and Corporate Governance Committee

Upon the pricing of this offering, our nominating and corporate governance committee will consist of Ms. Susan Quackenbush and Mr. Keith Sauls, with Ms. Susan Quackenbush serving as the chairman. The functions of the nominating and governance committee will include:

●	identifying and recommending candidates for membership on our board of directors;
●	including nominees recommended by stockholders;
●	reviewing and recommending the composition of our committees;
●	overseeing our code of business conduct and ethics, corporate governance guidelines and reporting; and
●	making recommendations to our board of directors concerning governance matters.

The nominating and corporate governance committee also annually reviews the nominating and corporate governance committee charter and the committee’s performance.

Code of Ethics

We have adopted a code of ethics that applies to all of our employees, including employees of our subsidiaries, as well as each of our directors and certain persons performing services for us. The code of ethics addresses, among other things, competition and fair dealing, conflicts of interest, financial matters and external reporting, Company funds and assets, confidentiality and corporate opportunity requirements and the process for reporting violations of the code of ethics, employee misconduct, improper conflicts of interest or other violations. We will provide a copy of our code of ethics without charge upon written request to SharedLABS, Inc., 6 E Bay St., 4th Fl., Jacksonville, FL 32202.

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EXECUTIVE COMPENSATION

The following table sets forth the compensation for our fiscal years ended December 31, 2017 and 2016 earned by or awarded to, as applicable, our principal executive officer, principal financial officer and our other most highly compensated executive officers as of December 31, 2017.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	($)
Jason M. Cory,	2017	121,154	-	-	-	7,911	129,065
President & Chief Executive Officer	2016	-	-	-	-	-	-
Timothy Rahman,	2017	56,923	-	198,400	-	16,292	271,615
Chief Financial Officer(1)(2)	2016	-	-	-	-	-	-
John F. Andrews,	2017	64,038	-	-	-	7,911	71,949
Chief Operating Officer	2016	-	-	-	-	-	-

(1) During the year ended December 31, 2017, the Company issued an aggregate of 80,000 shares of common stock to Mr. Rahman with a fair value of $198,400. These shares vested immediately on the date of issuance. These shares were valued based on recent sales of the Company’s common stock to independent qualified investors.

(2) During the year ended December 31, 2017, the Company granted warrants to purchase up to an aggregate of 46,000 shares of common stock to Mr. Rahman for services rendered. The warrants are exercisable for a term of three (3) years from the date of issuance, and have an exercise price ranging from $2.50 to $6.82 per share. The Company recorded compensation expense related to these warrant issuances in the amount of $8,381 during the year ended December 31, 2017.

Employment Agreements with Named Executive Officers

We have entered into employment agreements with Tim Rahman and John Andrews. A description of each of the agreements follows.

Timothy Rahman. Pursuant to the terms of an employment agreement dated June 22, 2017, Mr. Rahman receives an annual base salary of $200,000, subject to increase in accordance with the policies of the Company in force from time to time, payable in installments in accordance with Company policy. The agreement also provides that Mr. Rahman is eligible to receive an executive incentive bonus of up to 100% of his annual salary. In addition, Mr. Rahman shall be eligible to receive an annual equity incentive bonus consisting of stock options of the Company in the sole discretion of Board of Directors. Mr. Rahman’s employment agreement has a term of two years and 6 days, commencing on July 24, 2017 and expiring on July 31, 2019, unless a 30-day advance notice is provided by Mr. Rahman or as otherwise provided in the agreement.

John F. Andrews. Pursuant to the terms of an employment agreement dated August 14, 2017, Mr. Andrews receives an annual base salary of $185,000, subject to increase in accordance with the policies of the Company in force from time to time, payable in installments in accordance with Company policy. The agreement also provides that Mr. Andrews is eligible to receive an executive incentive bonus of up to 100% of his annual salary. Mr. Andrews’s employment agreement has a term of three years, commencing on August 14, 2017 and expiring on August 14, 2020, unless a 30-day advance notice is provided by Mr. Andrews or as otherwise provided in the agreement. The agreement further provides that in the event Mr. Andrews is terminated without cause, he shall be entitled to severance payments of three months of his annual base salary then in effect.

Outstanding Equity Awards at Fiscal Year-End

There were no outstanding equity awards as of December 31, 2017 or as of the date of this prospectus.

Director Compensation

During the year ended December 31, 2017, the Company granted 21,000 common stock warrants to a board member for services rendered. The warrants have an exercise price of $5.00 per share, have a three (3) year term and vest immediately on the date of issuance. The Company recorded compensation expense related to the warrant issuance of $191 during the year ended December 31, 2017.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Certain Relationships and Related Transactions

None of the directors or executive officers of the Company, nor any person who owned of record or was known to own beneficially more than 5% of the Company’s outstanding shares of its common stock, nor any associate or affiliate of such persons or companies, has any material interest, direct or indirect, in any transaction that has occurred during the past fiscal year, or in any proposed transaction, which has materially affected or will affect the Company.

Director Independence

The listing requirements and rules of Nasdaq generally require that independent directors comprise a majority of the members of the boards of directors of listed companies within one year of the closing of their initial public offerings. At this time, Mr. William Weingart, Ms. Susan Quackenbush, Mr. Keith Sauls and Mr. Victor Eilau are our independent directors.

Our board of directors has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that Mr. William Weingart, Ms. Susan Quackenbush, Mr. Keith Sauls and Mr. Victor Eilau do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq. In making this determination, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

In making this determination, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our voting securities by (i) any person or group owning more than 5% of any class of voting securities; (ii) our director and chief executive officer; (iii) our chief financial officer; and (iv) all executive officers and directors as a group as of September 24 , 2018. Unless otherwise indicated, the address of all listed stockholders is c/o 6 E Bay St., 4th Fl., Jacksonville, FL 32202.

Name of Beneficial Owner		Common Stock Beneficially Owned	Percentage of Common Stock**
Directors and Officers:
Jason M. Cory		2,550,000	31.89%
Timothy Rahman	(1)	247,000	3.07%
John Andrews	(2)	81,310	1.01%
Mark T. Dinkel	(3)	125,000	1.55%
William Weingart		25,628	*
Kishore Khandavalli	(4)	901,436	11.25%
Susan Quackenbush	(5)	13,940	*
Richard Keith Sauls	(6)	59,663	*
Victor R. Eilau	(7)	46,000	*

All officers and directors as a group (9 persons)		4,049,977	49.37%

5% or greater stockholder

RACE Holdings LLC	(8)	2,125,000	24.51%
Peach Management LLC	(9)	622,000	7.55%
Canyon Technologies LLC	(10)	1,126,870	14.07%

*	Denoted less than 1%

**

Applicable percentage ownership is based on 7,996,636 shares of common stock outstanding as of September 24 , 2018. “Beneficial ownership” includes shares for which an individual, directly or indirectly, has or shares voting or investment power, or both, and also includes options and/or warrants that are exercisable within 60 days of September 24 , 2018. Unless otherwise indicated, all of the listed persons have sole voting and investment power over the shares listed opposite their names. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Exchange Act. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(1)	Includes 62,000 shares of common stock issuable within 60 days upon exercise of warrants.

(2)	Includes 40,000 shares of common stock issuable within 60 days upon exercise of warrants.

(3)	Includes 50,000 shares of common stock issuable within 60 days upon exercise of warrants.

(4)	Includes 16,000 shares of common stock issuable within 60 days upon exercise of warrants.

(5)	Includes 6,970 shares of common stock issuable within 60 days upon exercise of warrants.

(6)	Includes 25,000 shares of common stock issuable within 60 days upon exercise of warrants.

(7)	Includes 6,000 shares of common stock issuable within 60 days upon exercise of warrants and 30,000 shares of common stock held in the name of Equity Trust IRA FBO Victor Eilau.

(8)	Includes 675,000 shares of common stock issuable within 60 days upon exercise of warrants. Keith Michael Jensen, managing member, holds sole voting and dispositive power over these shares.

(9)	Includes 246,000 shares of common stock issuable within 60 days upon exercise of warrants. The Briggs Family 2017 Trust, managing member, holds sole voting and dispositive power over these shares.

(10)	Includes 13,360 shares of common stock issuable within 60 days upon exercise of warrants. Michael Tower, managing member, holds voting and dispositive power over these shares.

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DESCRIPTION OF CAPITAL STOCK

Authorized and Outstanding Capital Stock

We have authorized capital stock of 110,000,000 shares, consisting of 100,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 “blank check” preferred stock.

Common Stock

We currently have 7,996,636 shares of our common stock issued and outstanding. The holders of our common stock are entitled to one vote per share. In addition, the holders of our common stock will be entitled to receive ratably dividends, if any, declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our common stock will be entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock will have no preemptive, subscription, redemption or conversion rights.

Preferred Stock

We currently do not have any shares of preferred stock issued and outstanding. Our board of directors will be authorized, subject to any limitations prescribed by law, without further vote or action by our stockholders, to issue from time to time shares of preferred stock in one or more series. Each series of preferred stock will have the number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Warrants

As of September 24 , 2018, we have outstanding warrants to purchase 1,829,080 shares of common stock , which consists of (i) 1,806,330 three-year warrants and (ii) 22,750 authorized but unissued five-year warrants. Each warrant represents the right to purchase one share of our common stock at an exercise price ranging from $0.001 per share to $6.82 per share.

Options

We currently do not have any options to purchase shares of our common stock outstanding.

Listing

Our common stock is not quoted or listed on a quotation or over the counter market, stock market or exchange. We have applied to list our common stock on The Nasdaq Capital Market. No assurance can be given that our application will be approved.

Transfer Agent and Registrar

Securities Transfer Corporation will serve as our transfer agent and registrar. They are located at 2901 N Dallas Parkway, Suite 380, Plano, TX 75093. The transfer agent’s phone number is (469) 633-0101.

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SHARES ELIGIBLE FOR FUTURE RESALE

There is currently no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock will have on the market price of our common stock prevailing from time to time. Future sales of substantial amounts of our common stock, including shares issued upon exercise of outstanding warrants, in the public market after this offering, could adversely affect market prices prevailing from time to time and could impair our ability to raise equity capital in the future.

After completion of this offering, we will have 10,496,636 shares of common stock outstanding (or 10,871,636 shares if the underwriters’ option to purchase additional shares is exercised in full). This number excludes any issuance of an aggregate of additional shares of common stock that could occur in connection with the exercise of outstanding warrants.

All of the shares of common stock sold in this offering will be freely tradable without restrictions or further registration under the Securities Act, unless the shares are purchased by our “affiliates” as that term is defined in Rule 144 and except certain shares that will be subject to the lock-up period described below after completion of this offering. Any shares owned by our affiliates may not be resold except in compliance with Rule 144 volume limitations, manner of sale and notice requirements, pursuant to another applicable exemption from registration or pursuant to an effective registration statement.

As noted in the Explanatory Note to this registration statement of which this prospectus forms a part, this prospectus is to be used in connection with the potential resale by the Selling Stockholders of up to an aggregate of 1,137,250 shares of our common stock issuable upon exercise of warrants. We will not receive any proceeds from the sale of shares of our common stock by the Selling Stockholders pursuant to this prospectus. The shares of common stock being registered under this prospectus permit public resales of such shares, and the Selling Stockholders may offer the shares for resale from time to time pursuant to this prospectus. The Selling Stockholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act of 1933, as amended, or pursuant to another effective registration statement covering those shares.

7,996,636 shares of our outstanding shares of common stock that are not registered under the registration statement of which this prospectus is a part and that have not been registered under another registration statement will be deemed restricted securities as defined under Rule 144. Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration promulgated under the Securities Act. Subject to the provisions of Rule 144, all of the outstanding shares of common stock that are currently restricted are available for sale in the public market under Rule 144.

Lock-Up Agreements

All of our directors, officers and existing stockholders intend to enter into lock-up agreements that, subject to certain exceptions, prohibit them from directly or indirectly offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to purchase, granting any option, right or warrant to purchase or otherwise transferring or disposing of any shares of our common stock, options to acquire shares of our common stock or any securities convertible into or exercisable or exchangeable for common stock, whether now owned or hereafter acquired, or entering into any swap or any other agreement or any transaction that transfer, in whole or in part, directly or indirectly, the economic consequence of ownership, for a period of twelve (12) months from the date of this offering in the case of our directors and officers, and six (6) months from the date of this offering in the case of our existing stockholders. With respect to certain existing stockholders that hold an aggregate of $975,000 worth of common stock (the “Leak-Out Stockholders”), the lock-up agreements shall contain an exception to the Lock-Up Period contained therein (the “Leak-Out”) allowing each Leak-Out Stockholder to sell or offer for sale (1) up to an aggregate of $300,000 worth of shares of our common stock from and after the date of the closing of this offering, (2) up to an aggregate of an additional $300,000 worth of our shares of common stock from and after the 60th day following the date of the closing of this offering; and (3) up to an aggregate of an additional $375,000 worth of shares of our common stock from and after the 90th day following the date of the closing of this offering, without the prior written consent of the Representative. These agreements are described in the section entitled “Underwriting” on page 82.

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Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for at least 90 days, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates, is entitled to sell those shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then that person would be entitled to sell those shares without complying with any of the requirements of Rule 144.

In general, under Rule 144, as currently in effect, our affiliates or persons selling shares on behalf of our affiliates are entitled to sell upon expiration of the lock-up agreements described above, within any three-month period, a number of shares that does not exceed the greater of:

●	1% of the number of shares of our common stock then outstanding, which will equal approximately shares immediately after this offering; or

●	the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

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CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of certain material U.S. federal income tax considerations with respect to the ownership and disposition of shares of our common stock applicable to non-U.S. holders who acquire such shares in this Offering. This discussion is based on current provisions of the Internal Revenue Code, U.S. Treasury regulations promulgated thereunder and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect.

For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of our common stock that is not, for U.S. federal income tax purposes, a partnership or any of the following:

●	a citizen or resident of the United States;

●	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

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If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of our common stock, the tax treatment of a person treated as a partner generally will depend on the status of the partner and the activities of the partnership. Persons that for U.S. federal income tax purposes are treated as a partner in a partnership holding shares of our common stock should consult their tax advisors.

This discussion assumes that a non-U.S. holder holds shares of our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to a non-U.S. holder in light of that holder’s particular circumstances or that may be applicable to holders subject to special treatment under U.S. federal income tax law (including, for example, financial institutions, brokers or dealers in securities, “controlled foreign corporations,” “passive foreign investment companies,” traders in securities that elect mark-to-market treatment, insurance companies, tax-exempt entities, holders who acquired our common stock pursuant to the exercise of employee stock options or otherwise as compensation, entities or arrangements treated as partnerships for U.S. federal income tax purposes, holders liable for the alternative minimum tax, certain former citizens or former long-term residents of the United States and holders who hold our common stock as part of a hedge, straddle, constructive sale or conversion transaction). In addition, this discussion does not address U.S. federal tax laws other than those pertaining to the U.S. federal income tax, nor does it address any aspects of the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, any U.S. federal estate and gift taxes, or any U.S. state, local or non-U.S. taxes. Accordingly, prospective investors should consult with their own tax advisors regarding the U.S. federal, state, local, non-U.S. income and other tax considerations of acquiring, holding and disposing of shares of our common stock.

THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK. WE RECOMMEND THAT PROSPECTIVE HOLDERS OF OUR COMMON STOCK CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY FEDERAL, STATE, LOCAL, NON-U.S. INCOME AND OTHER TAX LAWS) OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK.

Dividends

In general, any distributions we make to a non-U.S. holder with respect to its shares of our common stock that constitute dividends for U.S. federal income tax purposes will be subject to U.S. withholding tax at a rate of 30% of the gross amount (or a reduced rate prescribed by an applicable income tax treaty) unless the dividends are effectively connected with a trade or business carried on by the non-U.S. holder within the United States (and, if an income tax treaty applies, are attributable to a permanent establishment of the non-U.S. holder within the United States). A distribution will constitute a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Any distribution not constituting a dividend will be treated as first reducing the adjusted basis in the non-U.S. holder’s shares of our common stock and, to the extent it exceeds the adjusted basis in the non-U.S. holder’s shares of our common stock, as gain from the sale or exchange of such shares. Any such gain will be subject to the treatment described below under “—Gain on Sale or Other Disposition of our Common Stock.”

Subject to the discussion below regarding “—Foreign Account Tax Compliance,” dividends effectively connected with a U.S. trade or business (and, if an income tax treaty applies, attributable to a U.S. permanent establishment) of a non-U.S. holder generally will not be subject to U.S. withholding tax if the non-U.S. holder complies with applicable certification and disclosure requirements. Instead, such dividends generally will be subject to U.S. federal income tax on a net income basis, in the same manner as if the non-U.S. holder were a resident of the United States. A non-U.S. holder that is a corporation may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on its “effectively connected earnings and profits,” subject to certain adjustments.

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Gain on Sale or Other Disposition of Our Common Stock

In general, a non-U.S. holder will not be subject to U.S. federal income or, subject to the discussion below under the headings “Information Reporting and Backup Withholding” and “Foreign Account Tax Compliance,” withholding tax on any gain realized upon the sale or other disposition of our common stock unless:

●	the gain is effectively connected with a trade or business carried on by the non-U.S. holder within the United States and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder;

●	the non-U.S. holder is an individual and is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are satisfied; or

●	we are or have been a U.S. real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period ending on the date of the disposition and the non-U.S. holder’s holding period and certain other conditions are satisfied. We believe that we currently are not and we do not anticipate becoming, a USRPHC.

Gain that is effectively connected with the conduct of a trade or business in the United States generally will be subject to U.S. federal income tax, net of certain deductions, at regular U.S. federal income tax rates. If the non-U.S. holder is a foreign corporation, the branch profits tax described above also may apply to such effectively connected gain. An individual non-U.S. holder who is subject to U.S. federal income tax because the non-U.S. holder was present in the United States for 183 days or more during the year of sale or other disposition of our common stock will generally be subject to a flat 30% tax on the gain derived from such sale or other disposition, which may be offset by U.S. source capital losses, provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Information Reporting and Backup Withholding

We must report annually to the Internal Revenue Service and to each non-U.S. holder the amount of dividends paid to and the tax withheld with respect to, each non-U.S. holder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty. Copies of this information also may be made available under the provisions of a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established.

U.S. backup withholding tax (currently, at a rate of 28%) is imposed on certain payments to persons that fail to furnish the information required under the U.S. information reporting rules. Dividends paid to a non-U.S. holder generally will be exempt from backup withholding if the non-U.S. holder provides a properly executed IRS Form W-8BEN or W-8BEN-E, or otherwise establishes an exemption.

Under U.S. Treasury regulations, the payment of proceeds from the disposition of our common stock by a non-U.S. holder effected at a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless the beneficial owner, under penalties of perjury, certifies, among other things, its status as a non-U.S. holder or otherwise establishes an exemption. The payment of proceeds from the disposition of our common stock by a non-U.S. holder effected at a non-U.S. office of a broker generally will not be subject to backup withholding and information reporting, except in the case of proceeds from a disposition of our common stock by a non-U.S. holder effected at a non-U.S. office of a broker that is:

●	a U.S. person;

●	a “controlled foreign corporation” for U.S. federal income tax purposes;

●	a foreign person 50% or more of whose gross income from certain periods is effectively connected with a U.S. trade or business; or

●	a foreign partnership if at any time during its tax year (a) one or more of its partners are U.S. persons who, in the aggregate, hold more than 50% of the income or capital interests of the partnership, or (b) the foreign partnership is engaged in a U.S. trade or business.

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Information reporting will apply unless the broker has documentary evidence in its files that the owner is a non-U.S. holder and certain other conditions are satisfied, or the beneficial owner otherwise establishes an exemption (and the broker has no knowledge or reason to know to the contrary). Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that the owner is a U.S. person.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder generally can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the Internal Revenue Service in a timely manner. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

Foreign Account Tax Compliance

Under Sections 1471 through 1474 of the Code and the Treasury regulations and administrative guidance promulgated thereunder (collectively, “FATCA”), a U.S. federal withholding tax of 30% generally is imposed on any dividends paid on our common stock and a U.S. federal withholding tax of 30% generally will be imposed on gross proceeds from the disposition of our common stock (beginning January 1, 2019) paid to (i) a “foreign financial institution” (as specifically defined under FATCA) unless such institution enters into an agreement with the U.S. tax authorities to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) and (ii) certain other foreign entities unless such entity provides the withholding agent with a certification identifying its direct and indirect “substantial U.S. owners” (as defined under FATCA) or, alternatively, provides a certification that no such owners exist and, in either case, complies with certain other requirements. The withholding tax described above will not apply if the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from the rules and properly certifies its exempt status to a withholding agent or is deemed to be in compliance with FATCA. Application of FATCA tax does not depend on whether the payment otherwise would be exempt from U.S. federal withholding tax under the other exemptions described above. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Prospective non-U.S. holders should consult with their tax advisors regarding the possible implications of FATCA on their investment in our common stock.

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UNDERWRITING

ThinkEquity, a division of Fordham Financial Management, Inc. (“ThinkEquity”) is acting as the sole representative of the underwriters of the offering. We have entered into an underwriting agreement dated           , 2018 with the representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below and each underwriter named below has severally and not jointly agreed to purchase from us, at the public offering price per share less the underwriting discounts set forth on the cover page of this prospectus, the number of common shares listed next to its name in the following table:

Underwriter	Number of Shares
ThinkEquity, a division of Fordham Financial Management, Inc.

Total

All of the shares to be purchased by the underwriters will be purchased from us.

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares of common stock offered by us in this prospectus are subject to various conditions and representations and warranties, including the approval of certain legal matters by their counsel and other conditions specified in the underwriting agreement. The shares of common stock are offered by the underwriters, subject to prior sale, when, as and if issued to and accepted by them. The underwriters reserve the right to withdraw, cancel or modify the offer to the public and to reject orders in whole or in part.

The underwriting agreement provides that the underwriters are obligated to take and pay for all of the shares of common stock offered by this prospectus if any such shares are taken, other than those shares covered by the over-allotment option described below. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement.

Over-allotment Option. We have granted the representative an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the representative to purchase up to a maximum of 375,000 additional shares (15% of the shares sold in this offering) from us to cover over-allotments, if any. If the representative exercises all or part of this option, it will purchase shares covered by the option at the public offering price per share that appears on the cover page of this prospectus, less the underwriting discount. If this option is exercised in full, the total offering price to the public will be $                 , and the total net proceeds, before expenses, to us will be $                   .

Discount. The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the representative of the over-allotment option.

	Per Share	Total Without Over-Allotment Option	Total With Over-Allotment Option
Public offering price	$	$	$
Underwriting discount (7.0%)	$	$	$
Non-accountable expense allowance (1.0%)(1)	$	$	$
Proceeds, before expense, to us	$	$	$

(1)

We have agreed to pay a non-accountable expense allowance to the underwriters equal to 1.0% of the gross proceeds received in this offering (excluding proceeds received from the exercise of the underwriters’ over-allotment option).

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The underwriters propose to offer the shares offered by us to the public at the public offering price per share set forth on the cover of this prospectus. In addition, the underwriters may offer some of the shares to other securities dealers at such price less a concession of up to $           per share. If all of the shares offered by us are not sold at the public offering price per share, the underwriters may change the offering price per share and other selling terms by means of a supplement to this prospectus.

We have agreed to pay (i) $5,000 advance to the representative upon the launch of the roadshow and (ii) an amount equal to the funds received from the previously engaged underwriter as a reimbursement of a previously paid advance, which will be applied against the out-of-pocket accountable expenses that will be paid by us to the underwriters in connection with this offering, and will be reimbursed to us to the extent not incurred.

In addition to the 1.0% non-accountable expense allowance, we have also agreed to pay the following expenses of the underwriters relating to the offering: (1) all filing fees and expenses associated with the review of this offering by FINRA; (2) all fees, expenses and disbursements relating to the registration or qualification of the shares under the “blue sky” securities laws in an amount not to exceed $5,000; (2) $29,500 for the underwriters’ use of Ipreo’s book-building, prospectus tracking and compliance software for this offering; (3) the underwriter’s legal fees incurred in connection with this offering in an amount not to exceed $75,000; and (4) up to $20,000 of the representative’s actual accountable road show expenses for the offering.

We estimate that the total expenses of the offering payable by us, excluding the total underwriting discount and commissions, will be approximately $              .

Discretionary Accounts. The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Lock-Up Agreements. We, our directors and executive officers and our existing stockholders expect to enter into lock-up agreements with the representative prior to the commencement of this offering pursuant to which each of these persons or entities will agree that, during the Lock-Up Period (as defined below), without the prior written consent of the representative, they will not (1) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our securities or any securities convertible into or exercisable or exchangeable for our common stock owned prior to the date hereof or hereafter acquired or with respect to which such holder hereafter acquires the power of disposition; (2) file or caused to be filed any registration statement with the Securities and Exchange Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, with the exception of securities issued pursuant to Form S-8, any option plan of the Company, any strategic investments, or in connection with an M&A transaction; or (3) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such shares, whether any such transaction described in (1) or (2) is to be settled by delivery of such shares or such other securities, in cash or otherwise. The Lock-Up Period will be twelve (12) months from the date of this offering in the case of our directors and officers and, six (6) months from the date of this offering in the case of our existing stockholders. With respect to certain existing stockholders that hold an aggregate of $975,000 worth of common stock (the “Leak-Out Stockholders”), the lock-up agreements shall contain an exception to the Lock-Up Period contained therein (the “Leak-Out”) allowing each Leak-Out Stockholder to sell or offer for sale (1) up to an aggregate of $300,000 worth of shares of our common stock from and after the date of the closing of this offering, (2) up to an aggregate of an additional $300,000 worth of our shares of common stock from and after the 60th day following the date of the closing of this offering; and (3) up to an aggregate of an additional $375,000 worth of shares of our common stock from and after the 90th day following the date of the closing of this offering.

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Representative’s Warrants. We have agreed to issue to the representative warrants to purchase up to a total of 125,000 shares of common stock (5% of the shares sold in this offering, excluding the over-allotment). The warrants will be exercisable at any time, and from time to time, in whole or in part, during the four-year period commencing one year from the effective date of the offering, which period shall not extend further than five years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(G)(i). The warrants are exercisable at a per share price equal to 125% of the public offering price per share in the offering. The warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The representative (or permitted assignees under Rule 5110(g)(1)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the effective date of the offering. In addition, the warrants provide for registration rights upon request, in certain cases. The demand registration right provided will not be greater than five years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(G)(iv). The piggyback registration right provided will not be greater than seven years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(G)(v). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of common shares at a price below the warrant exercise price.

Right of First Refusal. For a period of six (6) months from the effective date of the offering, the representative has an irrevocable right of first refusal to act as our sole investment banker, sole book-runner and/or sole placement agent, at the representative’s sole discretion, for each and every future public or private equity and debt offering, including all equity-linked offerings, by us, or any of our successors or subsidiaries during such 6-month period on terms customary to the representative.

Further, for the twelve 12-month period beginning after the effective date of an offering of at least $15,000,000, the representative has an irrevocable right of first refusal to act as investment banker, sole book-runner and/or sole placement agent, at the representative’s sole discretion, for each and every future public and private equity and debt offering, including all equity-linked offerings, by us, or any of our successors or subsidiaries during such 12-month period, on terms mutually agreeable to us, the representative and any other broker dealer involved. The representative shall have the sole right to determine whether or not any other broker dealer shall have the right to participate in any such offering and the economic terms of any such participation.

Electronic Offer, Sale and Distribution of Securities. A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representative may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Determination of the Initial Public Offering Price. Prior to this offering, there has been no public market for our common shares. The initial public offering price was determined through negotiations between us and the representative of the underwriters. In addition to prevailing market conditions, the factors considered in determining the initial public offering price included the following:

●	the information included in this prospectus and otherwise available to the representative;

●	the valuation multiples of publicly traded companies that the representative believes to be comparable to us;

●	our financial information;

●	our prospects and the history and the prospects of the industry in which we compete;

●	an assessment of our management, its past and present operations, and the prospects for, and timing of, our future revenues; and

●	the above factors in relation to market values and various valuation measures of other companies engaged in activities similar to ours.

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An active trading market for our common shares may not develop. It is also possible that, after the offering, the shares will not trade in the public market at or above the initial public offering price.

Stabilization. In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

●	Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.

●	Over-allotment transactions involve sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position that may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares covered by the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares covered by the over-allotment option. The underwriters may close out any short position with shares issuable upon exercise of the over-allotment option and/or by purchasing shares in the open market.

●	Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the over-allotment option. If the underwriters sell more shares than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

●

Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common shares or preventing or retarding a decline in the market price of our common shares. As a result, the price of our common shares in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common shares. These transactions may be effected on the NYSE American, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive market making. In connection with this offering, underwriters and selling group members may engage in passive market making transactions in our common stock on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Other Relationships. The representative provided advisory and other services in arranging our financing transactions with C6 Capital, LLC on July 5, 2018 and August 30, 2018 discussed in this prospectus in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation – Recent Developments”. As compensation for such services in connection with the transactions with C6 Capital, LLC, the representative is entitled to receive an aggregate cash fee of $113,750, of which $61,250 has been paid as of the date of this prospectus, and is entitled to receive warrants to purchase up to an aggregate of 22,750 shares of our common stock at a fixed exercise price of $5.00 per share (the “C6 Warrants”). The C6 Warrants, when issued, shall be subject to a 180-day lock-up beginning on the effective date of this offering pursuant to FINRA Rule 5110(g)(1). In addition, the C6 Warrants will provide for a one-time “piggyback” registration right for a term that will not exceed the maximum term permissible under FINRA Rule 5110(f)(2)(G)(v).

Moreover, from time to time, certain of the underwriters and their affiliates may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they may receive customary fees and commissions. However, except as disclosed in this prospectus in connection with this offering and above with respect to the transactions with C6 Capital, LLC, and except for an existing engagement to provide services in connection with future debt financing transactions, if any, during the term of such engagement, for which the representative would receive customary cash fees, we have no present arrangements with any of the underwriters for any further services.

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Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer for the offeree under this prospectus.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area — Belgium, Germany, Luxembourg and the Netherlands

The information in this document has been prepared on the basis that all offers of common stock will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of common stock has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

●	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●	to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statement);

●	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)I of the Prospectus Directive) subject to obtaining the prior consent of the company or any underwriter for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of common stock shall result in a requirement for the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The common stock has not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

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This document and any other offering material relating to the common stock has not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs non-qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the common stock cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The common stock has not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The common stock offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), or ISA, nor have such common stock been registered for sale in Israel. The shares and warrants may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the common stock being offered. Any resale in Israel, directly or indirectly, to the public of the common stock offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the common stock in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, “CONSOB” pursuant to the Italian securities legislation and, accordingly, no offering material relating to the common stock may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

●	to Italian qualified investors, as defined in Article 100 of Decree no. 58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

●	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

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Any offer, sale or delivery of the common stock or distribution of any offer document relating to the common stock in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

●	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

●	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the common stock in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such common stock being declared null and void and in the liability of the entity transferring the common stock for any damages suffered by the investors.

Japan

The common stock has not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the common stock may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires common stock may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of common stock is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The common stock has not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the common stock has not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of common stock in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the common stock be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of common stock in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

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Switzerland

The common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the common stock may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the common stock has been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of common stock will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the common stock have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the common stock within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the common stock, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by us.

No offer or invitation to subscribe for common stock is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the Canada and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the common stock. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the common stock may not be offered or sold in the Canada by means of this document, any accompanying letter or any other document, except in circumstances that do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the common stock has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the Canada in circumstances in which section 21(1) of FSMA does not apply to us.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

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EXPERTS

The financial statements of SharedLABS, Inc. and its wholly-owned subsidiaries for the fiscal years ended December 31, 2017 and the period from December 7, 2016 (inception) to December 31, 2016 and the financial statements of iTech Inc. and Subsidiary for the years ended December 31, 2016 and 2015 and the period ended June 30, 2017 have been audited by Friedman LLP, an independent registered public accounting firm as set forth in its report, and are included in reliance upon such report given on the authority of such firm as experts in accounting.

LEGAL MATTERS

Sichenzia Ross Ference LLP., New York, New York, will pass upon the validity of the shares of our common stock to be sold in this offering. Certain legal matters related to the offering will be passed upon for the underwriters by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering to sell. This prospectus, which constitutes part of the registration statement, does not include all of the information contained in the registration statement and the exhibits, schedules and amendments to the registration statement. For further information with respect to us and our securities, we refer you to the registration statement and to the exhibits and schedules to the registration statement. Statements contained in this prospectus about the contents of any contract, agreement or other document are not necessarily complete, and, in each instance, we refer you to the copy of the contract, agreement or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

You may read and copy the registration statement of which this prospectus is a part at the SEC’s public reference room, which is located at 100 F Street, N.E., Room 1580, Washington, DC 20549. You can request copies of the registration statement by writing to the Securities and Exchange Commission and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the SEC’s public reference room. In addition, the SEC maintains a website, which is located at www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may access the registration statement of which this prospectus is a part at the SEC’s website.

Upon completion of this offering, we will be subject to the information reporting requirements of the Securities Exchange Act of 1934, and we will file reports, proxy statements and other information with the SEC. All documents filed with the SEC are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at www.precisionopinion.com. You may access our reports, proxy statements and other information free of charge at this website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information on such website is not incorporated by reference and is not a part of this prospectus.

90

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

SHAREDLABS, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2018 AND 2017

SHAREDLABS, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2017 (AS RESTATED) AND FOR THE PERIOD FROM

DECEMBER 7, 2016 (INCEPTION) TO DECEMBER 31, 2016

iTECH US, INC. AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD ENDED JUNE 30, 2017

F-1

iTECH US, INC. AND SUBSIDIARY

CONOSLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

SHAREDLABS, INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

F-2

SHAREDLABS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2018 (UNAUDITED) AND DECEMBER 31, 2017

	June 30, 2018	December 31, 2017
	(Unaudited)

ASSETS

CURRENT ASSETS
Cash	$864,130	$748,987
Accounts receivable, net of allowance for doubtful accounts of $299,600	13,868,289	11,986,252
Prepaid expenses	201,041	199,176
Employee advances	-	35,475
Total current assets	14,933,460	12,969,890

PROPERTY AND EQUIPMENT, at cost, net	119,413	55,530

OTHER ASSETS
Intangible assets, net of accumulated amortization	8,545,121	9,007,638
Goodwill	11,656,800	11,656,800
Other assets	-	2,297
Security deposit	40,927	33,983
	20,242,848	20,700,718

TOTAL ASSETS	$35,295,721	$33,726,138

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$3,929,566	$3,606,259
Accrued liabilities	10,628,681	11,023,555
Due to factor, net of debt issuance costs of $181,825 and $115,495, respectively	9,772,938	6,795,457
Current maturities of long-term debt, net of debt discount of $150,246 and $118,575 and debt issuance costs of $48,426 and $47,218, respectively	1,014,082	906,484
Current maturities of long-term debt, related parties	2,137,500	1,501,498
Warrant liability	300,000	300,000
Total current liabilities	27,782,767	24,133,253

LONG-TERM LIABILITIES
Long-term debt, net of current maturities, net of debt discount of $30,735and $90,685 and debt issuance costs of $9,906 and $36,112, respectively	202,481	776,492
Long-term debt, net of current maturities, related parties	712,500	1,425,000
Deferred tax liabilities	619,300	1,281,700
Total long-term liabilities	1,534,281	3,483,192

OTHER LIABILITIES
Obligation under guarantee	1,193,243	-
Contingent common stock	422,329	422,329
Total other liabilities	1,615,572	422,329

Total liabilities	30,932,620	28,038,774

Redeemable common stock, $0.0001 par value, 549,067 shares issued and outstanding	2,056,637	2,056,637

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value, 10,000,000 shares authorized, none issued and outstanding
Common stock, $0.0001 par value, 100,000,000 shares authorized; 7,447,569 and 6,594,569 shares issued and outstanding, respectively	745	659
Additional paid in capital	7,588,023	5,757,416
Accumulated deficit	(5,277,930)	(2,128,044)
Accumulated other comprehensive income	(4,738)	451
Total SharedLABS stockholders’ equity	2,306,100	3,630,482
Noncontrolling interests	364	245
Total stockholders’ equity	2,306,464	3,630,727

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$35,295,721	$33,726,138

F-3

SHAREDLABS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2018 AND 2017 (UNAUDITED)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017

NET REVENUE	$18,227,869	$-	$36,010,787	$-

COST OF REVENUE	(15,956,209)	-	(31,277,710)	-

GROSS PROFIT	2,271,660	-	4,733,077	-

OPERATING EXPENSES
Compensation	1,709,164	-	3,223,728	-
Professional fees	249,199	245,965	603,827	364,477
Selling, general and administrative	692,327	957,611	1,582,359	963,030
Total operating expenses	2,650,690	1,203,576	5,409,914	1,327,507

LOSS FROM OPERATIONS	(379,030)	(1,203,576)	(676,837)	(1,327,507)

OTHER EXPENSES
Interest expense	(836,262)	-	(1,835,945)	-
Change in fair value of guarantee liability	(276,036)	-	(1,193,243)	-
Other income/(expense), net	(627)	-	(1,376)	-
Total other expenses	(1,112,925)	-	(3,030,564)	-

LOSS BEFORE INCOME TAXES AND NONCONTROLLING INTEREST	(1,491,955)	(1,203,576)	(3,707,401)	(1,327,507)

BENEFIT FROM INCOME TAXES	344,630	-	642,280	-

NET LOSS	$(1,147,325)	$(1,203,576)	$(3,065,121)	$(1,327,507)

NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	71	-	119	-

NET LOSS ATTRIBUTABLE TO SHAREDLABS, INC.	$(1,147,396)	$(1,203,576)	$(3,065,240)	$(1,327,507)

COMPREHENSIVE LOSS

NET LOSS ATTRIBUTABLE TO SHARELABS, INC.	$(1,147,396)	$(1,203,576)	$(3,065,240)	$(1,327,507)

FOREIGN CURRENCY TRANSLATION ADJUSTMENT	(3,133)	-	(5,189)	-

TOTAL COMPREHENSIVE LOSS	$(1,150,529)	$(1,203,576)	$(3,070,429)	$(1,327,507)

LESS: COMPREHENSIVE LOSS ATTRIBUTABLE TO NONCONTROLLING INTEREST	71	-	119	-

TOTAL COMPREHENSIVE LOSS ATTRIBUTABLE TO SHAREDLABS INC.	$(1,150,458)	$(1,203,576)	$(3,070,310)	$(1,327,507)

Net loss per share attributable to SharedLabs, Inc. shareholders- basic and diluted	$(0.14)	$(0.28)	$(0.38)	$(0.31)

Weighted average number of shares outstanding during the period - basic and diluted	8,116,636	4,267,753	8,071,086	4,245,524

F-4

SHAREDLABS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2018 AND 2017 (UNAUDITED)

	For the Six Months Ended
	June 30, 2018	June 30, 2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,065,121)	$(1,327,507)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	143,550	942,400
Depreciation and amortization	481,025	-
Deferred income taxes	(662,400)	-
Amortization of debt issuance costs	166,710	-
Amortization of debt discount	67,496	-
Gain on reduction of severance liability	(83,000)	-
Fair value adjustment of guarantee obligation	1,193,243	-
Changes in operating assets and liabilities:
Accounts receivable	(1,882,037)	-
Prepaid expenses and other assets	(6,512)	-
Employee advances	35,475	-
Accounts payable	323,304	-
Accrued liabilities	(394,874)	-
Net cash used in operating activities	(3,683,141)	(385,107)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(81,079)	-
Net cash used in investing activities	(81,079)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from (repayments to) factor	2,835,769	-
Net proceeds from notes payable	-	10,000
Principal payments on notes payable	(475,907)	(10,000)
Principal payments on notes payable - related parties	(76,498)	-
Proceeds from the issuance of common stock and warrants	1,602,500	510,000
Proceeds from capital contributions	-	160,000
Net cash provided by financing activities	3,885,864	670,000

Effect of exchange rate changes on cash	(6,501)	-

Net increase in cash	115,143	284,893

Cash, at beginning of period	748,987	-

Cash, at end of period	$864,130	$284,893

Supplemental disclosures of cash flow information:
Interest paid	$1,400,781	$-
Income tax paid	$-	$-

Supplemental disclosures of non-cash investing and financing activities:
Deferred financing costs	$285,000	$-
Refinance of factor agreement	$8,076,898	$-
Proceeds from the issuance of common stock and warrants held in escrow	$-	$2,097,500

F-5

SharedLABS, Inc. and Subsidiaries

Notes to the Unaudited Condensed Consolidated Financial Statements

FOR THE SIX MONTHS ENDED JUNE 30, 2018 AND 2017

Note 1 – Organization and Operations

SharedLabs, Inc. (“SharedLabs” or the “Company”) was incorporated in Delaware on December 7, 2016. SharedLabs is an information technology (“IT”) services company. The Company offers a variety of computer and software services, including application development and maintenance, consulting, staffing, and reengineering.

Recent developments - Acquisitions

iTech US, Inc. and SmartWorks, LLC Acquisition

SharedLabs, Inc. acquired all of the outstanding stock of iTech US, Inc. (“iTech”) effective after the close of business on June 30, 2017 (the “iTech acquisition”). Accordingly, the condensed consolidated financial statements include the results of operations of iTech US, Inc. and its subsidiaries, SmartWorks, LLC (“SmartWorks”) and iTech IT Solutions Private Ltd. (“iTech IT”), from that date forward.

ExoiS, Inc Acquisition.

Effective December 1, 2017, SharedLabs, Inc. acquired all of the outstanding stock of ExoiS, Inc. (“ExoiS”) in exchange for 149,067 shares of the Company’s common stock (the “ExoiS acquisition”). Accordingly, the condensed consolidated financial statements include the results of operations of ExoiS from that date forward.

Note 2 – Going Concern and Management Liquidity Plans

The accompanying condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As of June 30, 2018, the Company had incurred significant operating losses since inception and continues to generate losses from operations and has an accumulated deficit of $5,277,930. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset amounts or the classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management’s Plan to Continue as a Going Concern

Our ability to continue as a going concern is dependent upon our ability to generate profitable business operations in the future and/or obtaining the necessary financing to meet our obligations and repay our liabilities. To date, we have operated at a loss and remained in business through the issuance of shares of our common stock and warrants, stockholder capital contributions and entering into a short-term loan facility. Management’s plan to continue as a going concern is based on us obtaining additional capital resources through the sale of our securities and/or loans on an as needed basis. The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described above and eventually attaining profitable operations.

In addition to the normal risks associated with a new business venture, there can be no assurance that the Company’s business plan will be successfully executed. Our ability to execute our business plan will depend on our ability to obtain additional financing and achieve a profitable level of operations. There can be no assurance that sufficient financing will be obtained. Further, we cannot give any assurance that we will generate substantial revenues or that our business operations will prove to be profitable. To the extent that the Company is unsuccessful, the Company may need to curtail or cease its operations and implement a plan to extend payables or reduce overhead until sufficient additional capital is raised to support further operations.

F-6

Note 3 – Summary of Significant Accounting Policies

Basis of Presentation - Unaudited Interim Financial Information

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information. (Rule 8-01 of Regulation S-X) Accordingly, they do not include all of the information and disclosures required by U.S. GAAP for annual financial statements. In the opinion of management, such statements include all adjustments (consisting only of normal recurring items) which are considered necessary for a fair presentation of the condensed consolidated financial position of the Company as of June 30, 2018, the results of operations for the three and six months ended June 30, 2018 and 2017, and the statement of cash flows for the six months ended June 30, 2018 and 2017. The results of operations for the three and six months ended June 30, 2018 are not necessarily indicative of the operating results for the full year ending December 31, 2018 or any other period.

These condensed consolidated financial statements should be read in conjunction with the restated consolidated financial statements and related disclosures of the Company as of December 31, 2017 and for the year then ended, contained elsewhere in this document.

Principles of Consolidation

The condensed consolidated financial statements include the accounts of SharedLabs, Inc. and its subsidiaries. All intercompany accounts, transactions and profits have been eliminated.

The Company’s consolidated subsidiaries are as follows:

Name of consolidated subsidiary or entity	State or other jurisdiction of incorporation or organization	Date of incorporation or formation (date of acquisition, if applicable)	Attributable interest

iTech US, Inc.	Virginia	August 9, 2001 (July 1, 2017)	100%
SmartWorks, LLC	New Jersey	May 30, 2003 (July 1, 2017)	99.9%
iTech IT Solutions Private Ltd.	India	January 1, 2017 (July 1, 2017)	100%
ExoiS, Inc.	California	November 8, 2004 (December 1, 2017)	100%

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the period. Actual results could differ from these estimates. The Company’s significant estimates and assumptions include the fair value of the Company’s equity instruments, stock-based compensation, goodwill, intangible assets and other long-lived assets and the valuation allowance relating to the Company’s deferred tax assets.

F-7

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Concentration of Credit Risk

The Company maintains cash balances at several financial institutions located predominantly in the United States, as well as in India and Canada. The Company’s policy is to maintain its cash with high credit quality institutions to limit loss exposure. Such deposits may, at times, exceed federally insured limits. Cash in foreign bank accounts is not insured. Uninsured balances in the aggregate were approximately $31,400 and $7,800 at June 30, 2018 and December 31, 2017, respectively. The Company has not experienced any losses in such accounts and management believes it is not exposed to any significant credit risk on cash and cash equivalents.

Major Customers

During the three and six months ended June 30, 2018, the Company sold a substantial portion of its services to one customer. Sales during the three and six months ended June 30, 2018 to this customer were approximately $2.5 million (13.9% of net sales) and $5.0 million (13.9% of net sales), respectively. At June 30, 2018 and December 31, 2017, amounts due from this customer, included in accounts receivable, was $1,503,499 and $1,658,932, respectively.

Labor

We recruit IT professionals on a global basis from time to time and, therefore, must comply with the immigration laws in the countries in which we operate. As of June 30, 2018, a significant percentage of our workforce was under a various number of visa work permits complying with U.S. immigration laws.

Accounts Receivable and Allowance for Doubtful Accounts

Trade accounts receivable are stated at the amount the Company expects to collect. The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. Management considers the following factors when determining the collectability of specific customer accounts: customer creditworthiness, past transaction history with the customer, current economic industry trends, and changes in customer payment terms. If the financial condition of the Company’s customers were to deteriorate, adversely affecting their ability to make payments, additional allowances would be required. Based on management’s assessment, the Company provides for estimated uncollectible amounts through a charge to earnings and a credit to a valuation allowance. Balances that remain outstanding after the Company has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable.

Accounts receivable consists of the following at:

	June 30, 2018	December 31, 2017
Billed	$10,271,984	$8,552,232
Unbilled	3,895,905	3,733,620
Total	14,167,889	12,285,852
Allowance for doubtful accounts	(299,600)	(299,600)
	$13,868,289	$11,986,252

F-8

Revenue Recognition

We provide our services primarily under time-and-materials contracts. Revenues earned under time-and-material arrangements are recognized as services are provided. We recognize revenue from the provision of professional services when it is realized or realizable and earned. We consider revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the services have been rendered to the customer, (iii) the sales price is fixed or determinable and (iv) collectability is reasonably assured. Appropriate allowances for returns and discounts are recorded concurrent with revenue recognition.

In accordance with U.S. GAAP guidance, Income Statement Characterization of Reimbursement Received for Out-of-Pocket Expenses, we classify reimbursed expenses as revenue and the related expense within cost of revenue in the accompanying condensed consolidated statements of operations.

For fixed price service arrangements, we apply the proportional performance model or a ratable model to recognize revenue. When customer acceptance provisions exist, we are generally able to reliably demonstrate that the service meets, or will meet upon completion, the customer acceptance criteria. If circumstances exist which prevent us from verifying compliance with the acceptance provisions until the service has been completed, revenue is not recognized until compliance can be verified.

Revenues recognized in excess of the amounts invoiced to clients are classified as Accounts receivable in our condensed consolidated balance sheets.

We may record deferred revenue in circumstances where the customer’s contract calls for pre-billing of services. Amounts in deferred revenue are realized when the services are performed and the criteria noted above are met.

Compensation expense / accrued compensation

Compensation for certain employees that provide revenue-generating services is paid under various arrangements. Certain employees are compensated under profit-sharing arrangements under which the Company pays compensation upon collection of related billings from customers; any write-offs of uncollectible accounts result in a commensurate reduction of the Company’s liability for payment of compensation to such employees.

Property and Equipment

Property and equipment is stated at cost. Depreciation is calculated over the estimated useful lives of 1-5 years using the straight-line method.

Business Combinations

The assets acquired and liabilities assumed in a business combination, including identifiable intangible assets, are recorded at their estimated fair values as of the acquisition date. The excess of the purchase price over the estimated fair value of the identifiable net assets acquired is recorded as goodwill. We base the fair values of identifiable intangible assets on detailed valuations that require management to make significant judgments, estimates and assumptions. Critical estimates and assumptions include: expected future cash flows for customer relationships, trade names and other identifiable intangible assets; discount rates that reflect the risk factors associated with future cash flows; and estimates of useful lives. When an acquisition involves contingent consideration, we recognize a liability equal to the fair value of the contingent consideration obligation at the acquisition date and re-measured at each balance sheet date. The estimate of fair value of a contingent consideration obligation requires subjective assumptions to be made regarding future business results, discount rates, discount periods and probabilities assigned to various potential business result scenarios.

In order to assess performance, the Company classifies costs incurred in connection with acquisitions as acquisition-related costs. These costs consist primarily of transaction costs, integration costs and changes in the fair value of contingent payments (earn-outs) and are recorded within selling, general and administrative costs. Acquisition transaction costs are incurred during the initial evaluation of a potential targeted acquisition and primarily relate to costs to analyze, negotiate and consummate the transaction as well as financial and legal due diligence activities. Post-acquisition integration activities are costs incurred to combine the operations of an acquired enterprise into the Company’s operations.

F-9

Goodwill

Goodwill represents the excess of the cost of acquired businesses over the fair value of identifiable tangible net assets and identifiable intangible assets purchased. Goodwill is tested at least annually for impairment and more frequently if events or changes in circumstances indicate that the asset might be impaired. We review goodwill for impairment by first assessing qualitative factors to determine whether it is more likely than not that the fair value of the reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test. If it is determined that it is not more likely than not that the fair value of the reporting unit is less than its carrying amount, we conclude that goodwill is not impaired. If the carrying value of the reporting unit exceeds the fair value of the reporting unit, then the Company must perform the second step in order to determine the implied fair value of the reporting unit’s goodwill and compare it to the carrying value of the reporting unit’s goodwill. No goodwill impairments have been recognized as of June 30, 2018 and December 31, 2017.

Intangible Assets

Intangible assets include customer relationships and trade names. Our intangible assets have definite lives of 10 years. The Company uses the straight-line method of amortization which generally reflects an appropriate allocation of the cost of the intangible assets to earnings in proportion to the amount of economic benefits obtained by the Company in each reporting period.

Amortizable intangibles are measured for impairment consistent with the process utilized for long-lived assets as described below under the heading ‘Long-lived Assets’. There was no impairment recorded to intangible assets as of June 30, 2018 and December 31, 2017.

Long-lived Assets

The Company reviews its long-lived assets for events or changes in circumstances that may indicate that the carrying amount of a long-lived asset may not be recoverable or exceeds its fair value. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. An impairment loss shall be measured as the amount by which the carrying amount of a long-lived asset exceeds its fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Company’s long-lived assets include property, equipment, and definite-lived intangibles. There was no impairment recorded to long-lived assets as of June 30, 2018 and December 31, 2017.

Fair Value of Financial Instruments

The carrying amounts of cash, accounts receivable, accounts payable, due to factor and accrued liabilities approximate fair value due to the short-term nature of these instruments. The fair value of long–term debt is estimated to approximate carrying value given the debt’s interest rates.

The Company measures the fair value of financial assets and liabilities based on the guidance of ASC 820 “Fair Value Measurements and Disclosures” which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

F-10

ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally unobservable inputs and not corroborated by market data.

Level 3 liabilities are valued using unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the warrant liabilities. For fair value measurements categorized within Level 3 of the fair value hierarchy, the Company’s Chief Financial Officer determines its valuation policies and procedures.

The development and determination of the unobservable inputs for Level 3 fair value measurements and fair value calculations are the responsibility of the Company’s Chief Financial Officer.

Changes in fair value measurements categorized within Level 3 of the fair value hierarchy are analyzed each period based on changes in estimates or assumptions and recorded as appropriate.

The Company utilized the following management assumptions in valuing the contingent consideration and obligation under guarantee as of and for the three and six months ended June 30, 2018:

For the Three and Six Months Ended June 30, 2018
Stock price	$1.74
Exercise price	$2.00 – 2.50
Risk free interest rate	2.08 – 2.63%
Dividend yield	0.00%
Expected volatility	40%
Contractual term	2.53 - 3.0
Forfeiture rate	0.00%

Financial assets and liabilities measured at fair value on a recurring basis as of June 30, 2018 are summarized below and disclosed on the balance sheets as follows:

June 30, 2018		Fair Value Measurement Using
	Carrying Value	Level 1	Level 2		Level 3	Total
Contingent common stock	$422,329	$-		$-	$422,329	$422,329
Obligation under guarantee	$1,193,243	$-	$		$1,193,243	1,193,243
						$1,615,572

Financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2017 are summarized below and disclosed on the balance sheets as follows:

December 31, 2017		Fair Value Measurement Using
	Carrying Value	Level 1	Level 2	Level 3	Total
Contingent common stock	$422,329	$-	$-	$422,329	$422,329

F-11

The table below provides a summary of the changes in fair value, including net transfers in and/or out, of all financial assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during the six months ended June 30, 2018:

Fair Value Measurement Using Level 3 Inputs
Total

Balance, December 31, 2017	$422,329
Purchases, issuances, reassessments and settlements	–
Change in fair value	1,193,243
Balance, June 30, 2018	$1,615,572

Changes in the unobservable input values could potentially cause material changes in the fair value of the Company’s Level 3 financial instruments.

Accounting for Warrants

The Company classifies as equity contracts that (i) require physical settlement or net-share settlement or (ii) gives the Company a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement). The Company classifies as assets or liabilities any contracts that (i) require net-cash settlement (including a requirement to net-cash settle the contract if an event occurs and if that event is outside the control of the Company) or (ii) gives the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement).

The Company assessed the classification of its common stock purchase warrants as of the date of each equity offering and determined that certain instruments met the criteria for equity classification, as the settlement terms indicate that the instruments are indexed to the entity’s underlying stock.

Certain warrants issued contain a put feature that causes the warrants to be classified as a liability under ASC 480-10 because that feature embodies an obligation that may require the Company to ultimately transfer assets (e.g., cash).

Stock-Based Compensation

The Company measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees, the fair value of the award is measured on the grant date and for non-employees, the fair value of the award is generally re-measured on vesting dates and interim financial reporting dates until the service period is complete. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period. Awards granted to directors are treated on the same basis as awards granted to employees.

Stock Issued for Services

The Company measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award on the grant date. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period.

Deferred Financing Costs and Commitment Fees

Costs incurred in connection with debt financing are deferred and amortized over the term of the debt using the effective interest method or, in certain instances where the differences are not material, using the straight-line method. Costs incurred in connection with the Company’s factor are deferred and amortized using the straight-line method.

F-12

Income taxes

The Company accounts for income taxes pursuant to the provision of ASC 740-10, “Accounting for Income Taxes” (“ASC 740-10”), which requires, among other things, an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred asset will not be realized.

The Company follows the provision of ASC 740-10 related to Accounting for Uncertain Income Tax Positions. When tax returns are filed, there may be uncertainty about the merits of positions taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions.

Tax positions that meet the more likely than not recognition threshold are measured at the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefit associated with tax positions taken that exceed the amount measured as described above should be reflected as a liability for uncertain tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination. The Company believes its tax positions are all more likely than not to be upheld upon examination. As such, the Company has not recorded a liability for uncertain tax benefits.

The Company has adopted ASC 740-10-25, “Definition of Settlement”, which provides guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits and provides that a tax position can be effectively settled upon the completion and examination by a taxing authority without being legally extinguished. For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open. The federal and state income tax returns of the Company are subject to examination by the IRS and state taxing authorities, generally for three years after they are filed.

In December 2017, the Tax Cuts and Jobs Act (the “Tax Act”) was signed into law. The Tax Act makes changes to U.S. tax law, including a reduction in the corporate tax rate from 35% to 21%. As a result of the enacted law, the Company was required to revalue deferred tax assets and liabilities at the enacted rate. The revaluation resulted in a $519,100 reduction in the Company’s net deferred tax liability. Due to the timing of the enactment and the complexity involved in applying the provisions of the Tax Act, the Company has made reasonable estimates of the effects in its condensed consolidated financial statements as of June 30, 2018 and December 31, 2017. As the Company collects and prepares necessary data and interprets the Tax Act and any additional guidance issued by the U.S. Treasury Department, the IRS, the SEC, and other standard-setting bodies, it may make adjustments to the provisional amounts. The accounting for the tax effects of the Tax Act will be completed in 2018.

Noncontrolling Interests

Noncontrolling interests represent the portion of net earnings, comprehensive income and net assets that is not attributable to SharedLabs, Inc.

Advertising Costs

The Company expenses advertising costs as incurred. Advertising costs charged to expense were $31,347 and $0 for the three months ended June 30, 2018 and 2017, respectively. Advertising costs charged to expense were $75,093 and $0 for the six months ended June 30, 2018 and 2017, respectively.

F-13

Foreign Currency Translation

We use the U.S. Dollar as the reporting currency for our financial statements. Functional currency is the currency of the primary economic environment in which an entity operates. The functional currency of iTech IT is the Rupee.

Transactions in currencies other than the functional currency of a specific entity are recorded at exchange rates prevailing on the dates of the transactions. At the end of each reporting period, the monetary assets and liabilities of the entity denominated in foreign currencies are translated at the rate of exchange at the financial reporting date while non-monetary assets and liabilities are translated at historical rates. Revenues and expenses are translated at the exchange rates approximating those in effect on the date of the transactions. Exchange gains and losses arising on translation are included in the statements of profit or loss.

The financial statements of entities that have a functional currency different from that of the Companies (“foreign operations”) are translated into United States dollars as follows: assets and liabilities – at the closing rate at the date of the statement of financial position, and income and expenses – at the average rate of the period (as this is considered a reasonable approximation to actual rates). All resulting changes are recognized in other comprehensive income as currency translation differences and taken into a separate component of equity.

Other Comprehensive Income (Loss)

Comprehensive income (loss) consists of two components, net income (loss) and other comprehensive income (loss). Other comprehensive income (loss) refers to revenue, expenses, gains, and losses that are recorded as an element of stockholders’ equity but are excluded from net income. Other comprehensive income (loss) consists of foreign currency translation adjustments from those entities not using the US Dollar as their functional currency.

Net Loss Per Share

Basic loss per share was computed using the weighted average number of outstanding common shares. Diluted earnings per share, when presented, includes the effect of dilutive common stock equivalents from the assumed exercise of options, warrants, convertible preferred stock and convertible notes. Common stock equivalents are excluded in the computation of diluted earnings per share since their inclusion would be anti-dilutive.

Total shares issuable upon the exercise of warrants for the three and six months ended June 30, 2018 and 2017 were as follows:

	June 30,
	2018	2017
Warrants	1,806,330	163,360
Total	1,806,330	163,360

For the three and six months ended June 30, 2018, 120,000 warrants were included in basic and diluted loss per share as their exercise price was determined to be nominal.

F-14

Recently Issued Accounting Guidance

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers” (Topic 606), which requires entities to recognize revenue in a way that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. The new guidance also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. In July 2015, the FASB voted to delay the effective date of ASU 2014-09 by one year to the first quarter of 2018 to provide companies sufficient time to implement the standards. Early Adoption will be permitted, but not before the first quarter of 2017. Adoption can occur using one of two prescribed transition methods: retrospective or modified retrospective transition method. The Company intends to adopt ASU 2014-09 during the fiscal year ending December 31, 2019. The Company is an emerging growth company and is permitted to defer compliance with any new or revised financial accounting standards until such standards are applicable to companies that are not subject to SEC reporting. The adoption of ASU 2014-09 is not expected to have a significant impact on our condensed consolidated financial position, results of operations or cash flows.

In January 2016, the FASB issued ASU 2016-01, “Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities”. The standard addresses certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. ASU 2016-01 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2017. The Company intends to adopt ASU 2016-01 during the fiscal year ending December 31, 2019. The adoption of ASU 2016-01 is not expected to have a significant impact on our condensed consolidated financial position, results of operations or cash flows.

In February 2016, FASB issued ASU 2016-02, “Leases (Topic 842)”. The new guidance generally requires an entity to recognize on its balance sheet operating and financing lease liabilities and corresponding right-of-use assets. The standard will be effective for the first interim period within annual reporting periods beginning after December 15, 2018 and early adoption is permitted. The new standard requires a modified retrospective transition for existing leases to each prior reporting period presented. The Company is currently evaluating the impact of the adoption of ASU 2016-02 on its condensed consolidated financial position, results of operations and cash flows.

In January 2017, the FASB issued ASU 2017-01, “Business Combinations (Topic 805): Clarifying the Definition of a Business”, which clarifies the definition of a business to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The standard introduces a screen for determining when assets acquired are not a business and clarifies that a business must include, at a minimum, an input and a substantive process that contribute to an output to be considered a business. This standard is effective for fiscal years beginning after December 15, 2017, including interim periods within that reporting period. The Company intends to adopt ASU 2017-01 during the fiscal year ending December 31, 2019 and expects that the adoption of this ASU could have a material impact on future condensed consolidated financial statements for acquisitions that are not considered to be businesses.

In January 2017, the FASB issued ASU 2017-04, “Intangibles — Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment,” which removes Step 2 from the goodwill impairment test. It is effective for annual and interim periods beginning after December 15, 2019. Early adoption is permitted for interim or annual goodwill impairment test performed with a measurement date after January 1, 2017. The Company is currently evaluating the effect that ASU 2017-04 will have on the Company’s condensed consolidated financial position, results of operations and cash flows.

In February 2018, the FASB issued ASU 2018-02, “Income Statement-Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income,” which amends its guidance to allow a reclassification from Accumulated Other Comprehensive Income to Retained Earnings for the stranded income tax effects resulting from The Tax Cuts and Jobs Act (the Tax Act). The amendments are effective for the Company beginning in the first quarter of fiscal year 2020, with early adoption permitted. The Company is currently assessing the potential impact this guidance will have on its condensed consolidated financial position, results of operations and cash flows.

F-15

In June 2018, the FASB issued ASU 2018-07, “Compensation — Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting”, which expands the scope of Topic 718 to include all share-based payment transactions for acquiring goods and services from nonemployees. ASU 2018-07 specifies that Topic 718 applies to all share-based payment transactions in which the grantor acquires goods and services to be used or consumed in its own operations by issuing share-based payment awards. ASU 2018-07 also clarifies that Topic 718 does not apply to share-based payments used to effectively provide (1) financing to the issuer or (2) awards granted in conjunction with selling goods or services to customers as part of a contract accounted for under ASC 606. ASU 2018-07 is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years, with early adoption permitted, but no earlier than our adoption of ASC 606. The Company is currently assessing the potential impact this guidance will have on its condensed consolidated financial position, results of operations and cash flows.

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its condensed consolidated financial condition, results of operations, cash flows or disclosures.

Subsequent Events

The Company evaluates events that have occurred after the balance sheet date but before the consolidated financial statements are issued. Based upon the evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the condensed consolidated financial statements, except as disclosed.

Note 4 – Pro Forma Financial Information (Unaudited)

The pro forma financial information presented in the relevant footnote summarizes the condensed consolidated results of operations of the Company and acquired entities for the six months ended June 30, 2017 as if the acquisition of the acquired entities had occurred on January 1, 2017.

F-16

The pro forma financial information is as follows:

SHAREDLABS, INC. AND SUBSIDIARIES

Pro Forma Consolidated Statements of Operations

For the SIX Months Ended june 30, 2017 (Unaudited)

	SharedLabs	iTech	ExoiS	Adjustments		Consolidated

NET REVENUE	$-	$35,281,396	$674,889	$-		$35,956,285

COST OF REVENUE	-	30,834,788	66,554	-		30,901,342

GROSS PROFIT	-	4,446,608	608,335	-		5,054,943

OPERATING EXPENSES	1,327,507	2,917,923	349,920	304,160	2,3,4,8	4,899,510

INCOME (LOSS) FROM OPERATIONS	(1,327,507)	1,528,685	258,415	(304,160)		155,433

OTHER INCOME (EXPENSES)
Interest expense	-	(14,891)	-	(1,383,225)	1,5,6,7	(1,398,116)
Change in fair value of contingent liability	-	-	-	184,466	10	184,466
Other income/(expense), net	-	-	-	-		-
Total other income (expenses)	-	(14,891)	-	(1,198,759)		(1,213,650)

INCOME (LOSS) BEFORE INCOME TAXES AND NONCONTROLLING INTEREST	(1,327,507)	1,513,794	258,415	(1,502,919)		(1,058,217)

BENEFIT FROM INCOME TAXES	-	(48,777)	-	375,560	9	326,783

NET INCOME (LOSS)	(1,327,507)	1,465,017	258,415	(1,127,359)		(731,434)

NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	-	(3,689)	-	-		(3,689)

NET INCOME (LOSS) ATTRIBUTABLE TO SHAREDLABS, INC.	(1,327,507)	1,461,328	258,415	(1,127,359)		(735,123)

DEEMED DIVIDENDS ON REDEEMABLE COMMON STOCK	-	-	-	(805,260)	11	(805,260)

NET INCOME (LOSS) APPLICABLE TO SHAREDLABS, INC. COMMON SHAREHOLDERS	$(1,327,507)	$1,461,328	$258,415	$(1,932,619)		$(1,540,383)

COMPREHENSIVE INCOME (LOSS)

NET INCOME (LOSS) ATTRIBUTABLE TO SHAREDLABS, INC.	$(1,327,507)	$1,461,328	$258,415	$(1,127,359)		$(735,123)

OTHER COMPREHENSIVE INCOME - net of tax	-	-	-	-		-

TOTAL COMPREHENSIVE INCOME (LOSS)	$(1,327,507)	$1,461,328	$258,415	$(1,127,359)		$(735,123)

Net loss per share attributable to SharedLabs, Inc. shareholders- basic and diluted						$(0.28)

Weighted average number of shares outstanding during the period - basic and diluted						5,416,514

1)	To record interest on $2,850,000 note issued to iTech at 6% for first six months of the year - $85,500.
2)	To record compensation for 6 months $102,000 - employment agreement issued to CEO of ExoiS at $204,000 per year.
3)	To record $460,000 for amortization of intangibles for first six months of the year.
4)	To record $103,291 for amortization of debt issuance for first six months of the year.
5)	To record $32,598 for amortization of debt discount for first six months of the year,
6)	To record interest on Business Loan for first six months of the year - $231,449.
7)	To record interest on Prestige Capital Loan for first six months of the year - $1,033,678.
8)	To remove iTech non-recurring acquisition costs - $361,131.
9)	To record benefit from income taxes - $375,560.
10)	To record change in fair value of contingent liability - $184,466.
11)	To record deemed dividend on redeemable common stock - $805,260.

F-17

Note 5 – Property and Equipment

Property and equipment stated at cost, less accumulated depreciation and amortization, consisted of the following:

	June 30, 2018	December 31, 2017
Cost:
Furniture & equipment	$145,095	$62,704
Accumulated depreciation	(25,682)	(7,174)
Property & equipment, net	$119,413	$55,530

Depreciation expense was $10,123 and $0 for the three months ended June 30, 2018 and 2017, respectively.

Depreciation expense was $18,508 and $0 for the six months ended June 30, 2018 and 2017, respectively.

Note 6 – Intangible Assets

	June 30, 2018	December 31, 2017
Customer relationships	$7,214,305	$7,214,305
Trade names	2,100,000	2,100,000
Less: accumulated amortization	(769,184)	(306,667)
	$8,545,121	$9,007,638

Amortization expense was $231,930 and $0 for the three months ended June 30, 2018 and 2017, respectively.

Amortization expense was $462,517 and $0 for the six months ended June 30, 2018 and 2017, respectively.

Amortization expense related to the above intangible assets is expected to be approximately $931,400 for each year of the next five years.

Note 7 – Accrued Liabilities

Accrued liabilities are comprised of the following:

	June 30, 2018	December 31, 2017
Accrued payroll and related expenses	$10,233,645	$9,711,655
Accrued interest	128,250	288,501
Accrued outside programmers	114,379	544,238
Other accrued liabilities	152,407	479,161
Total	$10,628,681	$11,023,555

Note 8 – Due to Factor

In connection with the business acquisition of iTech (See Note 1), Prestige Capital Corporation purchased certain accounts receivable on August 11, 2017 totaling $7,275,000. iTech and SmartWorks had an arrangement with Prestige Capital Corporation (Prestige), under which they may assign certain accounts receivable. Upon assignment, Prestige paid 80% of the face value of billed accounts receivable and 70% of the face value of unbilled accounts receivable (collectively, the Down Payment), up to $6,500,000 for iTech and $3,500,000 for SmartWorks. Upon collection of the accounts receivable, Prestige paid the balance of the receivables sold, less a discount fee. The discount fee is 1.65% if paid within 30 days, increasing .55% for each additional 10 days outstanding, up to 4.95% if paid within 90 days, and increasing an additional 1.5% for each 10-day period thereafter until the account is paid in full. The outstanding principal balance as of December 31, 2017 was $6,910,952. The outstanding balance including principal, net of debt issuance costs of $115,495, at December 31, 2017 was $6,795,457. The Company recorded $0 and $539,420 in interest expense under the agreement during the three and six months ended June 30, 2018, respectively. The outstanding balance due to Prestige was paid in full in February 2018 (see below).

On January 30, 2018, the Company entered into an Invoice Purchase agreement with LSQ Funding Group, L.C. (“LSQ”). The agreement is for a one-year term and automatically renews annually unless terminated at least thirty days prior to each anniversary date. In February 2018, LSQ paid the outstanding balance due to Prestige Capital Corporation in the amount of $8,076,898. iTech and SmartWorks have an arrangement with LSQ, under which they may assign certain accounts receivable. Upon assignment, LSQ will pay 90% of the face value of billed accounts receivable and 75% of the face value of unbilled accounts receivable, up to $15,000,000 (the “Maximum Amount”). Upon collection of the accounts receivable, LSQ will pay the balance of the accounts receivable sold, less a discount fee. The discount fee is based on a daily rate of 0.0367% of the face amount of each purchased account outstanding. The Company will pay an origination fee of 0.40% of the Maximum Amount, paid at the initial purchase of accounts and paid Joseph Gunnar an advisory fee of $225,000 upon the Company entering into the agreement with LSQ. The Company will incur a late fee of 18% per annum on any obligation not paid when due and will incur an early termination fee if upon termination proper notice of termination, as further detailed in the agreement, is not given to LSQ. The maximum termination fee the Company could incur is $112,500. The agreement is secured by all assets of the Company.

The outstanding principal balance as of June 30, 2018 was $9,954,763. The outstanding balance including principal, net of debt issuance costs of $181,825, at June 30, 2018 was $9,772,938. The Company recorded $642,786 and $845,792 in interest expense under the agreement during the three and six months ended June 30, 2018, respectively.

F-18

Note 9 – Long Term Debt

Super G Capital, LLC

In connection with the business acquisition of iTech (See Note 1), on August 11, 2017 the Company entered into a Business Loan and Security Agreement (the “Business Loan”) with Super G Capital, LLC. The Business Loan was for total principal of $2,000,000 plus interest at an annual rate of 20.0% for total interest of $800,000. The Business Loan is payable in semi-monthly installments of $58,333, including interest, fully maturing after 48 equal payments and is secured by substantially all assets of the Company. The loan has a discount provision subject to a reduction of interest by $300,000 if paid in full by February 11, 2018 or a reduction of interest by $200,000 if paid in full by August 11, 2018. In addition, the Company has granted warrants to purchase 120,000 shares of common stock for an exercise price of $0.0001 per share in connection with the issuance of the note. These warrants were fully vested on the date of grant and expire in 2020. On or before August 11, 2020, at the option of Super G, which it may exercise in its sole and absolute discretion, Super G may, in lieu of exercising the warrants, require the Company to pay Super G an exit fee of $300,000 (the “Put Feature”). The Put Feature causes the warrants to be classified as a liability under ASC 480 because that feature embodies an obligation that may require the Company to ultimately transfer assets (e.g., cash). The Company recorded a $300,000 debt discount measured at the amount of cash that would be paid under the warrant agreement if settlement occurred on the date of issuance. The warrant is subsequently measured at the amount of cash that would be paid under the warrant agreement if settlement occurred as of the reporting date which is $300,000. In addition, the Company incurred debt issuance costs of $100,000. The debt discount and debt issuance costs are being accreted over the life of the loan to interest expense. The outstanding principal balance as of June 30, 2018 and December 31, 2017 was $1,337,522 and $1,764,783, respectively. The outstanding balance on the loan including principal, net of debt discounts of $180,981 and $248,477 and debt issuance costs of $58,332 and $83,330, at June 30, 2018 and December 31, 2017 was $1,098,209 and $1,432,976, respectively. The Company recorded $189,443 and $365,232 in interest expense under the Business Loan during the three and six months ended June 30, 2018, respectively. See Note 13 regarding repayment of the Business Loan subsequent to June 30, 2018.

The Business Loan contains certain covenants, including the following financial covenants:

i)	Maintain minimum unrestricted cash of no less than $1,000,000. Minimum unrestricted cash is defined as cash on hand plus the remaining borrowing availability under the LSQ (formerly Prestige) senior loan agreement;
ii)	Maintain revenue and adjusted earnings before interest taxes depreciation and amortization (“EBITDA”) of no less than $800,000 for each three-month period ending on the last date of each fiscal quarter, commencing September 30, 2017; and
iii)	Maintain a Fixed Charge Coverage Ratio that limits our projected fixed charges (consisting of the ratio of EDITDA to projected fixed charges, each as defined in the Business Loan) of no less than 1.10:1.0, commencing September 30, 2017.

We have obtained waivers for any covenants we may have failed to meet under our Business Loan.

F-19

Employee Separation Notes

As per the terms of the Employee Separation and Release of Claims Agreement (see Note 12), finalized on January 18, 2018, the Company issued the following non-interest bearing unsecured promissory notes (the “Employee Separation Notes”):

I.	Principal amount of $67,000, payable in bi-weekly installments of $1,395.83, as amended, until fully paid. The outstanding principal balance as of June 30, 2018 and December 31, 2017 was $48,854 and $67,000, respectively.

II.	Principal amount of $183,000, payable in monthly installments of $5,083.33 until fully paid. The outstanding principal balance as of June 30, 2018 and December 31, 2017 was $69,500 and $183,000, respectively (See Note 12 regarding amendment).

The Company did not impute interest on the Employee Separation Notes as it was deemed to be de minimus to the condensed consolidated financial statements.

Debt under these obligations is as follows:

	June 30, 2018	December 31, 2017
Long-Term Debt	$1,455,876	$2,014,783
Less: Debt discount	(180,981)	(248,477)
Less: Debt issuance costs	(58,332)	(83,330)
Long-Term Debt, net	1,216,563	1,682,976
Less: Current maturities	(1,014,082)	(906,484)
Long-Term Debt, net of current maturities, debt discount and debt issuance costs	$202,481	$776,492

Note 10 – Long Term Debt – Related Parties

In connection with the business acquisition of iTech (See Note 1), the Company entered into a promissory agreement of $2,850,000 with the seller. Interest is payable quarterly at an annual rate of 6% beginning October 2017. Principal was payable in bi-annual installments of $712,500, beginning January 2018 through July 2019. Subordinated to Super G Capital and LSQ debt, guaranteed by iTech and a limited guarantee by a stockholder. The outstanding principal balance as of June 30, 2018 and December 31, 2017 was $2,850,000, respectively. The Company recorded $42,750 and $85,500 in interest expense under the loan during the three and six months ended June 30, 2018, respectively.

On July 27, 2018, the Company entered into a forbearance agreement with the seller pursuant to which the seller agreed to extend the due date of the January 2018 and July 2018 principal payments until the earlier of (i) the date on which additional equity or debt capital can be secured to make payments or (ii) September 30, 2018, at which time all payments and interest currently due under the terms of the agreement will be due. The agreement further provides that the forbearance period may be extended up to an additional 30 days if payment is not made on or before September 30, 2018, subject to the terms and conditions of the agreement.

In connection with the business acquisition of iTech (See Note 1), the Company entered into a promissory agreement with the seller in the amount of $231,289, plus interest at 6%. The note was secured by accounts receivable and was payable as and when payments of amounts due are collected. The outstanding principal balance as of December 31, 2017 was $76,498.The remaining principal and interest was paid in full in January 2018.

Debt under these obligations is as follows:

	June 30, 2018	December 31, 2017

Long-Term Debt-related parties	$2,850,000	$2,926,498
Less: Current maturities – related parties	(2,137,500)	(1,501,498)
Long-Term Debt – related parties, net of current maturities	$712,500	$1,425,000

F-20

Note 11 – Stockholders’ Equity

There is not yet a viable market for the Company’s common stock to determine its fair value, therefore management is required to estimate the fair value to be utilized in determining stock-based compensation costs. In estimating the fair value, management considers recent sales of its common stock to third parties. Considerable management judgment is necessary to estimate the fair value. Accordingly, actual results could vary significantly from management’s estimates. The fair value of a share of the Company’s common stock was determined to be $1.74 as of June 30, 2018 and December 31, 2017 based on recent sales of Units to qualified investors. Each Unit consists of one share of common stock and a warrant to purchase 1/2 of a share of common stock.

Amendment to Articles of Incorporation

On January 24, 2018, the Company filed with the Secretary of State of the State of Delaware an amendment to its Certificate of Incorporation to increase the Company’s authorized capital stock from 100,000,000 shares to 110,000,000, such that the Company shall have the authority to issue 100,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 “blank check” preferred shares, par value $0.0001 per share, to be issued in series.

The financial statements have been retrospectively restated to include the effect of the amendment.

Common stock and warrants issued for cash

During the six months ended June 30, 2018, the Company issued an aggregate of 770,500 common shares and 379,100 common stock purchase warrants for proceeds of $1,602,500.

Common stock issued for services

During the six months ended June 30, 2018, the Company issued an aggregate of 82,500 common shares to six employees with a fair value of $143,550. These shares vested immediately on the dates of issuance. The Company recorded $0 and $143,550 in stock-based compensation expense for the three and six months ended June 30, 2018, respectively, which is a component of selling, general and administrative expenses in the condensed consolidated statements of operations. The shares were valued based on recent sales of its common stock to qualified investors.

Warrants issued for services

During the six months ended June 30, 2018, the Company granted 2,500 common stock warrants to an employee for services rendered. The warrants have an exercise price of $5.00 per share, have a three (3) year term and vest immediately on the date of issuance. The Company did not record compensation expense related to the warrant issuance as the value of the warrants was de minimus on the date of issuance.

The Company used the Black-Scholes model to determine the fair value of warrants granted during the six months ended June 30, 2018. In applying the Black-Scholes option pricing model to warrants granted, the Company used the following assumptions:

For the Six Months Ended June 30, 2018
Risk free interest rate	1.98 – 2.39%
Dividend yield	0.00%
Expected volatility	40%
Contractual term	3.0
Forfeiture rate	0.00%

F-21

The following is a summary of the Company’s warrant activity during the six months ended June 30, 2018:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life
Outstanding and Exercisable – December 31, 2017	1,244,730	$3.64	2.51
Granted	561,600	$2.20	3.00
Exercised	–	–	–
Forfeited/Cancelled	–	–	–
Outstanding and Exercisable – June 30, 2018	1,806,330	$3.02	2.21

At December 31, 2017, the aggregate intrinsic value of warrants outstanding and exercisable was $349,280.

At June 30, 2018, the aggregate intrinsic value of warrants outstanding and exercisable was $349,280.

The following is additional information with respect to the Company’s warrants as of June 30, 2018:

Number of Warrants	Exercise Price	Weighted Average Remaining Contractual Life (In Years)	Currently Exercisable
120,000	$0.001	2.12	120,000
190,000	$1.00	1.53	190,000
375,000	$2.00	2.53	375,000
456,000	$2.50	2.42	456,000
635,330	$5.00	2.09	635,330
30,000	$6.82	2.09	30,000
1,806,330			1,806,330

Note 12 – Commitments and Contingencies

Litigation, Claims and Assessments

The Company may be involved in legal proceedings, claims and assessments arising in the ordinary course of business. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance. There are no such matters that are deemed material to the condensed consolidated financial statements as of June 30, 2018.

Employment Agreements

Chief Financial Officer Agreement

Pursuant to the terms of an employment agreement dated June 22, 2017, the Chief Financial Officer (the “CFO”) receives an annual base salary of $200,000, subject to increase in accordance with the policies of the Company in force from time to time, payable in installments in accordance with Company policy. The agreement also provides that the CFO is eligible to receive an executive incentive bonus of up to 100% of his annual salary. The agreement terminates on July 31, 2019, unless 30-day advance notice is provided by the CFO or in the event the CFO becomes deceased. During January 2018, the CFO received a 25,000 share stock grant with a fair value of $43,500. These shares vested immediately on the date of issuance. The Company recorded $0 and $43,500 in stock-based compensation expense for the three and six months ended June 30, 2018, respectively, which is a component of selling, general and administrative expenses in the condensed consolidated statements of operations. The shares were valued based on recent sales of its equity securities to qualified investors (See Note 11).

F-22

Chief Operating Officer Agreement

Pursuant to the terms of an employment agreement dated August 14, 2017, The Chief Operating Officer (the “COO”) receives an annual base salary of $185,000, subject to increase in accordance with the policies of the Company in force from time to time, payable in installments in accordance with Company policy. The agreement also provides that the COO is eligible to receive a performance-based incentive bonus in the discretion of the Chief Executive Officer. The term of the agreement is for 3 calendar years, expiring on August 14, 2020, unless 30-day advance notice is provided by the COO or in the event the COO becomes deceased. During January 2018, the COO received a 25,000 share stock grant with a fair value of $43,500. These shares vested immediately on the date of issuance. The Company recorded $0 and $43,500 in stock-based compensation expense for the three and six months ended June 30, 2018, respectively, which is a component of selling, general and administrative expenses in the condensed consolidated statements of operations. The shares were valued based on recent sales of its equity securities to qualified investors (See Note 11).

Employee Separation and Release of Claims Agreement

In connection with the resignation of a former employee of the Company on December 29, 2017 (the “Former Employee”), the Company entered into a separation agreement, effective January 18, 2018 (the “Separation Agreement”). The agreed upon terms of the Separation Agreement are as follows:

I.	The Former Employee did not complete the investment required to own shares of Company common stock (the “Former Employee Shares”) based on its promised investment. As a result, the Company will refund the partial payment for the purchase of the Former Employee Shares of $67,000, by delivery of a promissory note, payable in bi-weekly installments of $1,395.83, as amended, until fully paid. The Former Employee retained 100,000 warrants issued based on its promised investment. The warrants have an exercise price of $5.00 per share, expire on September 8, 2020 and are fully vested.

II.	The Former Employee will not be allowed to (i) compete with the Company in any way, in any business it is in or contemplates being in at the time of separation, (ii) contact any employee, director, officer, or investor without Company written permission of the then Chief Executive Officer, (iii) do business with or attempt to do business with or assist others in doing business with any partner client or prospect of the Company, at any time for a period of two years. As a result of this agreement the Company will pay the Former Employee $100,000, as amended, by delivery of a promissory note, payable in monthly installments of $5,083.33 until fully paid

III.	In consideration of the valuable consideration provided under the terms and conditions of the Separation Agreement, the Former Employee, fully, forever, irrevocably and unconditionally releases, waives and discharges the Company, from all claims which he may have or claim to have against the Company or relating to its employment agreement and the Former Employee Shares.

On March 9, 2018, the Separation Agreement was amended reducing the severance payments relating to Item II above from $183,000 to $100,000 due to breach of contract. The reduction in the severance liability was recorded as an offset to compensation expense during the six months ended June 30, 2018 in the condensed consolidated statements of operations

Guarantee

On January 10, 2018, the Company sold 750,000 Units at a price of $2.00 per Unit (the “January 2018 Financing”) to an investor (the “Investor”) for total cash consideration of $1,500,000. The Investor is a related party due to substantial ownership of the Company’s outstanding common stock. Each Unit consists of one share of common stock, 750,000 shares in aggregate (the “2018 Shares”), and a warrant to purchase 1/2 of a share of common stock, 375,000 shares in aggregate (the “Jan 2018 Warrants”). The Jan 2018 Warrants are exercisable for a period of three years at a purchase price of $2.00 per share of common stock.

The investor is guaranteed a 35 % annual return on his investment on the one year anniversary of the initial public offering of the Company’s securities. The guaranteed return shall increase by one percent for each month after August 1, 2018 if the Company does not complete an initial public offering of its common stock by such date. The Company placed into escrow 2,250,000 shares (the “Pledged Shares”) of the Company’s common stock as collateral for the guaranteed return. In addition to the Company’s guarantee, an officer of the Company entered into a personal guarantee with the Investor for the initial investment and guaranteed return on investment. The Company’s obligation under the guaranteed return is limited to the Pledged Shares.

F-23

Simultaneously, upon entering into the January 2018 Financing, a previous financing agreement entered into during 2017 with the same Investor was amended as follows:

i)	The Investor is guaranteed a 35% annual return on his 2017 investment in the amount of $1,500,000 on the one-year anniversary of the initial public offering of the Company’s securities;
ii)	The guaranteed return shall increase by one percent for each month after August 1, 2018 if the Company does not complete an initial public offering of its common stock by such date;
iii)

The Investor must attempt to first collect the guaranteed return from the Company through the receipt of a sufficient amount of Pledged Shares. In addition to the Company’s guarantee, an officer of the Company entered into a personal guarantee with the Investor for the initial investment and guaranteed return on investment. The Company’s obligation under the guaranteed return is limited to the Pledged Shares.

; and

iv)	The warrants issued to the Investor in 2017 were increased from 120,000 to 300,000 common stock warrants, the exercise price was adjusted from $5.00 to $2.50 and the issuance date was amended to January 10, 2018. (see “Accounting for the warrant modification” below)

Accounting for the guarantee:

The guarantee is an obligation that must or may be settled with a variable number of shares. The monetary value of the obligation to deliver a variable number of shares embodied in the contract varies inversely in relation to changes in the fair value of the Company’s equity shares; when the Company’s share price decreases, the Company’s obligation under the contract increases. Such a contract is measured initially and subsequently at fair value (with changes in fair value recognized in earnings) and classified as a liability or an asset, depending on the fair value of the contract on the reporting date.

In accordance with ASC 480-10, a liability was recorded initially at fair value and measured subsequently at fair value with changes in fair value recognized in earnings.

Accounting for the warrant modification:

Upon modification of the warrants, the Company analyzed the fair value of the warrants, before and after the modification. The Company computed the fair value of the warrants directly preceding the modification and compared the fair value to that of the modified warrants with new terms. The Company recorded the increased value of the warrants of $84,644 with a credit to additional paid in capital and an offsetting entry to retained earnings on the date of the modification.

Consulting Agreements

In connection with the iTech acquisition (see Note 1), the former stockholder of iTech will assist the Company with the transition of management to the Company for a period of one year from the effective date of the acquisition. As consideration for services under this agreement, the Company will issue 12,136 shares of its common stock in two installments of 6,068 shares each on January 1, 2018 and June 30, 2018. The Company accrued compensation of $29,976 at June 30, 2018 and $15,670 at December 31, 2017 relating to this agreement. The former stockholder is currently a member of the board of directors. As of the date of this filing the shares have not been issued.

The Company had an advisory engagement with Joseph Gunnar & Co LLC (“Joseph Gunnar”) for advisory services to procure acquisition funding. Upon successful closing of a credit facility as defined by the agreement, the Company will be required to pay 3.5% cash fee along with a 3.5% warrant (the “Joseph Gunnar Warrants”) for the successful closing of the total credit facility.

Joseph Gunnar shall be entitled to the Cash Fee and the Joseph Gunnar Warrants, calculated in the manner provided above, with respect to any financing or capital-raising transaction of any kind, including situations in which an existing loan is increased in size or renewed for a new term.

F-24

During the six months ended June 30, 2018, the Company paid Joseph Gunnar a cash fee of $225,000 relating to the LSQ financing (See Note 8). No warrants were required to be issued as part of the LSQ financing. As of June 30, 2018, no fees were owed to Joseph Gunnar.

On April 24, 2018, all agreements with Joseph Gunnar were cancelled.

Contingent Common Stock

A total of 485,436 (the “Rollover Shares”) of the 885,436 common shares issued to the seller in the iTech acquisition (See Note 1) is subject to a Value Assurances Agreement (the “Contingent Consideration”), which assures that the value of the shares subject to the agreement will maintain a fair value of not less than $2,000,000 as of the second anniversary of the effective date of the acquisition. If the fair value is less than $2,000,000, the Company will issue such number of additional shares of common stock as is necessary to ensure the fair value of the total shares subject to this agreement is equal to $2,000,000, capped at 242,718 additional shares. These shares are also subject to a call option prior to the second anniversary of the effective date, under which we may purchase the shares subject to this agreement in total for $2,000,000, or in part by dividing $2,000,000 by the total shares subject to this agreement to establish a per share price for the purchase. The call option is subject to certain conditions, as defined in the agreement. On the date of the acquisition the Company recorded a liability at fair value of $606,795 related to the contingent stock liability. The fair value of the Contingent Consideration is based on the Company’s most recent sales of equity securities (See Note 11). As of June 30, 2018 and December 31, 2017, $422,329 was the fair value of the Contingent Consideration obligation in connection with this acquisition.

Operating Leases

On May 18, 2018, The Company signed a new thirty-six (36) month lease agreement for its office facilities in Florida expiring in April 2021. The lease requires base annual rent of approximately $48,000 for the first year, $100,000 for the second year and $103,000 for the third year. In addition the Company will be charged a pro-rata share of building operating expenses and taxes annually. Rent expense will be recognized on a straight-line basis over the term of the lease.

The Company leases office space and housing in Florida, Vermont, New Jersey, Virginia, Texas, California and Montreal, Canada with current rentals totaling approximately $32,500 per month, with lease terms expiring through May 2021. Total rent expense charged to operations was approximately $89,000 and $100,000 during the three months ended June 30, 2018 and 2017, respectively. Total rent expense charged to operations was approximately $194,000 and $208,000 during the six months ended June 30, 2018 and 2017, respectively.

Note 13 - Subsequent Events

C6 Capital, LLC Transaction

The Company completed a transaction on July 5, 2018 with C6 Capital, LLC (“C6”) to raise $1,750,000, less applicable fees, which is an advance on future revenues. As a result of this transaction, the Company has agreed to sell, assign and transfer, without recourse, certain proceeds of each future sale made by the Company, until C6 has received their purchased amount of future revenues. The purchased amount is determined based on the number of calendar days between funding by C6 and delivery of purchased amount to C6, as follows: (a) $2,212,000 within 90 days; (b) $2,215,500 within 120 days; or (c) $2,397,500 after 120 days.

Super G Capital, LLC Buy-out and C6 Capital, LLC Transaction

On August 30, 2018, the Company bought out the Super G Capital, LLC (“Super G”) term loan facility, fully satisfying the Company’s obligations, other than the Put Feature, under the facility. The buy-out totaled approximately $1,200,000, which included applicable fees, less a pre-payment discount of $200,000 that the Company negotiated with Super G.

Additionally, on August 30, 2018, to satisfy the Super G obligation, the Company completed a second transaction with C6 to raise $1,500,000, less applicable fees, which is an advance on future revenues. As a result of this transaction, the Company has agreed to sell, assign and transfer, without recourse, certain proceeds of each future sale made by the Company, until C6 has received their purchased amount of future revenues. The purchased amount is determined based on the number of calendar days between funding by C6 and delivery of purchased amount to C6, as follows: (a) $1,800,000 within 90 days; or (b) $2,055,000 after 90 days.

For both C6 transactions a representative provided advisory and other services in arranging our financing transactions with C6. The representative is entitled to receive 5 year warrants to purchase up to an aggregate of 22,750 shares of our common stock at a fixed exercise price of $5.00 per share, as well as cash fees totaling $113,750.

F-25

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

SHAREDLABS, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2017 (AS RESTATED) AND FOR THE PERIOD FROM

DECEMBER 7, 2016 (INCEPTION) TO DECEMBER 31, 2016

F-26

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

SharedLabs, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of SharedLabs, Inc. (the “Company”) as of December 31, 2017 and 2016, and the related consolidated statements of operations and comprehensive loss, statement of changes in stockholders’ equity, and cash flows for the year ended December 31, 2017 and period from December 7, 2016 (inception) to December 31, 2016, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for the year ended December 31, 2017 and period from December 7, 2016 (inception) to December 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

Restatement of 2017 Consolidated Financial Statements

As discussed in Note 2 to the consolidated financial statements, the accompanying December 31, 2017 consolidated financial statements have been restated to correct misstatements.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has recurring losses and negative cash flows from operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. If the Company is unable to obtain additional sources of financing and achieve profitability there could be a material adverse effect on the Company.

/s/ Friedman LLP
We have served as the Company’s auditor since 2017.
East Hanover, New Jersey
May 15, 2018 (except for the effects of the restatement described in Note 2 and Note 15, to which the date is July 30, 2018)

F-27

SHAREDLABS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2017 (AS RESTATED) AND DECEMBER 31, 2016

	December 31, 2017	December 31, 2016
	(As Restated)
ASSETS

CURRENT ASSETS
Cash	$748,987	$-
Accounts receivable, net of allowance for doubtful accounts of $299,600 in 2017 and $0 in 2016	11,986,252	-
Prepaid expenses	199,176	-
Employee advances	35,475	-
Deferred financing costs	-	15,000
Total current assets	12,969,890	15,000

PROPERTY AND EQUIPMENT, at cost, net	55,530	-

OTHER ASSETS
Intangible assets, net of accumulated amortization of $306,667 in 2017 and $0 in 2016	9,007,638	-
Goodwill	11,656,800	-
Other assets	2,297	-
Security deposit	33,983	-
	20,700,718	-

TOTAL ASSETS	$33,726,138	$15,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$3,606,259	$-
Accrued liabilities	11,023,555	-
Due to factor, net of debt issuance costs of $115,495 in 2017 and $0 in 2016	6,795,457	-
Current maturities of long-term debt, net of debt discount of $140,797 in 2017 and $0 in 2016 and net of debt issuance costs of $47,218 in 2017 and $0 in 2016	906,484	-
Current maturities of long-term debt, related parties	1,501,498	-
Warrant liability	300,000	-
Total current liabilities	24,133,253	-

LONG-TERM LIABILITIES
Long-term debt, net of current maturities, net of debt discount of $107,680 in 2017 and $0 in 2016, and net of debt issuance costs of $36,112 in 2017 and $0 in 2016	776,492	-
Long-term debt, net of current maturities, related parties	1,425,000	-
Deferred tax liabilities	1,281,700	-
Total long-term liabilities	3,483,192	-

OTHER LIABILITIES
Contingent common stock	422,329	-

Total liabilities	28,038,774	-

Redeemable common stock, $0.0001 par value, 549,067 shares and none issued and outstanding as of December 31, 2017 and 2016, respectively	2,056,637	-

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value, 10,000,000 shares authorized, none issued and outstanding as of December 31, 2017 and 2016, respectively	-	-
Common stock, $0.0001 par value, 100,000,000 shares authorized, 6,594,569 and 4,137,824 shares issued and outstanding as of December 31, 2017 and 2016, respectively	659	414
Additional paid-in capital	5,757,416	15,031
Accumulated deficit	(2,128,044)	(445)
Accumulated other comprehensive income	451	-
Total SharedLabs stockholders’ equity	3,630,482	15,000
Noncontrolling interests	245	-
Total stockholders’ equity	3,630,727	15,000

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$33,726,138	$15,000

F-28

SHAREDLABS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

	For the Year Ended December 31, 2017	Period From December 7, 2016 (Inception) To December 31, 2016
	(As Restated)

NET REVENUE	$36,226,660	$-

COST OF REVENUE	31,064,482	-

GROSS PROFIT	5,162,178	-

OPERATING EXPENSES
Compensation	2,540,586	-
Professional fees	1,962,553	-
Selling, general and administrative	3,441,470	445
Total operating expenses	7,944,609	445

LOSS FROM OPERATIONS	(2,782,431)	(445)

OTHER INCOME AND EXPENSES
Interest expense	(1,382,826)	-
Change in fair value of contingent liability	184,466
Other income (expenses), net	(2,092)	-
Total other income (expenses), net	(1,200,452)	-

LOSS BEFORE INCOME TAXES AND NONCONTROLLING INTEREST	(3,982,883)	(445)

BENEFIT FROM INCOME TAXES	1,855,529	-

NET LOSS	(2,127,354)	(445)

NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	245	-

NET LOSS ATTRIBUTABLE TO SHAREDLABS, INC.	(2,127,599)	(445)

DEEMED DIVIDENDS ON REDEEMABLE COMMON STOCK	(805,260)	-

NET LOSS APPLICABLE TO SHAREDLABS, INC. COMMON STOCKHOLDERS	$(2,932,859)	$(445)

COMPREHENSIVE LOSS

NET LOSS ATTRIBUTABLE TO SHAREDLABS, INC.	$(2,127,599)	$(445)

OTHER COMPREHENSIVE INCOME - net of tax	451	-

TOTAL COMPREHENSIVE LOSS	$(2,127,148)	$(445)

Net loss per share attributable to SharedLabs, Inc. stockholders- basic and diluted	$(0.55)	$(0.00)

Weighted average number of shares outstanding during the period - basic and diluted	5,375,340	4,137,824

F-29

SHAREDLABS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM DECEMBER 7, 2016 (INCEPTION) TO DECEMBER 31, 2016 AND AS

RESTATED FOR THE YEAR ENDED DECEMBER 31, 2017

			Additional		Accumulated other
	Common		Paid-in	Accumulated	comprehensive	Noncontrolling
	Shares	Par	Capital	Deficit	income	Interests	Total

Balance December 7, 2016 (Inception)	4,137,824	$414	$(414)	$-	$-	$-	$-

Capital contributions	-	-	15,445	-	-	-	15,445

Net loss	-	-	-	(445)	-	-	(445)

Balance, December 31, 2016	4,137,824	414	15,031	(445)	-	-	15,000

Issuance of common stock and warrants for cash	1,227,530	122	3,162,378	-	-	-	3,162,500

Issuance of common stock for services	743,779	74	1,832,739	-	-	-	1,832,813

Issuance of common stock and warrants pursuant to acquisition	485,436	49	1,205,722	-	-	-	1,205,771

Warrants issued for services	-	-	186,806	-	-	-	186,806

Capital contributions	-	-	160,000	-	-	-	160,000

Foreign currency translation gain	-	-	-	-	451	-	451

Deemed dividends related to increase in redemption value of redeemable common stock			(805,260)				(805,260)

Net loss	-	-	-	(2,127,599)	-	245	(2,127,354)

Balance, December 31, 2017 (As Restated)	6,594,569	$659	$5,757,416	$(2,128,044)	$451	$245	$3,630,727

F-30

SHAREDLABS, INC. AND SUBSIDIARIES

STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2017	Period From December 7, 2016 (Inception) To December 31, 2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,127,354)	$(445)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	2,019,619	-
Depreciation and amortization	313,841	-
Deferred income taxes	(1,959,000)	-
Amortization of debt issuance costs	74,417	-
Amortization of debt discount	51,523	-
Fair value adjustment of contingent consideration	(184,466)	-
Changes in operating assets and liabilities:
Accounts receivable	(207,872)	-
Prepaid expenses and other assets	(42,403)	-
Employee advances	(53,531)	-
Accounts payable	1,711,056	-
Accrued liabilities	214,090	-
Deferred financing costs	-	(15,000)
Net cash used in operating activities	(190,080)	(15,445)

CASH FLOWS FROM INVESTING ACTIVITIES:
Net payments for acquisition of business - iTech US, Inc.	(1,738,689)	-
Net cash from acquisition of business - ExoiS, Inc.	37,364	-
Acquisition of property and equipment	(25,816)	-
Net cash used in investing activities	(1,727,141)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Repayments to factoring	(272,290)	-
Principal payments on notes payable	(235,217)	-
Principal payments on notes payable - related parties	(154,791)	-
Proceeds from the issuance of common stock and warrants	3,162,500	-
Proceeds from capital contributions	160,000	15,445
Net cash provided by financing activities	2,660,202	15,445

Effect of exchange rate changes on cash	6,006	-

Net increase in cash	748,987	-

Cash, beginning of year	-	-

Cash, end of year	$748,987	$-

Supplemental disclosures of cash flow information:
Interest paid	$1,042,801	$-
Income tax paid	$11,063	$-

Supplemental disclosures of non-cash investing and financing activities:
Acquisition of iTech US, Inc.
Notes issued in conjunction with acquisition	$12,256,289	$-
Contingent consideration - common stock	$606,795	$-
Common stock and warrants issued	$2,197,771	$-
Acquisition of ExoiS, Inc.
Common stock issued	$259,377	$-
Deemed dividends related to increase in redemption value of redeemable common stock	$805,260	$-
Debt discount paid in the form of warrants	$300,000	$-

F-31

SharedLabs, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

Note 1 – Organization and Operations

SharedLabs, Inc. (“SharedLabs” or the “Company”) was incorporated in Delaware on December 7, 2016. SharedLabs is an information technology (“IT”) services company. The Company offers a variety of computer and software services, including application development and maintenance, consulting, staffing, and reengineering.

Recent developments - Acquisitions

iTech US, Inc. and SmartWorks, LLC Acquisition

SharedLabs, Inc. acquired all of the outstanding stock of iTech US, Inc. (“iTech”) effective after the close of business on June 30, 2017 (see Note 5). Accordingly, the consolidated financial statements include the results of operations of iTech US, Inc. and its subsidiaries, SmartWorks, LLC (“SmartWorks”) and iTech IT Solutions Private Ltd. (“iTech IT”), from that date forward.

ExoiS, Inc Acquisition.

Effective December 1, 2017, SharedLabs, Inc. acquired all of the outstanding stock of ExoiS, Inc. (“ExoiS”) in exchange for 149,067 shares of the Company’s common stock (see Note 5). Accordingly, the consolidated financial statements include the results of operations of ExoiS from that date forward.

Note 2 – Restatement of Previously Issued Financial Statements

The Company has restated its consolidated financial statements as of and for the fiscal year ended December 31, 2017.

The restatements reflect adjustments to correct errors identified by management during the Company’s normal closing process, during the Company’s regularly scheduled review, and because of an inquiry by the staff of the Securities and Exchange Commission (“SEC”) Accounting Branch. The restatements reflect adjustments to correct errors in the valuation of Company’s stock-based compensation; valuation of acquiree assets and liabilities along with the fair value of unrecorded acquiree intangible assets and goodwill; the classification and timing of the recognition of certain investments from unrelated third party investors, the classification and valuation of certain warrants from equity to liabilities, as well as the correction of the classification of certain acquisition costs from additional paid-in capital to acquisition costs; and other miscellaneous adjustments. The nature and impact of these adjustments are described below and detailed in the tables below.

Fair value per share (“Fair Value” adjustment column)

On June 18, 2018, after consulting with the Company’s board of directors, management concluded that the fair value of the Company’s stock was incorrectly valued at $5.00 per share. Upon further analysis of equity sales at or near the reporting date, management determined the fair value of the common stock to be $1.74 per share as of December 31, 2017. The Company initially used the $5.00 unit price as the fair value of the common stock, which is the price it was selling units for during the month of December 2017. The majority of units sold during December 2017 were to an investor who soon became a member of the Company’s board of directors. The Company then looked at recent unit sales, subsequent to the reporting date, and determined units being sold within 10 days of the reporting date were more indicative of the value of the Company’s shares as of December 31, 2017, as no significant changes had occurred to the overall operations of the Company during this time, which would have impacted the share price. The units sold subsequent to the reporting date were transacted at $2.00 per unit, which equated to a $1.74 per share relative fair value of the common stock. This error resulted in an overstatement of stock-based compensation, intangible assets and goodwill, and an understatement of contingent consideration, fair value of redeemable common stock and deemed dividends on such redeemable common stock.

F-32

The classification and timing of the recognition of certain investments from unrelated third-party investors, the classification and valuation of certain warrants from equity to liabilities, as well as the correction of the classification of certain acquisition costs from additional paid-in capital to acquisition costs. (“Classification, Valuation and Timing” adjustment column)

During management’s review of all 2017 equity transactions and the reassessment of the fair value of the underlying common stock, the Company discovered an error in the recording of an investment as stock-based compensation, an error in the recording of certain warrants as equity that should have been recorded as a liability, and the recording of certain investments in the incorrect accounting period resulting in an overstatement of stock-based compensation and additional paid-in capital, and an understatement of warrant liability, acquisition costs and common stock.

The Company also recorded certain reclassifications to conform the original presentation to its restated consolidated statement of operations for the year ended December 31, 2017.

Cumulative effect of the errors

Consolidated Balance Sheet - The cumulative effect of the errors over the restated period resulted in a decrease in total assets of approximately $455,000, an increase in total liabilities of approximately $705,000 and a decrease in stockholders’ equity of approximately $1.16 million.

Consolidated Statement of Operations and Comprehensive Loss - The cumulative effect of the errors over the restated period resulted in an increase to pre-tax loss of approximately $300,000 or approximately $332,000 after income taxes.

Consolidated Statement of Cash Flows - The cumulative effect of the errors over the restated period resulted in an increase in net cash used in operating activities of $235,000 and an increase in net cash provided by financing activities of $235,000.

F-33

The restated Consolidated Balance Sheet as of December 31, 2017 and the restated Consolidated Statement of Operations and Comprehensive Loss and Cash Flows for the year ended December 31, 2017 are presented below:

SHAREDLABS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2017

	As Previously Reported	Fair Value	Classification, Valuation and Timing	As Restated
ASSETS
CURRENT ASSETS
Cash	$748,987	$-	$-	$748,987
Accounts receivable, net of allowance for doubtful accounts of $299,600	11,986,252	-	-	11,986,252
Prepaid expenses	199,176	-	-	199,176
Employee advances	35,475	-	-	35,475
Deferred financing costs	-	-	-	-
Total current assets	12,969,890	-	-	12,969,890

PROPERTY AND EQUIPMENT, at cost, net	55,530	-	-	55,530

OTHER ASSETS
Intangible assets, net of accumulated amortization	9,016,833	(9,195)	-	9,007,638
Goodwill	12,103,113	(446,313)	-	11,656,800
Other assets	2,297	-	-	2,297
Security deposit	33,983	-	-	33,983
Total other assets	21,156,226	(455,508)	-	20,700,718

TOTAL ASSETS	$34,181,646	$(455,508)	$-	$33,726,138

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$3,606,258	$1	$-	$3,606,259
Accrued liabilities	11,023,555	-	-	11,023,555
Due to factor, net of debt issuance costs of $115,495	6,795,457	-	-	6,795,457
Current maturities of long-term debt, net of debt discount of $140,797 and debt issuance costs of $47,218	928,706	-	(22,222)	906,484
Current maturities of long-term debt, related parties	1,501,498	-	-	1,501,498
Warrant liability	-	-	300,000	300,000
Total current liabilities	23,855,474	1	277,778	24,133,253

LONG-TERM LIABILITIES
Long-term debt, net of current maturities, debt discount of $107,680 and debt issuance costs of $36,112	793,487	-	(16,995)	776,492
Long-term debt, net of current maturities, related parties	1,425,000	-	-	1,425,000
Deferred tax liabilities	1,260,200	21,500	-	1,281,700
Total long-term liabilities	3,478,687	21,500	(16,995)	3,483,192

OTHER LIABILITIES
Contingent common stock	-	422,329	-	422,329

Total liabilities	27,334,161	443,830	260,783	28,038,774
Redeemable common stock, $0.0001 par value, 549,067 shares issued and outstanding	2,056,637	-	-	2,056,637
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value, 10,000,000 shares authorized, none issued and outstanding	-	-	-	-
Common stock, $0.0001 par value, 100,000,000 shares authorized, 6,594,569 and 4,137,824 shares issued and outstanding, respectively	657	-	2	659
Additional paid in capital	6,585,099	(540,258)	(287,425)	5,757,416
Accumulated deficit	(1,795,604)	(359,080)	26,640	(2,128,044)
Accumulated other comprehensive income	451	-	-	451
Total SharedLabs stockholders’ equity	4,790,603	(899,338)	(260,783)	3,630,482
Noncontrolling interests	245			245
Total stockholders’ equity	4,790,848	(899,338)	(260,783)	3,630,727

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$34,181,646	$(455,508)	$-	$33,726,138

F-34

SHAREDLABS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE YEAR ENDED DECEMBER 31, 2017

	As Previously Reported	Reclassifications	Fair Value	Classification, Valuation and Timing	As Restated
NET REVENUE	$36,226,660	$-	$-	$-	$36,226,660

COST OF REVENUE	31,064,482	-	-	-	31,064,482

GROSS PROFIT	5,162,178	-	-	-	5,162,178

OPERATING EXPENSES
Compensation	2,540,586	-	-	-	2,540,586
Professional fees	1,727,555	-	-	234,998	1,962,553
Selling, general and administrative (1)	3,184,662	606,795	(88,347)	(261,640)	3,441,470
Total operating expenses	7,452,803	606,795	(88,347)	(26,642)	7,944,609

LOSS FROM OPERATIONS	(2,290,625)	(606,795)	88,347	26,642	(2,782,431)

OTHER INCOME AND EXPENSES
Interest expense	(1,382,826)	-	-	-	(1,382,826)
Change in fair value of contingent liability	-	606,795	(422,329)	-	184,466
Other income (expenses), net	(2,092)	-	-	-	(2,092)
Total other income (expenses), net	(1,384,918)	606,795	(422,329)	-	(1,200,452)

LOSS BEFORE INCOME TAXES AND NONCONTROLLING INTEREST	(3,675,543)	-	(333,982)	26,642	(3,982,883)

BENEFIT FROM INCOME TAXES	1,880,629	-	(35,677)	10,577	1,855,529

NET LOSS	(1,794,914)	-	(369,659)	37,219	(2,127,354)

NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	245	-	-	-	245

NET LOSS ATTRIBUTABLE TO SHAREDLABS, INC.	(1,795,159)	-	(369,659)	37,219	(2,127,599)

DEEMED DIVIDENDS ON REDEEMABLE COMMON STOCK	353,352	-	451,908	-	805,260

NET LOSS APPLICABLE TO SHAREDLABS, INC. COMMON STOCKHOLDERS	$(2,148,511)	$-	$(821,567)	$37,219	$(2,932,859)

COMPREHENSIVE LOSS

NET LOSS ATTRIBUTABLE TO SHAREDLABS, INC.	$(1,795,159)	$-	$(369,659)	$37,219	$(2,127,599)

OTHER COMPREHENSIVE INCOME - net of tax	451	-	-	-	451

TOTAL COMPREHENSIVE LOSS	$(1,794,708)	$-	$(369,659)	$37,219	$(2,127,148)

Net loss per share attributable to SharedLabs, Inc. stockholders - basic and diluted	$(0.40)	$-	$(0.15)	$-	$(0.55)

Weighted average number of shares outstanding during the period - basic and diluted	5,371,660	$-	-	3,680	5,375,340

(1)	Change in fair value of contingent liability originally reported in Selling, general and administrative expenses has been reclassified to Other income (expenses).

F-35

SHAREDLABS, INC. AND SUBSIDIARIES

STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2017

	As Previously Reported	Fair Value	Classification, Valuation and Timing	As Restated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,794,914)	$(348,505)	$16,065	$(2,127,354)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	2,369,609	(88,348)	(261,642)	2,019,619
Depreciation and amortization	313,841	-		313,841
Deferred income taxes	(1,984,100)	14,523	10,577	(1,959,000)
Amortization of debt issuance costs	74,417	-	-	74,417
Amortization of debt discount	51,523	-	-	51,523
Fair value adjustment of contingent consideration	(606,795)	422,329	-	(184,466)
Changes in operating assets and liabilities:
Accounts receivable	(207,872)	-	-	(207,872)
Prepaid expenses and other assets	(42,403)	-	-	(42,403)
Employee advances	(53,531)	-	-	(53,531)
Accounts payable	1,711,055	1		1,711,056
Accrued liabilities	214,090	-	-	214,090
Deferred financing costs	-	-	-	-
Net cash used in operating activities	44,920	-	(235,000)	(190,080)

CASH FLOWS FROM INVESTING ACTIVITIES:
Net payments for acquisition of business - iTech US, Inc.	(1,738,689)	-	-	(1,738,689)
Net cash from acquisition of business - ExoiS, Inc.	37,364	-	-	37,364
Acquisition of property and equipment	(25,816)	-	-	(25,816)
Net cash used in investing activities	(1,727,141)	-	-	(1,727,141)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from (repayments to) factoring	(272,290)	-	-	(272,290)
Principal payments on notes payable	(235,217)	-	-	(235,217)
Principal payments on notes payable - related parties	(154,791)	-	-	(154,791)
Proceeds from the issuance of common stock and warrants	2,927,500	-	235,000	3,162,500
Proceeds from capital contributions	160,000	-	-	160,000
Net cash provided by financing activities	2,425,202	-	235,000	2,660,202

Effect of exchange rate changes on cash	6,006	-	-	6,006

Net increase in cash	748,987	-	-	748,987

Cash, beginning of year	-	-	-	-

Cash, end of year	$748,987	$-	$-	$748,987

Supplemental disclosures of cash flow information:
Interest paid	$1,042,801	$-	$-	$1,042,801
Income tax paid	$11,063	$-	$-	$11,063
Supplemental disclosures of non-cash investing and financing activities:
Acquisition of iTech US, Inc.
Notes issued in conjunction with acquisition	$12,256,289	$-	$-	$12,256,289
Contingent consideration - common stock	$606,795	$-	$-	$606,795
Common stock and warrants issued	$2,197,771	$-	$-	$2,197,771
Acquisition of ExoiS, Inc.
Common stock issued	$711,285	$(451,908)	$-	$259,377
Deemed dividends related to increase in redemption value of redeemable common stock	$353,352	$451,908	$-	$805,260
Debt discount paid in the form of warrants	$260,783	$-	$39,217	$300,000

F-36

Note 3 – Going Concern and Management Liquidity Plans

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As of December 31, 2017, the Company had incurred significant operating losses since inception and continues to generate losses from operations and has an accumulated deficit of $2,128,044. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset amounts or the classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management’s Plan to Continue as a Going Concern

Our ability to continue as a going concern is dependent upon our ability to generate profitable business operations in the future and/or obtaining the necessary financing to meet our obligations and repay our liabilities. To date, we have operated at a loss and remained in business through the issuance of shares of our common stock and warrants, stockholder capital contributions and entering into a short-term loan facility. Management’s plan to continue as a going concern is based on us obtaining additional capital resources through the sale of our securities and/or loans on an as needed basis. The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described above and eventually attaining profitable operations.

In addition to the normal risks associated with a new business venture, there can be no assurance that the Company’s business plan will be successfully executed. Our ability to execute our business plan will depend on our ability to obtain additional financing and achieve a profitable level of operations. There can be no assurance that sufficient financing will be obtained. Further, we cannot give any assurance that we will generate substantial revenues or that our business operations will prove to be profitable. To the extent that the Company is unsuccessful, the Company may need to curtail or cease its operations and implement a plan to extend payables or reduce overhead until sufficient additional capital is raised to support further operations.

Subsequent to December 31, 2017, the Company sold 770,500 shares of common stock and 379,100 common stock purchase warrants to six investors for proceeds of $1,602,500.

Note 4 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements and related notes have been prepared in accordance with U.S. GAAP.

F-37

Principles of Consolidation

The consolidated financial statements include the accounts of SharedLabs, Inc. and its subsidiaries. All intercompany accounts, transactions and profits have been eliminated.

The Company’s consolidated subsidiaries are as follows:

Name of consolidated subsidiary or entity	State or other jurisdiction of incorporation or organization	Date of incorporation or formation (date of acquisition, if applicable)	Attributable interest

iTech US, Inc.	Virginia	August 9, 2001 (July 1, 2017)	100%
SmartWorks, LLC	New Jersey	May 30, 2003 (July 1, 2017)	99.9%
iTech IT Solutions Private Ltd.	India	January 1, 2017 (July 1, 2017)	100%
ExoiS, Inc.	California	November 8, 2004 (December 1, 2017)	100%

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the period. Actual results could differ from these estimates. The Company’s significant estimates and assumptions include the fair value of the Company’s equity instruments, stock-based compensation, goodwill, intangible assets and other long-lived assets and the valuation allowance relating to the Company’s deferred tax assets.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Concentration of Credit Risk

The Company maintains cash balances at several financial institutions located predominantly in the United States, as well as in India and Canada. The Company’s policy is to maintain its cash with high credit quality institutions to limit loss exposure. Such deposits may, at times, exceed federally insured limits. Cash in foreign bank accounts is not insured. Uninsured balances in the aggregate were approximately $7,800 and $0 at December 31, 2017 and 2016, respectively. The Company has not experienced any losses in such accounts and management believes it is not exposed to any significant credit risk on cash and cash equivalents.

Major Customers

In 2017, iTech sold a substantial portion of its services to one customer. Sales in 2017 to this customer were approximately $5.3 million (14.8% of net sales). At December 31, 2017, amounts due from this customer, included in accounts receivable, was $1,658,932.

Labor

We recruit IT professionals on a global basis from time to time and, therefore, must comply with the immigration laws in the countries in which we operate. As of December 31, 2017, a significant percentage of our workforce was under a various number of visa work permits complying with U.S. immigration laws.

F-38

Accounts Receivable and Allowance for Doubtful Accounts

Trade accounts receivable are stated at the amount the Company expects to collect. The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. Management considers the following factors when determining the collectability of specific customer accounts: customer creditworthiness, past transaction history with the customer, current economic industry trends, and changes in customer payment terms. If the financial condition of the Company’s customers were to deteriorate, adversely affecting their ability to make payments, additional allowances would be required. Based on management’s assessment, the Company provides for estimated uncollectible amounts through a charge to earnings and a credit to a valuation allowance. Balances that remain outstanding after the Company has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable.

Accounts receivable consists of the following at December 31:

	2017	2016
Billed	$8,552,232	$-
Unbilled	3,733,620	-
Total	12,285,852	-
Allowance for doubtful accounts	(299,600)	-
	$11,986,252	$-

Revenue Recognition

We provide our services primarily under time-and-materials contracts. Revenues earned under time-and-material arrangements are recognized as services are provided. We recognize revenue from the provision of professional services when it is realized or realizable and earned. We consider revenue realized or realizable and earned when all the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the services have been rendered to the customer, (iii) the sales price is fixed or determinable and (iv) collectability is reasonably assured. Appropriate allowances for returns and discounts are recorded concurrent with revenue recognition.

In accordance with U.S. GAAP guidance, Income Statement Characterization of Reimbursement Received for Out-of-Pocket Expenses, we classify reimbursed expenses as revenue and the related expense within cost of revenue in the accompanying consolidated statements of operations.

For fixed price service arrangements, we apply the proportional performance model or a ratable model to recognize revenue. When customer acceptance provisions exist, we are generally able to reliably demonstrate that the service meets, or will meet upon completion, the customer acceptance criteria. If circumstances exist which prevent us from verifying compliance with the acceptance provisions until the service has been completed, revenue is not recognized until compliance can be verified.

Revenues recognized in excess of the amounts invoiced to clients are classified as Accounts Receivable in our consolidated balance sheets.

We may record deferred revenue in circumstances where the customer’s contract calls for pre-billing of services. Amounts in deferred revenue are realized when the services are performed and the criteria noted above are met.

Compensation expense / accrued compensation

Compensation for certain employees that provide revenue-generating services is paid under various arrangements. Certain employees are compensated under profit-sharing arrangements under which the Company pays compensation upon collection of related billings from customers; any write-offs of uncollectible accounts result in a commensurate reduction of the Company’s liability for payment of compensation to such employees.

Reclassifications

Certain prior year amounts in the consolidated financial statements and the notes thereto have been reclassified where necessary to conform to the current year presentation.

F-39

Property and Equipment

Property and equipment is stated at cost. Depreciation is calculated over the estimated useful lives of 1-3 years using the straight-line method.

Business Combinations

The assets acquired and liabilities assumed in a business combination, including identifiable intangible assets, are recorded at their estimated fair values as of the acquisition date. The excess of the purchase price over the estimated fair value of the identifiable net assets acquired is recorded as goodwill. We base the fair values of identifiable intangible assets on detailed valuations that require management to make significant judgments, estimates and assumptions. Critical estimates and assumptions include: expected future cash flows for customer relationships, trade names and other identifiable intangible assets; discount rates that reflect the risk factors associated with future cash flows; and estimates of useful lives. When an acquisition involves contingent consideration, we recognize a liability equal to the fair value of the contingent consideration obligation at the acquisition date and re-measured each balance sheet date. The estimate of fair value of a contingent consideration obligation requires subjective assumptions to be made regarding future business results, discount rates, discount periods and probabilities assigned to various potential business result scenarios. See Note 5 for additional information regarding our acquisitions. The consolidated financial statements include the results of operations from these business combinations from the date of acquisition.

In order to assess performance, the Company classifies costs incurred in connection with acquisitions as acquisition-related costs. These costs consist primarily of transaction costs, integration costs and changes in the fair value of contingent payments (earn-outs) and are recorded within selling, general and administrative costs. Acquisition transaction costs are incurred during the initial evaluation of a potential targeted acquisition and primarily relate to costs to analyze, negotiate and consummate the transaction as well as financial and legal due diligence activities. Post-acquisition integration activities are costs incurred to combine the operations of an acquired enterprise into the Company’s operations.

Goodwill

Goodwill represents the excess of the cost of acquired businesses over the fair value of identifiable tangible net assets and identifiable intangible assets purchased. Goodwill is tested at least annually for impairment and more frequently if events or changes in circumstances indicate that the asset might be impaired. We review goodwill for impairment by first assessing qualitative factors to determine whether it is more likely than not that the fair value of the reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test. If it is determined that it is not more likely than not that the fair value of the reporting unit is less than its carrying amount, we conclude that goodwill is not impaired. If the carrying value of the reporting unit exceeds the fair value of the reporting unit, then the Company must perform the second step in order to determine the implied fair value of the reporting unit’s goodwill and compare it to the carrying value of the reporting unit’s goodwill. No goodwill impairments have been recognized in 2017 or 2016.

Intangible Assets

Intangible assets include customer relationships and trade names. Our intangible assets have definite lives of 10 years. The Company uses the straight-line method of amortization which generally reflects an appropriate allocation of the cost of the intangible assets to earnings in proportion to the amount of economic benefits obtained by the Company in each reporting period.

Amortizable intangibles are measured for impairment consistent with the process utilized for long-lived assets as described below under the heading ‘Long-lived Assets’. There was no impairment recorded to intangible assets as of December 31, 2017 and December 31, 2016.

Long-lived Assets

The Company reviews its long-lived assets for events or changes in circumstances that may indicate that the carrying amount of a long-lived asset may not be recoverable or exceeds its fair value. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. An impairment loss shall be measured as the amount by which the carrying amount of a long-lived asset exceeds its fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Company’s long-lived assets include property, equipment, and definite-lived intangibles. There was no impairment recorded to long-lived assets as of December 31, 2017 and December 31, 2016.

F-40

Fair Value of Financial Instruments

The carrying amounts of cash, accounts receivable, accounts payable, due to factor and accrued liabilities approximate fair value due to the short-term nature of these instruments. The fair value of long–term debt is estimated to approximate carrying value given the debt’s interest rates.

The Company measures the fair value of financial assets and liabilities based on the guidance of ASC 820 “Fair Value Measurements and Disclosures” which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally unobservable inputs and not corroborated by market data.

Level 3 liabilities are valued using unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the warrant liabilities. For fair value measurements categorized within Level 3 of the fair value hierarchy, the Company’s Chief Financial Officer determines its valuation policies and procedures.

The development and determination of the unobservable inputs for Level 3 fair value measurements and fair value calculations are the responsibility of the Company’s Chief Financial Officer.

Changes in fair value measurements categorized within Level 3 of the fair value hierarchy are analyzed each period based on changes in estimates or assumptions and recorded as appropriate.

No such items existed as of December 31, 2016.

Financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2017 are summarized below and disclosed on the balance sheets as follows:

December 31, 2017		Fair Value Measurement Using
	Carrying Value	Level 1	Level 2	Level 3	Total
Contingent consideration	$-	$-	$-	$422,329	$422,329

The table below provides a summary of the changes in fair value, including net transfers in and/or out, of all financial assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during the year ended December 31, 2017:

Fair Value Measurement Using Level 3 Inputs
Total

Balance, December 31, 2016	$–
Purchases, issuances, reassessments and settlements	606,795
Change in fair value	(184,466)
Balance, December 31, 2017	$422,329

Changes in the unobservable input values could potentially cause material changes in the fair value of the Company’s Level 3 financial instruments.

Accounting for Warrants

The Company classifies as equity contracts that (i) require physical settlement or net-share settlement or (ii) gives the Company a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement). The Company classifies as assets or liabilities any contracts that (i) require net-cash settlement (including a requirement to net-cash settle the contract if an event occurs and if that event is outside the control of the Company) or (ii) gives the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement).

The Company assessed the classification of its common stock purchase warrants as of the date of each equity offering and determined that certain instruments met the criteria for equity classification, as the settlement terms indicate that the instruments are indexed to the entity’s underlying stock.

Certain warrants issued contain a put feature that causes the warrants to be classified as a liability under ASC 480 because that feature embodies an obligation that may require the Company to ultimately transfer assets (e.g., cash).

Stock-Based Compensation

The Company measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees, the fair value of the award is measured on the grant date and for non-employees, the fair value of the award is generally re-measured on vesting dates and interim financial reporting dates until the service period is complete. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period. Awards granted to directors are treated on the same basis as awards granted to employees.

Stock Issued for Services

The Company measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award on the grant date. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period.

F-41

Deferred Financing Costs and Commitment Fees

Costs incurred in connection with debt financing are deferred and amortized over the term of the debt using the effective interest method or, in certain instances where the differences are not material, using the straight-line method. Costs incurred in connection with the Company’s factor are deferred and amortized using the straight-line method.

Income taxes

The Company accounts for income taxes pursuant to the provision of ASC 740-10, “Accounting for Income Taxes” (“ASC 740-10”), which requires, among other things, an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred asset will not be realized.

The Company follows the provision of ASC 740-10 related to Accounting for Uncertain Income Tax Positions. When tax returns are filed, there may be uncertainty about the merits of positions taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions.

Tax positions that meet the more likely than not recognition threshold are measured at the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefit associated with tax positions taken that exceed the amount measured as described above should be reflected as a liability for uncertain tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination. The Company believes its tax positions are all more likely than not to be upheld upon examination. As such, the Company has not recorded a liability for uncertain tax benefits.

The Company has adopted ASC 740-10-25, “Definition of Settlement”, which provides guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits and provides that a tax position can be effectively settled upon the completion and examination by a taxing authority without being legally extinguished. For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open. The federal and state income tax returns of the Company are subject to examination by the IRS and state taxing authorities, generally for three years after they are filed.

In December 2017, the Tax Cuts and Jobs Act (the “Tax Act”) was signed into law. The Tax Act makes changes to U.S. tax law, including a reduction in the corporate tax rate from 35% to 21%. As a result of the enacted law, the Company was required to revalue deferred tax assets and liabilities at the enacted rate. The revaluation resulted in a $519,100 reduction in the Company’s net deferred tax liability. Due to the timing of the enactment and the complexity involved in applying the provisions of the Tax Act, the Company has made reasonable estimates of the effects in its consolidated financial statements as of December 31, 2017. As the Company collects and prepares necessary data and interprets the Tax Act and any additional guidance issued by the U.S. Treasury Department, the IRS, the SEC, and other standard-setting bodies, it may make adjustments to the provisional amounts. The accounting for the tax effects of the Tax Act will be completed in 2018.

Noncontrolling Interests

Noncontrolling interests represent the portion of net earnings, comprehensive income and net assets that is not attributable to SharedLabs, Inc.

Advertising Costs

The Company expenses advertising costs as incurred. Advertising costs charged to expense were $66,559 and $0 for the years December 31, 2017 and 2016, respectively.

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Foreign Currency Translation

We use the U.S. Dollar as the reporting currency for our financial statements. Functional currency is the currency of the primary economic environment in which an entity operates. The functional currency of iTech IT is the Rupee.

Transactions in currencies other than the functional currency of a specific entity are recorded at exchange rates prevailing on the dates of the transactions. At the end of each reporting period, the monetary assets and liabilities of the entity denominated in foreign currencies are translated at the rate of exchange at the financial reporting date while non-monetary assets and liabilities are translated at historical rates. Revenues and expenses are translated at the exchange rates approximating those in effect on the date of the transactions. Exchange gains and losses arising on translation are included in the statements of profit or loss.

The financial statements of entities that have a functional currency different from that of the Companies (“foreign operations”) are translated into United States dollars as follows: assets and liabilities – at the closing rate at the date of the statement of financial position, and income and expenses – at the average rate of the period (as this is considered a reasonable approximation to actual rates). All resulting changes are recognized in other comprehensive income as currency translation differences and taken into a separate component of equity.

Other Comprehensive Income (Loss)

Comprehensive income (loss) consists of two components, net income (loss) and other comprehensive income (loss). Other comprehensive income (loss) refers to revenue, expenses, gains, and losses that are recorded as an element of stockholders’ equity but are excluded from net income. Other comprehensive income (loss) consists of foreign currency translation adjustments from those entities not using the US Dollar as their functional currency.

Net Loss Per Share

Basic loss per share was computed using the weighted average number of outstanding common shares. Diluted earnings per share, when presented, includes the effect of dilutive common stock equivalents from the assumed exercise of options, warrants, convertible preferred stock and convertible notes. Common stock equivalents are excluded in the computation of diluted earnings per share since their inclusion would be anti-dilutive.

Total shares issuable upon the exercise of warrants for the years ended December 31, 2017 and 2016 were as follows:

	December 31,
	2017	2016
Warrants	1,244,730	163,360
Total	1,244,730	163,360

For the year ended December 31, 2017, 120,000 warrants were included in basic and diluted loss per share as their exercise price was determined to be nominal.

Recently Adopted Accounting Guidance

In February 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2015-02, Consolidation: Amendments to the Consolidation Analysis (Topic 810), requiring entities to evaluate whether they should consolidate certain legal entities. All legal entities are subject to reevaluation under the revised consolidation model. The revised consolidation model: (1) modifies the evaluation of whether limited partnerships and similar legal entities are variable interest entities (VIEs) or voting interest entities, (2) eliminates the presumption that a general partner should consolidate a limited partnership, (3) affects the consolidation analysis of reporting entities that are involved with VIEs, and (4) provides a scope exception from consolidation guidance for reporting entities with interests in certain legal entities. The updated standard is effective for financial statements issued for annual and interim periods beginning after December 15, 2015. The adoption of ASU 2015-02 had no impact to our consolidated financial position, results of operations, cash flows or disclosures.

In March 2016, the FASB issued ASU No. 2016-06, “Derivatives and Hedging” (Topic 815). The FASB issued this update to clarify the requirements for assessing whether contingent call (put) options that can accelerate the payment of principal on debt instruments are clearly and closely related to their debt hosts. An entity performing the assessment under the amendments in this update is required to assess the embedded call (put) options solely in accordance with the four-step decision sequence. The updated guidance is effective for annual periods beginning after December 15, 2016, including interim periods within those fiscal years. Early adoption of the update is permitted. We adopted the provisions of ASU 2016-06 on January 1, 2017. The adoption of ASU 2016-06 did not materially impact our consolidated financial position, results of operations, cash flows or disclosures.

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In April 2016, the FASB issued ASU No. 2016-09, “Compensation – Stock Compensation” (Topic 718). The FASB issued this update to improve the accounting for employee share-based payments and affect all organizations that issue share-based payment awards to their employees. Several aspects of the accounting for share-based payment award transactions are simplified, including: (a) income tax consequences; (b) classification of awards as either equity or liabilities; and (c) classification on the statement of cash flows. The updated guidance is effective for annual periods beginning after December 15, 2016, including interim periods within those fiscal years. Early adoption of the update is permitted. We adopted the provisions of ASU 2016-09 on January 1, 2017. The adoption of ASU 2016-09 did not materially impact our consolidated financial position, results of operations, cash flows or disclosures.

In May 2017, the FASB issued ASU 2017-09, “Compensation-Stock Compensation” (Topic 718): Scope of Modification Accounting. The amendments provide guidance on determining which changes to the terms and conditions of share-based payment awards require an entity to apply modification accounting under Topic 718 Compensation-Stock Compensation. An entity should account for the effects of a modification unless all the following are met: 1. The fair value (or calculated value or intrinsic value, if such an alternative measurement method is used) of the modified award is the same as the fair value (or calculated value or intrinsic value, if such an alternative measurement method is used) of the original award immediately before the original award is modified. If the modification does not affect any of the inputs to the valuation technique that the entity uses to value the award, the entity is not required to estimate the value immediately before and after the modification. 2. The vesting conditions of the modified award are the same as the vesting conditions of the original award immediately before the original award is modified. 3. The classification of the modified award as an equity instrument or a liability instrument is the same as the classification of the original award immediately before the original award is modified. The ASU is effective for all entities for annual periods, including interim periods within those annual periods, beginning after December 15, 2017. Early adoption is permitted, including adoption in any interim period. We adopted the provisions of ASU 2017-09 on June 1, 2017. The adoption of ASU 2017-09 did not materially impact our consolidated financial position, results of operations, cash flows or disclosures.

In July 2017, the FASB issued ASU 2017-11, “Earnings Per Share” (Topic 260), Distinguishing Liabilities from Equity (Topic 480) and Derivatives and Hedging (Topic 815): I. Accounting for Certain Financial Instruments with Down Round Features; II. Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception. Part I of this update addresses the complexity of accounting for certain financial instruments with down round features. Down round features are features of certain equity-linked instruments (or embedded features) that result in the strike price being reduced based on the pricing of future equity offerings. Current accounting guidance creates cost and complexity for entities that issue financial instruments (such as warrants and convertible instruments) with down round features that require fair value measurement of the entire instrument or conversion option. Part II of this update addresses the difficulty of navigating Topic 480, Distinguishing Liabilities from Equity, because of the existence of extensive pending content in the FASB Accounting Standards Codification. This pending content is the result of the indefinite deferral of accounting requirements about mandatorily redeemable financial instruments of certain nonpublic entities and certain mandatorily redeemable noncontrolling interests. The amendments in Part II of this update do not have an accounting effect. This ASU is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018. The Company early adopted this ASU on August 1, 2017, and expects that the adoption of this ASU will not have a material impact on consolidated financial position, results of operations, cash flows or disclosures.

Recently Issued Accounting Guidance

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers” (Topic 606), which requires entities to recognize revenue in a way that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. The new guidance also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. In July 2015, the FASB voted to delay the effective date of ASU 2014-09 by one year to the first quarter of 2018 to provide companies sufficient time to implement the standards. Early Adoption will be permitted, but not before the first quarter of 2017. Adoption can occur using one of two prescribed transition methods: retrospective or modified retrospective transition method. The Company intends to adopt ASU 2014-09 during the fiscal year ending December 31, 2019. The Company is an emerging growth company and is permitted to defer compliance with any new or revised financial accounting standards until such standards are applicable to companies that are not subject to SEC reporting. The adoption of ASU 2014-09 is not expected to have a significant impact on our consolidated financial position, results of operations or cash flows.

In January 2016, the FASB issued ASU 2016-01, “Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities”. The standard addresses certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. ASU 2016-01 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2017. The adoption of ASU 2016-01 is not expected to have a significant impact on our consolidated financial position, results of operations or cash flows.

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In February 2016, FASB issued ASU 2016-02, “Leases (Topic 842)”. The new guidance generally requires an entity to recognize on its balance sheet operating and financing lease liabilities and corresponding right-of-use assets. The standard will be effective for the first interim period within annual reporting periods beginning after December 15, 2018 and early adoption is permitted. The new standard requires a modified retrospective transition for existing leases to each prior reporting period presented. The Company is currently evaluating the impact of the adoption of ASU 2016-02 on its consolidated financial position, results of operations and cash flows.

In January 2017, the FASB issued ASU 2017-01, “Business Combinations (Topic 805): Clarifying the Definition of a Business”, which clarifies the definition of a business to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The standard introduces a screen for determining when assets acquired are not a business and clarifies that a business must include, at a minimum, an input and a substantive process that contribute to an output to be considered a business. This standard is effective for fiscal years beginning after December 15, 2017, including interim periods within that reporting period. At this time, the Company intends to adopt ASU 2017-01 and expects that the adoption of this ASU could have a material impact on future consolidated financial statements for acquisitions that are not considered to be businesses.

In January 2017, the FASB issued ASU 2017-04, “Intangibles — Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment,” which removes Step 2 from the goodwill impairment test. It is effective for annual and interim periods beginning after December 15, 2019. Early adoption is permitted for interim or annual goodwill impairment test performed with a measurement date after January 1, 2017. The Company is currently evaluating the effect that ASU 2017-04 will have on the Company’s consolidated financial position, results of operations and cash flows.

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its consolidated financial condition, results of operations, cash flows or disclosures.

Subsequent Events

The Company evaluates events that have occurred after the balance sheet date but before the consolidated financial statements are issued. Based upon the evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the consolidated financial statements, except as disclosed.

Note 5 – Acquisitions

The following acquisitions have been accounted for under the acquisition method of accounting.

iTech US, Inc. and SmartWorks, LLC Acquisition

We acquired all of the outstanding stock of iTech effective after the close of business on June 30, 2017. Accordingly, the consolidated financial statements include the results of operations of the iTech and its subsidiaries, SmartWorks and iTech IT, from that date forward. The aggregate purchase price was approximately $16.9 million, which was comprised of $11,000,000 in cash, consisting of $2,000,000 in long-term debt, and an assignment agreement of $7,275,000 and cash. Along with cash, the purchase includes approximately $3,081,000 in seller notes payable, 885,436 shares of common stock, contingent consideration of $606,795 and warrants to purchase up to 16,000 shares of common stock of the Company issued as part of the purchase. The fair value of the common stock and warrants issued was $2,195,881 and $1,890, respectively.

A total of 485,436 (the “Rollover Shares”) of the 885,436 common shares issued to the seller is subject to a Value Assurances Agreement (the “Contingent Consideration”), which assures that the value of the shares subject to the agreement will maintain a fair value of not less than $2,000,000 as of the second anniversary of the effective date of the acquisition. If the fair value is less than $2,000,000, the Company will issue such number of additional shares of common stock as is necessary to ensure the fair value of the total shares subject to this agreement is equal to $2,000,000, capped at 242,718 additional shares. These shares are also subject to a call option prior to the second anniversary of the effective date, under which we may purchase the shares subject to this agreement in total for $2,000,000, or in part by dividing $2,000,000 by the total shares subject to this agreement to establish a per share price for the purchase. The call option is subject to certain conditions, as defined in the agreement. On the date of the acquisition the Company recorded a liability at fair value of $606,795 related to the contingent stock liability. The fair value of the Contingent Consideration is based on the Company’s most recent sales of equity securities (See Note 12). As of December 31, 2017, $422,329 was the fair value of the Contingent Consideration obligation in connection with this acquisition.

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The remaining 400,000 of the 885,436 shares of the common stock issued to the seller is subject to a Put and Call Option Agreement, under which the seller has the option, exercisable any time after 90 days from the effective date of the acquisition, to sell to the Company all or any portion of the common shares owned for a price of $2.60 per share. The Company has the right to purchase from the seller any or all of the common shares owned for a price of $2.60 per share. The securities must be classified outside of permanent equity because certain redemption features of the common stock are outside of the Company’s control. The initial carrying value of the redeemable common stock is its issuance date fair value of $992,000. Subsequently, the Company concluded the security was currently redeemable and recorded in temporary equity at December 31, 2017 the maximum redemption amount of $1,040,000. Increases in the carrying amount of the redeemable common stock are affected by charges against retained earnings (or in the absence of retained earnings, additional paid-in capital). The Company recorded a deemed dividend of $48,000 related to the increase in the redemption value.

In addition to the purchase price the Company agreed to pay the seller a management fee of $10,000 per day for each calendar day beginning July 1, 2017 until the closing occurred on August 11, 2017 which totaled $410,000. These fees were recorded as transaction costs. See transaction costs below.

A summary of the assets acquired and liabilities assumed (at fair value) as of the effective date is as follows:

Cash	$86,311
Accounts receivable	11,671,305
Prepaid expenses and advances	162,298
Property and equipment	17,443
Deposits	30,755
Deferred tax asset	391,900
Trade names	2,100,000
Customer relationships	7,100,000
Goodwill	11,612,200
Accounts payable	(1,893,462)
Accrued liabilities	(10,598,092)
Other current liabilities	(206,803)
Deferred tax liability	(3,588,000)

Value of net assets acquired	$16,885,855

Transaction costs of approximately $1.5 million were expensed as incurred during the year ended December 31, 2017 and are included in professional fees in the consolidated statements of operations and comprehensive loss. The value assigned to goodwill is not deductible for income tax purposes. The identifiable intangible assets primarily consist of customer relationships and trade names with estimated useful lives of ten years. The goodwill recognized in connection with this acquisition is primarily attributable to the assembled workforce. The value assigned to goodwill is not deductible for income tax purposes.

As shown in the table above, the allocation of the purchase price created intangible assets of $2,100,000 and $7,100,000, which will be amortized for financial reporting purposes in future periods. This temporary difference created a deferred tax liability of $3,588,000 which resulted in the recording of additional goodwill of $3,588,000.

ExoiS Inc. Acquisition

Effective December 1, 2017, we acquired all of the outstanding stock of ExoiS, Inc. in exchange for 149,067 shares of the Company’s common stock. The fair value of the common stock issued was $259,377.

The common stock issued to the seller is subject to a Put Option Agreement, under which the seller has the option to sell to the Company all the common shares owned for a price equal to the greater of i) $1,016,637 or ii) the fair market value of the shares as of the date of the exercise notice. The securities must be classified outside of permanent equity because certain redemption features of the common stock are outside of the Company’s control. The initial carrying value of the redeemable common stock is its issuance date fair value of $259,377. Subsequently, the Company concluded the security was currently redeemable and recorded in temporary equity at December 31, 2017 the maximum redemption amount of $1,016,637. Increases in the carrying amount of the redeemable common stock are affected by charges against retained earnings (or in the absence of retained earnings, additional paid-in capital). The Company recorded a deemed dividend of $757,260 related to the increase in the redemption value.

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A summary of the assets acquired and liabilities assumed (at fair value) as of the effective date is as follows:

Cash	$37,364
Accounts receivable	89,019
Property and equipment	25,000
Customer relationships	114,305
Goodwill	44,600
Accounts payable	(1,741)
Accrued liabilities	(4,570)
Deferred tax liability	(44,600)

Value of net assets acquired	$259,377

The value assigned to goodwill is not deductible for income tax purposes. The identifiable intangible asset consisted of customer relationships with an estimated useful live of ten years. The goodwill recognized in connection with this acquisition is primarily attributable to the assembled workforce and the enhancement of our service offerings. The value assigned to goodwill is not deductible for income tax purposes.

As shown in the table above, the allocation of the purchase price created intangible assets of $114,305, which will be amortized for financial reporting purposes in future periods. This temporary difference created a deferred tax liability of $44,600 which resulted in the recording of goodwill of $44,600.

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Pro Forma Financial Information (Unaudited)

The pro forma financial information presented in the relevant footnote summarizes the consolidated results of operations of the Company and acquired entities for the years ended December 31, 2017 and 2016 as if the acquisition of the acquired entities had occurred on January 1, 2016. The operations of ExoiS were deemed immaterial during the year ended December 31, 2016 and are not presented in the December 31, 2016 pro forma financial information below.

The pro forma financial information is as follows:

SHAREDLABS, INC. AND SUBSIDIARIES

Pro Forma Consolidated Statements of Operations (As Restated)

For the Year Ended December 31, 2017

(Unaudited)

	SharedLabs	iTech	iTech IT	ExoiS	SmartWorks	Adjustments		Consolidated

NET REVENUE	$636,716	$49,910,268	$331,417	$1,064,798	$21,454,743	$-		$73,397,942

COST OF REVENUE	67,387	43,955,517	616,608	80,913	18,512,306	-		63,232,731

GROSS PROFIT	569,329	5,954,751	(285,191)	983,885	2,942,437	-		10,165,211

OPERATING EXPENSES	5,125,293	3,589,578	(122,811)	724,680	1,790,387	(706,744)	2,3,4,8	10,400,383

INCOME (LOSS) FROM OPERATIONS	(4,555,964)	2,365,173	(162,380)	259,205	1,152,050	706,744		(235,172)

OTHER INCOME AND EXPENSES
Interest expense	(349,148)	(702,265)	-	-	(347,059)	(1,383,225)	1,5,6,7	(2,781,697)
Change in fair value of contingent liability	184,466	-	-	-	-	-		184,466
Other income (expenses), net	-	1,543	-	6,094	(101,700)	-		(94,063)
Total other income (expense), net	(164,682)	(700,722)	-	6,094	(448,759)	(1,383,225)		(2,691,294)

INCOME (LOSS) BEFORE INCOME TAXES AND NONCONTROLLING INTEREST	(4,720,646)	1,664,451	(162,380)	265,299	703,291	(676,481)		(2,926,466)

BENEFIT FROM INCOME TAXES	-	-	-	-	-	1,128,307	9	1,128,307

NET INCOME (LOSS)	(4,720,646)	1,664,451	(162,380)	265,299	703,291	451,826		(1,798,159)

NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	-	-	-	-	512	-		512

NET INCOME (LOSS) ATTRIBUTABLE TO SHAREDLABS, INC.	(4,720,646)	1,664,451	(162,380)	265,299	702,779	451,826		(1,798,671)

DEEMED DIVIDENDS ON REDEEMABLE COMMON STOCK	805,260	-	-	-	-	-		805,260

NET INCOME (LOSS) APPLICABLE TO SHAREDLABS, INC. COMMON STOCKHOLDERS	$(5,525,906)	$1,664,451	$(162,380)	$265,299	$702,779	$451,826		$(2,603,931)

COMPREHENSIVE INCOME (LOSS)

NET INCOME (LOSS) ATTRIBUTABLE TO SHAREDLABS, INC.	$(4,720,646)	$1,664,451	$(162,380)	$265,299	$702,779	$451,826		$(1,798,671)

OTHER COMPREHENSIVE INCOME - net of tax	-	-	6,886	-	-	-		6,886

TOTAL COMPREHENSIVE INCOME (LOSS)	$(4,720,646)	$1,664,451	$(155,494)	$265,299	$702,779	$451,826		$(1,791,785)

Net loss per share attributable to SharedLabs, Inc. stockholders - basic and diluted								$(0.43)

Weighted average number of shares outstanding during the period - basic and diluted								6,117,801

1) To record interest on $2,850,000 note issued to iTech at 6% for first six months of the year - $85,500.

2) To record compensation for 11 months $187,000 - employment agreement issued to CEO of ExoiS at $204,000 per year.

3) To record six months amortization of debt issuance costs - $103,291.

4) To record six months amortization of intangible assets - $319,017.

5) To record six months amortization of debt discount - $32,598.

6) To record interest on Business Loan for first six months of the year - $231,449.

7) To record interest on Prestige Capital Loan for first six months of the year - $1,033,678.

8) To remove iTech non-recurring acquisition costs - $1,316,052.

9) To record benefit from income taxes - $1,128,307.

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SHAREDLABS, INC. AND SUBSIDIARIES

Pro Forma Consolidated Statements of Operations

For the Year Ended December 31, 2016

(Unaudited)

	SharedLabs	iTech and subsidiaries	Adjustments		Consolidated

NET REVENUE	$-	$74,280,696	$-		$74,280,696

COST OF REVENUE	-	65,135,402	-		65,135,402

GROSS PROFIT	-	9,145,294	-		9,145,294

OPERATING EXPENSES	455	5,826,878	1,126,582	2, 3	6,953,915

INCOME (LOSS) FROM OPERATIONS	(455)	3,318,416	(1,126,582)		2,191,379

OTHER INCOME AND EXPENSES
Interest expense	-	(28,314)	(2,768,769)	1,4,5,6	(2,797,083)
Change in fair value of contingent liability	184,466	-	-	-	184,466
Other income (expenses), net	-	2,414	-		2,414
Total other income (expense), net	184,466	(25,900)	(2,768,769)		(2,610,203)

INCOME (LOSS) BEFORE INCOME TAXES AND NONCONTROLLING INTEREST	184,011	3,292,516	(3,895,351)		(418,824)

BENEFIT FROM INCOME TAXES	-	(69,654)	186,100	7	116,446

NET INCOME (LOSS)	184,011	3,222,862	(3,709,251)		(302,378)

NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	-	7,003	-		7,003

NET INCOME (LOSS) ATTRIBUTABLE TO SHAREDLABS, INC.	184,011	3,215,859	(3,709,251)		(309,381)

DEEMED DIVIDENDS ON REDEEMABLE COMMON STOCK	805,260	-	-		805,260

NET INCOME (LOSS) APPLICABLE TO SHAREDLABS, INC. COMMON STOCKHOLDERS	$(621,249)	$3,215,859	$(3,709,251)		$(1,114,641)

COMPREHENSIVE INCOME (LOSS)

NET INCOME (LOSS) ATTRIBUTABLE TO SHAREDLABS, INC.	$184,011	$3,215,859	$(3,709,251)		$(309,381)

OTHER COMPREHENSIVE INCOME - net of tax	-	-	-		-

TOTAL COMPREHENSIVE INCOME (LOSS)	$184,011	$3,215,859	$(3,709,251)		$(309,381)

Net loss per share attributable to SharedLabs, Inc. stockholders - basic and diluted					$(0.21)

Weighted average number of shares outstanding during the period - basic and diluted					5,308,216

1) To record interest on $2,850,000 note issued to iTech at 6% for the year - $171,000.

2) To record $206,582 for amortization of debt issuance for the year.

3) To record $920,000 for amortization of intangibles for the year.

4) To record $65,196 for amortization of debt discount for the year.

5) To record interest on Business Loan for full year - $465,217.

6) To record interest on Prestige Capital Loan for full year - $2,067,356.

7) To record benefit from income taxes - $186,100.

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Note 6 – Property and Equipment

Property and equipment stated at cost, less accumulated depreciation and amortization, consisted of the following:

	December 31, 2017	December 31, 2016
Cost:
Furniture & equipment	$62,704	$-
Accumulated depreciation	(7,174)	-
Property & equipment, net	$55,530	$-

Depreciation expense was $7,174 and $0 for the years ended December 31, 2017, and 2016, respectively.

Note 7 – Intangible Assets

	December 31, 2017	December 31, 2016
Customer relationships	$7,214,305	$-
Trade names	2,100,000	-
Less: accumulated amortization	(306,667)	-
	$9,007,638	$-

Amortization expense was $306,667 and $0 for the years ended December 31, 2017, and 2016, respectively.

Amortization expense related to the above intangible assets is expected to be $931,431 for each year of the next five years.

Note 8 – Accrued Liabilities

Accrued liabilities are comprised of the following:

	December 31, 2017	December 31, 2016
Accrued payroll and related expenses	$9,711,655	$-
Accrued interest	288,501	-
Accrued outside programmers	544,238	-
Other accrued liabilities	479,161	-
Total	$11,023,555	$-

Note 9 – Due to Factor

In connection with the business acquisition of iTech (See Note 5), Prestige Capital Corporation purchased certain accounts receivable on August 11, 2017 totaling $7,275,000. iTech and SmartWorks have an arrangement with Prestige Capital Corporation (Prestige), under which they may assign certain accounts receivable. Upon assignment, Prestige will pay 80% of the face value of billed accounts receivable and 70% of the face value of unbilled accounts receivable (collectively, the Down Payment), up to $6,500,000 for iTech and $3,500,000 for SmartWorks. Upon collection of the accounts receivable, Prestige will pay the balance of the receivables sold, less a discount fee. The discount fee is 1.65% if paid within 30 days, increasing .55% for each additional 10 days outstanding, up to 4.95% if paid within 90 days, and increasing an additional 1.5% for each 10-day period thereafter until the account is paid in full. The outstanding principal balance as of December 31, 2017 was $6,910,952. The outstanding balance including principal, net of debt issuance costs of $115,495, at December 31, 2017 was $6,795,457. The Company recorded $1,033,679 in interest expense under the agreement during the year ended December 31, 2017.

F-50

Note 10 – Long Term Debt

Super G Capital, LLC

In connection with the business acquisition of iTech (See Note 5), on August 11, 2017 the Company entered into a Business Loan and Security Agreement (the “Business Loan”) with Super G Capital, LLC. The Business Loan was for total principal of $2,000,000 plus interest at an annual rate of 20.0% for total interest of $800,000. The Business Loan is payable in semi-monthly installments of $58,333, including interest, fully maturing after 48 equal payments and is secured by substantially all assets of the Company. The loan has a discount provision subject to a reduction of interest by $300,000 if paid in full by February 11, 2018 or a reduction of interest by $200,000 if paid in full by August 11, 2018. In addition, the Company has granted warrants to purchase 120,000 shares of common stock for an exercise price of $0.0001 per share in connection with the issuance of the note. These warrants were fully vested on the date of grant and expire in 2020. On or before August 11, 2020, at the option of Super G, which it may exercise in its sole and absolute discretion, Super G may, in lieu of exercising the warrants, require the Company to pay Super G an exit fee of $300,000 (the “Put Feature”). The Put Feature causes the warrants to be classified as a liability under ASC 480 because that feature embodies an obligation that may require the Company to ultimately transfer assets (e.g., cash). The Company recorded a $300,000 debt discount measured at the amount of cash that would be paid under the warrant agreement if settlement occurred on the date of issuance. The warrant is subsequently measured at the amount of cash that would be paid under the warrant agreement if settlement occurred as of the reporting date which is $300,000. In addition the Company incurred debt issuance costs of $100,000. The debt discount and debt issuance costs are being accreted over the life of the loan to interest expense. The outstanding principal balance as of December 31, 2017 was $1,764,783. The outstanding balance on the loan including principal, net of debt discounts of $248,477 and debt issuance costs of $83,330, at December 31, 2017 was $1,432,976. The Company recorded $349,148 in interest expense under the Business Loan during the year ended December 31, 2017.

The Business Loan contains certain covenants, including the following financial covenants:

i)	Maintain minimum unrestricted cash of no less than $1,000,000. Minimum unrestricted cash is defined as cash on hand plus the remaining borrowing availability under the LSQ (formerly Prestige) senior loan agreement;
ii)	Maintain revenue and adjusted earnings before interest taxes depreciation and amortization (“EBITDA”) of no less than $800,000 for each three-month period ending on the last date of each fiscal quarter, commencing September 30, 2017; and
iii)	Maintain a Fixed Charge Coverage Ratio that limits our projected fixed charges (consisting of the ratio of EDITDA to projected fixed charges, each as defined in the Business Loan) of no less than 1.10:1.0, commencing September 30, 2017.

We have obtained waivers for any covenants we may have failed to meet under our Business Loan.

Employee Separation Notes

As per the terms of the Employee Separation and Release of Claims Agreement (see Note 13), finalized on January 18, 2018, the Company issued the following non-interest bearing unsecured promissory notes (the “Employee Separation Notes”):

I.	Principal amount of $67,000, in bi-weekly installments of $1,395.83, as amended, until fully paid. The outstanding principal balance as of December 31, 2017 was $67,000.

II.	Principal amount of $183,000, payable in monthly installments of $5,083.33 until fully paid. The outstanding principal balance as of December 31, 2017 was $183,000.

The Company did not impute interest on the Employee Separation Notes as it was deemed to be de minimus to the consolidated financial statements.

Debt under these obligations is as follows:

December 31, 2017
Long-Term Debt	$2,014,783
Less: Debt discount	(248,477)
Less: Debt issuance costs	(83,330)
Long-Term Debt, net	1,682,976
Less: Current maturities	(906,484)
Long-Term Debt, net of current maturities, debt discount and debt issuance costs	$776,492

F-51

Future minimum principal payments under the above long-term debt arrangements are as follows:

December 31, 2017
Year ending December 31:
2018	$1,094,500
2019	859,283
2020	61,000
2021 and thereafter	-
2,014,783

Note 11 – Long Term Debt – Related Parties

In connection with the business acquisition of iTech (See Note 5), the Company entered into a promissory agreement of $2,850,000 with the seller. Interest is payable quarterly at an annual rate of 6% beginning October 2017. Principal is payable in bi-annual installments of $712,500, beginning January 2018 through July 2019. The January 2018 and July 2018 principal payments were deferred (See Note 15). Subordinated to Super G Capital and Prestige Capital debt, guaranteed by iTech and a limited guarantee by a stockholder. The outstanding principal balance as of December 31, 2017 was $2,850,000.

In connection with the business acquisition of iTech (See Note 5), the Company entered into a promissory agreement with the seller in the amount of $231,289, plus interest at 6%. The note is secured by accounts receivable and is payable as and when payments of amounts due are collected. The outstanding principal balance as of December 31, 2017 was $76,498. The remaining principal and interest was paid in full in January 2018.

Debt under these obligations is as follows:

December 31, 2017

Long-Term Debt	$2,926,498
Less: Current maturities – related parties	(1,501,498)
Long-Term Debt – related parties, net of current maturities	$1,425,000

Future minimum principal payments under the above long-term debt – related party arrangements are as follows:

December 31, 2017
Year ending December 31:
2018	$1,501,498
2019	1,425,000
2020 and thereafter	-
2,926,498

Note 12 – Stockholders’ Equity

There is not yet a viable market for the Company’s common stock to determine its fair value, therefore management is required to estimate the fair value to be utilized in determining stock-based compensation costs. In estimating the fair value, management considers recent sales of its common stock to third parties. Considerable management judgment is necessary to estimate the fair value. Accordingly, actual results could vary significantly from management’s estimates. The fair value of a share of the Company’s common stock was determined to be $1.74 as of December 31, 2017 based on recent sales of Units to independent qualified investors. Each Unit consists of one share of common stock and a warrant to purchase 1/2 of a share of common stock.

Amendment to Articles of Incorporation

On January 24, 2018, the Company filed with the Secretary of State of the State of Delaware an amendment to its Certificate of Incorporation to increase the Company’s authorized capital stock from 100,000,000 shares to 110,000,000, such that the Company shall have the authority to issue 100,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 “blank check” preferred shares, par value $0.0001 per share, to be issued in series.

The financial statements have been retrospectively restated to include the effect of the amendment.

F-52

Capital contributions

During December of 2016, $15,445 of expenses were paid on behalf of the Company by a stockholder and is reflected as Additional paid-in capital on the accompanying consolidated Balance Sheets.

During 2017, the Company received capital contributions from two stockholders in the aggregate of $160,000 and is reflected as Additional paid-in capital on the accompanying consolidated Balance Sheets.

Common stock and warrants issued for cash

During the year ended December 31, 2017, the Company issued an aggregate of 1,227,530 common shares and 292,370 common stock purchase warrants for proceeds of $3,162,500.

Common stock issued for services

During the year ended December 31, 2017, the Company issued an aggregate of 647,890 common shares to consultants with a fair value of $1,606,766. These shares vested immediately on the dates of issuance. The Company recorded $1,606,766 in stock-based compensation expense for the year ended December 31, 2017, which is a component of selling, general and administrative expenses in the consolidated statements of operations. The shares were valued based on recent sales of its common stock to independent qualified investors.

During the year ended December 31, 2017, the Company issued an aggregate of 80,000 common shares to an employee with a fair value of $198,400. These shares vested immediately on the date of issuance. The Company recorded $198,400 in stock-based compensation expense for the year ended December 31, 2017, which is a component of selling, general and administrative expenses in the consolidated statements of operations. The shares were valued based on recent sales of its common stock to independent qualified investors.

In connection with the business acquisition of iTech (See Note 5), the Company granted an aggregate of 15,889 common shares to a placement agent with a fair value of $27,647. These shares vested immediately on the date of issuance. The shares were valued based on recent sales of its common stock to independent qualified investors.

Common stock issued in connection with business acquisitions

In connection with the business acquisition of iTech (See Note 5), the Company issued 885,436 restricted common shares with a fair value of $2,195,881. The shares were valued based on recent sales of its common stock to independent qualified investors.

In connection with the business acquisition of ExoiS (See Note 5), the Company issued 149,067 restricted common shares with a fair value of $259,377. The shares were valued based on recent sales of its common stock to independent qualified investors.

Warrants issued for services

During the year ended December 31, 2016, the Company granted 13,360 common stock warrants to a consultant for services rendered. The warrants have an exercise price of $5.00 per share, have a three (3) year term and vest immediately on the date of issuance. The Company did not record compensation expense related to the warrant issuance as the value of the warrants was de minimus on the date of issuance.

During the year ended December 31, 2016, the Company granted an aggregate of 150,000 common stock warrants to various employees for services rendered. The warrants have an exercise price of $1.00 per share, have a three (3) year term and vest immediately on the dates of issuance. The Company did not record compensation expense related to the warrant issues as the value of the warrants was de minimus on the dates of issuance.

During the year ended December 31, 2017, the Company granted an aggregate of 486,000 common stock warrants to various consultants for services rendered. The warrants have an exercise price ranging from $2.50 to $5.00 per share, have a three (3) year term and vest immediately on the dates of issuance. The Company recorded compensation expense related to the warrant issues of $171,953 during the year ended December 31, 2017.

F-53

During the year ended December 31, 2017, the Company granted an aggregate of 146,000 common stock warrants to various employees for services rendered. The warrants have an exercise price ranging from $2.50 to $6.82 per share, have a three (3) year term and vest immediately on the dates of issuance. The Company recorded compensation expense related to the warrant issues of $14,662 during the year ended December 31, 2017.

During the year ended December 31, 2017, the Company granted 21,000 common stock warrants to a board member for services rendered. The warrants have an exercise price of $5.00 per share, have a three (3) year term and vest immediately on the date of issuance. The Company recorded compensation expense related to the warrant issuance of $191 during the year ended December 31, 2017.

The Company used the Black-Scholes model to determine the fair value of warrants granted during the years ended December 31, 2017 and 2016. In applying the Black-Scholes option pricing model to warrants granted, the Company used the following assumptions:

	For the Year Ended December 31, 2017	For the Year Ended December 31, 2016
Risk free interest rate	1.39 – 1.98%	1.43%
Dividend yield	0.00%	0.00%
Expected volatility	40%	40%
Contractual term	3.0	3.0
Forfeiture rate	0.00%	0.00%

The following is a summary of the Company’s warrant activity during the year ended December 31, 2017 and the period December 7, 2016 (Inception) through December 31, 2016:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life
December 7, 2016 (Inception)	–	$–	–
Granted	163,360	$1.33	3.00
Exercised
Forfeited/Cancelled
Outstanding and Exercisable – December 31, 2016	163,360	$1.33	2.94
Granted	1,081,370	$3.99	3.00
Exercised	–	–	–
Forfeited/Cancelled	–	–	–
Outstanding and Exercisable – December 31, 2017	1,244,730	$3.64	2.51

At December 31, 2016, the aggregate intrinsic value of warrants outstanding and exercisable was $0.

At December 31, 2017, the aggregate intrinsic value of warrants outstanding and exercisable was $349,280.

The following is additional information with respect to the Company’s warrants as of December 31, 2017:

Number of Warrants	Exercise Price	Weighted Average Remaining Contractual Life (In Years)	Currently Exercisable
120,000	$0.001	2.61	120,000
190,000	$1.00	2.02	190,000
156,000	$2.50	2.69	156,000
748,730	$5.00	2.57	748,730
30,000	$6.82	2.59	30,000
1,244,730			1,244,730

F-54

Note 13 – Commitments and Contingencies

Litigation, Claims and Assessments

The Company may be involved in legal proceedings, claims and assessments arising in the ordinary course of business. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance. There are no such matters that are deemed material to the consolidated financial statements as of December 31, 2017 and December 31, 2016.

Employment Agreements

Chief Financial Officer Agreement

Pursuant to the terms of an employment agreement dated June 22, 2017, the Chief Financial Officer (the “CFO”) receives an annual base salary of $200,000, subject to increase in accordance with the policies of the Company in force from time to time, payable in installments in accordance with Company policy. The agreement also provides that the CFO is eligible to receive an executive incentive bonus of up to 100% of his annual salary. The agreement terminates on July 31, 2019, unless 30-day advance notice is provided by the CFO or in the event the CFO becomes deceased. During January 2018, the CFO received a 25,000 share stock grant.

During the year ended December 31, 2017, the Company issued an aggregate of 80,000 common shares to the CFO with a fair value of $198,400. These shares vested immediately on the date of issuance. The Company recorded $198,400 in stock-based compensation expense for the year ended December 31, 2017, which is a component of selling, general and administrative expenses in the consolidated statements of operations. The shares were valued based on recent sales of its common stock to independent qualified investors.

During the year ended December 31, 2017, the Company granted an aggregate of 46,000 common stock warrants to the CFO for services rendered. The warrants have an exercise price ranging from $2.50 to $6.82 per share, have a three (3) year term and vest immediately on the dates of issuance. The Company recorded compensation expense related to the warrant issues of $8,381 during the year ended December 31, 2017.

Chief Operating Officer Agreement

Pursuant to the terms of an employment agreement dated August 14, 2017, The Chief Operating Officer (the “COO”) receives an annual base salary of $185,000, subject to increase in accordance with the policies of the Company in force from time to time, payable in installments in accordance with Company policy. The agreement also provides that the COO is eligible to receive a performance-based incentive bonus in the discretion of the Chief Executive Officer. During January 2018, the COO received a 25,000 share stock grant. The term of the agreement is for 3 calendar years, expiring on August 14, 2020, unless 30-day advance notice is provided by the COO or in the event the COO becomes deceased.

Employee Separation and Release of Claims Agreement

In connection with the resignation of a former employee of the Company on December 29, 2017 (the “Former Employee”), the Company entered into a separation agreement, effective January 18, 2018 (the “Separation Agreement”). The agreed upon terms of the Separation Agreement are as follows:

I.

The Former Employee did not complete the investment required to own shares of Company common stock (the “Former Employee Shares”) based on its promised investment. As a result, the Company will refund the partial payment for the purchase of the Former Employee Shares of $67,000, by delivery of a promissory note, payable in bi-weekly installments of $1,395.83, as amended, until fully paid. The Former Employee retained 100,000 warrants issued based on its promised investment. The warrants have an exercise price of $5.00 per share, expire on September 8, 2020 and are fully vested.

II.	The Former Employee will not be allowed to (i) compete with the Company in any way, in any business it is in or contemplates being in at the time of separation, (ii) contact any employee, director, officer, or investor without Company written permission of the then Chief Executive Officer, (iii) do business with or attempt to do business with or assist others in doing business with any partner client or prospect of the Company, at any time for a period of two years. As a result of this agreement the Company will pay the Former Employee $183,000 by delivery of a promissory note, payable in monthly installments of $5,083.33 until fully paid

III.	In consideration of the valuable consideration provided under the terms and conditions of the Separation Agreement, the Former Employee, fully, forever, irrevocably and unconditionally releases, waives and discharges the Company, from all claims which he may have or claim to have against the Company or relating to its employment agreement and the Former Employee Shares.

F-55

On March 9, 2018, the Separation Agreement was amended reducing the severance payments relating to Item II above from $183,000 to $100,000 due to breach of contract.

Consulting Agreements

In connection with the iTech acquisition (see Note 5), the former stockholder of iTech will assist the Company with the transition of management to the Company for a period of one year from the effective date of the acquisition. As consideration for services under this agreement, the Company will issue 12,136 shares of its common stock in two installments of 6,068 shares each on January 1, 2018 and June 30, 2018. The Company accrued compensation of $15,670 at December 31, 2017 relating to this agreement. The former stockholder is currently a member of the board of directors.

The Company entered into an advisory engagement with Joseph Gunnar & Co LLC (“Joseph Gunnar”) on December 7, 2016. This contract was for advisory services to procure acquisition funding. An initial $15,000 fee (the “Cash Fee”) was paid upon engagement start and is reflected as prepaid financing fees on the accompanying December 31, 2016 Balance Sheet. Upon successful closing of a credit facility as defined by the agreement, the Company will be required to pay 3.5% cash fee along with a 3.5% warrant (the “Joseph Gunnar Warrants”) for the successful closing of the total credit facility.

Joseph Gunnar shall be entitled to the Cash Fee and the Joseph Gunnar Warrants, calculated in the manner provided above, with respect to any financing or capital-raising transaction of any kind, including situations in which an existing loan is increased in size or renewed for a new term.

During the year ended December 31, 2017, the Company paid Joseph Gunnar a Cash Fee of $330,525 and issued 140,000 common stock warrants with a fair value of approximately $100,000. As of December 31, 2017, no fees were owed to Joseph Gunnar.

On April 24, 2018, all agreements with Joseph Gunnar were cancelled.

Operating Leases

The Company leases office space and housing in Florida, Vermont, New Jersey, Virginia, Texas, California and Montreal, Canada with current rentals totaling approximately $33,000 per month, with lease terms expiring through May 2021. Total rent expense charged to operations was approximately $173,304 in 2017.

Future minimum lease payments for all non-cancellable operating leases having a term in excess of one year at December 31, 2017, approximate the following:

Years ending
December 31,	Amount

2018	$136,000
2019	23,000
2020	23,000
2021	14,000
2022	-
$196,000

F-56

Note 14 – Income Taxes

The tax effects of temporary differences that give rise to deferred tax assets as of December 31, 2017 and 2016 are presented below:

The income tax benefit (expense) consists of the following:

	December 31,
	2017	2016
Federal
Current	–	–
Deferred	1,484,091	–
State and local
Current	(103,471)	–
Deferred	474,909	–
Change in valuation allowance	-	–
Income tax benefit (expense)	$1,855,529	–

The reconciliation between the statutory federal income tax rate and the Company’s effective rate for the years ended December 31, 2017 and 2016 is as follows:

	2017	2016
U.S. Federal statutory rate	34.0%	–%
State tax benefit, net of federal tax	6.0	–
Acquisition costs	(5.8)	–
Fair value adjustment contingent consideration	1.5	–
Effect of the Tax Act	12.6	–
Other permanent differences	(3.3)	–
Income tax benefit (expense)	45.0%	0.0%

As of December 31, 2017 and 2016 the deferred tax asset consisted of the following:

	2017	2016
Deferred Tax Asset:
Net operating loss carryovers	$855,100	$–
Contribution carryovers	300	–
Accruals and reserves	183,800	–
Non-cash compensation costs	51,700	–
Investment in subsidiary – 754 basis adjustment	123,500	–
Total deferred tax asset	1,214,400	–

Deferred Tax Liabilities:
Depreciation – property and equipment	900	–
Customer lists and trademark	2,495,200	–
Total deferred tax liabilities	2,496,100	–

Net Deferred Tax Asset, net of valuation allowance	$1,281,700	$–
Classified on the balance sheet as:
Deferred tax liabilities	$1,281,700	$–

The Company is required to file its income tax returns in the U.S. federal jurisdiction and multiple states, and such returns are subject to examination by tax authorities. Tax returns for the year ended December 31, 2014, 2015 and 2016 remain open to Internal Revenue Service and State audits.

The Company is in the process of filing its federal and state tax returns for the years ended December 31, 2017. The Net operating losses (“NOLs”) 2017 will not be available to reduce future taxable income until the returns are filed. Assuming these returns are filed, as of December 31, 2017, the Company had approximately $3.1 million of federal and state net operating losses that may be available to offset future taxable income. The net operating loss carryforwards will begin to expire in 2037 unless utilized. In accordance with Section 382 of the Internal Revenue Code, deductibility of the Company’s U.S. net operating carryovers may be subject to an annual limitation in the event of a change of control as defined the regulations. A full Section 382 analysis has not been prepared and the Company’s NOLs could be subject to limitation under Section 382.

The Company assesses the likelihood that deferred tax assets will be realized. To the extent that realization is not likely, a valuation allowance is established.

F-57

Note 15 - Subsequent Events

Subsequent to December 31, 2017, the Company sold 20,500 shares of common stock and 4,100 common stock purchase warrants to five investors for proceeds of $102,500.

On January 10, 2018, the Company sold 750,000 Units at a price of $2.00 per Unit (the “January 2018 Financing”) to an investor (the “Investor”) for total cash consideration of $1,500,000. Each Unit consists of one share of common stock, 750,000 shares in aggregate (the “2018 Shares”), and a warrant to purchase 1/2 of a share of common stock, 375,000 shares in aggregate (the “Jan 2018 Warrants”). The Jan 2018 Warrants are exercisable for a period of three years at a purchase price of $2.00 per share of common stock.

The investor is guaranteed a 35 % annual return on his investment on the one-year anniversary of the initial public offering of the Company’s securities. The guaranteed return shall increase by one percent for each month after August 1, 2018 if the Company does not complete an initial public offering of its common stock by such date. The Company placed into escrow 2,250,000 shares (the “Pledged Shares”) of the Company’s common stock as collateral for the guaranteed return. The Company’s obligation under the guaranteed return is limited to the Pledged Shares.

Simultaneously, upon entering into the January 2018 Financing, a previous financing agreement entered into during 2017 with the same Investor was amended as follows:

i)	The Investor is guaranteed a 35% annual return on his 2017 investment in the amount of $1,500,000 on the one-year anniversary of the initial public offering of the Company’s securities;
ii)	The guaranteed return shall increase by one percent for each month after August 1, 2018 if the Company does not complete an initial public offering of its common stock by such date;
iii)	The Investor must attempt to first collect the guaranteed return from the Company through the receipt of a sufficient amount of Pledged Shares. The Company’s obligation under the guaranteed return is limited to the Pledged Shares; and
iv)	The warrants issued to the Investor in 2017 were increased from 120,000 to 300,000 common stock warrants, the exercise price was adjusted from $5.00 to $2.50 and the issuance date was amended to January 10, 2018.

Subsequent to December 31, 2017, the Company issued an aggregate of 82,500 common shares to employees with a fair value of $143,550. These shares vested immediately on the date of issuance. The shares were valued based on recent sales of its common stock to independent qualified investors.

On January 30, 2018, the Company entered into an Invoice Purchase agreement with LSQ Funding Group, L.C. (“LSQ”). The agreement is for a one-year term and automatically renews annually unless terminated at least thirty days prior to each anniversary date. In February 2018, LSQ paid the outstanding balance due to Prestige Capital Corporation in the amount of $8,076,898 (See Note 9). iTech and SmartWorks have an arrangement with LSQ, under which they may assign certain accounts receivable. Upon assignment, LSQ will pay 90% of the face value of billed accounts receivable and 75% of the face value of unbilled accounts receivable, up to $15,000,000 (the “Maximum Amount”). Upon collection of the accounts receivable, LSQ will pay the balance of the accounts receivable sold, less a discount fee. The discount fee is based on a daily rate of 0.0367% of the face amount of each purchased account outstanding. The Company will pay an origination fee of 0.40% of the Maximum Amount, paid at the initial purchase of accounts and paid Joseph Gunnar an advisory fee of $225,000 upon the Company entering into the agreement with LSQ. The Company will incur a late fee of 18% per annum on any obligation not paid when due and will incur an early termination fee if upon termination proper notice of termination, as further detailed in the agreement, is not given to LSQ. The maximum termination fee the Company could incur is $112,500. The agreement is secured by all assets of the Company.

On May 18, 2018, The Company signed a new thirty-six (36) month lease agreement for its office facilities in Florida expiring in April 2021. The lease requires base annual rent of approximately $48,000 for the first year, $100,000 for the second year and $103,000 for the third year. In addition the Company will be charged a pro-rata share of building operating expenses and taxes annually. Rent expense will be recognized on a straight-line basis over the term of the lease.

On July 27, 2018, the Company entered into a forbearance agreement with the seller of iTech (See Note 11) pursuant to which the seller agreed to extend the due date of the January 2018 and July 2018 principal payments until the earlier of (i) the date on which additional equity or debt capital can be secured to make payments or (ii) September 30, 2018, at which time all payments and interest currently due under the terms of the agreement will be due. The agreement further provides that the forbearance period may be extended up to an additional 30 days if payment is not made on or before September 30, 2018, subject to the terms and conditions of the agreement.

F-58

iTECH US, INC. AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD ENDED JUNE 30, 2017

F-59

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of iTech US, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheet of iTech US, Inc. and Subsidiaries (the “Company”) as of June 30, 2017, and the related consolidated statement of earnings, stockholder’s equity, and cash flows for the six-month period ended June 30, 2017. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of iTech US, Inc. and Subsidiaries as of June 30, 2017, and the results of its operations and its cash flows for the six-month period ended June 30, 2017, in conformity with accounting principles generally accepted in the United States of America.

/s/ Friedman LLP

East Hanover, NJ
March 9, 2018

F-60

iTECH US, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

JUNE 30, 2017

June 30, 2017
ASSETS
Current assets
Cash	$86,311
Accounts receivable, net of allowance for doubtful accounts of $199,600	11,689,361
Prepaid expenses	133,646
Due from employees	28,652
Total current assets	11,937,970

Property and Equipment, at cost, net	17,443

Other Assets
Security deposits	30,755

Total assets	$11,986,168

LIABILITES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,893,462
Accrued liabilities	10,801,135
Due to related parties	18,056
State income taxes payable	3,760
Total current liabilities	12,716,413

Stockholders’ equity
Common Stock - 5,000 shares $1 par value, authorized, issued, and outstanding	5,000
Accumulated deficit	(749,789)
Total iTech US, Inc. stockholder’s deficiency	(744,789)
Noncontrolling interest	14,544
Total stockholder’s equity	(730,245)
Total liabilities and stockholders’ equity	$11,986,168

The accompanying notes are an integral part of these statements.

F-61

iTECH US, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF EARNINGS

SIX MONTHS ENDED JUNE 30, 2017

June 30, 2017
Net Revenue	$35,281,396

Cost of Revenue	30,834,788

Gross Profit	4,446,608

Selling, Administrative and General
Expenses	2,917,923

Earnings from operations	1,528,685

Other expenses
Interest expense	14,891

Earnings before income taxes and
Noncontrolling interest	1,513,794

Provision for income taxes	48,777

Net Earnings	1,465,017

Net earnings attributable to
Noncontrolling interest	(3,689)

Net Earnings attributable to iTech US, Inc.	$1,461,328

The accompanying notes are an integral part of these statements.

F-62

iTECH US, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDER’S DEFICIENCY

SIX MONTHS ENDED JUNE 30, 2017

		Retained
		Earnings
	Common	Accumulated		Noncontrolling
	Stock	Deficit	Total	Interest	Total

BALANCE, January 1, 2017	5,000	$425,008	$430,008	$10,855	$440,863

Distributions to S Corporation stockholder	-	(2,636,125)	(2,636,125)	-	(2,636,125)

Net earnings	-	1,461,328	1,461,328	3,689	1,465,017

BALANCE, June 30, 2017	$5,000	$(749,789)	$(744,789)	$14,544	$(730,245)

The accompanying notes are an integral part of these statements.

F-63

iTECH US, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

SIX MONTHS ENDED JUNE 30, 2017

INCREASE IN CASH
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$1,465,017
Noncash items included in net earnings:
Depreciation and amortization	11,005
Provision for bad debts	108,100
Changes in assets and liabilities:
Accounts receivable	(634,275)
Due to related party	23,882
Prepaid expenses and other assets	(23,416)
Employee advances	(6,147)
Accounts payable	(300,889)
Accrued liabilities	2,179,098
State income taxes payable	(66,387)
1,290,971
Net cash provided by operating activities	2,755,988

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property and equipment	(11,066)
Net cash used in investing activities	(11,066)

CASH FLOWS FROM FINANCING ACTIVITIES
Net payments on note payable	(100,000)
Distributions to S Corporation stockholder	(2,636,125)
Net cash used in financing activities	(2,736,125)

Net increase in cash	8,797

CASH, beginning of period	77,514

CASH, end of period	$86,311

Supplemental Disclosures of Cash Flows Information
Cash paid during the period for:
Interest expense	$14,889
Income taxes	$115,164

The accompanying notes are an integral part of these statements.

F-64

iTECH US, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2017

A) SUMMARY OF OPERATIONS AND ACCOUNTING POLICIES

Operations:

iTech US, Inc. and subsidiaries offer a variety of computer and software services, including application development and maintenance, consulting, staffing, and reengineering from its offices located in Vermont, New Jersey, Virginia, Texas, and internationally in Hyderabad, India and Montreal, Canada.

Accounting policies:

A summary of the Company’s significant accounting policies applied in the preparation of the accompanying consolidated financial statements follows:

1. Principles of consolidation

The consolidated financial statements include the accounts of iTech US, Inc. and its subsidiaries, SmartWorks, LLC and iTech IT Solutions Private. Ltd., (formed in January 2017) (collectively, “the Company”). All material intercompany accounts and transactions have been eliminated.

2. Revenue recognition

The Company generally executes service contracts with customers and bills for its services based on time incurred as defined in the contracts. Revenue is recognized as the services are rendered.

3. Cash and cash equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.

4. Accounts receivable

Trade accounts receivable are stated at the amount the Company expects to collect. The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. Management considers the following factors when determining the collectability of specific customer accounts: customer creditworthiness, past transaction history with the customer, current economic industry trends, and changes in customer payment terms. If the financial condition of the Company’s customers were to deteriorate, adversely affecting their ability to make payments, additional allowances would be required. Based on management’s assessment, the Company provides for estimated uncollectible amounts through a charge to earnings and a credit to a valuation allowance. Balances that remain outstanding after the Company has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable.

F-65

iTECH US, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2017

A) SUMMARY OF OPERATIONS AND ACCOUNTING POLICIES (continued)

4. Accounts receivable (continued)

Accounts receivable consists of the following at June 30, 2017:

Billed	$7,898,796
Unbilled	3,990,165
Total	11,888,961
Allowance for doubtful accounts	(199,600)
CASH, end of period	$11,689,361

5. Property and equipment and depreciation

Depreciation and amortization are provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives using the straight-line method.

Property and equipment consists of office and computer equipment, and is stated net of accumulated depreciation of $240,988 at June 30, 2017.

6. Impairment of long-lived assets

Long-lived assets, such as property and equipment, and purchased intangibles subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows. An impairment charge, if any, is recognized in the amount by which the carrying amount of the asset exceeds the fair value, based on either discounted cash flows or market values.

F-66

iTECH US, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2017

A) SUMMARY OF OPERATIONS AND ACCOUNTING POLICIES (continued)

7. Compensation expense / accrued compensation

Compensation for certain employees that provide revenue-generating services is paid under various arrangements. Certain employees are compensated under profit-sharing arrangements under which the Company pays compensation upon collection of related billings from customers; any write-offs of uncollectible accounts result in a commensurate reduction of the Company’s liability for payment of compensation to such employees. The Company provides an estimated allowance against accrued payroll through a credit to cost of revenue.

8. Advertising

Advertising costs are expensed as incurred and approximated $8,300 for the six-month period ended June 30, 2017.

9. Income taxes

Income taxes on net taxable earnings of iTech US, Inc. are payable personally by the stockholder pursuant to an election under Subchapter S of the Internal Revenue Code not to have the Corporation taxed as a corporation. Accordingly, no provision has been made for federal income taxes; a provision has been made for state income taxes only for states in which the Company is not recognized as an S Corporation or states which otherwise utilize a tax approach with results in a Company level tax obligation.

SmartWorks, LLC is a limited liability company, and its taxable income or loss is allocated to members under the terms of the operating agreement and federal and state income tax regulations. Therefore, no provision or liability for income taxes on net taxable earnings of SmartWorks, LLC has been included in the financial statements.

The net taxable earnings of iTech IT Solutions Private. Ltd. are taxable in one foreign jurisdiction. The net taxable earnings during the six-month period ended June 30, 2017 were not significant, accordingly, no provision for income taxes was recorded.

Management evaluated the Company’s tax positions and concluded that the Company had taken no uncertain tax positions that require adjustment to the financial statements. With few exceptions, the Company is no longer subject to income tax examinations by the U.S. federal, state or local tax authorities for years before 2014.

During the six-month period ended June 30, 2017, the Company recognized no material interest or penalties related to unrecognized income tax benefits.

F-67

iTECH US, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2017

A) SUMMARY OF OPERATIONS AND ACCOUNTING POLICIES (continued)

10. Use of estimates

In preparing financial statements in conformity with generally accepted accounting principles in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

11. Recently issued accounting pronouncements

Leases

In February 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2016-02 Leases (Topic 842). This ASU was issued in three parts: (a) Section A, Leases: Amendments to the FASB Accounting Standards Codification, (b) Section B, Conforming Amendments Related to Leases: Amendments to the FASB Accounting Standards Codification, and (c) Section C, Background Information and Basis for Conclusions. While both lessees and lessors are affected by the new guidance which includes many changes, the effects on lessees are much more significant. The most significant change for lessees is the requirement to recognize right-of-use assets and lease liabilities for all leases not considered short-term leases, affecting leases which previously were accounted for as operating leases. This ASU is effective for years beginning after December 15, 2018 and must be implemented using a modified retrospective approach. The Company is currently evaluating the impact of adopting the ASU on its financial position and results of operations.

Revenue recognition

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which provides a robust framework for addressing revenue recognition issues and, upon its effective date, replaces almost all existing revenue recognition guidance, including industry-specific guidance, in current U.S. generally accepted accounting principles. The revenue recognition policies of almost all entities will be affected by the new guidance in the ASU. The degree to which an entity’s revenue recognition policies will change upon the adoption of the ASU, and the effects the changes will have on the entity’s financial statements will vary depending on the nature and terms of the entity’s revenue-generating transactions. In addition, entities in some industries likely will be affected by the new guidance in the ASU more than entities in other industries.

F-68

iTECH US, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2017

A) SUMMARY OF OPERATIONS AND ACCOUNTING POLICIES (continued)

11. Recently issued accounting pronouncements (continued)

Revenue recognition (continued)

Given the broad applicability and potentially significant ramifications of the guidance in the ASU, the FASB provided significantly delayed effective dates for its guidance. The ASU is effective for years beginning after December 15, 2017. The Company is currently evaluating the impact of adopting the ASU on its financial position and results of operations.

12. Evaluation of subsequent events

In preparing these consolidated financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through March 9, 2018, the date the consolidated financial statements were available to be issued.

B) CONCENTRATION OF CREDIT RISK

The Company maintains bank account balances which, at times, may exceed federally insured limits. The Company has not experienced any losses with these accounts. Management believes the Company is not exposed to any significant credit risk on cash.

C) NOTE PAYABLE

iTech US, Inc. had a $2,000,000 revolving line of credit with Merchants Bank, due September 2017, which was paid in full in connection with the sale of the Company effective June 30, 2017 (see Note G). Interest is payable monthly at The Wall Street Journal prime rate (4.25% at June 30, 2017) plus 1.25%. The note is secured by substantially all assets of iTech US, Inc. and is personally guaranteed by the Company’s stockholder. The was no outstanding balance on this line at June 30, 2017.

Provisions of the loan agreement include, among other things, maintenance of minimum tangible equity, limitations of distributions to the stockholder and obtaining prior authorization for new borrowings.

F-69

iTECH US, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2017

D) RELATED - PARTY TRANSACTIONS

iTech India Private. Ltd.

The Company utilizes subcontractor services provided by iTech India Private. Ltd., an entity that is 51% owned by the Company’s stockholder. During the period ended June 30, 2017, services purchased from this related party approximated $8,700. At June 30, 2017, there was no amount due to this related party.

Seven Tablets, Inc.

The Company provides services to Seven Tablets, Inc., an entity that is owned 100% by the Company’s stockholder. During the period ended June 30, 2017, revenues from this related party approximated $35,700. At June 30, 2017, there was approximately $6,000 of unbilled accounts receivable due from this related party.

E) OPERATING LEASES

The Company leases office space and housing located in Vermont, New Jersey, Virginia, Texas, Hyderabad, India and Montreal, Canada with current rentals totaling approximately $37,400 per month under leases with terms expiring through May 2021. Total rent expense charged to operations was approximately $206,000 for the six-month period ended June 30, 2017.

Future minimum lease payments for all non-cancellable operating leases having a term in excess of one year at June 30, 2017, approximate the following:

Periods Ending
June 30,	Amount
2018	$23,000
2019	23,000
2020	23,000
2021	20,100
$89,100

F-70

iTECH US, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2017

F) CONCENTRATIONS

Major Customers

During the six-month period ended June 30, 2017, iTech US, Inc. generated a substantial portion of its revenues from one customer. Revenues related to this customer during the six-month period ended June 30, 2017 were approximately $5,704,000 (16% of net sales). Amounts due from this customer at June 30, 2017, included in accounts receivable and unbilled receivables were approximately $2,032,000 and $57,000, respectively.

Labor

We recruit IT professionals on a global basis from time to time and therefore, must comply with the immigration laws in the countries in which we operate. As of June 30, 2017, a significant percentage of our workforce was under a various number of visa work permits complying with U.S. immigration laws.

G) SUBSEQUENT EVENT

Effective after the close of business on June 30, 2017, the Company’s sole stockholder sold all of his outstanding common stock to another company, SharedLabs, Inc.

In connection with the sale of iTech, Prestige Capital Corporation (“Prestige”) was assigned certain accounts receivable on August 11, 2017 totaling $7,275,000. iTech US, Inc. and SmartWorks, LLC have an arrangement with Prestige, under which they may assign certain accounts receivable. Upon assignment, Prestige will pay 80% of the face value of billed accounts receivable and 70% of the face value of unbilled accounts receivable (collectively, the Down Payment), up to $6,500,000 for iTech US, Inc. and $3,500,000 for SmartWorks, LLC. Upon collection of the accounts receivable, Prestige will pay the balance of the receivables sold, less a discount fee. The discount fee is 1.65% if paid within 30 days, increasing .55% for each additional 10 days outstanding, up to 4.95% if paid within 90 days, and increasing an additional 1.5% for each 10-day period thereafter until the account is paid in full.

Effective January 30, 2018, the Prestige agreement was replaced by an Invoice Purchase Agreement with LSQ Funding Group L.C. (“LSQ”) totaling $8,077,000. SharedLabs, Inc., iTech US, Inc. and SmartWorks, LLC have an arrangement with LSQ, under which they may assign certain accounts receivable. Upon assignment, LSQ will pay 90% of the face value of billed accounts receivable and 75% of the face value of unbilled accounts receivable (collectively, the advance rate) up to $15,000,000. Upon collection of the accounts receivable, LSQ will pay the balance of the accounts receivable sold, less a daily rate fee. The daily rate fee is .0367% of the face amount of each invoice sold, calculated daily from invoice date as long as the invoice is outstanding.

F-71

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

iTECH US, INC. AND SUBSIDIARY

CONOSLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

F-72

Report of Independent Registered Public Accountant

To the Board of Directors and
Stockholders of iTech US, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheets of iTech US, Inc. and Subsidiary (the “Company”) as of December 31, 2016 and 2015, and the related consolidated statements of earnings, stockholder’s equity, and cash flows for each of the years in the two year period ended December 31, 2016. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of iTech US, Inc. and Subsidiary as of December 31, 2016 and 2015, and the results of its operations and its cash flows for each of the years in the two year period ended December 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

/s/ Friedman LLP
Friedman LLP
East Hanover, NJ
January 25, 2018

F-73

iTECH US, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2016

	DECEMBER 31,
	2016	2015
CURRENT ASSETS
Cash	$77,514	$313,103
Accounts receivable, net	11,163,186	11,275,384
Prepaid expenses	124,671	130,572
Due from employees	22,505	16,241
Total current assets	11,387,876	11,735,300

PROPERTY AND EQUIPMENT, at cost, net	17,382	27,858

OTHER ASSETS
Security deposits	22,140	16,914
	22,140	16,914

	$11,427,398	$11,780,072

CURRENT LIABILITIES
Note payable	$100,000	$100,000
Accounts payable	2,194,351	2,334,565
Accrued liabilities	8,622,037	8,205,456
State income taxes payable	70,147	50,313
Total current liabilities	10,986,535	10,690,334

STOCKHOLDER’S EQUITY
Common stock - 5,000 shares $1 par value, authorized, issued and outstanding	5,000	5,000
Retained earnings	425,008	1,074,783
Total iTech US, Inc. stockholder’s equity	430,008	1,079,783
Noncontrolling interest	10,855	9,955
	440,863	1,089,738

	$11,427,398	$11,780,072

The accompanying notes are an integral part of these statements.

F-74

iTECH US, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

	DECEMBER 31,
	2016	2015

NET REVENUE	$74,280,696	$69,561,422

COST OF REVENUE	65,135,402	60,460,449

GROSS PROFIT	9,145,294	9,100,973

SELLING, ADMINISTRATIVE AND GENERAL EXPENSES	5,826,878	5,847,213

EARNINGS FROM OPERATIONS	3,318,416	3,253,760

OTHER INCOME AND EXPENSES
Interest expense	28,314	14,474
Other income (expenses), net	(2,414)	(5,632)
Total other income (expenses), net	25,900	8,842

EARNINGS BEFORE INCOME TAXES AND NONCONTROLLING INTEREST	3,292,516	3,244,918

PROVISION FOR INCOME TAXES	69,654	61,891

NET EARNINGS	3,222,862	3,183,027

NET EARNINGS ATTRIBUTABLE TO NONCONTROLLING INTEREST	7,003	4,996

NET EARNINGS ATTRIBUTABLE TO iTECH US, INC.	$3,215,859	$3,178,031

The accompanying notes are an integral part of these statements.

F-75

iTECH US, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDER’S EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

	iTech US, Inc. Stockholder’s Equity
	Common	Retained		Noncontrolling
	Stock	Earnings	Total	Interest	Total

BALANCE, January 1, 2015	$5,000	$1,566,348	$1,571,348	$9,017	$1,580,365

Distributions to S Corporation stockholder and noncontrolling interest member	-	(3,669,596)	(3,669,596)	(4,058)	(3,673,654)

Net earnings	-	3,178,031	3,178,031	4,996	3,183,027

BALANCE, December 31, 2015	5,000	1,074,783	1,079,783	9,955	1,089,738

Distributions to S Corporation stockholder and noncontrolling interest member	-	(3,865,634)	(3,865,634)	(6,103)	(3,871,737)

Net earnings	-	3,215,859	3,215,859	7,003	3,222,862

BALANCE, December 31, 2016	$5,000	$425,008	$430,008	$10,855	$440,863

The accompanying notes are an integral part of these statements.

F-76

iTECH US, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

	DECEMBER 31,
	2016	2015

CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$3,222,862	$3,183,027
Noncash items included in net earnings:
Depreciation and amortization	10,476	95,380
Provision for bad debts	4,764	(451)
Changes in assets and liabilities:
Accounts receivable	107,434	(775,238)
Prepaid expenses and other assets	675	(2,369)
Due from employees	(6,264)	21,359
Accounts payable	(140,214)	723,411
Accrued liabilities	416,581	469,603
State income taxes payable	19,834	13,713
	413,286	545,408
Net cash provided by operating activities	3,636,148	3,728,435

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property and equipment	-	(12,686)
Net cash used in investing activities	-	(12,686)

Subtotal (forwarded)	$3,636,148	$3,715,749

CASH FLOWS FROM FINANCING ACTIVITIES
Net payments on note payable	-	(100,000)
Distributions to S Corporation stockholder and noncontrolling interest member	(3,871,737)	(3,673,654)
Net cash used in financing activities	(3,871,737)	(3,773,654)

Net decrease in cash	(235,589)	(57,905)

CASH, beginning of year	313,103	371,008

CASH, end of year	$77,514	$313,103

Supplemental Disclosures of Cash Flows Information
Cash paid during the year for:
Interest expense	$17,358	$17,606
Income taxes	$49,820	$48,178

The accompanying notes are an integral part of these statements.

F-77

iTECH US, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

A) SUMMARY OF OPERATIONS AND ACCOUNTING POLICIES

Operations:

iTech US, Inc. and Subsidiary offer a variety of computer and software services, including application development and maintenance, consulting, staffing, and reengineering from its offices located in Vermont, New Jersey, Virginia, Texas, and Montreal, Canada.

Accounting policies:

A summary of the Company’s significant accounting policies applied in the preparation of the accompanying consolidated financial statements follows:

1. Principles of consolidation

The consolidated financial statements include the accounts of iTech US, Inc. and its subsidiary, SmartWorks, LLC (collectively, “the Company”). All material intercompany accounts and transactions have been eliminated.

2. Revenue recognition

The Company generally enters into contracts and bills for its services based on time incurred as outlined in the contracts. Revenue is recognized as the services are rendered.

3. Cash and cash equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.

4. Accounts receivable

Trade accounts receivable are stated at the amount the Company expects to collect. The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. Management considers the following factors when determining the collectability of specific customer accounts: customer creditworthiness, past transaction history with the customer, current economic industry trends, and changes in customer payment terms. If the financial condition of the Company’s customers were to deteriorate, adversely affecting their ability to make payments, additional allowances would be required. Based on management’s assessment, the Company provides for estimated uncollectible amounts through a charge to earnings and a credit to a valuation allowance. Balances that remain outstanding after the Company has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable.

F-78

iTECH US, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

A) SUMMARY OF OPERATIONS AND ACCOUNTING POLICIES (continued)

4. Accounts receivable (continued)

Accounts receivable consists of the following at December 31:

	2016	2015
Billed	$7,781,859	$6,905,241
Unbilled	3,472,827	4,461,643
Total	11,254,686	11,366,884
Allowance for doubtful accounts	(91,500)	(91,500)
	$11,163,186	$11,275,384

5. Property and equipment, depreciation and amortization

Depreciation and amortization are provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives using the straight-line method.

Property and equipment consists of office and computer equipment, and is stated net of accumulated depreciation of $229,983 in 2016 and $219,507 in 2015.

6. Customer list

The cost of an acquired customer list was amortized to operations over its estimated useful life of four years. Amortization was computed on the straight-line method. Amortization expense was approximately $0 in 2016 and $80,100 in 2015.

7. Impairment of long-lived assets

Long-lived assets, such as property and equipment, and purchased intangibles subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows. An impairment charge, if any, is recognized in the amount by which the carrying amount of the asset exceeds the fair value, based on either discounted cash flows or market values.

F-79

iTECH US, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

A) SUMMARY OF OPERATIONS AND ACCOUNTING POLICIES (continued)

8. Compensation expense / accrued compensation

Compensation for certain employees that provide revenue-generating services is paid under various arrangements. Certain employees are compensated under profit-sharing arrangements under which the Company pays compensation upon collection of related billings from customers; any write-offs of uncollectible accounts result in a commensurate reduction of the Company’s liability for payment of compensation to such employees. The Company provides an estimated allowance against accrued payroll through a credit to cost of revenue.

9. Advertising

Advertising costs are expensed as incurred and approximated $101,200 in 2016 and $58,500 in 2015.

10. Income taxes

Income taxes on net earnings of iTech US, Inc. are payable personally by the stockholder pursuant to an election under Subchapter S of the Internal Revenue Code not to have the Company taxed as a corporation. Accordingly, no provision has been made for federal income taxes; a provision has been made for state income taxes only for states in which the Company is not recognized as an S Corporation or states which otherwise utilize a tax approach which results in a Company-level tax obligation.

SmartWorks, LLC is a limited liability company, and its taxable income or loss is allocated to members under the terms of the operating agreement and federal income tax regulations. Therefore, no provision or liability for income taxes on net earnings of SmartWorks, LLC has been included in the financial statements.

Management evaluated the Company’s tax positions and concluded that the Company had taken no uncertain tax positions that require adjustment to the financial statements. With few exceptions, the Company is no longer subject to income tax examinations by the U.S. federal, state or local tax authorities for years before 2013.

During the years ended December 31, 2016 and 2015, the Company recognized no material interest or penalties related to unrecognized income tax benefits.

F-80

iTECH US, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

A) SUMMARY OF OPERATIONS AND ACCOUNTING POLICIES (continued)

11. Use of estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

12. Recently issued accounting pronouncements

Leases

In February 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2016-02 Leases (Topic 842). This ASU was issued in three parts: (a) Section A, Leases: Amendments to the FASB Accounting Standards Codification, (b) Section B, Conforming Amendments Related to Leases: Amendments to the FASB Accounting Standards Codification, and (c) Section C, Background Information and Basis for Conclusions. While both lessees and lessors are affected by the new guidance which includes many changes, the effects on lessees are much more significant. The most significant change for lessees is the requirement to recognize right-of-use assets and lease liabilities for all leases not considered short-term leases, affecting leases which previously were accounted for as operating leases. This ASU is effective for years beginning after December 15, 2018 and must be implemented using a modified retrospective approach. The Company is currently evaluating the impact of adopting the ASU on its financial position and results of operations.

Revenue recognition

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which provides a robust framework for addressing revenue recognition issues and, upon its effective date, replaces almost all existing revenue recognition guidance, including industry-specific guidance, in current U.S. generally accepted accounting principles. The revenue recognition policies of almost all entities will be affected by the new guidance in the ASU. The degree to which an entity’s revenue recognition policies will change upon the adoption of the ASU, and the effects the changes will have on the entity’s financial statements will vary depending on the nature and terms of the entity’s revenue-generating transactions. In addition, entities in some industries likely will be affected by the new guidance in the ASU more than entities in other industries.

F-81

iTECH US, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

A) SUMMARY OF OPERATIONS AND ACCOUNTING POLICIES (continued)

12. Recently issued accounting pronouncements (continued)

Revenue recognition (continued)

Given the broad applicability and potentially significant ramifications of the guidance in the ASU, the FASB provided significantly delayed effective dates for its guidance. The ASU is effective for years beginning after December 15, 2017. The Company is currently evaluating the impact of adopting the ASU on its financial position and results of operations.

13. Evaluation of subsequent events

In preparing these consolidated financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through January 25, 2018 the date the consolidated financial statements were available to be issued.

B) CONCENTRATION OF CREDIT RISK

The Company maintains bank account balances which, at times, may exceed federally insured limits. The Company has not experienced any losses with these accounts. Management believes the Company is not exposed to any significant credit risk on cash.

C) NOTE PAYABLE

iTech US, Inc. had a $2,000,000 revolving line of credit with Merchants Bank, due September 2017, which was paid in full in connection with the sale of the Company effective June 30, 2017 (see Note G). Interest was payable monthly at The Wall Street Journal prime rate (3.75% at December 31, 2016) plus 1.25%. The note was secured by substantially all assets of iTech US, Inc. and was personally guaranteed by the Company’s stockholder. The outstanding balance on this line was $100,000 at December 31, 2016 and 2015.

Provisions of the loan agreement include, among other things, maintenance of minimum tangible equity, limitations of distributions to the stockholder and obtaining prior authorization for new borrowings.

F-82

iTECH US, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

D) RELATED - PARTY TRANSACTIONS

iTech India Pvt. Ltd.

The Company utilizes subcontractor services provided by iTech India Pvt. Ltd., an entity that is 51% owned by the Company’s stockholder. During 2016 and 2015, services purchased from this related party approximated $76,700 and $69,500, respectively. At December 31, 2016 and 2015, there was approximately $1,100 and $11,200, respectively, due to this related party.

iTech IT Projects India Pvt. Ltd.

The Company utilizes services provided by iTech IT Projects India Pvt. Ltd., an entity that is owned by a related party. During 2016 and 2015, services purchased from this related party approximated $1,005,400 and $919,300, respectively. At December 31, 2016 and 2015, there was approximately $1,200 and $30,000, respectively, due to this related party.

Seven Tablets, Inc.

The Company provides services to Seven Tablets, Inc., an entity that is owned 100% by the Company’s stockholder. During 2016 and 2015, revenues from this related party approximated $419,900 and $11,400, respectively. At December 31, 2016 and 2015, there was approximately $33,000 and $11,400, respectively, of unbilled accounts receivable due from this related party.

E) OPERATING LEASES

The Company leases office space and housing in Vermont, New Jersey, Virginia, Texas, California and Montreal, Canada with current rentals totaling approximately $34,000 per month, with lease terms expiring through May 2021. Total rent expense charged to operations was approximately $375,000 in 2016 and $256,200 in 2015.

Future minimum lease payments for all non-cancellable operating leases having a term in excess of one year at December 31, 2016, approximate the following:

Years ending
December 31,	Amount

2017	$345,600
2018	24,600
2019	23,000
2020	23,000
2021	8,600
$424,800

F-83

iTECH US, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

F) CONCENTRATIONS

Major Customers

In 2016 and 2015, iTech US, Inc. sold a substantial portion of its services to one customer. Sales in 2016 and 2015 to this customer were approximately $12,612,000 (17% of net sales) and $10,422,000 (15% of net sales), respectively. At December 31, 2016 and 2015, amounts due from this customer, included in accounts receivable, were $1,755,514 and $1,477,182, respectively.

Labor

We recruit IT professionals on a global basis from time to time and, therefore, must comply with the immigration laws in the countries in which we operate. As of December 31, 2016 and 2015, a significant percentage of our workforce was under a various number of visa work permits complying with U.S. immigration laws.

G) SUBSEQUENT EVENT

In January 2017, an Indian subsidiary, which is 99.9% owned by iTech US, Inc., was formed.

Effective after the close of business on June 30, 2017, the Company’s sole stockholder sold all of his outstanding common stock to another company.

In connection with the sale of iTech, Prestige Capital Corporation was assigned certain accounts receivable on August 11, 2017 totaling $7,275,000. iTech US, Inc. and SmartWorks, LLC have an arrangement with Prestige Capital Corporation (Prestige), under which they may assign certain accounts receivable. Upon assignment, Prestige will pay 80% of the face value of billed accounts receivable and 70% of the face value of unbilled accounts receivable (collectively, the Down Payment), up to $6,500,000 for iTech US, Inc. and $3,500,000 for SmartWorks, LLC. Upon collection of the accounts receivable, Prestige will pay the balance of the receivables sold, less a discount fee. The discount fee is 1.65% if paid within 30 days, increasing .55% for each additional 10 days outstanding, up to 4.95% if paid within 90 days, and increasing an additional 1.5% for each 10-day period thereafter until the account is paid in full.

F-84

INDEX TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

SHAREDLABS, INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

F-85

Pro Forma Financial Information (Unaudited)

The pro forma financial information presented in the relevant footnote summarizes the consolidated results of operations of the Company and acquired entities for the year ended December 31, 2017, the year ended December 31, 2016 and the six months ended June 30, 2017 as if the acquisition of the acquired entities had occurred as of the first date of the first periods presented.

The pro forma financial information is as follows:

SHAREDLABS, INC. AND SUBSIDIARIES

Pro Forma Consolidated Statements of Operations (As Restated)

For the Year Ended December 31, 2017

(Unaudited)

	SharedLabs	iTech	iTech IT	ExoiS	SmartWorks	Adjustments		Consolidated

NET REVENUE	$636,716	$49,910,268	$331,417	$1,064,798	$21,454,743	$-		$73,397,942

COST OF REVENUE	67,387	43,955,517	616,608	80,913	18,512,306	-		63,232,731

GROSS PROFIT	569,329	5,954,751	(285,191)	983,885	2,942,437	-		10,165,211

OPERATING EXPENSES	5,125,293	3,589,578	(122,811)	724,680	1,790,387	(706,744)	2,3,4,8	10,400,383

INCOME (LOSS) FROM OPERATIONS	(4,555,964)	2,365,173	(162,380)	259,205	1,152,050	706,744		(235,172)

OTHER INCOME AND EXPENSES
Interest expense	(349,148)	(702,265)	-	-	(347,059)	(1,383,225)	1,5,6,7	(2,781,697)
Change in fair value of contingent liability	184,466	-	-	-	-	-		184,466
Other income (expenses), net	-	1,543	-	6,094	(101,700)	-		(94,063)
Total other income (expense), net	(164,682)	(700,722)	-	6,094	(448,759)	(1,383,225)		(2,691,294)

INCOME (LOSS) BEFORE INCOME TAXES AND NONCONTROLLING INTEREST	(4,720,646)	1,664,451	(162,380)	265,299	703,291	(676,481)		(2,926,466)

BENEFIT FROM INCOME TAXES	-	-	-	-	-	1,128,307	9	1,128,307

NET INCOME (LOSS)	(4,720,646)	1,664,451	(162,380)	265,299	703,291	451,826		(1,798,159)

NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	-	-	-	-	512	-		512

NET INCOME (LOSS) ATTRIBUTABLE TO SHAREDLABS, INC.	(4,720,646)	1,664,451	(162,380)	265,299	702,779	451,826		(1,798,671)

DEEMED DIVIDENDS ON REDEEMABLE COMMON STOCK	805,260	-	-	-	-	-		805,260

NET INCOME (LOSS) APPLICABLE TO SHAREDLABS, INC. COMMON STOCKHOLDERS	$(5,525,906)	$1,664,451	$(162,380)	$265,299	$702,779	$451,826		$(2,603,931)

COMPREHENSIVE INCOME (LOSS)

NET INCOME (LOSS) ATTRIBUTABLE TO SHAREDLABS, INC.	$(4,720,646)	$1,664,451	$(162,380)	$265,299	$702,779	$451,826		$(1,798,671)

OTHER COMPREHENSIVE INCOME - net of tax	-	-	6,886	-	-	-		6,886

TOTAL COMPREHENSIVE INCOME (LOSS)	$(4,720,646)	$1,664,451	$(155,494)	$265,299	$702,779	$451,826		$(1,791,785)

Net loss per share attributable to SharedLabs, Inc. stockholders - basic and diluted								$(0.43)

Weighted average number of shares outstanding during the period - basic and diluted								6,117,801

1)	To record interest on $2,850,000 note issued to iTech at 6% for first six months of the year - $85,500.
2)	To record compensation for 11 months $187,000 - employment agreement issued to CEO of ExoiS at $204,000 per year.
3)	To record six months amortization of debt issuance costs - $103,291.
4)	To record six months amortization of intangible assets - $319,017.
5)	To record six months amortization of debt discount - $32,598.
6)	To record interest on Business Loan for first six months of the year - $231,449.
7)	To record interest on Prestige Capital Loan for first six months of the year - $1,033,678.
8)	To remove iTech non-recurring acquisition costs - $1,316,052.
9)	To record benefit from income taxes - $1,128,307.

F-86

SHAREDLABS, INC. AND SUBSIDIARIES

Pro Forma Consolidated Statements of Operations

For the Year Ended December 31, 2016

(Unaudited)

	SharedLabs	iTech and Subsidiaries	Adjustments		Consolidated

NET REVENUE	$-	$74,280,696	$-		$74,280,696

COST OF REVENUE	-	65,135,402	-		65,135,402

GROSS PROFIT	-	9,145,294	-		9,145,294

OPERATING EXPENSES	455	5,826,878	1,126,582	2, 3	6,953,915

INCOME (LOSS) FROM OPERATIONS	(455)	3,318,416	(1,126,582)		2,191,379

OTHER INCOME AND EXPENSES
Interest expense	-	(28,314)	(2,768,769)	1, 4, 5,6	(2,797,083)
Change in fair value of contingent liability	184,466	-	-		184,466
Other income (expenses), net	-	2,414	-		2,414
Total other income (expenses), net	184,466	(25,900)	(2,768,769)		(2,610,203)

INCOME (LOSS) BEFORE INCOME TAXES AND NONCONTROLLING INTEREST	184,011	3,292,516	(3,895,351)		(418,824)

BENEFIT FROM INCOME TAXES	-	(69,654)	186,100	7	116,446

NET INCOME (LOSS)	184,011	3,222,862	(3,709,251)		(302,378)

NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	-	7,003	-		7,003

NET INCOME (LOSS) ATTRIBUTABLE TO SHAREDLABS, INC.	184,011	3,215,859	(3,709,251)		(309,381)

DEEMED DIVIDENDS ON REDEEMABLE COMMON STOCK	805,260	-	-		805,260

NET INCOME (LOSS) APPLICABLE TO SHAREDLABS, INC. COMMON STOCKHOLDERS	$(621,249)	$3,215,859	$(3,709,251)		$(1,114,641)

COMPREHENSIVE INCOME (LOSS)

NET INCOME (LOSS) ATTRIBUTABLE TO SHAREDLABS, INC.	$184,011	$3,215,859	$(3,709,251)		$(309,381)

OTHER COMPREHENSIVE INCOME - net of tax	-	-	-		-

TOTAL COMPREHENSIVE INCOME (LOSS)	$184,011	$3,215,859	$(3,709,251)		$(309,381)

Net loss per share attributable to SharedLabs, Inc. stockholders - basic and diluted					$(0.21)

Weighted average number of shares outstanding during the period - basic and diluted					5,308,216

1)	To record interest on $2,850,000 note issued to iTech at 6% for the year - $171,000.
2)	To record $206,582 for amortization of debt issuance for the year.
3)	To record $920,000 for amortization of intangibles for the year.
4)	To record $65,196 for amortization of debt discount for the year.
5)	To record interest on Business Loan for full year - $465,217.
6)	To record interest of Prestige Capital Loan for full year - $2,067,356.
7)	To record benefit from income taxes - $186,100.

F-87

SHAREDLABS, INC. AND SUBSIDIARIES

Pro Forma Consolidated Statements of Operations

For the Six Months Ended June 30, 2017

(Unaudited)

	SharedLabs	iTech	ExoiS	Adjustments		Consolidated

NET REVENUE	$-	$35,281,396	$674,889	$-		$35,956,285

COST OF REVENUE	-	30,834,788	66,554	-		30,901,342

GROSS PROFIT	-	4,446,608	608,335	-		5,054,943

OPERATING EXPENSES	1,327,507	2,917,923	349,920	304,160	2,3,4,8	4,899,510

INCOME (LOSS) FROM OPERATIONS	(1,327,507)	1,528,685	258,415	(304,160)		155,433

OTHER INCOME (EXPENSES)
Interest expense	-	(14,891)	-	(1,383,225)	1,5,6,7	(1,398,116)
Change in fair value of contingent liability	-	-	-	184,466	10	184,466
Other income/(expense), net	-	-	-	-		-
Total other income (expenses)	-	(14,891)	-	(1,198,759)		(1,213,650)

INCOME (LOSS) BEFORE INCOME TAXES AND NONCONTROLLING INTEREST	(1,327,507)	1,513,794	258,415	(1,502,919)		(1,058,217)

BENEFIT FROM INCOME TAXES	-	(48,777)	-	375,560	9	326,783

NET INCOME (LOSS)	(1,327,507)	1,465,017	258,415	(1,127,359)		(731,434)

NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	-	(3,689)	-	-		(3,689)

NET INCOME (LOSS) ATTRIBUTABLE TO SHAREDLABS, INC.	(1,327,507)	1,461,328	258,415	(1,127,359)		(735,123)

DEEMED DIVIDENDS ON REDEEMABLE COMMON STOCK	-	-	-	(805,260)	11	(805,260)

NET INCOME (LOSS) APPLICABLE TO SHAREDLABS, INC. COMMON SHAREHOLDERS	$(1,327,507)	$1,461,328	$258,415	$(1,932,619)		$(1,540,383)

COMPREHENSIVE INCOME (LOSS)

NET INCOME (LOSS) ATTRIBUTABLE TO SHAREDLABS, INC.	$(1,327,507)	$1,461,328	$258,415	$(1,127,359)		$(735,123)

OTHER COMPREHENSIVE INCOME - net of tax	-	-	-	-		-

TOTAL COMPREHENSIVE INCOME (LOSS)	$(1,327,507)	$1,461,328	$258,415	$(1,127,359)		$(735,123)

Net loss per share attributable to SharedLabs, Inc. shareholders- basic and diluted						$(0.28)

Weighted average number of shares outstanding during the period - basic and diluted						5,416,514

1)	To record interest on $2,850,000 note issued to iTech at 6% for first six months of the year - $85,500.
2)	To record compensation for 6 months $102,000 - employment agreement issued to CEO of ExoiS at $204,000 per year.
3)	To record $460,000 for amortization of intangibles for first six months of the year.
4)	To record $103,291 for amortization of debt issuance for first six months of the year.
5)	To record $32,598 for amortization of debt discount for first six months of the year,
6)	To record interest on Business Loan for first six months of the year - $231,449.
7)	To record interest on Prestige Capital Loan for first six months of the year - $1,033,678.
8)	To remove iTech non-recurring acquisition costs - $361,131.
9)	To record benefit from income taxes - $375,560.
10)	To record change in fair value of contingent liability - $184,466.
11)	To record deemed dividends on redeemable common stock - $805,260.

F-88

2,500,000 Shares

Common Stock

PROSPECTUS

ThinkEquity

a division of Fordham Financial Management, Inc.

                 , 2018

Through and including              , 2018 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

[Alternate Page for Selling Stockholder Prospectus]

1,1 37 , 2 50 Shares

Common Stock

PROSPECTUS

The date of this prospectus is            , 2018

[Alternate Page for Selling Stockholder Prospectus]

The information in this prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED SEPTEMBER 24 , 2018

1,1 37 , 2 50 Shares
Common Stock

SHAREDLABS, INC.

This prospectus relates to the sale by the Selling Stockholders identified herein of up to 1,137,250 shares of common stock, par value $0.0001 per share (“Common Stock”), of SharedLABS, Inc., issuable upon the exercise of outstanding warrants, previously issued to the Selling Stockholders.

We have applied to list our Common Stock on The Nasdaq Capital Market; however, there can be no assurance that our application will be approved. If our shares become listed on a national securities exchange, sales will be made at prevailing market prices or privately negotiated prices.

The Selling Stockholders are offering these shares of Common Stock. The Selling Stockholders will receive all proceeds from the sale of the Common Stock. However, we will receive proceeds for any exercise of warrants, but not for the subsequent sale of the shares underlying the warrants, which we are hereby registering. We will pay the expenses of registering these shares. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” on page 98 of this prospectus.

The Selling Stockholders and any broker or dealer participating in the sale of shares on behalf of the Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) in which case any profit on the sale of shares by them or commissions received by such broker or dealer may be deemed to be underwriting compensation under the Securities Act.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act, and we have elected to comply with certain reduced public company reporting requirements.

We are conducting this offering concurrently with a primary offering of up to 2,500,000 shares of Common Stock . The Selling Stockholders may not sell their securities until this registration statement is declared effective and the securities are listed on The Nasdaq Capital Market.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 11 of this prospectus for a discussion of information that should be considered in connection with an investment in our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2018.

91

You should rely only on the information contained in this prospectus or contained in any prospectus supplement we may file after the date of this prospectus. We have not authorized anyone to provide any information or make any representations other than those contained in this prospectus or in any prospectus supplement. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock. Our business, financial condition, results of operations, and prospects may have changed since such date.

[Alternate Page for Selling Stockholder Prospectus]

TABLE OF CONTENTS

Page
SUMMARY OF THE OFFERING	93

SHARES REGISTERED FOR RESALE	94

USE OF PROCEEDS	95

SELLING STOCKHOLDERS	96

DESCRIPTION OF CAPITAL STOCK	75

LEGAL MATTERS	90

EXPERTS	90

WHERE YOU CAN FIND ADDITIONAL INFORMATION	90

PLAN OF DISTRIBUTION	98

92

[Alternate Page for Selling Stockholder Prospectus]

SUMMARY OF THE OFFERING

Shares of Common Stock offered by the Selling Stockholders:	1,137,250 shares of Common Stock issuable upon exercise of warrants.

Risk Factors:

An investment in our common stock involves a high degree of risk. You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 11 of this prospectus before deciding whether or not to invest in our common stock.

Market for our Common Stock:	Our common stock is not currently traded in a public marketplace. We have applied to list our common stock on The Nasdaq Capital Market under the symbol “SHLB.” However, no assurance can be given that our application will be approved.

Use of Proceeds:	This prospectus relates to shares of our common stock that may be offered and sold from time to time by the Selling Stockholders. We will not receive any proceeds from the sale of shares of our common stock by the Selling Stockholders pursuant to this prospectus. However, we will receive proceeds for any exercise of warrants, but not for the subsequent sale of the shares underlying the warrants, which we are hereby registering. See “Use of Proceeds” on page 95 of this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such statements include statements regarding our expectations, hopes, beliefs or intentions regarding the future, including but not limited to statements regarding our market, strategy, competition, development plans (including acquisitions and expansion), financing, revenues, operations, and compliance with applicable laws. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Factors that could cause actual results to differ materially from such forward-looking statements include the risks described in greater detail in the following paragraphs. All forward-looking statements in this document are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statement except where applicable law requires us to update these statements. Market data used throughout this prospectus is based on published third party reports or the good faith estimates of management, which estimates are based upon their review of internal surveys, independent industry publications and other publicly available information.

93

[Alternate Page for Selling Stockholder Prospectus]

SHARES REGISTERED FOR RESALE

Overview

Issuance of Common Stock and Warrants for Cash

During the period January 1, 2017 through September 24 , 2018, the Company issued units consisting of 1,998,030 shares of the Company’s common stock and 851,470 stock purchase warrants to various investors for gross proceeds of $4,765,000. The warrants have an exercise price ranging from $1.00 to $5.00 per share and have a three (3) year term.

Issuance of Common Stock and Warrants for Services

During the period January 1, 2017 through September 24 , 2018, the Company issued 826,279 shares of the Company’s common stock to advisors for services rendered. T he Company also issued 671,500 warrants for services rendered during the corresponding period. In addition, the Company authorized 22,750 warrants for issuance for services rendered during the corresponding period.

Lock-Up Agreements

We expect our existing stockholders, including the Selling Stockholders, to enter into lock-up agreements prior to the commencement of our primary offering and this offering. Such pursuant to which, subject to certain exceptions, each of our Selling Stockholders will be prohibited from directly or indirectly offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to purchase, granting any option, right or warrant to purchase or otherwise transferring or disposing of any shares of our common stock, options to acquire shares of our common stock or any securities convertible into or exercisable or exchangeable for common stock, whether now owned or hereafter acquired, or entering into any swap or any other agreement or any transaction that transfer, in whole or in part, directly or indirectly, the economic consequence of ownership, for a period of six (6) months following the effective date of this offering, without the prior written consent of the Representative. With respect to certain existing stockholders that hold an aggregate of $975,000 worth of common stock (the “Leak-Out Stockholders”), the lock-up agreements shall contain an exception to the Lock-Up Period contained therein (the “Leak-Out”) allowing each Leak-Out Stockholder to sell or offer for sale (1) up to an aggregate of $300,000 worth of shares of our common stock from and after the date of the closing of this offering, (2) up to an aggregate of an additional $300,000 worth of our shares of common stock from and after the 60th day following the date of the closing of this offering; and (3) up to an aggregate of an additional $375,000 worth of shares of our common stock from and after the 90th day following the date of the closing of this offering.

94

[Alternate Page for Selling Stockholder Prospectus]

USE OF PROCEEDS

W e will receive proceeds for any exercise of warrants, but not for the subsequent sale of the shares of Common Stock underlying the warrants, which we are hereby registering. If all of the warrants exercisable for shares of Common Stock being registered in this offering are exercised, we could receive gross proceeds of up to $3,811,250. The holders of the warrants are not obligated to exercise the warrants and we can provide no assurance that the holders of the warrants will choose to exercise all or any of the warrants. We will use these proceeds for general corporate purposes, including for working capital and acquisitions.

95

[Alternate Page for Selling Stockholder Prospectus]

SELLING STOCKHOLDERS

This prospectus covers the resale, from time to time by the Selling Stockholders identified below, of up to 1,137,250 shares of our common stock issuable upon exercise of warrants, which are subject to a 4.99% beneficial ownership blocker. All of these shares of our common stock are being offered for resale by the Selling Stockholders.

We are registering the shares hereby pursuant to the terms of our agreements with certain Selling Stockholders, in order to permit public secondary trading, and the Selling Stockholders identified in the table below may offer all or part of the shares for resale from time to time. However, each Selling Stockholder is under no obligation to sell all or any portion of such shares nor are the Selling Stockholders obligated to sell any shares immediately upon effectiveness of this prospectus.

The table below sets forth certain information regarding the Selling Stockholders and the shares of our common stock offered by them in this prospectus. The Selling Stockholders have not had a material relationship with us within the past three years other than as described in the footnotes to the table below or as a result of their acquisition of our shares or other securities. To our knowledge, subject to community property laws where applicable, each person named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite such person’s name. Except where indicated, the mailing address of the Selling Stockholders is c/o SharedLABS, Inc. 6 E Bay St., 4th Fl., Jacksonville, Florida 32202.

	Number of Shares				Number of	Number of Shares
	Beneficially Owned				Shares	Beneficially Owned
	Prior to this Offering				Being Sold	After this Offering**
Selling Stockholder	Number		Percent (1)		Offered	Number	Percent (1)
Digital Man, LLC	303,000	(2)	3.77%		48,000	255,000	3.17%
RACE Holdings, LLC	2,125,000	(3)	24.51%		675,000	1,450,000	16.72%
James and Pillar Dixon	4,800	(4)	*	%	800	4,000	*	%
Noble Wells Corp. S.A.	24,000	(5)	*	%	4,000	20,000	*	%
Stone Micro Valve LLC	72,000	(6)	*	%	12,000	60,000	*	%
Kenneth Milne	24,000	(7)	*	%	4,000	20,000	*	%
Evan English	4,800	(8)	*	%	800	4,000	*	%
Alexander Keszeli	50,000	(9)	*	%	1,500	48,500	*	%
Peach Management LLC	622,000	(10)	7.55%		246,000	376,000	4.56%
RedChip Companies, Inc.	165,000	(11)	2.04%		100,000	65,000	*	%
Aakash 88 LLC	6,000	(12)	*	%	1,000	5,000	*	%
Robert E. & Jean L. Weiss Revocable Trust (2/12/2009)	2,400	(13)	*	%	400	2,000	*	%
Robert E. Weiss Roth IRA	2,400	(14)	*	%	400	2,000	*	%
Raghavendra Misra	6,000	(15)	*	%	1,000	5,000	*	%
Chris Childers	14,995	(16)	*	%	800	14,195	*	%
David Witt	3,600	(17)	*	%	600	3,000	*	%
Martin Luytjes	12,000	(18)	*	%	2,000	10,000	*	%
Gregory Georgallis	1,200	(19)	*	%	200	1,000	*	%
Kishore Khandavalli	901,436	(20)	11.25%		16,000	885,436	11.05%
ThinkEquity, a division of Fordham Financial Management, Inc.	22,750	(21)	*	%	22,750	-	-%

*	Denotes less than 1%.
**	Assumes that all the shares are sold
(1)

Applicable percentage ownership is based on 7,996,636 shares of common stock outstanding as of September 24 , 2018. “Beneficial ownership” includes shares for which an individual, directly or indirectly, has or shares voting or investment power, or both, and also includes options and/or that are exercisable within 60 days of September 24 , 2018. Unless otherwise indicated, all of the listed persons have sole voting and investment power over the shares listed opposite their names. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Exchange Act. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

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(2)	Represents (i) 255,000 shares of common stock and (ii) 48,000 shares of common stock issuable within 60 days upon exercise of warrants, sold to the selling stockholder in the Company’s private placement, which closed in the third quarter of 2017. Alex Karis, managing member, holds sole voting and dispositive power.
(3)	Represents (i) 1,450,000 shares of common stock and (ii) 675,000 shares of common stock issuable within 60 days upon exercise of warrants. These shares were sold to the selling stockholder in private placement conducted by the Company in the third quarter of 2017 and the first quarter of 2018. Keith Michael Jensen, managing member, holds sole voting and dispositive power over these shares.
(4)	Represents (i) 4,000 shares of common stock and (ii) 800 shares of common stock issuable within 60 days upon exercise of warrants, sold to the selling stockholder in the Company’s private placement, which closed in the third quarter of 2017.
(5)	Represents (i) 20,000 shares of common stock and (ii) 4,000 shares of common stock issuable within 60 days upon exercise of warrants, sold to the selling stockholder in the Company’s private placement, which closed in the third quarter of 2017. Yap Sui Cheng Wendy, director, holds sole voting and dispositive power.
(6)	Represents (i) 60,000 shares of common stock and (ii) 12,000 shares of common stock issuable within 60 days upon exercise of warrants, sold to the selling stockholder in the Company’s private placement, which closed in the third quarter of 2017. Andrew Limpert, managing member, holds sole voting and dispositive power over these shares.
(7)	Represents (i) 20,000 shares of common stock and (ii) 4,000 shares of common stock issuable within 60 days upon exercise of warrants, sold to the selling stockholder in the Company’s private placement, which closed in the third quarter of 2017.
(8)	Represents (i) 4,000 shares of common stock and (ii) 800 shares of common stock issuable within 60 days upon exercise of warrants, sold to the selling stockholder in the Company’s private placement, which closed in the third quarter of 2017.
(9)

Represents (i) 48,500 shares of common stock and (ii) 1,500 shares of common stock issuable within 60 days upon exercise of warrants, sold to the selling stockholder in the Company’s private placements in the third quarter of 2017 and the first quarter of 2018.

(10)	Represents (i) 376,000 shares of common stock and (ii) 246,000 shares of common stock issuable within 60 days upon exercise of warrants issued to the selling stockholder for consulting services rendered. The Briggs Family 2017 Trust, managing member, holds sole voting and dispositive power over these shares.
(11)	Represents (i) 65,000 shares of common stock and (ii) 100,000 shares of common stock issuable within 60 days upon exercise of warrants issued to the selling stockholder for consulting services rendered. Dave Gentry, President, holds sole voting and dispositive power.
(12)	Represents (i) 5,000 shares of common stock and (ii) 1,000 shares of common stock issuable within 60 days upon exercise of warrants, sold to the selling stockholder in the Company’s private placement, which closed in the fourth quarter of 2017. Erika Breen, President, holds sole voting and dispositive power over these shares.
(13)	Represents (i) 2,000 shares of common stock and (ii) 400 shares of common stock issuable within 60 days upon exercise of warrants, sold to the selling stockholder in the Company’s private placement, which closed in the fourth quarter of 2017.
(14)	Represents (i) 2,000 shares of common stock and (ii) 400 shares of common stock issuable within 60 days upon exercise of warrants, sold to the selling stockholder in the Company’s private placement, which closed in the fourth quarter of 2017.
(15)	Represents (i) 5,000 shares of common stock and (ii) 1,000 shares of common stock issuable within 60 days upon exercise of warrants, sold to the selling stockholder in the Company’s private placement, which closed in the fourth quarter of 2017.
(16)	Represents (i) 14,195 shares of common stock and (ii) 800 shares of common stock issuable within 60 days upon exercise of warrants, sold to the selling stockholder in the Company’s private placement, which closed in the fourth quarter of 2017.
(17)	Represents (i) 3,000 shares of common stock and (ii) 600 shares of common stock issuable within 60 days upon exercise of warrants, sold to the selling stockholder in the Company’s private placement, which closed in the fourth quarter of 2017.
(18)	Represents (i) 10,000 shares of common stock and (ii) 2,000 shares of common stock issuable within 60 days upon exercise of warrants, sold to the selling stockholder in the Company’s private placement, which closed in the fourth quarter of 2017.
(19)	Represents (i) 1,000 shares of common stock and (ii) 200 shares of common stock issuable within 60 days upon exercise of warrants, sold to the selling stockholder in the Company’s private placement, which closed in the fourth quarter of 2017.
(20)	Represents (i) 885,436 shares of common stock and (ii) 16,000 shares of common stock issuable within 60 days upon exercise of warrants. The selling stockholder is a director of the Company.
(21)

Represents shares of common stock issuable upon exercise of warrants to be issued to the selling stockholder for services rendered. Eric Lord, in his capacity as Head of Investment Management of ThinkEquity, a Division of Fordham Financial Management, Inc., may be deemed to have investment discretion and voting power over these shares.

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[Alternate Page for Selling Stockholder Prospectus]

PLAN OF DISTRIBUTION

This prospectus relates to the resale of an aggregate of 1,137,250 shares of our common stock, par value $0.0001 per share, issuable upon exercise of warrants.

No market currently exists for our shares. The price reflected in this prospectus of $5.00 per share is the initial offering price of the shares of Common Stock upon effectiveness of the registration statement of which this prospectus forms a part. We have applied to list our common stock on The Nasdaq Capital Market; however, there is no assurance that our application will be approved. The Selling Stockholders may, from time to time, sell any or all of the shares covered by this prospectus at prevailing market prices at the time of sale, at varying prices or at negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such securities at a stipulated price per security;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as may be set forth in a supplement to this prospectus, in the case of an agency transaction, not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out such short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities that require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (however, in such case, we must file a prospectus supplement or an amendment to this registration statement under applicable provisions of the Securities Act amending it to include such successors in interest as Selling Stockholders under this prospectus).

The Selling Stockholders might not sell any, or all, of the shares of our common stock offered pursuant to this prospectus. In addition, we cannot assure you that the selling stockholders will not transfer the shares of our common stock by other means not described in this prospectus.

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The Selling Stockholders and any brokers, dealers, agents or underwriters that participate with the selling stockholders in the distribution of our common stock pursuant to this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In this case, any commissions received by these broker-dealers, agents or underwriters and any profit on the resale of our common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, any profits realized by the Selling Stockholders may be deemed to be underwriting commissions. If the Selling Stockholders and any brokers, dealers, agents or underwriters that participate with the selling stockholders in the distribution of our common stock pursuant to this prospectus are deemed to be an underwriter, the Selling Stockholders and such other participants in the distribution may be subject to certain statutory liabilities and would be subject to the prospectus delivery requirements of the Securities Act in connection with sales of shares of our common stock.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and will inform them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

99

[Alternate Page for Selling Stockholder Prospectus]

1,1 37 , 2 50 shares

Common Stock

PROSPECTUS

The date of this prospectus is                 , 2018

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PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuances and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimated except the Securities and Exchange Commission registration fee, the Financial Industry Regulatory Authority, Inc., or FINRA, filing fee and the Nasdaq Capital Market application and listing fee.

SEC registration fee	$3,116.24
FINRA filing fee	$4,254.50
Nasdaq Capital Stock Market Application & Listing Fee	$47,000.00
Legal fees and expenses*	$325,000.00
Accounting fees and expenses*	$250,000.00
Transfer Agent’s fees and expenses*	$5,000.00
Printer and engraving expenses	$5,000.00
Miscellaneous	$5,000.00
TOTAL	$644,370.74

* Estimated

Item 14. Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the General Corporation Law of Delaware, or the DGCL, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

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Reference is also made to Section 102(b)(7) of the DGCL, which enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for monetary damages for violations of a director’s fiduciary duty, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit. Our bylaws provide that we must indemnify our directors to the fullest extent under applicable law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors’ fiduciary duty of care to the Company and its stockholders. However, our directors may be personally liable for liability:

●	for any breach of duty of loyalty to us or to our stockholders;
●	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
●	for unlawful payment of dividends or unlawful stock repurchases or redemptions; or
●	for any transaction from which the director derived an improper personal benefit.

In addition, our bylaws provide that:

●	we are required to indemnify our directors and executive officers to the fullest extent not prohibited by Delaware law or any other applicable law, subject to limited exceptions;
●	we may indemnify our other officers, employees and other agents as set forth in Delaware law or any other applicable law;
●	we are required to advance expenses to our directors and executive officers as incurred in connection with legal proceedings against them for which they may be indemnified; and
●	the rights conferred in the amended and restated bylaws are not exclusive.

Section 145 of the Delaware General Corporation Law provides, in general, that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

As permitted by the Delaware General Corporation Law, our amended and restated certificate of incorporation and bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the DGCL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the DGCL would permit indemnification.

Item 15. Recent Sales of Unregistered Securities.

During the last three years, we have issued unregistered securities as described below. None of these transactions involved any underwriters, underwriting discounts or commissions, or any public offering. We believe that each transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof as a transaction not involving a public offering.

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iTech US, Inc. and SmartWorks, LLC Acquisition

We acquired all of the outstanding stock of iTech effective after the close of business on June 30, 2017. Accordingly, the consolidated financial statements include the results of operations of the iTech and its subsidiaries, SmartWorks and iTech IT, from that date forward. The aggregate purchase price was approximately $16.9 million, which was comprised of $11,000,000 in cash, consisting of $2,000,000 in long-term debt, and an assignment agreement of $7,275,000 and cash. Along with cash, the purchase includes approximately $3,081,000 in seller notes payable, 885,436 shares of common stock, contingent consideration of $606,795 and warrants to purchase up to 16,000 shares of common stock of the Company issued as part of the purchase. The fair value of the common stock and warrants issued was $2,195,881 and $1,890, respectively.

A total of 485,436 (the “Rollover Shares”) of the 885,436 common shares issued to the seller is subject to a Value Assurances Agreement (the “Contingent Consideration”), which assures that the value of the shares subject to the agreement will maintain a fair value of not less than $2,000,000 as of the second anniversary of the effective date of the acquisition. If the fair value is less than $2,000,000, the Company will issue such number of additional shares of common stock as is necessary to ensure the fair value of the total shares subject to this agreement is equal to $2,000,000, capped at 242,718 additional shares. These shares are also subject to a call option prior to the second anniversary of the effective date, under which we may purchase the shares subject to this agreement in total for $2,000,000, or in part by dividing $2,000,000 by the total shares subject to this agreement to establish a per share price for the purchase. The call option is subject to certain conditions, as defined in the agreement. On the date of the acquisition the Company recorded a liability at fair value of $606,795 related to the contingent stock liability. The fair value of the Contingent Consideration is based on the Company’s most recent sales of equity securities (See Note 12 to the consolidated financial statements contained elsewhere in this document). As of December 31, 2017, $422,329 was the fair value of the Contingent Consideration obligation in connection with this acquisition.

The remaining 400,000 of the 885,436 shares of the common stock issued to the seller is subject to a Put and Call Option Agreement, under which the seller has the option, exercisable any time after 90 days from the effective date of the acquisition, to sell to the Company all or any portion of the common shares owned for a price of $2.60 per share. The Company has the right to purchase from the seller any or all of the common shares owned for a price of $2.60 per share. The securities must be classified outside of permanent equity because certain redemption features of the common stock are outside of the Company’s control. The initial carrying value of the redeemable common stock is its issuance date fair value of $992,000. Subsequently, the Company concluded the security was currently redeemable and recorded in temporary equity at December 31, 2017 the maximum redemption amount of $1,040,000. Increases in the carrying amount of the redeemable common stock are affected by charges against retained earnings (or in the absence of retained earnings, additional paid-in capital). The Company recorded a deemed dividend of $48,000 related to the increase in the redemption value.

In addition to the purchase price the Company agreed to pay the seller a management fee of $10,000 per day for each calendar day beginning July 1, 2017 until the closing occurred on August 11, 2017 which totaled $410,000. These fees were recorded as transaction costs.

ExoiS Inc. Acquisition

Effective December 1, 2017, we acquired all of the outstanding stock of ExoiS, Inc. in exchange for 149,067 shares of the Company’s common stock. The fair value of the common stock issued was $259,377.

The common stock issued to the seller is subject to a Put Option Agreement, under which the seller has the option to sell to the Company all the common shares owned for a price equal to the greater of i) $1,016,637 or ii) the fair market value of the shares as of the date of the exercise notice. The securities must be classified outside of permanent equity because certain redemption features of the common stock are outside of the Company’s control. The initial carrying value of the redeemable common stock is its issuance date fair value of $259,377. Subsequently, the Company concluded the security was currently redeemable and recorded in temporary equity at December 31, 2017 the maximum redemption amount of $1,016,637. Increases in the carrying amount of the redeemable common stock are affected by charges against retained earnings (or in the absence of retained earnings, additional paid-in capital). The Company recorded a deemed dividend of $757,260 related to the increase in the redemption value.

Long Term Debt

Super G Capital, LLC

In connection with the business acquisition of iTech (See Note 5 to the consolidated financial statements contained elsewhere in this document), on August 11, 2017 the Company entered into a Business Loan and Security Agreement (the “Business Loan”) with Super G Capital, LLC (“Super G”). The Business Loan was for total principal of $2,000,000 plus interest at an annual rate of 20.0% for total interest of $800,000. The Business Loan is payable in semi-monthly installments of $58,333, including interest, fully maturing after 48 equal payments and is secured by substantially all assets of the Company. The loan has a discount provision subject to a reduction of interest by $300,000 if paid in full by February 11, 2018 or a reduction of interest by $200,000 if paid in full by August 11, 2018. In addition, the Company has granted warrants to purchase 120,000 shares of common stock for an exercise price of $0.0001 per share in connection with the issuance of the note. These warrants were fully vested on the date of grant and expire in 2020. On or before August 11, 2020, at the option of Super G, which it may exercise in its sole and absolute discretion, Super G may, in lieu of exercising the warrants, require the Company to pay Super G an exit fee of $300,000 (the “Put Feature”). The Put Feature causes the warrants to be classified as a liability under ASC 480 because that feature embodies an obligation that may require the Company to ultimately transfer assets (e.g., cash). The Company recorded a $300,000 debt discount measured at the amount of cash that would be paid under the warrant agreement if settlement occurred on the date of issuance. The warrant is subsequently measured at the amount of cash that would be paid under the warrant agreement if settlement occurred as of the reporting date which is $300,000. In addition the Company incurred debt issuance costs of $100,000. The debt discount and debt issuance costs are being accreted over the life of the loan to interest expense.

On August 30, 2018, the Company bought out the Super G Business Loan, fully satisfying the Company’s indebtedness and obligations, other than the Put Feature, under the Business Loan. The buy-out totaled approximately $1,200,000, which included applicable fees, less a pre-payment discount of $200,000 that the Company negotiated with Super G.

Purchase and Sale Agreement

Prestige Capital Corporation

In connection with the business acquisition of iTech (See Note 5 to the consolidated financial statements contained elsewhere in this document), on August 11, 2017, iTech and SmartWorks each entered into purchase and sale agreements with Prestige Capital Corporation (“Prestige”), pursuant to which Prestige purchased certain accounts receivable totaling $7,275,000. Each agreement is for a one-year term and automatically renews unless terminated at least sixty days prior to expiration of the initial term or the renewal term. Pursuant to these agreements, iTech and SmartWorks each assigned to Prestige certain accounts receivable and contract rights. Upon assignment, Prestige agreed to pay 80% of the face value of billed accounts receivable and 70% of the face value of unbilled accounts receivable (collectively, the “Down Payment”), up to $6,500,000 for iTech and up to $3,500,000 for SmartWorks. Upon collection of the accounts receivable, Prestige agreed to pay the balance of the receivables sold, less a discount fee of 1.65% if paid within 30 days, increasing 0.55% for each additional 10 days outstanding, up to 4.95% if paid within 90 days, and increasing an additional 1.5% for each 10-day period thereafter until the account is paid in full. The outstanding balance due to Prestige under the agreements was paid off in February 2018 (See “LSQ Funding Group, L.C.” below).

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Seller Notes

In connection with the business acquisition of iTech (See Note 5 to the consolidated financial statements contained elsewhere in this document), the Company entered into a promissory agreement of $2,850,000 with the seller. Interest is payable quarterly at an annual rate of 6% beginning October 2017. Principal is payable in bi-annual installments of $712,500, beginning January 2018 through July 2019. The promissory note is subordinated to Super G Capital and Prestige Capital debt, guaranteed by iTech and a limited guarantee by a stockholder.

On July 27, 2018, the Company entered into a forbearance agreement with the seller pursuant to which the seller agreed to extend the due date of the January 2018 and July 2018 principal payments until the earlier of (i) the date on which additional equity or debt capital can be secured to make payments or (ii) September 30, 2018, at which time all payments and interest currently due under the terms of the agreement will be due. The agreement further provides that the forbearance period may be extended up to an additional 30 days if payment is not made on or before September 30, 2018, subject to the terms and conditions of the agreement.

In connection with the business acquisition of iTech (See Note 5 to the consolidated financial statements contained elsewhere in this document), the Company entered into a promissory agreement with the seller in the amount of $231,289, plus interest at 6%. The note is secured by accounts receivable and is payable as and when payments of amounts due are collected. The outstanding principal balance as of December 31, 2017 was $76,498. The remaining principal and interest was paid in full in January 2018.

Subsequent to December 31, 2017, the Company sold 20,500 shares of common stock and 4,100 common stock purchase warrants to five investors for proceeds of $102,500.

On January 10, 2018, the Company sold 750,000 Units at a price of $2.00 per Unit (the “January 2018 Financing”) to an accredited investor (the “Investor”) for total cash consideration of $1,500,000. Each Unit consists of one share of common stock, 750,000 shares in aggregate (the “2018 Shares”), and a warrant to purchase 1/2 of a share of common stock, 375,000 shares in aggregate (the “Jan 2018 Warrants”). The Jan 2018 Warrants are exercisable for a period of three years at a purchase price of $2.00 per share of common stock.

The Investor is guaranteed a 35 % annual return on his investment on the one-year anniversary of the initial public offering of the Company’s securities. The guaranteed return shall increase by one percent for each month after August 1, 2018 if the Company does not complete an initial public offering of its common stock by such date. The Company placed into escrow 2,250,000 shares (the “Pledged Shares”) of the Company’s common stock as collateral for the guaranteed return. The Company’s obligation under the guaranteed return is limited to the Pledged Shares.

Simultaneously, upon entering into the January 2018 Financing, a previous financing agreement entered into during 2017 with the same Investor was amended as follows:

i)	The Investor is guaranteed a 35% annual return on his 2017 investment in the amount of $1,500,000 on the one-year anniversary of the initial public offering of the Company’s securities;
ii)	The guaranteed return shall increase by one percent for each month after August 1, 2018 if the Company does not complete an initial public offering of its common stock by such date;
iii)	The Investor must attempt to first collect the guaranteed return from the Company through the receipt of a sufficient amount of Pledged Shares. The Company’s obligation under the guaranteed return is limited to the Pledged Shares; and
iv)	The warrants issued to the Investor in 2017 were increased from 120,000 to 300,000 common stock warrants, the exercise price was adjusted from $5.00 to $2.50 and the issuance date was amended to January 10, 2018.

LSQ Funding Group, L.C.

On January 30, 2018, the Company entered into an Invoice Purchase agreement with LSQ Funding Group, L.C. (“LSQ”). The agreement is for a one-year term and automatically renews annually unless terminated at least thirty days prior to each anniversary date. In February 2018, LSQ paid the outstanding balance due to Prestige Capital Corporation in the amount of $8,076,898. iTech and SmartWorks have an arrangement with LSQ, under which they may assign certain accounts receivable. Upon assignment, LSQ will pay 90% of the face value of billed accounts receivable and 75% of the face value of unbilled accounts receivable, up to $15,000,000 (the “Maximum Amount”). Upon collection of the accounts receivable, LSQ will pay the balance of the accounts receivable sold, less a discount fee. The discount fee is based on a daily rate of 0.0367% of the face amount of each purchased account outstanding. The Company will pay an origination fee of 0.40% of the Maximum Amount, paid at the initial purchase of accounts and paid Joseph Gunnar an advisory fee of $225,000 upon the Company entering into the agreement with LSQ. The Company will incur a late fee of 18% per annum on any obligation not paid when due and will incur an early termination fee if upon termination proper notice of termination, as further detailed in the agreement, is not given to LSQ. The maximum termination fee the Company could incur is $112,500. The agreement is secured by all assets of the Company.

Placement Agent and Finders Agreements

The Company entered into an advisory engagement with Joseph Gunnar & Co LLC (“Joseph Gunnar”) on December 7, 2016. This contract was for advisory services to procure acquisition funding. An initial $15,000 fee (the “Cash Fee”) was paid upon engagement start and is reflected as prepaid financing fees on the accompanying December 31, 2016 Balance Sheet. Upon successful closing of a credit facility as defined by the agreement, the Company will be required to pay 3.5% cash fee along with a 3.5% warrant (the “Joseph Gunnar Warrants”) for the successful closing of the total credit facility.

Joseph Gunnar shall be entitled to the Cash Fee and the Joseph Gunnar Warrants, calculated in the manner provided above, with respect to any financing or capital-raising transaction of any kind, including situations in which an existing loan is increased in size or renewed for a new term.

During the year ended December 31, 2017, the Company paid Joseph Gunnar a Cash Fee of $330,525 and issued 140,000 common stock warrants with a fair value of approximately $100,000. As of December 31, 2017, no fees were owed to Joseph Gunnar.

On April 24, 2018, all agreements with Joseph Gunnar were cancelled.

Employment Agreements

Chief Financial Officer Agreement - Pursuant to the terms of an employment agreement dated June 22, 2017, the Chief Financial Officer (the “CFO”) receives an annual base salary of $200,000, subject to increase in accordance with the policies of the Company in force from time to time, payable in installments in accordance with Company policy. The agreement also provides that the CFO is eligible to receive an executive incentive bonus of up to 100% of his annual salary. During January 2018, the CFO received a 25,000 share stock grant. The agreement terminates on July 31, 2019, unless 30-day advance notice is provided by the CFO or in the event the CFO becomes deceased.

Chief Operating Officer Agreement - Pursuant to the terms of an employment agreement dated August 14, 2017, The Chief Operating Officer (the “COO”) receives an annual base salary of $185,000, subject to increase in accordance with the policies of the Company in force from time to time, payable in installments in accordance with Company policy. The agreement also provides that the COO is eligible to receive a performance-based incentive bonus in the discretion of the Chief Executive Officer. During January 2018, the COO received a 25,000 share stock grant. The term of the agreement is for 3 calendar years, expiring on August 14, 2020, unless 30-day advance notice is provided by the COO or in the event the COO becomes deceased.

Issuance of Common Stock and Warrants for Cash

During the Period January 1, 2017 through September 24 , 2018, the Company issued units consisting of 1,998,030 shares of the Company’s common stock and 851,470 stock purchase warrants to various investors for gross proceeds of $4,765,000. The warrants have an exercise price ranging from $1.00 to $5.00 per share and have a three (3) year term.

Issuance of Common Stock and Warrants for Services

During the Period January 1, 2017 through September 24 , 2018, the Company issued 826,279 shares of the Company’s common stock to advisors for services rendered. T he Company also issued 671,500 warrants for services rendered during the corresponding period. In addition, the Company 22,750 warrants for issuance for services rendered during the corresponding period.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

The exhibits to the registration statement are listed in the Exhibit Index to this registration statement and are incorporated by reference herein.

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(b) Financial Statement Schedules.

All financial statement schedules have been omitted, since the required information is not applicable or is not present in amounts sufficient to require submission of the schedule, or because the information required is included in the financial statements and notes thereto.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers, or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on the 24th day of September, 2018.

SHAREDLABS, INC. (Registrant)

By:	/s/ Jason M. Cory
Name:	Jason M. Cory
Title:	Chief Executive Officer (Principal Executive Officer)

Name	Title	Date

/s/ Jason M. Cory	Chief Executive Officer and Director (Principal Executive Officer)	September 24 , 2018
Jason M. Cory

/s/ Timothy Rahman	Chief Financial Officer (Principal Financial and Accounting Officer)	September 24 , 2018
Timothy Rahman

/s/ *	Chief Operating Officer	September 24 , 2018
John Andrews

/s/ *	Director	September 24 , 2018
Richard Keith Sauls

/s/ *	Director	September 24 , 2018
William Weingart

/s/ *	Director	September 24 , 2018
Susan Quackenbush

/s/ *	Director	September 24 , 2018
Kishore Khandavalli

/s/ *	Director	September 24 , 2018
Victor R. Eilau

* By Jason M. Cory, attorney-in-fact

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EXHIBIT INDEX

Exhibit No.		Exhibit Description
1.1	+	Form of Underwriting Agreement
3.1	*	Certificate of Incorporation of SharedLABS, Inc.
3.2	*	Certificate of Amendment of SharedLABS, Inc., dated October 27, 2017
3.3	*	Certificate of Amendment of SharedLABS, Inc., dated January 24, 2018
3.4	*	By-laws
4.1	+	Form of common stock certificate of SharedLABS, Inc.
5.1	+	Opinion of Sichenzia Ross Ference LLP
10.1	*	Employment Agreement, dated as of June 22, 2017, by and between SharedLABS, Inc. and Timothy Rahman
10.2	*	Employment Agreement, dated as of August 14, 2017, by and between SharedLABS, Inc. and John F. Andrews
10.3	*	Consulting Agreement, dated as of June 20, 2017, by and between SharedLABS, Inc. and Peach Management LLC
10.4	*	Form of Subscription Agreement, dated August 1, 2017
10.5	*	Form of Warrant, dated August 1, 2017
10.6	*	Form of Subscription Agreement, dated December 2018
10.7	*	Form of Warrant, dated December 2018
10.8	*	Stock Purchase Agreement, effective as of June 30, 2017, by and among SharedLABS, Inc., iTech US, Inc., and Kishore Khandavalli
10.9	*	Value Assurances Agreement, effective as of June 30, 2017, by and between Kishore Khandavalli and SharedLABS, Inc.
10.10	*	Contribution Agreement, effective as of June 30, 2017, by and between Kishore Khandavalli and SharedLABS, Inc.
10.11	*	Promissory Note, dated June 30, 2017
10.12	*	Transition Services Agreement, dated June 30, 2017, by and among SharedLABS, Inc., iTech US, Inc., and Kishore Khandavalli
10.13	*	Stock Purchase Agreement and Plan of Reorganization, dated November 30, 2017, by and between SharedLABS, Inc. and Jonathan A. Clark
10.14	*	Invoice Purchase Agreement, dated January 30, 2017, by and between SharedLABS, Inc., iTech US, Inc., and SmartWorks, LLC, and LSQ Funding Group, L.C.
10.15	*	Business Loan and Security Agreement, dated August 11, 2017, by and between SharedLabs, Inc. and Super G Capital LLC
10.16	*	Seller Subordination Agreement, dated August 11, 2017, by and among Super G Capital LLC, Prestige Capital Corporation, SharedLABS, Inc., iTech US, Inc. and SmartWorks, LLC
10.17	*	Subordination Agreement, dated August 11, 2017, by and among SmartWorks, LLC, Super G Capital LLC and Prestige Capital Corporation
10.18	*	Subordination Agreement, dated August 11, 2017, by and among iTech US, Inc., Super G Capital LLC and Prestige Capital Corporation
10.19	*	AR Purchase Agreement – iTech US, Inc., dated August 11, 2017
10.20	*	Collateral Assignment of Rights Under Acquisition Transaction Documents, dated August 2017, by and between SharedLABS, Inc. and Super G Capital LLC
10.21	*	Purchase and Sale Agreement – SmartWorks, LLC, dated August 2, 2017, by and between Prestige Capital Corporation and SmartWorks, LLC
10.22	*	Purchase and Sale Agreement, iTech US, Inc., dated August 2, 2017, by and between Prestige Capital Corporation and iTech US, Inc.
10.23	*	Form of Common Stock Purchase Warrant, dated August 11, 2017, issued to Super G Capital LLC
10.24	**	Form of Put and Call Option Agreement, dated August 11, 2017, by and among SharedLABS, Inc., Kishore Khandavalli, Jason Cory and Richard Jackman.
10.25	**	Forbearance Agreement, dated July 27, 2018, by and between SharedLABS, Inc. and Kishore Khandavalli
10.26	***	Agreement for the Purchase and Sale of Future Receipts, dated June 27, 2018, by and among SmartWorks, LLC, iTech US, Inc., ExioS, Inc., SharedLABS, Inc., and C6 Capital, LLC
10.27	***	Agreement for the Purchase and Sale of Future Receipts, dated August 23, 2018, by and among SmartWorks, LLC, iTech US, Inc., ExioS, Inc., SharedLABS, Inc., and C6 Capital, LLC
10.28	***	Future Receivables Sale Agreement, dated August 23, 2018, by and among SmartWorks, LLC, iTech US, Inc., ExioS, Inc., SharedLABS, Inc., and C6 Capital, LLC powered by Libertas Funding LLC
21.1	*	Subsidiaries of SharedLABS, Inc.
23.1	+	Consent of Sichenzia Ross Ference LLP (contained in Exhibit 5.1)
23.2	+	Consent of Friedman LLP
24.1	**	Power of Attorney

*		Previously filed on May 15, 2018.
**		Previously filed on July 31, 2018.
***		Previously filed on September 13, 2018.
+		Filed herewith

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